PROSPECTUS SUPPLEMENT                        (TO PROSPECTUS DATED MARCH 2, 2005)

                          $1,043,034,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR7
                                   as Issuer

         SERIES 2005-PWR7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
               CLASSES A-1, A-2, A-AB, A-3, X-2, A-J, B, C AND D

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                       NATIONWIDE LIFE INSURANCE COMPANY
                            as Mortgage Loan Sellers

                              -------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 124 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately
$1,124,565,652.

     The trust fund will issue 23 classes of commercial mortgage pass-through certificates, 9 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from March 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-32 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated March 2, 2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

     Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Merrill
Lynch, Pierce, Fenner & Smith Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers and Merrill Lynch, Pierce, Fenner &
Smith Incorporated will act as a co-manager. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 24, 2005.
We expect to receive from this offering approximately $1,065,389,881 in sale proceeds, plus accrued interest on the offered certificates from and including
March 1, 2005, before deducting expenses payable by us.

                              -------------------
BEAR, STEARNS & CO. INC.                                MORGAN STANLEY

                              MERRILL LYNCH & CO.

           The date of this prospectus supplement is March 10, 2005.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
         Series 2005-PWR7 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

                                 [MAP OMITTED]

ALASKA
1 property
$2,990,558
0.3% of total

OREGON
1 property
$973,343
0.1% of total

WASHINGTON
6 properties
$22,809,612
2.0% of total

UTAH
2 properties
$6,205,467
0.6% of total

IOWA
2 properties
$14,773,979
1.3% of total

MINNESOTA
3 properties
$10,729,198
1.0% of total

WISCONSIN
1 property
$5,040,481

ILLINOIS
2 properties
$44,333,344
3.9% of total

INDIANA
3 properties
$16,126,920
1.4% of total

MICHIGAN
1 property
$5,880,632
0.5% of total

OHIO
7 properties
$30,338,707
2.7% of total

PENNSYLVANIA
29 properties
$103,638,220
9.2% of total

NEW YORK
8 properties
$155,801,428
13.9% of total

MASSACHUSETTS
1 property
$64,000,000
5.7% of total

CONNECTICUT
1 property
$10,000,000
0.9% of total

NEW JERSEY
4 properties
$68,350,000
6.1% of total

DISTRICT OF COLUMBIA
2 properties
$23,142,736
2.1% of total

MARYLAND
2 properties
$8,525,480
0.8% of total

VIRGINIA
1 property
$2,097,069
0.2% of total

NORTH CAROLINA
2 properties
$8,470,000
0.8% of total

SOUTH CAROLINA
2 properties
$11,764,279
1.0% of total

US VIRGIN ISLANDS
2 properties
$12,826,410
1.1% of total

FLORIDA
5 properties
$45,557,713
4.1% of total

ALABAMA
1 property
$36,909,127
3.3% of total

KENTUCKY
1 property
$1,700,000
0.2% of total

LOUISIANA
1 property
$2,600,000
0.2% of total

TEXAS
11 properties
$92,439,053
8.2% of total

OKLAHOMA
1 property
$3,043,041
0.3% of total

COLORADO
3 properties
$12,188,316
1.1% of total

ARIZONA
16 properties
$22,209,636
2.0% of total

SOUTHERN CALIFORNIA
18 properties
$175,801,073
15.6% of total

NORTHERN CALIFORNIA
10 properties
$32,030,401
2.8% of total

NEVADA
3 properties
$71,269,429
6.3% of total

[GRAPHIC OMITTED]

<1.00% of Cut-Off Date Balance
1.00% - 5.00% of Cut-Off Date Balance
5.01% - 10.00% of Cut-Off Date Balance
>10.00% of Cut-Off Date Balance

11 PENN PLAZA                        CAMPUS AT MARLBOROUGH

[PHOTO OMITTED]                      [PHOTO OMITTED]

New York, NY                         Marlborough, MA

SHOPS AT BOCA PARK                   PLAZA LA CIENEGA

[PHOTOS OMITTED]                     [PHOTO OMITTED]

Las Vegas, NV                        Los Angeles, CA

                                     MARQUIS APARTMENTS

                                     [PHOTO OMITTED]

                                     King of Prussia, PA

QUINTARD MALL

[PHOTOS OMITTED]

Oxford, AL

GARDEN STATE PAVILLION               PLAZA ON RICHMOND

[PHOTO OMITTED]                      [PHOTO OMITTED]

Cherry Hill, NJ                      Houston, TX

405 PARK AVENUE                      REPUBLIC WINDOWS AND DOORS

[PHOTO OMITTED]                      [PHOTO OMITTED]

New York, NY                         Chicago, IL

                                TABLE OF CONTENTS

                                                                                                               PAGE

                              PROSPECTUS SUPPLEMENT

                                                         --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively provide more detail:

         o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

         o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

         If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-155 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 109 in the accompanying prospectus.

         In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

         The series 2005-PWR7 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                      S-4

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue,
New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom
Financial Services Compensation Scheme.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                                      S-5

                                     SUMMARY

         The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2005-PWR7 CERTIFICATES
                  ---------------------------------------------

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR7 Commercial
Mortgage Pass-Through Certificates. The series 2005-PWR7 certificates will consist of 23 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2005-PWR7 certificates that bear interest.

         SERIES 2005-PWR7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
         --------------------------------------------------------------

                            APPROX. %                          APPROX. %                     APPROX.
                            INITIAL           APPROX.         OF INITIAL                     INITIAL   WEIGHTED
                             TOTAL         INITIAL TOTAL       MORTGAGE                       PASS-    AVERAGE      PRINCIPAL /
              RATINGS       CREDIT       PRINCIPAL BALANCE       POOL    PASS-THROUGH RATE   THROUGH    LIFE         NOTIONAL
CLASS      MOODY'S/FITCH    SUPPORT      OR NOTIONAL AMOUNT     BALANCE     DESCRIPTION        RATE    (YEARS)        WINDOW
-----      -------------    -------      ------------------     -------     -----------        ----    -------        ------
Offered Certificates

A-1            Aaa/AAA      20.000%       $      78,000,000      6.936%         Fixed         4.386%     2.86      4/05 - 2/10
A-2            Aaa/AAA      20.000%       $     188,000,000     16.718%         Fixed         4.945%     6.76     12/11 - 3/12
A-AB           Aaa/AAA      20.000%       $     106,000,000      9.426%         Fixed         4.980%     7.36      2/10 -10/14
A-3            Aaa/AAA      20.000%       $     527,652,000     46.921%        WAC Cap        5.116%     9.76     10/14 - 2/15
X-2            Aaa/AAA        N/A         $   1,092,297,000       N/A        Variable IO      0.439%     6.06      3/06- 3/13
A-J            Aaa/AAA      12.375%       $      85,748,000      7.625%        WAC Cap        5.172%     9.88      2/15- 2/15
B              Aa2/AA       9.375%        $      33,737,000      3.000%        WAC Cap        5.214%     9.93      2/15- 3/15
C              Aa3/AA-      8.625%        $       8,434,000      0.750%        WAC Cap        5.235%     9.96      3/15- 3/15
D               A2/A        7.250%        $      15,463,000      1.375%        WAC Cap        5.304%     9.96      3/15- 3/15

Certificates Not Offered
X-1            Aaa/AAA        N/A         $   1,124,565,652       N/A        Variable IO      0.049%     8.68      4/05 - 2/25
E              A3/A-        6.250%        $      11,246,000      1.000%       WAC-0.020%      5.501%     9.96      3/15 - 3/15
F            Baa1/BBB+      5.250%        $      11,245,000      1.000%          WAC          5.521%     9.96      3/15 - 3/15
G            Baa2/BBB       4.375%        $       9,840,000      0.875%          WAC          5.521%     9.96      3/15 - 3/15
H            Baa3/BBB-      3.250%        $      12,652,000      1.125%          WAC          5.521%     9.96      3/15 - 3/15
J             Ba1/BB+       2.875%        $       4,217,000      0.375%        WAC Cap        4.963%     9.96      3/15 - 3/15
K             Ba2/BB        2.500%        $       4,217,000      0.375%        WAC Cap        4.963%    10.18      3/15 - 1/16
L             Ba3/BB-       2.000%        $       5,623,000      0.500%        WAC Cap        4.963%    10.83      1/16 - 6/16
M              B1/B+        1.625%        $       4,217,000      0.375%        WAC Cap        4.963%    12.12      6/16 - 3/18
N              B2/B         1.500%        $       1,406,000      0.125%        WAC Cap        4.963%    13.27      3/18 -10/18
P              B3/B-        1.250%        $       2,811,000      0.250%        WAC Cap        4.963%    14.08     10/18 -11/19
Q              NR/NR        0.000%        $      14,057,652      1.250%        WAC Cap        4.963%    15.13     11/19 - 2/25

         In reviewing the foregoing table, prospective investors should note that--

         o    The class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L,
              M, N, P and Q certificates are the only series 2005-PWR7
              certificates with principal balances. The class X-1 and X-2 certificates do not have principal balances. They are
              interest-only certificates and will accrue interest on a notional amount. The class X-1 certificates will have a total notional amount equal to the total principal balance of the certificates with principal balances outstanding from time to time. The class
              X-2 certificates will have a total notional amount equal to the total principal balance of specified classes

                                      S-6

              of those principal balance certificates or components of those classes and those classes or components and their principal balances will vary over time.

         o    The actual total principal balance or notional amount, as
              applicable, of any class of series 2005- PWR7 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

         o    The ratings shown in the table are those of Moody's Investors
              Service, Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in
              February 2041.

         o    The percentages indicated under the column "Approx. % Initial
              Total Credit Support" with respect to the class A-1, A-2, A-AB and
              A-3 certificates represent the initial approximate credit support for the class A-1, A-2, A-AB and A-3 certificates, collectively.

         o    The pass-through rates for the class A-1, A-2 and A-AB
              certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as
              "Fixed"). The pass-through rates for the class A-3, A-J, B, C, D,
              J, K, L, M, N, P and Q certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rate for the class E certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus 0.020% (described in the table above as "WAC-0.020%").
              The pass-through rates for the class F, G and H certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rates for the class
              X-1 and X-2 certificates are variable rates (which are described in the table above as "Variable IO") that are described in detail under "Description of the Offered
              Certificates--Distributions--Calculation of Pass-Through Rates" in
              this prospectus supplement. In the case of the class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate.
              The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered Certificates--Distributions--Calculation of
              Pass-Through Rates" in this prospectus supplement.

         o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

         o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

         o    The weighted average lives and principal/notional windows
              presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0%
              CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
              Considerations--Weighted Average Life" in this prospectus
              supplement.

                                      S-7

         o    The series 2005-PWR7 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES
                                ----------------

DEPOSITOR.................................  Bear Stearns Commercial Mortgage
                                            Securities Inc. Our principal
                                            executive offices are located at 383
                                            Madison Avenue, New York, New York
                                            10179, and our telephone number is
                                            (212) 272-2000.

MASTER SERVICERS..........................  Prudential Asset Resources, Inc.
                                            with respect to those pooled
                                            mortgage loans sold by Prudential
                                            Mortgage Capital Funding, LLC to us
                                            for deposit into the trust fund.

                                            Wells Fargo Bank, National
                                            Association with respect to those
                                            pooled mortgage loans sold by it,
                                            Bear Stearns Commercial Mortgage,
                                            Inc. and Nationwide Life Insurance
                                            Company to us for deposit into the
                                            trust fund, except as discussed
                                            under "Intercreditor and Servicing
                                            Arrangements Regarding the
                                            Non-Trust-Serviced Pooled Mortgage
                                            Loans" in this prospectus
                                            supplement. Wells Fargo Bank,
                                            National Association also will act
                                            as certificate administrator, tax
                                            administrator and certificate
                                            registrar under the series 2005-PWR7
                                            pooling and servicing agreement.

                                            Prudential Asset Resources, Inc.
                                            will also act as servicer report
                                            administrator and in that capacity
                                            will be responsible for the assembly
                                            and combination of various reports
                                            prepared by the special servicer and
                                            the other master servicer.

                                            When we refer in this prospectus
                                            supplement to a master servicer in
                                            relation to one or more of the
                                            mortgage loans, we mean the
                                            applicable master servicer for those
                                            mortgage loans as identified above.

SPECIAL SERVICER..........................  ARCap Servicing, Inc. with respect to all of the pooled mortgage loans,
                                            except as discussed under
                                            "Intercreditor and Servicing
                                            Arrangements Regarding the
                                            Non-Trust-Serviced Pooled Mortgage
                                            Loans".

PRIMARY SERVICER..........................  Nationwide Life Insurance Company
                                            with respect to all of the pooled
                                            mortgage loans sold by it to us for
                                            deposit into the trust fund.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.................................  Wells Fargo Bank, National
                                            Association, which will also act as
                                            one of the master servicers.

TRUSTEE...................................  LaSalle Bank National Association, a
                                            national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS.....................  Prudential Mortgage Capital Funding,
                                            LLC, as to 38 pooled mortgage loans,
                                            representing 34.6% of the initial
                                            mortgage pool balance.

                                      S-8

                                            Bear Stearns Commercial Mortgage,
                                            Inc., as to 18 pooled mortgage
                                            loans, representing 29.8% of the
                                            initial mortgage pool balance.

                                            Wells Fargo Bank, National
                                            Association, as to 63 pooled
                                            mortgage loans, representing 29.2%
                                            of the initial mortgage pool
                                            balance.

                                            Nationwide Life Insurance Company,
                                            as to 5 pooled mortgage loans,
                                            representing 6.3% of the initial
                                            mortgage pool balance.

UNDERWRITERS..............................  Bear, Stearns & Co. Inc., Morgan
                                            Stanley & Co. Incorporated and
                                            Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated are the
                                            underwriters of this offering. Bear,
                                            Stearns & Co. Inc. and Morgan
                                            Stanley & Co. Incorporated will act
                                            as co-lead and co-bookrunning
                                            managers and Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated will act
                                            as a co-manager.

SERIES 2005-PWR7 CONTROLLING CLASS
REPRESENTATIVE............................  At any time of determination, the holder of the majority interest in
                                            the most subordinate class of
                                            principal balance certificates that
                                            has a total principal balance at
                                            least equal to 25% of its total
                                            initial principal balance (or, if no
                                            class satisfies that condition, the
                                            holder of the majority interest in
                                            the most subordinate class of
                                            principal balance certificates then
                                            outstanding) will be entitled to
                                            appoint a representative that
                                            generally will be entitled to--

                                            o  replace the special servicer, and

                                            o  direct the special servicer with
                                               respect to various special
                                               servicing matters as to the
                                               pooled mortgage loans.

                                            Notwithstanding the foregoing, the
                                            series 2005-PWR7 controlling class
                                            representative will generally not
                                            have the right to direct any
                                            servicing actions relating to the 11
                                            Penn Plaza mortgage loan or the
                                            Miller/WRI Portfolio mortgage loans,
                                            which are principally serviced and
                                            administered under the related
                                            pooling and servicing agreement for
                                            other commercial mortgage
                                            securitizations. However, to the
                                            extent that the series 2005-PWR7
                                            trust as the holder of the 11 Penn
                                            Plaza pooled mortgage loan or the
                                            Miller/WRI Portfolio pooled mortgage
                                            loans is entitled to consult with
                                            respect to proposed actions of the
                                            applicable servicer or special
                                            servicer under the related pooling
                                            and servicing agreement with respect
                                            to servicing-related actions, then
                                            the series 2005-PWR7 controlling
                                            class representative will generally
                                            be entitled to exercise those rights
                                            on behalf of the trust. See
                                            "Servicing of the Mortgage Loans
                                            Under the Series 2005-PWR7 Pooling
                                            and Servicing Agreement--The Series
                                            2005-PWR7 Controlling Class
                                            Representative" and "Intercreditor
                                            and Servicing Arrangements Regarding
                                            the Non-Trust-Serviced Pooled
                                            Mortgage Loans".

                                            It is expected that ARCap CMBS Fund
                                            II REIT, Inc. will be the initial
                                            representative of the series
                                            2005-PWR7 controlling class.

OTHER NOTEHOLDERS.........................  The mortgaged properties identified on Appendix B to this prospectus
                                            supplement as 11 Penn Plaza, Marquis
                                            Apartments, Plaza La Cienega, Garden
                                            State Pavilion, Miller/WRI
                                            Portfolio, Washington Estates MHC

                                      S-9

                                            and Forrest Brooke MHC each secures
                                            both a pooled mortgage loan (or
                                            group of cross-collateralized pooled
                                            mortgaged loans) and one or more
                                            non-pooled mortgage loans that are
                                            pari passu in right of payment with,
                                            or subordinate to, that pooled
                                            mortgage loan (or group). In certain
                                            of these cases, a non-pooled
                                            mortgage loan is initially pari
                                            passu and potentially may become
                                            subordinate on a subsequent date or
                                            is initially subordinate and
                                            potentially may become pari passu on
                                            a subsequent date. The 11 Penn Plaza
                                            and Miller/WRI Portfolio loan groups
                                            are each principally serviced and
                                            administered under the pooling and
                                            servicing agreement for other
                                            commercial mortgage securitizations.
                                            The Marquis Apartments, Plaza La
                                            Cienega, Garden State Pavilion,
                                            Washington Estates MHC and Forrest
                                            Brooke MHC loan groups will be
                                            principally serviced and
                                            administered under the series
                                            2005-PWR7 pooling and servicing
                                            agreement. In connection with each
                                            of these loan groups, the holders of
                                            the related non-pooled mortgage
                                            loans (or representatives on their
                                            behalf) may have various approval
                                            and/or consultation rights with
                                            respect to material servicing
                                            decisions, rights to appoint or
                                            replace the party that performs
                                            special servicing duties, rights to
                                            cure defaults and/or options to
                                            purchase one or more of the mortgage
                                            loans in that loan group if they
                                            become defaulted. See "Description
                                            of the Mortgage Pool--Certain
                                            Characteristics of the Mortgage
                                            Pool--Pari Passu, Subordinate and
                                            Other Financing--Split Loan
                                            Structures", "Servicing of the
                                            Mortgage Loans Under the Series
                                            2005-PWR7 Pooling and Servicing
                                            Agreement--Trust-Serviced Non-Pooled
                                            Noteholders" and "Intercreditor and
                                            Servicing Arrangements Regarding the
                                            Non-Trust-Serviced Pooled Mortgage
                                            Loans" in this prospectus
                                            supplement.

                                            In this regard:

                                            o  The mortgaged property identified
                                               on Appendix B to this prospectus
                                               supplement as 11 Penn Plaza
                                               secures both a pooled mortgage
                                               loan, having a cut-off date
                                               balance of $94,668,822,
                                               representing 8.4% of the initial
                                               mortgage pool balance, and a
                                               non-pooled mortgage loan, having
                                               an outstanding principal balance
                                               of $124,564,240 as of the cut-off
                                               date, that is pari passu in right
                                               of payment with that pooled
                                               mortgage loan. The 11 Penn Plaza
                                               loan group is principally
                                               serviced and administered under
                                               the pooling and servicing
                                               agreement for another commercial
                                               mortgage securitization (relating
                                               to the series 2004-PWR6
                                               commercial mortgage pass-through
                                               certificates issued by a trust
                                               formed at the direction of an
                                               affiliate of the depositor) and
                                               one or more parties specified in
                                               that pooling and servicing
                                               agreement have the right to
                                               approve certain material
                                               servicing decisions and appoint
                                               or replace the party that
                                               performs special servicing
                                               duties, as well as the option to
                                               purchase one or more of the loans
                                               in that loan group (including the
                                               related pooled mortgage loan) if
                                               those loans become defaulted. In
                                               addition, the trust (as holder of
                                               the 11 Penn Plaza pooled mortgage
                                               loan) will have the right to
                                               consult with the master servicer
                                               or special servicer of the 11
                                               Penn Plaza loan group with
                                               respect to certain servicing
                                               decisions.

                                      S-10

                                            o  The mortgaged property identified
                                               on Appendix B to this prospectus
                                               supplement as Marquis Apartments
                                               secures both a pooled mortgage
                                               loan, having a cut-off date
                                               balance of $45,000,000,
                                               representing 4.0% of the initial
                                               mortgage pool balance, and a
                                               non-pooled mortgage loan, having
                                               an outstanding principal balance
                                               of $5,000,000 as of the cut-off
                                               date, that initially will be pari
                                               passu in right of payment with
                                               that pooled mortgage loan but may
                                               become subordinate to that pooled
                                               mortgage loan at the sole
                                               discretion of the holder of that
                                               non-pooled mortgage loan
                                               exercised at any time prior to
                                               any securitization of that
                                               non-pooled mortgage loan.

                                            o  The mortgaged property identified
                                               on Appendix B to this prospectus
                                               supplement as Plaza La Cienega
                                               secures both a pooled mortgage
                                               loan, having a cut-off date
                                               principal balance of $43,000,000,
                                               representing 3.8% of the initial
                                               mortgage pool balance, and a
                                               non-pooled mortgage loan, having
                                               an outstanding principal balance
                                               of $7,000,000 as of the cut-off
                                               date. The Plaza La Cienega
                                               non-pooled mortgage loan will
                                               initially be subordinate in right
                                               of payment but may become pari
                                               passu in right of payment upon
                                               the satisfaction of certain
                                               conditions as more fully
                                               described under "Risk Factors--A
                                               Borrower's Other Loans May Reduce
                                               the Cash Flow Available to the
                                               Mortgaged Property Which May
                                               Adversely Affect Payment on Your
                                               Certificates; Mezzanine Financing
                                               Reduces a Principal's Equity in,
                                               and Therefore Its Incentive to
                                               Support, a Mortgaged Property" in
                                               this prospectus supplement.

                                            o  The mortgaged property identified
                                               on Appendix B to this prospectus
                                               supplement as Garden State
                                               Pavilion secures both a pooled
                                               mortgage loan, having a cut-off
                                               date principal balance of
                                               $28,000,000, representing 2.5% of
                                               the initial mortgage pool balance
                                               and a non-pooled mortgage loan,
                                               having an outstanding principal
                                               balance of $5,000,000 as of the
                                               cut-off date. The Garden State
                                               Pavilion non-pooled mortgage loan
                                               will initially be subordinate in
                                               right of payment but may become
                                               pari passu in right of payment
                                               upon the satisfaction of certain
                                               conditions as more fully
                                               described under "Risk Factors--A
                                               Borrower's Other Loans May Reduce
                                               the Cash Flow Available to the
                                               Mortgaged Property Which May
                                               Adversely Affect Payment on Your
                                               Certificates; Mezzanine Financing
                                               Reduces a Principal's Equity in,
                                               and Therefore Its Incentive to
                                               Support, a Mortgaged Property" in
                                               this prospectus supplement.

                                            o  The mortgaged properties
                                               identified on Appendix B to this
                                               prospectus supplement as
                                               Miller/WRI Portfolio - Lowry Town
                                               Center and Miller/WRI Portfolio -
                                               Thorncreek Crossing secure two
                                               cross-collateralized pooled
                                               mortgage loans, having an
                                               aggregate cut-off date principal
                                               balance of $9,938,316,
                                               representing 0.9% of the initial
                                               mortgage pool balance (which
                                               together comprise the Miller/WRI
                                               Portfolio) and two non-pooled
                                               mortgage loans that are pari
                                               passu in right of payment with
                                               the Miller/WRI Portfolio, having
                                               an aggregate outstanding
                                               principal balance of $26,727,519
                                               as of the cut-off date. The
                                               Miller/WRI Portfolio loan group
                                               is principally serviced and
                                               administered

                                      S-11

                                               under the pooling and servicing
                                               agreement for another commercial
                                               mortgage securitization (relating
                                               to the series 2003-PWR2
                                               commercial mortgage pass-through
                                               certificates issued by a trust
                                               formed at the direction of the
                                               depositor) and one or more
                                               parties specified in that pooling
                                               and servicing agreement have the
                                               right to approve certain material
                                               servicing decisions and appoint
                                               or replace the party that
                                               performs special servicing
                                               duties, as well as the option to
                                               purchase one or more of the
                                               mortgage loans in that loan group
                                               (including the related pooled
                                               mortgage loan) if those mortgage
                                               loans become defaulted. In
                                               addition, the trust, as holder of
                                               the Miller/WRI Portfolio pooled
                                               mortgage loans, has the right to
                                               consult with the applicable
                                               master servicer or the special
                                               servicer of the Miller/WRI
                                               Portfolio loan group with respect
                                               to certain servicing decisions.

                                            o  The mortgaged property identified
                                               on Appendix B to this prospectus
                                               supplement as Washington Estates
                                               MHC secures both a pooled
                                               mortgage loan, having a cut-off
                                               date principal balance of
                                               $9,400,000, representing 0.8% of
                                               the initial mortgage pool
                                               balance, and a non-pooled
                                               mortgage loan, having an
                                               outstanding principal balance of
                                               $545,000 as of the cut-off date,
                                               that is subordinate in right of
                                               payment to that pooled mortgage
                                               loan.

                                            o  The mortgaged property identified
                                               on Appendix B to this prospectus
                                               supplement as Forrest Brooke MHC
                                               secures both a pooled mortgage
                                               loan, having a cut-off date
                                               principal balance of $3,400,000,
                                               representing 0.3% of the initial
                                               mortgage pool balance, and a
                                               non-pooled mortgage loan, having
                                               an outstanding principal balance
                                               of $212,500 as of the cut-off
                                               date, that is subordinate in
                                               right of payment to that pooled
                                               mortgage loan.

                                            Notwithstanding the foregoing,
                                            references in this prospectus
                                            supplement to the applicable master
                                            servicer and the special servicer
                                            will mean the applicable master
                                            servicer and the special servicer,
                                            respectively, under the series
                                            2005-PWR7 pooling and servicing
                                            agreement unless the context clearly
                                            indicates otherwise.

                          SIGNIFICANT DATES AND PERIODS
                          -----------------------------

CUT-OFF DATE..............................  The pooled mortgage loans will be considered part of the trust fund as
                                            of their respective cut-off dates.
                                            The cut-off date with respect to
                                            each pooled mortgage loan is the due
                                            date for the monthly debt service
                                            payment that is due in March 2005
                                            (or, in the case of any mortgage
                                            loan that has its first due date in
                                            April 2005, the date that would have
                                            been its due date in March 2005
                                            under the terms of such mortgage
                                            loan if a monthly payment were
                                            scheduled to be due in such month).
                                            All payments and collections
                                            received on the pooled mortgage
                                            loans after their respective cut-off
                                            dates, excluding any payments or
                                            collections that represent amounts
                                            due on or before that date, will
                                            belong to the trust fund.

ISSUE DATE................................  The date of initial issuance for the series 2005-PWR7 certificates will
                                            be on or about March 24, 2005.

                                      S-12

DETERMINATION DATE........................  The monthly cut-off for information regarding the pooled mortgage loans
                                            that must be reported to the holders
                                            of the series 2005-PWR7 certificates
                                            on any distribution date will be the
                                            close of business on the
                                            determination date in the same
                                            calendar month as that distribution
                                            date. In any given calendar month,
                                            the determination date will be the
                                            fifth business day prior to the
                                            related distribution date.

DISTRIBUTION DATE.........................  Distributions on the series
                                            2005-PWR7 certificates are scheduled
                                            to occur on the 11th calendar day of
                                            each month, or, if that day is not a
                                            business day, then the next
                                            succeeding business day, commencing
                                            in April 2005.

RECORD DATE...............................  The record date for each monthly distribution on the series 2005-PWR7
                                            certificates will be the last
                                            business day of the prior calendar
                                            month, except as may otherwise be
                                            set forth in this prospectus
                                            supplement with regard to final
                                            distributions.

COLLECTION PERIOD.........................  Amounts available for distribution on the series 2005-PWR7 certificates
                                            on any distribution date will depend
                                            on the payments and other
                                            collections received on or with
                                            respect to the pooled mortgage loans
                                            during the related collection
                                            period, and any advances of payments
                                            due (without regard to grace
                                            periods) on or with respect to the
                                            pooled mortgage loans in the month
                                            in which the distribution date
                                            occurs. In general, each collection
                                            period--

                                            o  will relate to a particular
                                               distribution date,

                                            o  will be approximately one month
                                               long,

                                            o  will begin when the prior
                                               collection period ends or, in the
                                               case of the first collection
                                               period, will begin as of the
                                               respective cut-off dates for the
                                               mortgage loans, and

                                            o  will end at the close of business
                                               on the determination date
                                               immediately preceding the related
                                               distribution date.

INTEREST ACCRUAL PERIOD...................  The interest accrual period for each distribution date will be the
                                            calendar month immediately preceding
                                            the month in which that distribution
                                            date occurs.

ASSUMED FINAL DISTRIBUTION DATES..........  The distribution date on which each class of offered certificates is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or,
                                            except as contemplated by the next
                                            sentence, prepayments of the pooled
                                            mortgage loans after the initial
                                            issuance of the certificates, is set
                                            forth opposite that class in the
                                            table below. For purposes of the
                                            table, each pooled mortgage loan
                                            with an anticipated repayment date
                                            is assumed to repay in full on its
                                            anticipated repayment date.

                                      S-13

                                                                    MONTH OF
                                                                 ASSUMED FINAL
                                      CLASS                    DISTRIBUTION DATE
                                      -----                    -----------------
                                       A-1                       February 2010
                                       A-2                         March 2012
                                       A-AB                       October 2014
                                       A-3                       February 2015
                                       X-2                         March 2013
                                       A-J                       February 2015
                                        B                          March 2015
                                        C                          March 2015
                                        D                          March 2015

RATED FINAL DISTRIBUTION DATE.............  The ratings of each class of offered certificates address the likelihood
                                            of the timely payment of interest
                                            and (except in the case of the class
                                            X-2 certificates) the ultimate
                                            payment of principal due on the
                                            certificates of that class on or
                                            before the distribution date in
                                            February 2041.

                     DESCRIPTION OF THE OFFERED CERTIFICATES
                     ---------------------------------------

GENERAL...................................  The trust fund will issue 23 classes of the series 2005-PWR7 certificates
                                            with an approximate total principal
                                            balance at initial issuance equal to
                                            $1,124,565,652. Only the class A-1,
                                            A-2, A-AB, A-3, X-2, A-J, B, C and D
                                            certificates are being offered by
                                            this prospectus supplement. The
                                            remaining classes of the series
                                            2005-PWR7 certificates (other than
                                            the class R and V certificates) will
                                            be offered separately in a private
                                            offering.

DENOMINATIONS.............................  We intend to deliver the offered certificates in minimum
                                            denominations of $250,000, in the
                                            case of the class X-2 certificates,
                                            $25,000, in the case of the class
                                            A-1, A-2, A-AB, A-3 and A-J
                                            certificates, and $100,000, in the
                                            case of the class B, C and D
                                            certificates. Investments in excess
                                            of the minimum denominations may be
                                            made in multiples of $1.

CLEARANCE  AND SETTLEMENT.................. You will hold your offered certificates in book-entry form
                                            through The Depository Trust
                                            Company, in the United States, or
                                            Clearstream Banking, societe anonyme
                                            or Euroclear Bank as operator of The
                                            Euroclear System, in Europe. As a
                                            result, you will not receive a fully
                                            registered physical certificate
                                            representing your interest in any
                                            offered certificate, except under
                                            the limited circumstances described
                                            under "Description of the
                                            Certificates--Book-Entry
                                            Registration and Definitive
                                            Certificates" in the accompanying
                                            prospectus.

CERTIFICATE PRINCIPAL BALANCES
AND ERTIFICATE NOTIONAL AMOUNTS..........   The class A-1, A-2, A-AB, A-3, A-J,
                                            B, C, D, E, F, G, H, J, K, L, M, N,
                                            P and Q certificates will be the
                                            series 2005-PWR7 certificates with
                                            principal balances and are sometimes
                                            referred to as the series 2005-PWR7
                                            principal balance certificates. The
                                            table appearing under the caption
                                            "--Overview of the Series 2005-PWR7
                                            Certificates" above identifies the
                                            approximate total principal balance
                                            of each class of series 2005-PWR7
                                            principal balance certificates at
                                            initial issuance, subject to

                                      S-14

                                            a variance which depends on, among
                                            other things, the actual size of the
                                            initial mortgage pool balance. The
                                            actual size of the initial mortgage
                                            pool balance is subject to a
                                            variance of plus or minus 5%. The
                                            total principal balance of each
                                            class of series 2005-PWR7 principal
                                            balance certificates will be reduced
                                            on each distribution date by the
                                            amount of any distributions of
                                            principal actually made on, and any
                                            losses actually allocated to, that
                                            class of certificates on that
                                            distribution date.

                                            The class X-1 and X-2 certificates
                                            will not have principal balances and
                                            the holders of those classes will
                                            not be entitled to distributions of
                                            principal. For purposes of
                                            calculating the amount of accrued
                                            interest with respect to those
                                            certificates, however, each of those
                                            classes will have a notional amount.
                                            The table appearing under the
                                            caption "--Overview of the Series
                                            2005-PWR7 Certificates" above
                                            identifies the approximate total
                                            notional amount of the class X-1 and
                                            X-2 certificates at initial
                                            issuance, subject to a variance
                                            which depends on, among other
                                            things, the actual size of the
                                            initial mortgage pool balance. The
                                            actual size of the initial mortgage
                                            pool balance is subject to a
                                            variance of plus or minus 5%.

                                            The total notional amount of the
                                            class X-1 certificates will equal
                                            the total principal balance of the
                                            series 2005-PWR7 principal balance
                                            certificates outstanding from time
                                            to time. The total notional amount
                                            of the class X-1 certificates will
                                            be reduced on each distribution date
                                            by the amount of any distributions
                                            of principal actually made on, and
                                            any losses actually allocated to,
                                            any class of series 2005-PWR7
                                            principal balance certificates on
                                            that distribution date.

                                            The total notional amount of the
                                            class X-2 certificates for any
                                            interest accrual period will equal
                                            the sum of the principal balances of
                                            one or more classes of series
                                            2005-PWR7 principal balance
                                            certificates or designated
                                            components of those classes, and
                                            those classes and components and
                                            their principal balances will vary
                                            over time. We describe the classes
                                            of series 2005-PWR7 principal
                                            balance certificates and designated
                                            components of those classes that
                                            will form a part of the total
                                            notional amount of the class X-2
                                            certificates for each interest
                                            accrual period under "Description of
                                            the Offered
                                            Certificates--Certificate Principal
                                            Balances and Certificate Notional
                                            Amounts" in this prospectus
                                            supplement. In addition to any
                                            scheduled reductions of the total
                                            notional amount of the class X-2
                                            certificates described in that
                                            section, the total notional amount
                                            of the class X-2 certificates will
                                            be reduced on each distribution date
                                            by the amount of any distributions
                                            of principal actually made on, and
                                            any losses actually allocated to,
                                            any class of series 2005-PWR7
                                            principal balance certificates or
                                            related component, to the extent
                                            that it forms a part of the total
                                            notional amount of the class X-2
                                            certificates for that distribution
                                            date as described under "Description
                                            of the Offered
                                            Certificates--Certificate Principal
                                            Balances and Certificate Notional
                                            Amounts". In any event, however, the
                                            total notional amount of the class
                                            X-2 certificates will be zero, and
                                            the class X-2 certificates will not
                                            accrue interest, at all times
                                            following the interest accrual
                                            period related to the March 2013
                                            distribution date.

                                      S-15

PASS-THROUGH RATES........................  The class A-1, A-2, A-AB, A-3, X-1,
                                            X-2, A-J, B, C, D, E, F, G, H, J, K,
                                            L, M, N, P and Q certificates will
                                            be the series 2005-PWR7 certificates
                                            that bear interest and are sometimes
                                            referred to as the series 2005-PWR7
                                            interest-bearing certificates. The
                                            table appearing under the caption
                                            "--Overview of the Series 2005-PWR7
                                            Certificates" above provides the
                                            indicated information regarding the
                                            pass-through rate at which each of
                                            those classes of the series
                                            2005-PWR7 certificates will accrue
                                            interest.

                                            The pass-through rates for the class
                                            A-1, A-2 and A-AB certificates will,
                                            in the case of each of these
                                            classes, be fixed at the rate per
                                            annum identified in the table
                                            appearing under the caption
                                            "--Overview of the Series 2005-PWR7
                                            Certificates" above as the initial
                                            pass-through rate for that class.

                                            The pass-through rates for the class
                                            A-3, A-J, B, C, D, J, K, L, M, N, P
                                            and Q certificates will, in the case
                                            of each of these classes, be a
                                            variable rate that, with respect to
                                            any interest accrual period, is
                                            equal to the lesser of:

                                            o  the fixed rate per annum
                                               otherwise applicable to that
                                               class of certificates and
                                               identified in the table appearing
                                               under the caption "--Overview of
                                               the Series 2005-PWR7
                                               Certificates" above as the
                                               initial pass-through rate for
                                               that class; and

                                            o  the weighted average of the
                                               adjusted net mortgage interest
                                               rates on the pooled mortgage
                                               loans for the related
                                               distribution date.

                                            The pass-through rate for the class
                                            E certificates will be a variable
                                            rate that, with respect to any
                                            interest accrual period, is equal to
                                            a weighted average of the adjusted
                                            net mortgage interest rates on the
                                            pooled mortgage loans for the
                                            related distribution date minus
                                            0.020%.

                                            The pass-through rates for the class
                                            F, G and H certificates will, in the
                                            case of each of these classes, be a
                                            variable rate that, with respect to
                                            any interest accrual period, is
                                            equal to a weighted average of the
                                            adjusted net mortgage interest rates
                                            on the pooled mortgage loans for the
                                            related distribution date.

                                            The weighted average of the adjusted
                                            net mortgage interest rates on the
                                            pooled mortgage loans from time to
                                            time will be calculated in the
                                            manner described under the heading
                                            "Description of the Offered
                                            Certificates--Distributions--
                                            Calculation of Pass-Through Rates"
                                            in this prospectus supplement. See
                                            also "Glossary--Weighted Average
                                            Pool Pass-Through Rate".

                                            The pass-through rate for the class
                                            X-1 certificates for each interest
                                            accrual period will equal the
                                            weighted average of certain strip
                                            rates applicable to the respective
                                            classes of series 2005-PWR7
                                            principal balance certificates or to
                                            designated components of those
                                            classes, with the relevant weighting
                                            to be done based upon the relative
                                            sizes of those classes or
                                            components. In that regard, although
                                            the outstanding principal balance of
                                            each class of series 2005-PWR7
                                            principal balance certificates is
                                            represented in the total notional
                                            amount of the class X-1

                                      S-16

                                            certificates, in the case of one or
                                            more of classes of series 2005-PWR7
                                            principal balance certificates, that
                                            principal balance is divided into
                                            two or more components for purposes
                                            of the calculation of the
                                            pass-through rate for the class X-1
                                            certificates from time to time. The
                                            pass-through rate for the class X-2
                                            certificates, for each interest
                                            accrual period through and including
                                            the interest accrual period related
                                            to the March 2013 distribution date,
                                            will equal the weighted average of
                                            certain respective strip rates
                                            applicable to certain classes of
                                            series 2005-PWR7 principal balance
                                            certificates or designated
                                            components of those classes that in
                                            either case form a part of the total
                                            notional amount of the class X-2
                                            certificates outstanding immediately
                                            prior to the related distribution
                                            date, with the relevant weighting to
                                            be done based upon the relative
                                            sizes of those classes or
                                            components. We describe the strip
                                            rates applicable to the calculation
                                            of the pass-through rates for the
                                            class X-1 and X-2 certificates under
                                            "Description of the Offered
                                            Certificates--Distributions--
                                            Calculation of Pass-Through Rates"
                                            in this prospectus supplement.

DISTRIBUTIONS

A. GENERAL................................  The certificate administrator will make distributions of interest and,
                                            if and when applicable, principal on
                                            the classes of series 2005-PWR7
                                            certificates, first, on the class
                                            A-1, A-2, A-AB, A-3, X-1 and X-2
                                            certificates; then, on the class A-J
                                            certificates; and then on the other
                                            classes of certificates in order of
                                            their alphabetical designation.
                                            Allocation of interest distributions
                                            among the class A-1, A-2, A-AB, A-3,
                                            X-1 and X-2 certificates will be pro
                                            rata based on the respective amounts
                                            of interest distributable on each of
                                            those classes. Allocation of
                                            principal distributions among the
                                            class A-1, A-2, A-AB and A-3
                                            certificates is described under
                                            "--Distributions of Principal"
                                            below. The class X-1 and X-2
                                            certificates do not have principal
                                            balances and do not entitle their
                                            holders to distributions of
                                            principal.

                                            See "Description of the Offered
                                            Certificates--Distributions--
                                            Priority of Distributions" in this
                                            prospectus supplement.

B. DISTRIBUTIONS OF INTEREST.............   Each class of series 2005-PWR7
                                            certificates, other than the class R
                                            and V certificates, will bear
                                            interest. With respect to each
                                            interest-bearing class, interest
                                            will accrue during each interest
                                            accrual period based upon:

                                            o  the pass-through rate for that
                                               class and interest accrual
                                               period;

                                            o  the total principal balance or
                                               notional amount, as the case may
                                               be, of that class outstanding
                                               immediately prior to the related
                                               distribution date; and

                                            o  the assumption that each year
                                               consists of twelve 30-day months.

                                            A whole or partial prepayment on a
                                            pooled mortgage loan, whether made
                                            by the related borrower or resulting
                                            from the application of insurance
                                            proceeds and/or condemnation
                                            proceeds, may not be accompanied by
                                            the amount of one full month's
                                            interest on the prepayment. As and
                                            to the extent described under
                                            "Description of the Offered
                                            Certificates--Distributions--
                                            Interest Distributions" in this

                                      S-17

                                            prospectus supplement, prepayment
                                            interest shortfalls may be allocated
                                            to reduce the amount of accrued
                                            interest otherwise payable to the
                                            holders of all the series 2005-PWR7
                                            principal balance certificates on a
                                            pro rata basis.

                                            On each distribution date, subject
                                            to available funds and the
                                            distribution priorities described
                                            under "--General" above, you will be
                                            entitled to receive your
                                            proportionate share of all unpaid
                                            distributable interest accrued with
                                            respect to your class of offered
                                            certificates through the end of the
                                            related interest accrual period.

                                            See "Description of the Offered
                                            Certificates--Distributions--
                                            Interest Distributions" and
                                            "--Priority of Distributions" in
                                            this prospectus supplement.

C.  DISTRIBUTIONS OF PRINCIPAL............  Subject to--

                                            o  available funds,

                                            o  the distribution priorities
                                               described under "--General"
                                               above, and

                                            o  the reductions of principal
                                               balances described under
                                               "--Reductions of Certificate
                                               Principal Balances in Connection
                                               with Losses and Expenses" below,

                                            the holders of each class of offered
                                            certificates will be entitled to
                                            receive a total amount of principal
                                            over time equal to the total
                                            principal balance of their
                                            particular class at initial
                                            issuance.

                                            The certificate administrator must
                                            make principal distributions in a
                                            specified sequential order to ensure
                                            that:

                                            o  no distributions of principal
                                               will be made to the holders of
                                               the class E, F, G, H, J, K, L, M,
                                               N, P and Q certificates until, in
                                               the case of each of those
                                               classes, the total principal
                                               balance of all classes of offered
                                               certificates with principal
                                               balances is reduced to zero;

                                            o  no distributions of principal
                                               will be made to the holders of
                                               the class A-J, B, C and D
                                               certificates until, in the case
                                               of each of those classes, the
                                               total principal balance of all
                                               more senior classes of series
                                               2005-PWR7 certificates is reduced
                                               to zero; and

                                            o  except as described in the
                                               following paragraph, no
                                               distributions of principal will
                                               be made with respect to the class
                                               A-3 certificates until the total
                                               principal balance of the class
                                               A-1, A-2 and A-AB certificates is
                                               reduced to zero; no distributions
                                               of principal will be made with
                                               respect to the class A-1 or class
                                               A-2 certificates on any
                                               distribution date until the total
                                               principal balance of the class
                                               A-AB certificates is reduced to
                                               the scheduled principal balance
                                               for that distribution date set
                                               forth on Schedule II to this
                                               prospectus supplement; no
                                               additional distributions of
                                               principal will be made with
                                               respect to the class A-AB
                                               certificates until the total
                                               principal balance of the class
                                               A-1 and class A-2 certificates is
                                               reduced to zero; and no

                                      S-18

                                               distributions of principal will
                                               be made with respect to the class
                                               A-2 certificates until the total
                                               principal balance of the class
                                               A-1 certificates is reduced to
                                               zero, all as described in this
                                               prospectus supplement under
                                               "Description of the Offered
                                               Certificates -- Distributions --
                                               Principal Distributions".

                                            Because of losses on the pooled
                                            mortgage loans, and/or
                                            default-related or other
                                            unanticipated expenses of the trust
                                            fund, the total principal balance of
                                            the class A-J, B, C, D, E, F, G, H,
                                            J, K, L, M, N, P and Q certificates
                                            could be reduced to zero at a time
                                            when two or more of the class A-1,
                                            A-2, A-AB and A-3 certificates
                                            remain outstanding. Under those
                                            circumstances, any distributions of
                                            principal on the class A-1, A-2,
                                            A-AB and A-3 certificates will be
                                            made on a pro rata basis in
                                            accordance with the relative sizes
                                            of their respective principal
                                            balances at the time of the
                                            distribution.

                                            The total distributions of principal
                                            to be made on the series 2005-PWR7
                                            certificates on any distribution
                                            date will, in general, be a function
                                            of--

                                            o  the amount of scheduled payments
                                               of principal due or, in cases
                                               involving balloon loans that
                                               remain unpaid after their stated
                                               maturity dates and mortgage loans
                                               as to which the related mortgaged
                                               properties have been acquired on
                                               behalf of (or partially on behalf
                                               of) the trust fund, deemed due,
                                               on the pooled mortgage loans
                                               during the same calendar month in
                                               which the subject distribution
                                               date occurs, which payments are
                                               either received as of the end of
                                               the related collection period or
                                               advanced by the applicable master
                                               servicer, the trustee or the
                                               fiscal agent, as applicable, and

                                            o  the amount of any prepayments and
                                               other unscheduled collections of
                                               previously unadvanced principal
                                               with respect to the pooled
                                               mortgage loans that are received
                                               during the related collection
                                               period.

                                            However, the amount of principal
                                            otherwise distributable on the
                                            certificates on any distribution
                                            date will be reduced by the
                                            following amounts, to the extent
                                            those amounts are paid or reimbursed
                                            from collections or advances of
                                            principal: (1) advances determined
                                            to have become nonrecoverable, (2)
                                            advances that remain unreimbursed
                                            immediately following the
                                            modification of a mortgage loan and
                                            its return to performing status, (3)
                                            certain special servicing
                                            compensation and (4) certain other
                                            expenses.

                                            The class X-1 and X-2 certificates
                                            do not entitle their holders to any
                                            distributions of principal.

                                            See "Description of the Offered
                                            Certificates--Distributions--
                                            Principal Distributions" and
                                            "--Priority of Distributions" in
                                            this prospectus supplement.

                                      S-19

D.  DISTRIBUTIONS OF YIELD MAINTENANCE
    CHARGES AND OTHER PREPAYMENT
    PREMIUMS..............................  Any yield maintenance charge or prepayment premium collected in
                                            respect of a pooled mortgage loan
                                            generally will be distributed, in
                                            the proportions described in this
                                            prospectus supplement, to the
                                            holders of the class X-1 and/or X-2
                                            certificates and/or to the holders
                                            of any class A-1, A-2, A-AB, A-3,
                                            A-J, B, C, D, E, F, G and/or H
                                            certificates then entitled to
                                            receive distributions of principal.
                                            See "Description of the Offered
                                            Certificates--Distributions--
                                            Distributions of Yield Maintenance
                                            Charges and Prepayment Premiums" in
                                            this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES.......................  Because of losses on the pooled mortgage loans and/or
                                            default-related and other
                                            unanticipated expenses of the trust
                                            fund, the total principal balance of
                                            the mortgage pool, net of advances
                                            of principal, may fall below the
                                            total principal balance of the
                                            series 2005-PWR7 certificates. If
                                            and to the extent that those losses
                                            and expenses cause such a deficit to
                                            exist following the distributions
                                            made on the series 2005-PWR7
                                            certificates on any distribution
                                            date, then the principal balances of
                                            the series 2005-PWR7 principal
                                            balance certificates generally will
                                            be sequentially reduced (without
                                            accompanying principal
                                            distributions) in the reverse order
                                            of alphabetical designation (first,
                                            class Q, then class P and so on),
                                            until that deficit is eliminated.
                                            Any reduction of the total principal
                                            balance of the class A-1, A-2, A-AB
                                            and A-3 certificates will be
                                            allocated among those classes of
                                            certificates on a pro rata basis in
                                            accordance with the relative sizes
                                            of those principal balances at the
                                            time of the reduction.

                                            See "Description of the Offered
                                            Certificates--Reductions of
                                            Certificate Principal Balances in
                                            Connection with Realized Losses and
                                            Additional Trust Fund Expenses" in
                                            this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.....................  With respect to the pooled mortgage loans for which it is the applicable
                                            master servicer, each master
                                            servicer will be required to make
                                            debt service advances with respect
                                            to any delinquent scheduled monthly
                                            payments, other than balloon
                                            payments, of principal and/or
                                            interest and to make advances for
                                            the pooled mortgage loans that are
                                            balloon loans and become defaulted
                                            upon their maturity dates, on the
                                            same amortization schedule as if the
                                            maturity date had not occurred. The
                                            trustee must make any of those
                                            advances that a master servicer is
                                            required, but fails, to make, and
                                            the fiscal agent must make any of
                                            those advances that the trustee is
                                            required, but fails, to make. Any
                                            party that makes a debt service
                                            advance will be entitled to be
                                            reimbursed for that advance,
                                            together with interest at the prime
                                            lending rate described more fully in
                                            this prospectus supplement. However,
                                            interest will commence accruing on
                                            any monthly debt service advance
                                            made in respect of a scheduled
                                            monthly debt service payment only on
                                            the date on which any applicable
                                            grace period for that payment
                                            expires.

                                      S-20

                                            Notwithstanding the foregoing, none
                                            of the master servicers, the trustee
                                            or the fiscal agent will be required
                                            to make any debt service advance
                                            that it or the special servicer
                                            determines, in its reasonable good
                                            faith judgment, will not be
                                            recoverable (together with interest
                                            on the advance) from proceeds of the
                                            related mortgage loan. Absent bad
                                            faith, the determination by any
                                            authorized person that a debt
                                            service advance constitutes a
                                            nonrecoverable advance as described
                                            above will be conclusive and
                                            binding. In the case of each of the
                                            11 Penn Plaza pooled mortgage loan
                                            (which has a related non-pooled
                                            mortgage loan that is pari passu in
                                            right of payment with that pooled
                                            mortgage loan and which non-pooled
                                            mortgage loan is included in another
                                            commercial mortgage securitization),
                                            the Marquis Apartments pooled
                                            mortgage loan (if the related
                                            non-pooled mortgage loan has not
                                            become subordinate in right of
                                            payment to that pooled mortgage loan
                                            and has also been included in
                                            another commercial mortgage
                                            securitization), the Plaza La
                                            Cienega pooled mortgage loan (after
                                            any date when the related non-pooled
                                            mortgage loan has become pari passu
                                            in right of payment with that pooled
                                            mortgage loan and has also been
                                            included in another commercial
                                            mortgage securitization), the Garden
                                            State Pavilion pooled mortgage loan
                                            (after any date when any related
                                            non-pooled mortgage loan has become
                                            pari passu in right of payment with
                                            that pooled mortgage loan and has
                                            also been included in another
                                            commercial mortgage securitization)
                                            and the Miller/WRI Portfolio pooled
                                            mortgage loans (which are
                                            cross-collateralized and
                                            cross-defaulted and have two related
                                            non-pooled mortgage loans that are
                                            pari passu in right of payment with
                                            those pooled mortgage loans and also
                                            are included in another commercial
                                            mortgage securitization), the
                                            parties to each applicable pooling
                                            and servicing agreement for each
                                            securitized mortgage loan included
                                            in the related group of loans are or
                                            will be entitled or required to make
                                            independent determinations with
                                            respect to recoverability. The
                                            applicable master servicer for the
                                            related pooled mortgage loan will be
                                            prohibited from making debt service
                                            advances on that pooled mortgage
                                            loan if a nonrecoverability
                                            determination is made by an
                                            authorized party to any of the other
                                            securitizations with respect to the
                                            related non-pooled mortgage loan(s).

                                            In addition, a designated servicer
                                            must obtain an appraisal or conduct
                                            an internal valuation of the
                                            mortgaged property securing a pooled
                                            mortgage loan following a material
                                            default or the occurrence of certain
                                            other events described in this
                                            prospectus supplement. Based upon
                                            the results of such appraisal, the
                                            amount otherwise required to be
                                            advanced with respect to interest on
                                            that pooled mortgage loan may be
                                            reduced as described under the
                                            heading "Description of the Offered
                                            Certificates--Advances of Delinquent
                                            Monthly Debt Service Payments" in
                                            this prospectus supplement. Due to
                                            the distribution priorities, any
                                            reduction in advances will reduce
                                            the funds available to pay interest
                                            on the most subordinate
                                            interest-bearing class of series
                                            2005-PWR7 certificates then
                                            outstanding.

                                            See "Servicing of the Mortgage Loans
                                            Under the Series 2005-PWR7 Pooling
                                            and Servicing Agreement--Required
                                            Appraisals" in this prospectus
                                            supplement and "Description of the
                                            Certificates--Advances in Respect of
                                            Delinquencies" in the accompanying
                                            prospectus.

                                      S-21

EARLY TERMINATION.........................  The trust fund may be terminated and therefore the series 2005-PWR7
                                            certificates may be retired early by
                                            certain designated entities when the
                                            total outstanding principal balance
                                            of the pooled mortgage loans, net of
                                            advances of principal, is reduced to
                                            1.0% or less of the initial mortgage
                                            pool balance.

                                 THE TRUST FUND
                                 --------------

CREATION OF THE TRUST FUND................  We will use the net proceeds from the issuance and sale of the series
                                            2005-PWR7 certificates as the
                                            consideration to purchase the
                                            mortgage loans that will back those
                                            certificates from the mortgage loan
                                            sellers. Promptly upon acquisition,
                                            we will transfer those mortgage
                                            loans to the trust fund in exchange
                                            for the series 2005-PWR7
                                            certificates. In this prospectus
                                            supplement, we sometimes refer to
                                            those mortgage loans as pooled
                                            mortgage loans.

GENERAL CONSIDERATIONS....................

                                            When reviewing the information that
                                            we have included in this prospectus
                                            supplement with respect to the
                                            pooled mortgage loans, please note
                                            that--

                                            o  All numerical information
                                               provided with respect to the
                                               pooled mortgage loans is provided
                                               on an approximate basis.

                                            o  All weighted average information
                                               provided with respect to the
                                               pooled mortgage loans or any
                                               sub-group of pooled mortgage
                                               loans reflects a weighting based
                                               on their respective cut-off date
                                               principal balances. We will
                                               transfer the cut-off date
                                               principal balance for each of the
                                               pooled mortgage loans to the
                                               trust fund. We show the cut-off
                                               date principal balance for each
                                               of the pooled mortgage loans on
                                               Appendix B to this prospectus
                                               supplement.

                                            o  In presenting the cut-off date
                                               principal balances of the
                                               mortgage loans, we have assumed
                                               that all scheduled payments of
                                               principal and/or interest due on
                                               the mortgage loans on or before
                                               the cut-off date are timely made.

                                            o  Some of the pooled mortgage loans
                                               are evidenced by multiple
                                               promissory notes.

                                            o  Some of the pooled mortgage loans
                                               are cross-collateralized and
                                               cross-defaulted with one or more
                                               other pooled mortgage loans.
                                               Except as otherwise indicated,
                                               when a pooled mortgage loan is
                                               cross-collateralized and
                                               cross-defaulted with another
                                               pooled mortgage loan, we present
                                               the information regarding those
                                               pooled mortgage loans as if each
                                               of them was secured only by the
                                               related mortgaged property
                                               identified on Appendix B to this
                                               prospectus supplement. None of
                                               the mortgage loans in the trust
                                               fund will be cross-collateralized
                                               with any mortgage loan that is
                                               not in the trust fund (except as
                                               described in this prospectus
                                               supplement with respect to the 11
                                               Penn Plaza pooled mortgage loan,
                                               the Marquis Apartments pooled
                                               mortgage loan, the Plaza La
                                               Cienega pooled mortgage loan, the
                                               Garden State Pavilion pooled
                                               mortgage loan, the Miller/WRI
                                               Portfolio pooled

                                      S-22

                                               mortgage loans, the Washington
                                               Estates MHC pooled mortgage loan
                                               and the Forrest Brooke MHC pooled
                                               mortgage loan).

                                            o  In some cases, an individual
                                               pooled mortgage loan is secured
                                               by multiple mortgaged properties
                                               (other than through
                                               cross-collateralization and
                                               cross-default). For purposes of
                                               providing property-specific
                                               information, an allocated loan
                                               amount has been assigned to each
                                               of the related mortgaged
                                               properties based upon one or more
                                               of the following--

                                                    1.   relative appraised
                                                         values,

                                                    2.   relative underwritten
                                                         net cash flow,

                                                    3.   prior allocations
                                                         reflected in the
                                                         related mortgage loan
                                                         documents, or

                                                    4.   relative acquisition
                                                         costs.

                                            o  When information with respect to
                                               the mortgaged properties is
                                               expressed as a percentage of the
                                               initial mortgage pool balance,
                                               the percentages are based in each
                                               case upon--

                                                    1.   if the related pooled
                                                         mortgage loan is either
                                                         secured by only one
                                                         mortgaged property or
                                                         cross-collateralized
                                                         with one or more other
                                                         pooled mortgage loans,
                                                         the cut-off date
                                                         principal balance of
                                                         the related pooled
                                                         mortgage loan, or

                                                    2.   if the related pooled
                                                         mortgage loan is
                                                         secured by multiple
                                                         mortgaged properties
                                                         (other than through
                                                         cross-
                                                         collateralization and
                                                         cross-default with one
                                                         or more other pooled
                                                         mortgage loans), an
                                                         allocated portion of
                                                         the cut-off date
                                                         principal balance of
                                                         the related mortgage
                                                         loan as described
                                                         above.

                                            o  If a pooled mortgage loan is
                                               secured by multiple parcels of
                                               real property and the operation
                                               or management of those parcels so
                                               warranted, those parcels may be
                                               presented as a single parcel of
                                               real property.

                                            o  With respect to the 11 Penn Plaza
                                               pooled mortgage loan and the
                                               Miller/WRI Portfolio pooled
                                               mortgage loans, each of which is
                                               secured by one or more mortgaged
                                               properties that also secure one
                                               or more related non-pooled
                                               mortgage loans that are pari
                                               passu in right of payment with
                                               those pooled mortgage loans, and
                                               with respect to the Marquis
                                               Apartments pooled mortgage loan,
                                               which is secured by a mortgaged
                                               property that also secures a
                                               non-pooled mortgage loan that is
                                               initially pari passu in right of
                                               payment with, but may potentially
                                               become subordinate in right of
                                               payment to, that pooled mortgage
                                               loan, we present loan-to-value
                                               ratios, debt service coverage
                                               ratios and loan per net rentable
                                               square foot or unit, as
                                               applicable, in this prospectus
                                               supplement in a manner that
                                               reflects the aggregate
                                               indebtedness evidenced by the
                                               pooled mortgage loan and its
                                               related non-pooled mortgage
                                               loan(s).

                                      S-23

                                            o  With respect to the Plaza La
                                               Cienega pooled mortgage loan and
                                               the Garden State Pavilion pooled
                                               mortgage loan, which are each
                                               secured by a mortgaged property
                                               that also secures a non-pooled
                                               mortgage loan that is initially
                                               subordinate to, but may
                                               potentially become pari passu in
                                               right of payment with, the
                                               related pooled mortgage loan, and
                                               with respect to the Washington
                                               Estates MHC pooled mortgage loan
                                               and the Forrest Brooke MHC pooled
                                               mortgage loan, which are each
                                               secured by a mortgaged property
                                               that also secures a non-pooled
                                               mortgage loan that is subordinate
                                               to the related pooled mortgage
                                               loan, we present loan-to-value
                                               ratios, debt service coverage
                                               ratios and loan per net rentable
                                               square foot or unit, as
                                               applicable, in this prospectus
                                               supplement, in a manner that
                                               reflects only the applicable
                                               pooled mortgage loan without
                                               regard to the related non-pooled
                                               mortgage loan.

                                            o  Whenever we refer to a particular
                                               mortgaged property by name, we
                                               mean the property identified by
                                               that name on Appendix B to this
                                               prospectus supplement.

                                            o  Statistical information regarding
                                               the pooled mortgage loans may
                                               change prior to the date of
                                               initial issuance of the offered
                                               certificates due to changes in
                                               the composition of the mortgage
                                               pool prior to that date.

PAYMENT TERMS.............................  Each of the pooled mortgage loans currently accrues interest at the
                                            annual rate specified with respect
                                            to that mortgage loan on Appendix B
                                            to this prospectus supplement.
                                            Except as otherwise described below
                                            with respect to pooled mortgage
                                            loans that have anticipated
                                            repayment dates, the mortgage
                                            interest rate for each pooled
                                            mortgage loan is, in the absence of
                                            default, fixed for the remaining
                                            term of the loan.

                                            All of the pooled mortgage loans
                                            provide for scheduled payments of
                                            principal and/or interest to be due
                                            monthly.

                                            One-hundred and twenty (120) of the
                                            pooled mortgage loans, representing
                                            98.5% of the initial mortgage pool
                                            balance, are balloon mortgage loans
                                            that provide for:

                                            o  an amortization schedule that is
                                               significantly longer than its
                                               original term to stated maturity
                                               (or anticipated repayment date)
                                               or, alternatively, for no
                                               amortization prior to maturity
                                               (or the anticipated repayment
                                               date); and

                                            o  a substantial payment of
                                               principal on its maturity date
                                               (unless the mortgage loan has an
                                               anticipated repayment date)
                                               generally equal to 5% or more of
                                               the original mortgage loan
                                               amount.

                                            Twenty-six (26) of the balloon
                                            mortgage loans referred to in the
                                            preceding paragraph, representing
                                            37.9% of the initial mortgage pool
                                            balance, provide for initial
                                            interest-only periods that expire 3
                                            to 36 months following their
                                            respective origination dates (and in
                                            one (1) of these cases, representing
                                            5.7% of the initial mortgage pool
                                            balance, the initial interest-only
                                            period will have expired as of the
                                            March 2005 due date); and one (1) of
                                            the balloon mortgage loans referred
                                            to in the preceding paragraph,
                                            representing 2.2% of the initial
                                            mortgage pool

                                      S-24

                                            balance, provides for no
                                            amortization and for payments of
                                            interest only for its entire term to
                                            maturity.

                                            Sixteen (16) of the pooled mortgage
                                            loans referred to in the second
                                            preceding paragraph, representing
                                            17.8% of the initial mortgage pool
                                            balance, are "ARD" or
                                            "hyperamortizing" loans that provide
                                            material incentives to, but do not
                                            require, the related borrower to pay
                                            the mortgage loan in full by a
                                            specified date prior to the stated
                                            maturity date. We consider that
                                            specified date to be the anticipated
                                            repayment date for the mortgage
                                            loan. Because of these incentives,
                                            we consider the ARD loans also to be
                                            balloon loans. Two (2) of the ARD
                                            loans, representing 2.0% of the
                                            initial mortgage pool balance,
                                            provide for an initial interest-only
                                            period that expires 12 and 24
                                            months, respectively, following
                                            their origination date. The ARD
                                            loans include two (2) of the ten
                                            largest pooled mortgage loans,
                                            including the pooled mortgage loans
                                            secured by the mortgaged properties
                                            identified on Appendix B to this
                                            prospectus supplement as 11 Penn
                                            Plaza and Republic Windows and
                                            Doors, which provide for some
                                            amortization prior to the related
                                            anticipated repayment date. All of
                                            the pooled mortgage loans described
                                            in this paragraph are included in
                                            the pooled mortgage loans described
                                            in the two preceding paragraphs.

                                            Four (4) of the pooled mortgage
                                            loans, representing 1.5% of the
                                            initial mortgage pool balance, are
                                            fully-amortizing mortgage loans that
                                            are scheduled to have less than 5%
                                            of their original principal balances
                                            due at their stated maturities.

                                            Some of the pooled mortgage loans
                                            may, in each case, provide for a
                                            recast of the amortization schedule
                                            and an adjustment of the monthly
                                            debt service payments on the
                                            mortgage loan upon application of
                                            specified amounts of condemnation
                                            proceeds or insurance proceeds to
                                            pay the related unpaid principal
                                            balance. Some of the pooled mortgage
                                            loans that are secured by multiple
                                            mortgaged properties and that permit
                                            partial prepayments of the
                                            individual or aggregate indebtedness
                                            in connection with releases of
                                            individual properties also provide
                                            for a recast of the amortization and
                                            an adjustment of the monthly debt
                                            service payments on the mortgage
                                            loan(s) upon any such prepayment and
                                            release.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust fund
                                            will be, or will have been, 30 days
                                            or more delinquent in respect of any
                                            monthly debt service payment as of
                                            the cut-off date or at any time
                                            during the 12-month period preceding
                                            the cut-off date.

PREPAYMENT/DEFEASANCE PROVISIONS..........  As of their respective cut-off dates, all of the pooled mortgage
                                            loans restrict voluntary principal
                                            prepayments as follows:

                                            o  Ninety-three (93) pooled mortgage
                                               loans, representing 68.4% of the
                                               initial mortgage pool balance,
                                               prohibit voluntary principal
                                               prepayments for a period ending
                                               on a date determined by the
                                               related mortgage loan documents
                                               (which may be the maturity date),
                                               which period is referred to in
                                               this prospectus supplement as a
                                               lock-out period, but permit the
                                               related borrower, after an
                                               initial period of at least two
                                               years following the date of
                                               issuance

                                      S-25

                                               of the series 2005-PWR7
                                               certificates, to defease the
                                               pooled mortgage loan by pledging
                                               certain government securities and
                                               obtaining the release of the
                                               mortgaged property from the lien
                                               of the mortgage.

                                            o  Eleven (11) pooled mortgage
                                               loans, representing 14.4% of the
                                               initial mortgage pool balance,
                                               prohibit voluntary principal
                                               prepayments during a lock-out
                                               period, and following the
                                               lock-out period provide for
                                               prepayment premiums or yield
                                               maintenance charges calculated on
                                               the basis of the greater of a
                                               yield maintenance formula and 1%
                                               of the amount prepaid.

                                            o  Seventeen (17) pooled mortgage
                                               loans, representing 6.9% of the
                                               initial mortgage pool balance,
                                               prohibit voluntary principal
                                               prepayments during a lock-out
                                               period, and following the
                                               lock-out period provide for a
                                               prepayment premium or yield
                                               maintenance charge calculated on
                                               the basis of the greater of a
                                               yield maintenance formula and 1%
                                               of the amount prepaid, and also
                                               permit the related borrower,
                                               after an initial period of at
                                               least two years following the
                                               date of the issuance of the
                                               series 2005-PWR7 certificates, to
                                               defease the pooled mortgage loan
                                               by pledging certain government
                                               securities and obtaining the
                                               release of the mortgaged property
                                               from the lien of the mortgage.

                                            o  Two (2) pooled mortgage loans,
                                               secured by the mortgaged
                                               properties identified on Appendix
                                               B to this prospectus supplement
                                               as Plaza La Cienega and Garden
                                               State Pavilion, respectively, in
                                               the aggregate representing 6.3%
                                               of the initial mortgage pool
                                               balance, permit the related
                                               borrower, after an initial period
                                               of the earlier of (a) four years
                                               from the first due date or (b)
                                               two years from the date of the
                                               securitization of the related
                                               non-pooled mortgage loan, to
                                               defease the pooled mortgage loan
                                               by pledging certain government
                                               securities and obtaining the
                                               release of the mortgaged property
                                               from the lien of the mortgage.

                                            o  One (1) pooled mortgage loan,
                                               secured by the mortgaged property
                                               identified on Appendix B to this
                                               prospectus supplement as Marquis
                                               Apartments, representing 4.0% of
                                               the initial mortgage pool
                                               balance, permits the related
                                               borrower, after an initial period
                                               of the earlier of (a) three years
                                               from January 31, 2005 or (b) two
                                               years from the date of the
                                               securitization of the related
                                               non-pooled mortgage loan, to
                                               defease the pooled mortgage loan
                                               by pledging certain government
                                               securities and obtaining the
                                               release of the mortgaged property
                                               from the lien of the mortgage.

                                            o  Two (2) pooled mortgage loans,
                                               secured by the mortgaged
                                               properties identified on Appendix
                                               B to this prospectus supplement
                                               as Holiday Inn Council Bluffs and
                                               Hampton Inn Council Bluffs, in
                                               the aggregate representing 1.3%
                                               of the initial mortgage pool
                                               balance, permit the related
                                               borrower to prepay the related
                                               pooled mortgage loan in full
                                               prior to the expiration of the
                                               related lock-out period, subject
                                               to payment of a prepayment
                                               premium or yield maintenance
                                               charge calculated on the basis of
                                               the greater of a yield
                                               maintenance formula and 2% of the

                                      S-26

                                               amount prepaid, in the event that
                                               the underlying ground lessor
                                               exercises a purchase option to
                                               purchase the related borrower's
                                               leasehold interest.

                                            See "Description of the Mortgage
                                            Pool--Certain Characteristics of the
                                            Mortgage Pool--Cross-Collateralized
                                            Mortgage Loans and Multi-Property
                                            Mortgage Loans (and Related
                                            Collateral Substitution, Partial
                                            Release or Partial Defeasance
                                            Provisions); Mortgage Loans with
                                            Affiliated Borrowers", "--Voluntary
                                            Prepayment and Defeasance
                                            Provisions" and "--Other Releases"
                                            in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS...............  The mortgage pool will have the following general characteristics as
                                            of the cut-off date:

                                                     Initial mortgage pool balance (+/-5%)..         $1,124,565,652
                                                     Number of pooled mortgage loans........                    124
                                                     Number of mortgaged properties.........                    153

                                                     Largest cut-off date principal balance.            $94,668,822
                                                     Smallest cut-off date principal balance               $544,698
                                                     Average cut-off date principal balance.             $9,069,078

                                                     Highest mortgage interest rate.........                  6.89%
                                                     Lowest mortgage interest rate..........                  4.92%
                                                     Weighted average mortgage interest rate                5.3890%

                                                     Longest original term to maturity or
                                                        anticipated repayment date..........               240 mos.
                                                     Shortest original term to maturity or
                                                        anticipated repayment date..........                60 mos.
                                                     Weighted average original term to
                                                        maturity or anticipated repayment
                                                        date................................               115 mos.

                                                     Longest remaining term to maturity or
                                                        anticipated repayment date..........               239 mos.
                                                     Shortest remaining term to maturity or
                                                        anticipated repayment date..........                59 mos.
                                                     Weighted average remaining term to
                                                        maturity or anticipated repayment
                                                        date................................               113 mos.

                                                     Highest debt service coverage ratio,
                                                        based on underwritten net cash flow*                  3.31x
                                                     Lowest debt service coverage ratio,
                                                        based on underwritten net cash flow*                  1.17x
                                                     Weighted average debt service coverage
                                                        ratio, based on underwritten net
                                                        cash flow*..........................                  1.62x

                                      S-27

                                                     Highest cut-off date loan-to-appraised
                                                        value ratio*........................                  80.5%
                                                     Lowest cut-off date loan-to-appraised
                                                        value ratio*........................                  33.8%
                                                     Weighted average cut-off date
                                                        loan-to-appraised value ratio*......                  70.1%

                                                     *In the case of the pooled
                                                     mortgage loans that are
                                                     secured by mortgaged
                                                     properties that also secure
                                                     a related non-pooled
                                                     mortgage loan that is
                                                     initially subordinate to
                                                     (whether or not that
                                                     non-pooled mortgage loan
                                                     may potentially become pari
                                                     passu in right of payment
                                                     with) that pooled mortgage
                                                     loan, debt service coverage
                                                     ratio and loan-to-value
                                                     information is generally
                                                     presented in this
                                                     prospectus supplement
                                                     without regard to the
                                                     non-pooled mortgage loan.
                                                     Considering the combined
                                                     debt service payable under
                                                     the pooled mortgage loan
                                                     and the non-pooled mortgage
                                                     loan in those cases, the
                                                     highest, lowest and
                                                     weighted average debt
                                                     service coverage ratio
                                                     (based on underwritten net
                                                     cash flow) of the mortgage
                                                     pool would be 3.31x, 1.17x
                                                     and 1.60x, respectively.
                                                     Considering the combined
                                                     principal balance of the
                                                     pooled mortgage loan and
                                                     the non-pooled mortgage
                                                     loan in those cases, the
                                                     highest, lowest and
                                                     weighted average cut-off
                                                     date loan-to-appraised
                                                     value ratio would be 89.7%,
                                                     33.8% and 71.0%,
                                                     respectively.

B. STATE CONCENTRATIONS...................  The table below shows the number of, and percentage of the initial
                                            mortgage pool balance secured by,
                                            mortgaged properties located in the
                                            indicated states or regions:

                                                                                   NUMBER OF         % OF INITIAL
                                                                                   MORTGAGED           MORTGAGE
                                                            STATE/REGION           PROPERTIES        POOL BALANCE
                                                            ------------           ----------        ------------

                                                      California............           28                18.5%
                                                           Southern CA......           18                15.6%
                                                           Northern CA......           10                 2.8%
                                                      New York..............            8                13.9%
                                                      Pennsylvania..........           29                 9.2%
                                                      Texas.................           11                 8.2%
                                                      Nevada................            3                 6.3%
                                                      New Jersey............            4                 6.1%
                                                      Massachusetts.........            1                 5.7%

                                            The remaining mortgaged properties
                                            are located throughout twenty-three
                                            (23) other states, the District of
                                            Columbia and the United States
                                            Virgin Islands. No more than 5.0% of
                                            the initial mortgage pool balance is
                                            secured by mortgaged properties
                                            located in any of those other
                                            jurisdictions. Northern California
                                            includes areas with zip codes above
                                            93600 and Southern California
                                            includes areas with zip codes of
                                            93600 and below.

C. PROPERTY TYPES........................   The table below shows the number of,
                                            and percentage of the initial
                                            mortgage pool balance secured by,
                                            mortgaged properties operated
                                            primarily for each indicated
                                            purpose:

                                      S-28

                                                                                   NUMBER OF         % OF INITIAL
                                                                                   MORTGAGED           MORTGAGE
                                                          PROPERTY TYPES           PROPERTIES        POOL BALANCE
                                                          --------------           ----------        ------------

                                                     Retail..................        65               48.5%
                                                     Office..................        18               23.4%
                                                     Multifamily.............        36               11.7%
                                                     Industrial..............        16                8.0%
                                                     Hospitality.............         3                2.8%
                                                     Self-Storage............         7                2.7%
                                                     Manufactured Housing
                                                        Community............         5                2.1%
                                                     Mixed Use...............         3                0.8%

D. ENCUMBERED INTERESTS..................   The table below shows the number of,
                                            and percentage of the initial
                                            mortgage pool balance secured by,
                                            mortgaged properties for which the
                                            encumbered interest is as indicated:

                                                                                   NUMBER OF        % OF INITIAL
                                                                                   MORTGAGED          MORTGAGE
                                                        ENCUMBERED INTEREST       PROPERTIES        POOL BALANCE
                                                        -------------------       ----------        ------------

                                                     Fee(1)..................        145                91.2%
                                                     Leasehold...............          6                 7.6%
                                                     Fee in part and
                                                        leasehold in part....          2                 1.2%

                                                     (1)  Includes mortgaged
                                                          properties for which
                                                          the borrower's
                                                          interest consists of
                                                          overlapping fee and
                                                          leasehold interests.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND
        -----------------------------------------------------------------

FEDERAL TAX STATUS........................  Elections will be made to treat designated portions of the trust
                                            fund as three separate "real estate
                                            mortgage investment conduits" or
                                            "REMICs" under Sections 860A through
                                            860G of the Internal Revenue Code.
                                            Those REMICs will exclude
                                            collections of additional interest
                                            accrued and deferred as to payment
                                            with respect to each mortgage loan
                                            with an anticipated repayment date
                                            that remains outstanding past that
                                            date, which collections will
                                            constitute a grantor trust for
                                            federal income tax purposes.

                                            The offered certificates will
                                            constitute "regular interests" in a
                                            REMIC. The offered certificates
                                            generally will be treated as newly
                                            originated debt instruments for
                                            federal income tax purposes. This
                                            means that you will be required to
                                            report income on your certificates
                                            in accordance with the accrual
                                            method of accounting, regardless of
                                            your usual method of accounting. The
                                            offered certificates will not
                                            represent any interest in the
                                            grantor trust referred to above.

                                            We anticipate that the class X-2
                                            certificates will be treated as
                                            having been issued with more than a
                                            de minimis amount of original issue
                                            discount and that the other classes
                                            of offered certificates will be
                                            treated as having been issued at a
                                            premium. When determining the rate
                                            of

                                      S-29

                                            accrual of original issue discount
                                            and market discount and the
                                            amortization of premium, for federal
                                            income tax purposes, the prepayment
                                            assumption will be that, subsequent
                                            to the date of any determination--

                                            o  the pooled mortgage loans with
                                               anticipated repayment dates will,
                                               in each case, be paid in full on
                                               that date,

                                            o  no pooled mortgage loan will
                                               otherwise be prepaid prior to
                                               maturity, and

                                            o  there will be no extension of the
                                               maturity of any pooled mortgage
                                               loan.

                                            However, no representation is made
                                            as to the actual rate at which the
                                            pooled mortgage loans will prepay,
                                            if at all.

                                            For a more detailed discussion of
                                            United States federal income tax
                                            aspects of investing in the offered
                                            certificates, see "Material Federal
                                            Income Tax Consequences" in this
                                            prospectus supplement and in the
                                            accompanying prospectus.

ERISA.....................................  The offered certificates are generally eligible for purchase by
                                            employee benefit plans, subject to
                                            certain considerations discussed in
                                            the sections titled "ERISA
                                            Considerations" in this prospectus
                                            supplement and "Certain ERISA
                                            Considerations" in the accompanying
                                            prospectus.

                                            You should refer to the sections in
                                            this prospectus supplement and the
                                            accompanying prospectus referenced
                                            above. If you are a benefit plan
                                            fiduciary considering purchase of
                                            any offered certificates you should,
                                            among other things, consult with
                                            your counsel to determine whether
                                            all required conditions have been
                                            satisfied.

LEGAL INVESTMENT..........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            If your investment activities are
                                            subject to legal investment laws and
                                            regulations, regulatory capital
                                            requirements, or review by
                                            regulatory authorities, then you may
                                            be subject to restrictions on
                                            investment in the offered
                                            certificates. You should consult
                                            your own legal advisors for
                                            assistance in determining the
                                            suitability of and consequences to
                                            you of the purchase, ownership, and
                                            sale of the offered certificates.
                                            See "Legal Investment" herein and in
                                            the accompanying prospectus.

RATINGS...................................  The ratings for the offered certificates shown in the table
                                            appearing under the caption
                                            "--Overview of the Series 2005-PWR7
                                            Certificates" above are those of
                                            Moody's Investors Service, Inc. and
                                            Fitch, Inc., respectively. It is a
                                            condition to their issuance that the
                                            respective classes of offered
                                            certificates receive credit ratings
                                            no lower than those shown in that
                                            table.

                                            The ratings of the offered
                                            certificates address the timely
                                            payment of interest and (except in
                                            the case of the class X-2
                                            certificates) the ultimate payment
                                            of principal on or before the rated
                                            final distribution

                                      S-30

                                            date. A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities and the assigning rating
                                            agency may revise or withdraw its
                                            rating at any time.

                                            For a description of the limitations
                                            of the ratings of the offered
                                            certificates, see "Ratings" in this
                                            prospectus supplement.

                                      S-31

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-J, B, C AND D CERTIFICATES WILL AFFECT THE TIMING
OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

     If you purchase class A-J, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2005-PWR7 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-PWR7 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON THE
CLASS A-3, X-2, A-J, B, C AND D CERTIFICATES.

     The pass-through rate on the class A-3, X-2, A-J, B, C and D certificates is based upon or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase class A-3, X-2, A-J, B, C or D certificates, the pass-through rate (and, accordingly, the yield) on your offered certificates could be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of series 2005-PWR7 principal balance certificates, or the designated components of those total principal balances, that make up the total notional amount of the class X-2 certificates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

     The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

                                      S-32

     o    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
          nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2005-PWR7 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase class X-2 certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments on the pooled mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the Class A-1, A-2, A-AB, A-3, A-J,
B, C, D, E, F, G, H, J, K or L certificates may result in a reduction in the total notional amount of the class X-2 certificates. Accordingly, if principal payments on the pooled mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-2 certificates may be lower than that assumed at the time of purchase.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

                                      S-33

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.
The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR7 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2005-PWR7 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series 2005-PWR7 pooling and servicing agreement, (b) any rights of the series 2005-PWR7 controlling class representative, (c) in the case of the 11 Penn Plaza pooled mortgage loan, the express terms of the series 2004-PWR6 pooling and servicing agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement, (d) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Marquis
Apartments, Plaza La Cienega, Garden State Pavilion, Washington Estates MHC and
Forrest Brooke MHC under the related intercreditor agreement and (e) in the case of the Miller/WRI Portfolio pooled mortgage loans, the express terms of the series 2003-PWR2 pooling and servicing agreement and any rights of the
"controlling class" under that pooling and servicing agreement and the related intercreditor agreement. See "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--The

                                      S-34

Series 2005-PWR7 Controlling Class Representative" and "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loans"
in this prospectus supplement.

IF A MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2005-PWR7
CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A CONFLICT OF INTEREST
COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2005-PWR7
CERTIFICATES.

     A master servicer or the special servicer or an affiliate thereof may purchase series 2005-PWR7 certificates. The purchase of series 2005-PWR7 certificates by a master servicer or the special servicer could cause a conflict between its duties under the series 2005-PWR7 pooling and servicing agreement and its interest as a holder of a series 2005-PWR7 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-PWR7 certificates. Furthermore, the master servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2005-PWR7 pooling and servicing agreement, the master servicers and the special servicer are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders. In the
case of the pooled mortgage loans other than the 11 Penn Plaza and Miller/WRI
Portfolio pooled mortgage loans (which are each primarily serviced and administered under a pooling and servicing agreement for another commercial mortgage securitization), the special servicer is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted and the series 2005-PWR7 controlling class representative is entitled to replace the special servicer. Furthermore, the series 2005-PWR7 controlling class representative is entitled to consent to certain actions of the special servicer with respect to those pooled mortgage loans (other than the
Marquis Apartments pooled mortgage loan, after the date (if any) when the holder of the related non-pooled mortgage loan exercises its right at its sole discretion to subordinate that non-pooled mortgage loan to the related pooled mortgage loan). In the case of the 11 Penn Plaza pooled mortgage loan, the applicable special servicer under the series 2004-PWR6 pooling and servicing agreement (under which that pooled mortgage loan is principally serviced and administered) is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan if it becomes a defaulted loan.
With regard to the 11 Penn Plaza pooled mortgage loan, the "controlling class"
under the series 2004-PWR6 pooling and servicing agreement, or a representative on its behalf, generally, is entitled to replace the related special servicer and consent to various actions of the related special servicer in connection with that pooled mortgage loan. The trust as the holder of the 11 Penn Plaza pooled mortgage loan has various consultation (but not approval) rights associated with those actions; and the series 2005-PWR7 controlling class representative will be entitled to exercise those consultation rights on behalf of the trust. In the case of the Miller/WRI Portfolio pooled mortgage loans, the applicable special servicer under the series 2003-PWR2 pooling and servicing agreement (under which those mortgage loans are principally serviced and administered) is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted loans.
With regard to the Miller/WRI Portfolio pooled mortgage loans, the "controlling class" under the series 2003-PWR2 pooling and servicing agreement, or a representative on its behalf, generally, is entitled to replace the related special servicer and consent to various actions of the related special servicer in connection with that mortgage loan. The trust as the holder of the Miller/WRI
Portfolio pooled mortgage loans has various consultation (but not approval)
rights associated with those actions; and the series 2005-PWR7 controlling class representative will be entitled to exercise those consultation rights on behalf of the trust. See "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement", "Intercreditor and Servicing Arrangements
Regarding the Non-Trust-Serviced Pooled Mortgage Loans" and Appendix D to this prospectus supplement. The "controlling class" and its representative for the securitizations in which the 11 Penn Plaza and Miller/WRI Portfolio non-pooled pari passu companion loans are included are determined under the related pooling and servicing agreement in a manner that is similar to the manner in which the series 2005-PWR7 controlling class and its representative is determined under the series 2005-PWR7 pooling and servicing agreement. Furthermore, the holder of the Marquis Apartments non-pooled mortgage loan will be entitled to consult with the applicable master servicer and/or the special servicer with respect to

                                      S-35

various servicing matters affecting the respective group of mortgage loans prior to the date (if any) when the holder of that non-pooled mortgage loan exercises its right at its sole discretion to subordinate that non-pooled mortgage loan to the related pooled mortgage loan and, except in limited circumstances, such holder will be entitled to consent to certain actions of the master servicer and/or the special servicer affecting the respective group of mortgage loans from and after the date (if any) when the holder of that non-pooled mortgage loan exercises its right at its sole discretion to subordinate that non-pooled mortgage loan to the related pooled mortgage loan. In addition, the respective holders of the non-pooled mortgage loans secured by each of the Plaza La Cienega and Garden State Pavilion mortgaged properties will be entitled, subject to the conditions set forth in the related intercreditor agreement, to consult with the applicable master servicer and/or the special servicer with respect to various servicing matters affecting the respective group of mortgage loans. The series
2005-PWR7 controlling class representative and/or the other controlling class representatives, non-pooled mortgage loan noteholders or similar parties may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect the series 2005-PWR7 controlling class representative and the other controlling class representatives, non-pooled mortgage loan noteholders or similar parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in their own interests. The initial series 2005-PWR7 controlling class representative will be an affiliate of the special servicer.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

     Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR7 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-PWR7 certificates will be required to direct, consent to or approve certain actions, including amending the series
2005-PWR7 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-PWR7 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so.

                                      S-36

Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 48.5%, 23.4%, 11.7%, 8.0%,
2.8%, 2.7%, 2.1% and 0.8% of the initial mortgage pool balance are fee and/or leasehold interests in retail, office, multifamily, industrial, hospitality, self-storage, manufactured housing community and mixed use properties, respectively. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund were originated within twelve months prior to the cut-off date. Consequently, the mortgage loans should be considered not to have a long-standing payment history.

                                      S-37

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

                                      S-38

     o    rent control laws;

     o    the number and diversity of tenants;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing the subject pooled mortgage loan and any other assets that may have been pledged to secure the subject pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, the primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the 11 Penn Plaza pooled mortgage loan, which represents 8.4% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 39.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.9% of the initial mortgage pool balance.

     In addition, eight (8) groups of mortgage loans, in the aggregate representing eighteen (18) individual pooled mortgage loans (seven (7) groups composed of two (2) pooled mortgage loans each and one (1) group composed of four (4) pooled mortgage loans), were made to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of those eight (8) groups represent
7.3%,

                                      S-39

6.3%, 1.3%, 0.7%, 0.7%, 0.6%, 0.5% and 1.9%, respectively, of the initial mortgage pool balance. These groups are in addition to the one group of cross-collateralized pooled mortgage loans.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

          (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

          (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose

                                      S-40

first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-eight (28) of the mortgaged properties, representing security for 7.7% of the initial mortgage pool balance, are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

                                      S-41

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix A to this prospectus supplement. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

     In the case of certain pooled mortgage loans, 100% of the tenant leases at the mortgaged property may expire at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire prior to the loan's maturity date. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at the related mortgaged property. We cannot assure you that (1) leases that expire can be renewed, (2)
the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

                                      S-42

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Forty-six (46) of the mortgage loans, representing security for 59.5% of the initial mortgage pool balance (excluding multifamily, manufactured housing community, self-storage and hospitality properties), as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix A, Appendix B and Appendix C to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. The Percent Leased presented in Appendix B and Appendix C for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in California, New York, Pennsylvania, Texas,
Nevada, New Jersey and Massachusetts represent approximately 18.5%, 13.9%, 9.2%,
8.2%, 6.3%, 6.1% and 5.7%, respectively, by initial mortgage pool balance.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas,
Florida and the United States Virgin Islands may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country.

PRIOR BANKRUPTCIES MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions in the past. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the
Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender

                                      S-43

of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action; or

                                      S-44

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Imperial
Plaza, which represents approximately 1.9% of the initial mortgage pool balance, the borrower is the previous owner of another property that was the subject of a secured financing. While the borrower was released from liability under that loan, the borrower remains liable under an environmental indemnity related to a property located in North Ridge, California.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as 33 Route 304, representing approximately 1.2%
of the initial mortgage pool balance, the property securing the pooled mortgage loan has documented soil and ground water contamination from trichloroethylene as a result of a previous tenant. In addition, xylene and diesel fuel underground storage tanks were removed from the property in 1987. The site has entered the New York State Department of Environmental Conservation's ("NYDEC")
Volunteer Cleanup Program pursuant to a Memorandum of Agreement. A March 1996
Record of Decision allowed for the natural attenuation of the ground water;
however, the borrower has retained Environmental Waste Management Associates LLC to perform a guaranteed cleanup of the site for a cost of $325,000. An environmental escrow has been established in the amount of $300,000, which will not be released until the NYDEC issues an acceptable determination of No Further
Action. We cannot assure you that the amounts escrowed will be sufficient to complete the required remediation.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Tricorne Center, representing approximately
1.0% of the initial mortgage pool balance, the property securing the pooled mortgage loan has documented ground water impact from a dry cleaning business.
The site has entered the New Jersey Department of Environmental Protection's
("NJDEP") Voluntary Cleanup Program pursuant to a Memorandum of Agreement. An environmental escrow has been established in the amount of $54,000, which represents approximately 125% of the projected cleanup costs. The escrow will not be released until the NJDEP issues a determination of No Further Action. We cannot assure you that the amounts escrowed will be sufficient to complete the required remediation.

     Twenty-seven (27) mortgaged properties, securing 5.9% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In each such case, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property and was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies,

                                      S-45

environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Environmental Insurance" in this prospectus supplement.

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR7 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, approximately 98.5% of the pooled mortgage loans are balloon mortgage loans, including approximately 17.8%
of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

                                      S-46

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2005-PWR7 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     The pooled mortgage loans secured by the mortgaged properties identified on
Appendix B to this prospectus supplement as 11 Penn Plaza, Marquis Apartments,
Plaza La Cienega, Garden State Pavilion, Miller/WRI Portfolio - Lowry Town
Center, Miller/WRI Portfolio - Thorncreek Crossing, Washington Estates MHC and
Forrest Brooke MHC are each part of a group of mortgage loans that are secured by the same mortgage on the related mortgaged property or properties. In addition, the borrower under the Marquis Apartments Pooled Mortgage Loan and the
Circle K Portfolio Pod 1 pooled mortgage loan and some of the other mortgage loans or their affiliates have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the
Mortgage Pool - Pari Passu, Subordinate and Other Financing" and Appendix B to
this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     With respect to the Plaza La Cienega pooled mortgage loan, the Plaza La
Cienega mortgaged property also secures a non-pooled mortgage loan with an outstanding principal balance as of the cut-off date of $7,000,000. The related borrower has pledged a letter of credit in an amount sufficient to pay the outstanding principal balance of the non-pooled mortgage loan. This letter of credit will be drawn upon to pay the non-pooled mortgage loan if the combined debt-service coverage ratio does not equal or exceed 1.25x or the combined loan-to-value ratio is more than 79.9% on or prior to December 17, 2006. Upon the request of the borrower, at any time prior to December 17, 2006, the letter of credit will be released if, among other things, the aggregate debt-service coverage ratio and loan-to-value ratio tests are met and no default has occurred under the pooled and non-pooled mortgage loans. The Plaza La Cienega pooled mortgage loan is not entitled to any of the proceeds of the related letter of credit. See "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling
and Servicing Agreement--Trust-Serviced Non-Pooled Noteholders--Plaza La Cienega
Trust-Serviced Non-Pooled Noteholder" in this prospectus supplement.

     With respect to the Garden State Pavilion pooled mortgage loan, the Garden
State Pavilion mortgaged property also secures a non-pooled mortgage loan with an outstanding principal balance as of the cut-off date of $5,000,000. The related borrower has pledged a letter of credit in an amount sufficient to pay the outstanding principal balance of the non-pooled mortgage loan. This letter of credit will be drawn upon to pay the non-pooled mortgage loan if the combined debt-service coverage ratio does not equal or exceed 1.30x or the combined loan-to-value ratio is more than 80.0% on or prior to November 30, 2006. Upon the request of the borrower, at any time prior to November 30, 2006, the letter of credit will be released if, among other things, the aggregate debt-service coverage ratio and loan-to-value ratio tests are met and no default has occurred under the pooled and non-pooled mortgage loans. The Garden State Pavilion pooled mortgage loan is not entitled to any of the proceeds of the related letter of credit. See "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling
and Servicing Agreement--Trust-Serviced Non-Pooled Noteholders--Garden State
Pavilion Trust-Serviced Non-Pooled Noteholder" in this prospectus supplement.

                                      S-47

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by this borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     Additionally, as described in "Summaries of the Ten Largest Mortgage
Loans--Plaza La Cienega" on Appendix C to this prospectus supplement, the pooled mortgage loan secured by the mortgaged property identified as Plaza La Cienega on Appendix B to this prospectus supplement is secured by the borrower's ground lease interest in the related mortgaged property. The fee interest in the property, which is owned by an affiliate of the borrower, is subject to another mortgage that had an outstanding principal balance as of the origination of the
Plaza La Cienega pooled mortgage loan of approximately $6,200,000. On the date that defeasance is permitted under the fee mortgage, in order to release the
$7,600,000 letter of credit, the borrower is required to defease the related mortgage loan. Additionally, the lien of the Plaza La Cienega pooled mortgage loan is required to be spread to cover the fee interest in addition to the ground lease interest which currently secures the Plaza La Cienega pooled mortgage loan and non-pooled mortgage loan. The borrower has escrowed approximately $7,600,000 to be used to defease the mortgage loan secured by the fee interest.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                      S-48

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Eight (8) groups of mortgage loans, representing 7.3%, 6.3%, 1.9%, 1.3%,
0.7%, 0.7%, 0.6% and 0.5%, respectively, of the initial mortgage pool balance and together representing eighteen (18) individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. These groups are in addition to the one group of cross-collateralized pooled mortgage loans. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf

                                      S-49

of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2005-PWR7 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

                                      S-50

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or o a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the

                                      S-51

borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas, the United States Virgin Islands and in
other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to

                                      S-52

redress this situation, on November 26, 2002, the President signed into law the
Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks.
Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed
$5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or
(b) fails to pay the premium increase related to the terrorism coverage within
30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR7 certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative

                                      S-53

purposes only in Appendix A and Appendix B to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value has been used in the calculation of the loan-to-value ratios in this prospectus supplement only in cases where such events have occurred.

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR7 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

                                      S-54

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY
ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of eight (8) mortgaged properties, with an aggregate allocated loan amount representing 8.8% of the initial mortgage pool balance, the borrower's interest consists solely, or in material part, of a leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as
Plaza La Cienega, Imperial Plaza, Holiday Inn Council Bluffs, Miller/WRI
Portfolio - Lowry Town Center, Washington Estates MHC, Hampton Inn Council
Bluffs, Walgreens Abingdon and Lynxs Nafta Cargoport.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be

                                      S-55

maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR7 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The eleven (11) pooled mortgage loans secured by Garden State Pavilion,
Brooklyn Place Apartments, 1550 Magnolia Avenue Industrial, M.O.I. Depot, Cost
Plus Germantown, Kerrville Country Club Plaza, Allentown Self Storage, Locksley
Mini Storage, Northern Tool Retail Store, Westridge Commerce Center, Bldg. A and
Galewood Office, which represent 2.5%, 0.9%, 0.9%, 0.7%, 0.4%, 0.4%, 0.3%, 0.3%,
0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance, have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

                                      S-56

THERE MAY BE CHANGES IN THE TAX LAWS OF THE U.S. VIRGIN ISLANDS; NO GROSS-UP.

     The pooled mortgage loans secured by the mortgaged properties identified on
Annex B to this prospectus supplement as Fortress Self Storage and Ocean Terrace
Apartments and representing in the aggregate 1.1% of the initial mortgage pool balance, are secured by properties located in the United States Virgin Islands
("USVI") and are each obligations of a borrower organized in the USVI. USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the
USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and these mortgage loans do not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to these pooled mortgage loans. In addition, in the event that the trust acquires the mortgaged property securing either of such pooled mortgage loans, the trust may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

ADDITIONAL RISKS

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

     We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                                      S-57

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-PWR7 certificates will be issued on the Issue Date pursuant to the series 2005-PWR7 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR7 pooling and servicing agreement are described in this "Description of the Offered Certificates"
section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR7 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Description of the
Pooling and Servicing Agreements".

     The series 2005-PWR7 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group or the A/B Mortgage
          Loans, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
          Agreement--REO Account", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under
          "--Interest Reserve Account" below.

     The series 2005-PWR7 certificates will include the following classes:

     o    the A-1, A-2, A-AB, A-3, X-2, A-J, B, C and D classes, which are the classes of series 2005-PWR7 certificates that are offered by this prospectus supplement, and

     o    the X-1, E, F, G, H, J, K, L, M, N, P, Q, R and V classes, which are the classes of series 2005-PWR7 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer, will acquire several non-offered classes of the series 2005-PWR7 certificates, including the class Q certificates.

                                      S-58

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P
and Q certificates are the only series 2005-PWR7 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     The class X-1 and X-2 certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, each of those classes will have a notional amount. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2005-PWR7
Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The total notional amount of the class X-1 certificates will equal the total principal balance of the class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, P and Q certificates outstanding from time to time.

     The total notional amount of the Class X-2 certificates will equal:

     o    during the period from the Issue Date through and including the distribution date in March 2006, the sum of (a) the lesser of
          $68,223,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in March 2006 through and including the distribution date in March 2007, the sum of
          (a) the lesser of $16,950,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-AB, A-3, A-J, B, C, D, E, F, G,
          H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in March 2007 through and including the distribution date in March 2008, the sum of
          (a) the lesser of $150,785,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-3, A-J, B, C, D, E, F and G certificates outstanding from time to time and (c) the lesser of
          $5,570,000 and the total principal balance of the class H certificates outstanding from time to time;

     o    during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of
          (a) the lesser of $98,300,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-3, A-J, B, C, D and E certificates outstanding from time to time and (c) the lesser of
          $6,219,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of
          (a) the lesser of $46,130,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $104,230,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-J, B

                                      S-59

          and C certificates outstanding from time to time and (d) the lesser of
          $14,008,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of
          (a) the lesser of $19,592,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $84,141,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-J and B certificates outstanding from time to time and (d) the lesser of $5,054,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    during the period following the distribution date in March 2011 through and including the distribution date in March 2012, the sum of
          (a) the lesser of $457,389,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-J certificates outstanding from time to time and (c) the lesser of $23,102,000 and the total principal balance of the class B certificates outstanding from time to time;

     o    during the period following the distribution date in March 2012 through and including the distribution date in March 2013, the sum of
          (a) the lesser of $423,489,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-J certificates outstanding from time to time and (c) the lesser of $11,058,000 and the total principal balance of the class B certificates outstanding from time to time; and

     o    following the distribution date occurring in March 2013, $0.

     The principal balances of the class M, N, P and Q certificates will not be represented (in whole or in part) in the notional amount of the class X-2 certificates at any time.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR7 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

                                      S-60

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a)  amounts payable to a master servicer or the special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on
                    advances, late payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

     o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o    Any payments made by that master servicer to cover Prepayment Interest
          Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2005-PWR7 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator, the Trustee and the Fiscal Agent" and "--Reports to
          Certificateholders; Available Information" below;

                                      S-61

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
          Administrator, the Tax Administrator, the Trustee and the Fiscal
          Agent" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR7 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2005-PWR7 Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o    to pay for the cost of recording the series 2005-PWR7 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2005-PWR7 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

                                      S-62

DISTRIBUTIONS

     General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR7 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2005-PWR7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2005-PWR7 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2005-PWR7 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2005-PWR7 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2005-PWR7 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2005-PWR7 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

                                      S-63

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class of series 2005-PWR7 certificates.

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

     If the holders of any interest-bearing class of the series 2005-PWR7 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X-1 or class X-2 certificates.
The portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any particular class of series 2005-PWR7 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2005-PWR7 principal balance certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR7 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR7 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-1, A-2 and A-AB certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

     The pass-through rates for the class A-3, A-J, B, C, D, J, K, L, M, N, P and Q certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rate applicable to the class E certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus 0.020%.

     The pass-through rates applicable to each of the class F, G and H certificates for each interest accrual period will equal the Weighted Average
Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

     The pass-through rate for the class X-2 certificates, for each interest accrual period through and including the interest accrual period related to the
March 2013 distribution date, will equal the weighted average of the respective strip

                                      S-64

rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-PWR7 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-PWR7 principal balance certificates is identified under "--Certificate Principal Balances and
Certificate Notional Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the March
2013 distribution date, on any particular component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the reference rate specified on Schedule I to this prospectus supplement for such interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for the related distribution date that corresponds to such interest accrual period, over

     o    the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR7 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period related to the March 2013 distribution date, the class X-2 certificates will cease to accrue interest. In connection therewith, the class X-2 certificates will have a 0% pass-through rate for the interest accrual period related to the April 2013 distribution date and for each interest accrual period thereafter.

     The pass-through rate for the class X-1 certificates for any interest accrual period will equal the weighted average of the respective strip rates
(the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.
Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-PWR7 principal balance certificates. In general, the total principal balance of each class of series 2005-PWR7 principal balance certificates will constitute a separate component of the total notional amount of the class X-1 certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-PWR7 principal balance certificates is identified under "--Certificate Principal Balances and Certificate Notional
Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the March 2013 distribution date, on any particular component of the total notional amount of the class X-1 certificates immediately prior to the related distribution date, the applicable Class X-1
Strip Rate will be calculated as follows:

          1.   if such particular component consists of the entire total
               principal balance of any class of series 2005-PWR7 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip
               Rate will equal the excess, if any, of (a) the Weighted Average
               Pool Pass-Through Rate for the related distribution date, over
               (b) the greater of (i) the reference rate specified on Schedule I for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates;

          2.   if such particular component consists of a designated portion
               (but not all) of the total principal balance of any class of series 2005-PWR7 principal balance certificates, and if such designated portion of such total principal balance also
               constitutes a component of the total notional amount of the class
               X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate

                                      S-65

               will equal the excess, if any, of (a) the Weighted Average Pool
               Pass-Through Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Schedule I for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates;

          3.   if such particular component consists of the entire total
               principal balance of any class of series 2005-PWR7 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class
               X-1 Strip Rate will equal the excess, if any, of (a) the Weighted
               Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates; and

          4.   if such particular component consists of a designated portion
               (but not all) of the total principal balance of any class of series 2005-PWR7 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class
               X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through
               Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates.

     For purposes of accruing interest on the class X-1 certificates during each interest accrual period subsequent to the interest accrual period related to the
March 2013 distribution date, the total principal balance of each class of series 2005-PWR7 principal balance certificates will constitute a single separate component of the total notional amount of the class X-1 certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR7 principal balance certificates whose principal balance makes up such component. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR7 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

     In general, the Principal Distribution Amount will be allocated among the holders of the class A-1, A-2, A-AB and A-3 certificates on each distribution date in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date; and

          2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal
               Balance for that distribution date;

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB

                                      S-66

               Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
               A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

     o    finally, to the class A-3 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date.

     However, if two or more classes of class A-1, A-2, A-AB and A-3 certificates are outstanding as of any Class A Principal Distribution Cross-Over
Date or, in any event, as of the final distribution date for the series
2005-PWR7 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable among the A-1, A-2, A-AB and A-3 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance. While the class A-1, A-2, A-AB and/or A-3 certificates are outstanding, no portion of the Principal
Distribution Amount for any distribution date will be allocated to any other class of series 2005-PWR7 certificates.

     Following the retirement of the class A-1, A-2, A-AB and A-3 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (that is, first, to class A-J, then to class B and so on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-AB and A-3 and of all other classes of series 2005-PWR7 certificates, if any, with an earlier alphabetical designation is reduced to zero.

     To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a

                                      S-67

defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related Distribution Date will be reduced by the amount of such reimbursement. See "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-PWR7 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2005-PWR7 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described herein with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

     Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

     ORDER OF             RECIPIENT
   DISTRIBUTION       CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
-------------------- -------------------- ----------------------------------------------------------------------------

                       A-1, A-2, A-AB,                 Interest up to the total interest
        1st            A-3, X-1 and X-2                distributable on those classes, pro rata
                                                       based on the total interest distributable
                                                       on each such class

        2nd            A-1, A-2, A-AB,                 Principal up to the total principal distributable
                           and A-3                     on those classes, allocable as among those classes
                                                       as described above under "--Principal Distributions"

        3rd           A-1, A-2, A-AB                   Reimbursement up to the loss reimbursement amounts
                           and A-3                     for those classes, pro rata based on the loss
                                                       reimbursement amount for each such class
-------------------- -------------------- ----------------------------------------------------------------------------
        4th           A-J, B, C, D, E,                 For each indicated class, interest up to
                      F, G, H, J, K, L,                the total interest distributable for that
                       M, N, P and Q                   class, then principal up to the total
                                                       principal distributable on that class
                                                       until the principal balance of that class
                                                       is reduced to zero and then reimbursement
                                                       up to the loss reimbursement amount for
                                                       that class (in that order), with no such
                                                       distributions to be made on that class
                                                       until all the distributions described in
                                                       this statement have been made to all
                                                       other indicated classes with an earlier
                                                       alphabetical designation (if any)
----------------------------------------------------------------------------------------------------------------------
        5th                    R                       Any remaining portion of the Available Distribution Amount

     In general, distributions of principal will be made to the class A-1, A-2,
A-AB and A-3 certificates as described above under "--Principal Distributions".
However, on and after the Class A Principal Distribution Cross-Over Date, and in
any event on the final distribution date for the series 2005-PWR7 certificates, the certificate administrator will make distributions of principal on the class
A-1, A-2, A-AB and A-3 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2005-PWR7 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

                                      S-68

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment
Premium (net of liquidation fees payable therefrom) to the holders of any class
A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G or H certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series
          2005-PWR7 principal balance certificates on that distribution date.

     On each distribution date that occurs before the April 2010 distribution date, the certificate administrator will pay 80.0% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class
X-1 certificates and 20.0% of any such remaining portion to the holders of the class X-2 certificates. On the April 2010 distribution date and each distribution date thereafter, the certificate administrator will pay 100% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates.

     The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

                                      S-69

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2005-PWR7 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-PWR7 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2005-PWR7 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR7 certificates. If this occurs following the distributions made to the series 2005-PWR7 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses"), the respective total principal balances of the series 2005-PWR7 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR7 certificates equals the total Stated Principal
Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

                                      S-70

     ORDER OF ALLOCATION                    CLASS
-------------------------------  ------------------------------
             1st                              Q
             2nd                              P
             3rd                              N
             4th                              M
             5th                              L
             6th                              K
             7th                              J
             8th                              H
             9th                              G
            10th                              F
            11th                              E
            12th                              D
            13th                              C
            14th                              B
            15th                             A-J
            16th                   A-1, A-2, A-AB and A-3
                                   pro rata based on total
                               outstanding principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR7 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR7 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR7 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR7 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2005-PWR7 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and
Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a
Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

                                      S-71

     Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR7 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2005-PWR7 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series 2005-PWR7 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR7 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR7 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, the special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
          (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
          "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series 2005-PWR7
          Pooling and Servicing Agreement--Servicing and Other Compensation and
          Payment of Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator, the Trustee and the Fiscal
               Agent" below,

          2.   any reimbursements and indemnification to the master servicers, the special servicer and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

                                      S-72

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR7 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

     Any expenses under either the Non-Trust Servicing Agreement for the 11 Penn
Plaza Pooled Mortgage Loan or the Non-Trust Servicing Agreement for the
Miller/WRI Portfolio Pooled Mortgage Loans that are similar to Additional Trust
Fund Expenses and that relate to the 11 Penn Plaza Pooled Mortgage Loan or the
Miller/WRI Portfolio Pooled Mortgage Loans, as applicable, are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and its related Non-Pooled Pari Passu Companion Loans, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loans, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreements), that--

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
          Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR7 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR7 certificates on that distribution date.

                                      S-73

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

     In the case of each of the 11 Penn Plaza Pooled Mortgage Loan (as to which the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization), the Marquis Apartments Pooled
Mortgage Loan (after any date when the Marquis Apartments Non-Pooled Mortgage
Loan has been included in another commercial mortgage securitization, if the
Marquis Apartments Non-Pooled Mortgage Loan has not become subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan prior to that inclusion), the Plaza La Cienega Pooled Mortgage Loan (after any date when the
Plaza La Cienega Non-Pooled Mortgage Loan has become pari passu in right of payment with the Plaza La Cienega Pooled Mortgage Loan and has also been included in another commercial mortgage securitization), the Garden State
Pavilion Pooled Mortgage Loan (after any date when the Garden State Pavilion
Non-Pooled Mortgage Loan has become pari passu in right of payment with the
Garden State Pavilion Pooled Mortgage Loan and has also been included in another commercial mortgage securitization) and the Miller/WRI Portfolio Pooled Mortgage
Loans (as to which the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans have been included in another commercial mortgage securitization), the applicable master servicer for those pooled mortgage loans and each comparable party with respect to each such securitization of a Non-Pooled Mortgage Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes.
If such master servicer or comparable party makes a determination that a debt service advance on an 11 Penn Plaza mortgage loan, a Marquis Apartments mortgage loan, a Plaza La Cienega mortgage loan, a Garden State Pavilion mortgage loan or a Miller/WRI Portfolio mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective 11 Penn Plaza mortgage loan, Marquis
Apartments mortgage loan, Plaza La Cienega mortgage loan, Garden State Pavilion mortgage loan or Miller/WRI Portfolio mortgage loan (unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance). See "Description of the Certificates--Advances in Respect of
Delinquencies" in the accompanying prospectus. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, Moody's and Fitch will be

                                      S-74

provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2005-PWR7 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR7 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

                                      S-75

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any Non-Pooled
Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR7 certificate, the parties to the series
2005-PWR7 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things:

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer (and/or, if applicable in the case of the Non-Trust-Serviced
          Pooled Mortgage Loans, similar compensation paid to the parties under the Non-Trust Servicing Agreements) during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

                                      S-76

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date and for the next succeeding interest accrual period;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of Appraisal Reduction
          Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection with the liquidation
          (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

     22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer, the trustee and/or the fiscal agent since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  the amounts of any excess liquidation proceeds held in the trustee's account designated for such excess liquidation proceeds; and

                                      S-77

     27.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR7 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR7 certificates via the certificate administrator's internet website. The certificate administrator's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2005-PWR7 certificates may call (301) 815-6600.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR7 pooling and servicing agreement.

     Other Information. The series 2005-PWR7 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR7 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR7 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2005-PWR7 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreements and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

     o    in the case of a registered holder or beneficial owner of a series
          2005-PWR7 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series
          2005-PWR7 certificate and will keep confidential any of the information that has not been filed with the SEC; and

                                      S-78

     o    in the case of a prospective purchaser of a series 2005-PWR7 certificate or any interest in a series 2005-PWR7 certificate, confirmation executed by the requesting person or entity generally to the effect that the person or entity is a prospective purchaser of a series 2005-PWR7 certificate or an interest in a series 2005-PWR7 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the offered certificates in minimum denominations of $250,000, in the case of the class X-2 certificates, $25,000, in the case of the class A-1, A-2, A-AB, A-3 and A-J certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier,

                                      S-79

which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar

                                      S-80

or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange.
The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

     Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR7 certificates and of transfers and exchanges of any and all series 2005-PWR7 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR7 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR7 pooling and servicing agreement.

     The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR7 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Bear Stearns Commercial
Mortgage Securities Trust 2005-PWR7. LaSalle is an affiliate of ABN AMRO Bank
N.V., the initial fiscal agent. As of December 31, 2004, LaSalle had assets of approximately $63.7 billion.

     The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR7 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR7. As of December 31, 2004,
ABN AMRO had assets of approximately $803.4 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "Aa3" by Moody's and "AA-" by S&P.

     The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0021% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

     The holders of series 2005-PWR7 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

                                      S-81

     ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR7 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR7 pooling and servicing agreement, the mortgage loans or the series 2005-PWR7 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

     None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2005-PWR7 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR7 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR7 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2005-PWR7 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR7 certificates entitled to not less than 51% of the series 2005-PWR7 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR7 certificate can also be evidenced by written confirmation from each of
          Moody's and Fitch that the amendment will not result in a
          qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments can also be made without certificateholder consent in order to relax or eliminate transfer restrictions and/or requirements imposed by the REMIC provisions; and

     o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR7 certificates entitled to not less than 51%
          of all of the series 2005-PWR7 voting rights.

TERMINATION OF THE SERIES 2005-PWR7 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2005-PWR7 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

                                      S-82

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2005-PWR7 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

     3.   the exchange by any single holder of all the series 2005-PWR7 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2005-PWR7 pooling and servicing agreement will be given to each series 2005-PWR7 certificateholder. The final distribution to the registered holder of each series 2005-PWR7 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2005-PWR7 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2005-PWR7 pooling and servicing agreement of its election to do so,

     o    if more than one holder or group of holders of the series 2005-PWR7 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR7 controlling class, and

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2005-PWR7 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group or either A/B Mortgage Loan, the value of the trust fund's interest therein); minus

     o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-PWR7 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series
2005-PWR7 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2005-PWR7 certificateholders, will constitute part of the Available Distribution
Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-PWR7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                                      S-83

     An exchange by any single holder of all of the series 2005-PWR7 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR7 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR7 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR7 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR7 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
          nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    except in the case of the class X-2 certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the
          extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-2 certificates will be highly sensitive to, and the yield to maturity on the other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. If you are considering the purchase of class X-2 certificates, you should fully consider the risk that an extremely rapid

                                      S-84

rate of payments and other collections of principal on the pooled mortgage loans could result in your failure to fully recover your initial investment.

     Because the pass-through rate for the class A-3, X-2, A-J, B, C and D certificates is based upon or limited by the Weighted Average Pool Pass-Through
Rate, that pass-through rate (and, accordingly, the yield) on those classes of offered certificates could be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.
In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of principal balance certificates, or the designated portions of those total principal balances, that make up the total notional amount of the class X-2 certificates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances and accelerate the rates at which the notional amount of the class X-2 certificates is reduced. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates,

     o    if you are purchasing class X-2 certificates, the rate and timing of reductions in the notional amount of your certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest

                                      S-85

may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     In addition, if the applicable master servicer, the special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR7 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR7 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR7 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR7 certificates on the related distribution date.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

                                      S-86

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

                                      S-87

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 24, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor (in the case of the principal balance certificates) or each dollar of notional amount would be reduced (in the case of the class X-2 certificates). For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance or notional amount of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance or notional amount of that certificate.

     As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-AB and/or A-3 certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
`"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR7 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB and A-3 certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2005-PWR7 certificates according to their principal balances.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-88

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN          0%           25%          50%           75%         100%
         --------------------          --           ---          ---           ---         ----

Issue Date                             100%         100%         100%          100%         100%
March 2006                              86%          86%          86%           86%          86%
March 2007                              70%          70%          70%           70%          70%
March 2008                              50%          50%          50%           50%          50%
March 2009                              27%          27%          27%           27%          27%
March 2010 and thereafter                0%           0%           0%            0%           0%
Weighted average life (years)           2.9          2.9          2.9           2.9          2.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                  100%         100%         100%          100%         100%
March 2011                                  100%         100%         100%          100%         100%
March 2012 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)                6.8          6.8          6.7           6.7          6.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                   96%          96%          96%           96%          97%
March 2011                                   77%          77%          77%           77%          78%
March 2012                                   59%          59%          59%           59%          59%
March 2013                                   41%          41%          41%           41%          41%
March 2014                                   15%          15%          15%           15%          15%
March 2015 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)                7.4          7.4          7.4           7.4          7.3

                                      S-89

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                  100%         100%         100%          100%         100%
March 2011                                  100%         100%         100%          100%         100%
March 2012                                  100%         100%         100%          100%         100%
March 2013                                  100%         100%         100%          100%         100%
March 2014                                  100%         100%         100%          100%         100%
March 2015 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)                9.8          9.8          9.7           9.7          9.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                  100%         100%         100%          100%         100%
March 2011                                  100%         100%         100%          100%         100%
March 2012                                  100%         100%         100%          100%         100%
March 2013                                  100%         100%         100%          100%         100%
March 2014                                  100%         100%         100%          100%         100%
March 2015 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)                9.9          9.9          9.9           9.9          9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                  100%         100%         100%          100%         100%
March 2011                                  100%         100%         100%          100%         100%
March 2012                                  100%         100%         100%          100%         100%
March 2013                                  100%         100%         100%          100%         100%
March 2014                                  100%         100%         100%          100%         100%
March 2015 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)                9.9          9.9          9.9           9.9          9.8

                                      S-90

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                  100%         100%         100%          100%         100%
March 2011                                  100%         100%         100%          100%         100%
March 2012                                  100%         100%         100%          100%         100%
March 2013                                  100%         100%         100%          100%         100%
March 2014                                  100%         100%         100%          100%         100%
March 2015 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)               10.0         10.0         10.0          10.0          9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%           25%          50%           75%         100%
         --------------------               --           ---          ---           ---         ----

Issue Date                                  100%         100%         100%          100%         100%
March 2006                                  100%         100%         100%          100%         100%
March 2007                                  100%         100%         100%          100%         100%
March 2008                                  100%         100%         100%          100%         100%
March 2009                                  100%         100%         100%          100%         100%
March 2010                                  100%         100%         100%          100%         100%
March 2011                                  100%         100%         100%          100%         100%
March 2012                                  100%         100%         100%          100%         100%
March 2013                                  100%         100%         100%          100%         100%
March 2014                                  100%         100%         100%          100%         100%
March 2015 and thereafter                     0%           0%           0%            0%           0%
Weighted average life (years)               10.0         10.0         10.0          10.0          9.9

YIELD SENSITIVITY

         The yields to investors on the class X-2 certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the pooled mortgage loans and the default and loss experience on the pooled mortgage loans. If you are contemplating an investment in the class X-2 certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to fully recover your initial investment. Prepayment premiums and yield maintenance charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no prepayment premiums or yield maintenance charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options in respect of defaulted mortgage loans and the optional termination of the trust.

         The table set forth below shows the pre-tax corporate bond equivalent
("CBE") yield to maturity with respect to the class X-2 certificates. We prepared this table using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase price and (b)
the indicated prepayment and default scenarios. The assumed

                                      S-91

purchase price is expressed as a percentage of the initial total notional amount of the class X-2 certificates and is exclusive of accrued interest. Each default scenario assumes the immediate occurrence of defaults and the immediate recovery of 65% of the defaulted amount.

     The yields set forth in the tables were calculated by:

     o    determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X-2 certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

          1.   the assumed purchase prices, plus

          2.   accrued interest at the initial pass-through rate for the class
               X-2 certificates from and including March 1, 2005 to but
               excluding the assumed settlement date; and

     o    converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their Certificates. Consequently, they do not purport to reflect the return on any investment on the class X-2 certificates when reinvestment rates are considered.

     The default model used in this prospectus supplement is the "constant default rate" or "CDR" model, which represents an assumed constant rate of default each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the pooled mortgage loans) for the life of those loans. The CDR model does not purport to be either an historical description of the default experience of any pool of loans or a prediction of the anticipated rate of default of any pool of loans, including the mortgage pool. We do not make any representation about the appropriateness of the CDR model.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

               PREPAYMENT ASSUMPTION         0% CPR       100% CPR     100% CPR
              DEFAULT RATE ASSUMPTION        0% CDR        0% CDR       2% CDR
              -----------------------        ------        ------       ------

Assumed Total Purchase Price
(excluding accrued interest): 1.542140%      4.650%        4.650%       4.578%

     The characteristics of the pooled mortgage loans will differ in some respects from those assumed in preparing the table. The table is presented for illustrative purposes only. Neither the Mortgage Pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the table. In addition, there can be no assurance that--

     o    the pooled mortgage loans will prepay at any particular rate,

     o    the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the pooled mortgage loans will not default or that the pooled mortgage loans will default at any particular rate,

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates,

                                      S-92

     o    the actual pre-tax yield on, or any other payment characteristics of, the Class X-2 Certificates will correspond to any of the information shown in the table set forth above, or

     o    the total purchase price of the Class X-2 Certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase the Class X-2 Certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 124 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$1,124,565,652. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $544,698 to $94,668,822 and the average of those cut-off date principal balances is $9,069,078.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the 11 Penn Plaza Pooled Mortgage Loan, which has a cut-off date principal balance of $94,668,822 and represents 8.4% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 39.6% of the initial mortgage pool balance. Each of these loans is described on Appendix C to this prospectus supplement.

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

     The mortgage pool will include two (2) mortgage loans, representing 1.4% of the initial mortgage pool balance, that are, in each such case, secured by two or more properties, and one (1) group of two (2) cross-collateralized pooled mortgage loans, which group represents 0.9% of the initial mortgage pool balance, that in the aggregate are secured by two properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of

                                      S-93

properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

     In the case of the cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio -
Thorncreek Crossing, which in the aggregate represents approximately 0.9% of the initial mortgage pool balance, the borrower is entitled after the second anniversary of the origination of the mortgage loan to a partial release of the mortgaged properties in connection with a prepayment of one of those pooled mortgage loans. Conditions to a partial release include, among other things, (i)
the payment of 120% of the unpaid principal balance of the related note, (ii) a prepayment consideration equal to the greater of 1% of the principal amount being prepaid and a yield maintenance charge, (iii) the pooled mortgage loan
(after giving effect to the repayment of the cross-collateralized mortgage loan and release of the related mortgaged property) has a debt service coverage ratio of not less than 1.40x, (iv) the loan-to-value ratio is equal to or less than
80% (after giving effect to the repayment of the cross-collateralized mortgage loan and release of the related mortgaged property), and (v) the prepayment of the corresponding Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loan. In
the case of the payment of 120% of the unpaid principal balance of the related notes as described above, the amount paid in excess of the unpaid principal balance of the related notes will be applied to pay down the other cross-collateralized pooled and non-pooled mortgage loans and applied pro rata to each such mortgage loan.

     Under the terms of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Center City
Apartment Portfolio and representing 0.9% of the initial mortgage pool balance, the related borrower may obtain the release of up to five corresponding mortgaged properties (excluding the mortgaged properties identified on Appendix
B to this prospectus supplement as 2035 Waverly Street and 2037 Waverly Street)
through partial prepayment of the pooled mortgage loan, subject to satisfaction of conditions set forth in the loan documents, including that (i) the aggregate allocated loan amount of the released and proposed to be released mortgaged properties does not exceed $3,710,000 and (ii) the borrower pays 125% of the allocated loan amount of the mortgaged property to be released, together with a prepayment charge equal to the greater of 1% of the prepaid amount and a yield maintenance formula.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Homes of Kingsway, representing 0.2% of the initial mortgage pool balance, the related borrower is permitted to release up to 3 of the 7 parcels comprising the related mortgaged property, subject to satisfying certain conditions, including (i) payment of an amount allocated to the released property to reduce outstanding principal, together with the applicable prepayment consideration of either a defeasance amount or the greater of a yield maintenance charge and 1% at the borrower's discretion, (ii) the remaining mortgaged properties having a 65% or less loan-to-value ratio and a 1.50x or greater debt service coverage ratio following the partial reconveyance, and (iii) if and as applicable, the lender receiving written confirmation from each rating agency that rated the series 2005-PWR7 certificates that the partial release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR7 certificates.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Circle K Portfolio Pod I, representing 0.4% of the initial mortgage pool balance, the related borrower may obtain the release of a property by substituting another property for it, subject to certain conditions, including
(i) a current appraisal showing that the substitute property has an appraised value and operating history equal to or greater than the property to be released, (ii) the substitute property having superior submarket strength, population and accessibility over the property to be released, and the lender receiving written confirmation from each rating agency that rated the series
2005-PWR7 certificates that the property substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR7 certificates.

     The table below shows each group of two (2) or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted, but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-94

                                                           NUMBER OF
                                                          STATES WHERE
                                            NUMBER OF     THE MORTGAGED   % OF INITIAL
                                            MORTGAGED    PROPERTIES ARE     MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES      PROPERTIES       LOCATED      POOL BALANCE
--------------------------------------      ----------       -------      ------------
Group 1:

Campus at Marlborough                           1               1             5.7%
750 College Road East                           1               1             1.6%
         TOTAL FOR GROUP:                       2               2             7.3%

Group 2:
Plaza La Cienega                                1               1             3.8%
Garden State Pavilion                           1               1             2.5%
         TOTAL FOR GROUP:                       2               2             6.3%

Group 3:
Washington Estates MHC                          1               1             0.8%
Diamond Grove Estates MHC                       1               1             0.4%
Country Woods MHC                               1               1             0.4%
Forrest Brooke MHC                              1               1             0.3%
         TOTAL FOR GROUP:                       4               3             1.9%

Group 4:
Holiday Inn Council Bluffs                      1               1             0.9%
Hampton Inn Council Bluffs                      1               1             0.4%
         TOTAL FOR GROUP:                       2               1             1.3%

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five
(5) days. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics.

     One-hundred and twenty (120) of the mortgage loans, representing 98.5% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

                                      S-95

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     Twenty-six (26) of the balloon mortgage loans referred to in the preceding paragraph, representing 37.9% of the initial mortgage pool balance, provide for initial interest-only periods that expire 3 to 36 months following their respective origination dates (and in one (1) of these cases, representing 5.7%
of the initial mortgage pool balance, the initial interest-only period will have expired as of the March due date); and one (1) of the balloon mortgage loans referred to in the preceding paragraph, representing 2.2% of the initial mortgage pool balance, provides for no amortization and for payments of interest only for its entire term to maturity.

     Sixteen (16) of the pooled mortgage loans referred to in the second preceding paragraph, representing 17.8% of the initial mortgage pool balance, are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. Two (2) of the ARD loans, representing 2.0% of the initial mortgage pool balance, provide for an initial interest-only period that expires 12 and 24 months, respectively, following their origination date. The ARD loans include two (2) of the ten largest pooled mortgage loans, including the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 11 Penn Plaza and Republic Windows and Doors, which provide for some amortization prior to the related anticipated repayment date. The 11 Penn Plaza
Pooled Mortgage Loan has an amortization schedule that requires scheduled payments of principal in each month in an amount bearing the same proportion to the cut-off date principal balance of that companion loan as the required scheduled payment of principal on the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan for the same month bears to the cut-off date principal balance of the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to (i) in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 11 Penn
          Plaza, 5% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities,
          (ii) in the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
          Cost Plus Germantown and Walgreens Abingdon, 2% plus the initial mortgage interest rate, (iii) in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Town and Country, 5% plus the initial mortgage interest rate and (iv) in all other cases, 2% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The additional interest will--

          1.   be deferred,

          2.   in some cases, be compounded,

          3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

          4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

     Four (4) of the pooled mortgage loans, representing 1.5% of the initial mortgage pool balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated
maturities.

                                      S-96

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

         On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

         Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    Ninety-three (93) of the pooled mortgage loans, representing 68.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower
          (after an initial period of at least two years following the date of issuance of the series 2005-PWR7 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Eleven (11) of the pooled mortgage loans, representing 14.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for a Prepayment Premium or a Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    Seventeen (17) pooled mortgage loans, representing 6.9% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a
          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series
          2005-PWR7 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Two (2) of the pooled mortgage loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
          Plaza La Cienega and Garden State Pavilion, respectively, in the aggregate representing 6.3% of the initial mortgage pool balance, permit the related borrower, after an initial period of the earlier of
          (a) four years from the first due date or (b) two years from the date of the securitization of the related Non-Pooled Mortgage Loan, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marquis
          Apartments, representing 4.0% of the initial mortgage pool balance, permits the related borrower, after an initial period of the earlier of (a) three years from January 31, 2005 or (b) two years from the date of the securitization of the related non-pooled mortgage loan, to defease the pooled mortgage loan by pledging certain Governmental
          Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Two (2) pooled mortgage loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Holiday Inn
          Council Bluffs and Hampton Inn Council Bluffs, in the aggregate representing 1.3% of the initial mortgage pool balance, permit the related borrower to prepay the related pooled mortgage loan in full prior to the expiration of the related Lock-out Period, subject to payment of a

                                      S-97

          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 2% of the amount prepaid, in the event that the underlying ground lessor exercises a purchase option to purchase the related borrower's leasehold interest.

     Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to thirteen (13) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

     In addition, some loans permit partial prepayments despite Lock-out Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix C.

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

     Other Releases. As described above under "--Cross-Collateralized Mortgage
Loans and Multi-Property Mortgage Loans (and Related Collateral Substitution,
Partial Release or Partial Defeasance Provisions); Mortgage Loans with
Affiliated Borrowers" and in Appendix C, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

     Furthermore, certain pooled mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Cash
Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

                                      S-98

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Moody's and Fitch to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR7 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

     The applicable master servicer or special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR7 pooling and servicing agreement.

     Encumbered Interests.

     In the case of one-hundred and forty-five (145) of the mortgaged properties, representing security for 91.2% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if the borrower's interest consists of overlapping fee and leasehold interests). In the case of six (6) of the mortgaged properties, representing security for 7.6% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the property that secures one of the ten largest pooled mortgage loans. See "Summaries of the Ten Largest
Mortgage Loans--Plaza La Cienega" on Appendix C in this prospectus supplement.
In the case of the mortgaged properties identified on Appendix B to this prospectus supplement as Washington Estates MHC and Walgreens Abingdon, representing security for 0.8% and 0.4%, respectively, of the initial mortgage pool balance, the borrower's interest in a material portion of the each such mortgaged property consists of a fee interest and the borrower's interest in another material portion of each such mortgaged property consists of a leasehold interest. See "Risk Factors--Loans Secured by Mortgages on a Leasehold Interest
Will Subject Your Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

     Pari Passu, Subordinate and Other Financing.

     SPLIT LOAN STRUCTURES

     11 Penn Plaza

     The 11 Penn Plaza Mortgaged Property, which represents security for approximately 8.4% of the initial mortgage pool balance, also currently secures a mortgage loan that is not part of the mortgage pool. See "Summaries of the Ten
Largest Mortgage Loans--11 Penn Plaza" on Appendix C to this prospectus supplement.

     The 11 Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled
Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the 11 Penn Plaza Mortgaged Property.

                                      S-99

The interest rate and maturity date of the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan are identical to those of the 11 Penn Plaza Pooled Mortgage Loan.
The amortization characteristics of the 11 Penn Plaza Loan Group are described above under "--Amortization Characteristics". Payments from the borrower under the 11 Penn Plaza Loan Group will be applied on a pari passu basis to the 11
Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan. The 11 Penn Plaza Non-Pooled Pari Passu Companion Loan is
currently held in another commercial mortgage securitization (relating to the series 2004-PWR6 commercial mortgage pass-through certificates issued by a trust formed at the direction of an affiliate of the depositor).

     The intercreditor agreement between the holder of the 11 Penn Plaza Pooled
Mortgage Loan and the holder of the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan provides that for so long as either the 11 Penn Plaza Pooled
Mortgage Loan or the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan is
included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the 11 Penn Plaza Pooled
Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan
consistent with the terms of the related intercreditor agreement and the series
2004-PWR6 pooling and servicing agreement. The holder of the 11 Penn Plaza
Pooled Mortgage Loan, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the 2004-PWR6 securitization in respect of certain matters related to the 11 Penn Plaza Loan
Group and the 11 Penn Plaza Mortgaged Property. The holder of the 11 Penn Plaza
Pooled Mortgage Loan or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the 11
Penn Plaza Pooled Mortgage Loan, or its representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action. However, neither the applicable master servicer nor the special servicer of the 2004-PWR6 securitization will be obligated to act upon the direction, advice or objection of the holder of the 11 Penn Plaza Pooled
Mortgage Loan, or its representative, in connection with any such proposed action.

     Marquis Apartments

     The Marquis Apartments Mortgaged Property, which represents security for approximately 4.0% of the initial mortgage pool balance, also currently secures a mortgage loan that is not part of the mortgage pool. See "Summaries of the Ten
Largest Mortgage Loans--Marquis Apartments" on Appendix C to this prospectus supplement.

     The Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments
Non-Pooled Mortgage Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged Property. The interest rate and maturity date of the Marquis Apartments Non-Pooled Mortgage
Loan are identical to those of the Marquis Apartments Pooled Mortgage Loan. The amortization characteristics of the Marquis Apartments Loan Group are described above under "--Amortization Characteristics". Payments from the borrower under the Marquis Apartments Loan Group will be applied on a pari passu basis to the
Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments Non-Pooled
Mortgage Loan until such time (if any) as the holder of the Marquis Apartments
Non-Pooled Mortgage Loan exercises its option in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the Marquis
Apartments Pooled Mortgage Loan. After the date (if any) upon which the holder of the Marquis Apartments Non-Pooled Mortgage Loan exercises its option in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan, payments from the borrower under the Marquis Apartments Loan Group will be applied first to the Marquis Apartments Pooled Mortgage Loan and second to the
Marquis Apartments Non-Pooled Mortgage Loan. The option of the holder of the
Marquis Apartments Non-Pooled Mortgage Loan in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the Marquis
Apartments Pooled Mortgage Loan will terminate upon any commercial mortgage securitization of the Marquis Apartments Non-Pooled Mortgage Loan. The Marquis
Apartments Non-Pooled Mortgage Loan is currently held by BSCMI, one of the mortgage loan sellers, and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

     The intercreditor agreement between the holder of the Marquis Apartments
Pooled Mortgage Loan and the holder of the Marquis Apartments Non-Pooled
Mortgage Loan provides that for so long as either the Marquis Apartments Pooled
Mortgage Loan or the Marquis Apartments Non-Pooled Mortgage Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Marquis Apartments Loan Group consistent with the terms of the related intercreditor agreement and the series
2005-PWR7 pooling and servicing agreement. See "Servicing of the Mortgage Loans
Under the Series 2005-PWR7 Pooling and Servicing Agreement--Marquis Apartments
Trust-Serviced Non-Pooled Noteholder" in this prospectus supplement.

                                     S-100

     Plaza La Cienega

     The borrower under the pooled mortgage loan secured by the Plaza La Cienega
Mortgaged Property, which secures approximately 3.8% of the initial mortgage pool balance, has also borrowed $7,000,000 which, in addition to being secured by the Plaza La Cienega Mortgaged Property, is also secured by a $7,000,000 letter of credit. That second mortgage loan will not be transferred to the trust fund. Upon request of the borrower under the Plaza La Cienega Loan Group made not later than November 17, 2006, the applicable master servicer will release the letter of credit in whole or in part in increments of at least $1,000,000, subject to satisfaction of certain conditions including (i) a debt service coverage ratio of not less than 1.25x and a loan-to-value ratio of not more than
79.9% and (ii) the receipt of a current rent roll and trailing twelve months operating statements satisfactory to the lender. The borrower under the Plaza La
Cienega Loan Group may request these releases, up to three times before December
17, 2006.

     If the borrower has not achieved the conditions necessary for release of the letter of credit on or before December 17, 2006, the letter of credit will be applied to pay down the Plaza La Cienega Non-Pooled Mortgage Loan.
Notwithstanding the foregoing, the borrower under the Plaza La Cienega Loan
Group will not be entitled to a reduction of the letter of credit in excess of
$3,000,000 unless the related fee mortgage has been defeased as described in
"Summaries of the Ten Largest Mortgage Loans--Plaza La Cienega" on Appendix C to
this prospectus supplement. Prior to the earliest to occur of (i) the achievement of conditions necessary for release of the letter of credit and (ii)
December 17, 2006, the Plaza La Cienega Non-Pooled Mortgage Loan will be subordinate in right of payment to the Plaza La Cienega Pooled Mortgage Loan, and, subject to the right of the series 2005-PWR7 controlling class representative to approve certain calculations under the related mortgage loan documents, thereafter, payments will be applied pari passu with the Plaza La
Cienega Pooled Mortgage Loan.

     Garden State Pavilion

     The borrower under the pooled mortgage loan secured by the Garden State
Pavilion Mortgaged Property, which secures approximately 2.5% of the initial mortgage pool balance, has also borrowed $5,000,000 which, in addition to being secured by the Garden State Pavilion Mortgaged Property, is also secured by a
$5,000,000 letter of credit. That second mortgage loan will not be transferred to the trust fund. Upon request of the borrower under the Garden State Pavilion
Loan Group made not later than October 31, 2006, the master servicer will release the letter of credit, in whole or in part, in increments of a least
$1,000,000, subject to satisfaction of certain conditions including (i) a debt service coverage ratio of not less than 1.30x and a loan-to-value ratio of not more than 80.0% and (ii) the receipt of a current rent roll and trailing twelve months operating statements satisfactory to such holder. The borrower under the
Garden State Pavilion Loan Group may request these releases, up to three times before November 30, 2006.

     If the borrower has not achieved the conditions necessary for release of the letter of credit on or before November 30, 2006, the letter of credit will be applied to pay down the Garden State Pavilion Non-Pooled Mortgage Loan. Prior
to the earliest to occur of (i) the achievement of conditions necessary for release of the letter of credit and (ii) November 30, 2006, the Garden State
Pavilion Non-Pooled Mortgage Loan will be subordinate in right of payment to the
Garden State Pavilion Pooled Mortgage Loan, and, subject to the right of the series 2005-PWR7 controlling class representative to approve certain calculations under the related mortgage loan documents, thereafter, payments will be applied pari passu with the Garden State Pavilion Pooled Mortgage Loan.

     Miller/WRI Portfolio

     The Miller/WRI Portfolio Mortgaged Properties, which represent security for approximately 0.9% of the initial mortgage pool balance, also secure two
Non-Pooled Mortgage Loans. The intercreditor agreement between the initial holder of the Miller/WRI Portfolio Pooled Mortgage Loans and the initial holder of the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans provides that for so long as either the Miller/WRI Portfolio Pooled Mortgage Loans or the
Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans are included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Miller/WRI Portfolio Pooled Mortgage
Loans and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans
consistent with the terms of the related intercreditor agreement and the series
2003-PWR2 pooling and servicing agreement. The holder of the Miller/WRI
Portfolio Pooled Mortgage Loans, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the series
2003-PWR2 securitization in respect of certain matters related to the Miller/WRI
Portfolio Loan Group and the Miller/WRI Portfolio Mortgaged Properties. The
holder of the Miller/WRI Portfolio Pooled Mortgage Loans or its

                                     S-101

representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the Miller/WRI Portfolio Pooled
Mortgage Loans, or its representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action.
However, neither the applicable master servicer nor the special servicer of the series 2003-PWR2 securitization will be obligated to act upon the direction, advice or objection of the holder of the Miller/WRI Portfolio Pooled Mortgage
Loans, or its representative, in connection with any such proposed action.

     A/B Split Loan Structures

     With respect to each of the mortgaged properties identified on Appendix B to this prospectus supplement as Washington Estates MHC and Forrest Brooke MHC, the mortgage on the related mortgaged property also secures subordinated B notes, which had original principal balances of $545,000 and $212,500, respectively. In each case, the related B note has an interest rate of 12.75%
per annum and an original term of 10 years. In each case, the A note and the related B note are cross-defaulted. Each B note relating to the A/B Mortgage
Loans is currently owned by CBA-Mezzanine Capital Finance, LLC, a third party unaffiliated with the mortgage loan sellers. The B notes are not assets of the trust. The A/B Mortgage Loans and the related B notes will be serviced pursuant to the series 2005-PWR7 pooling and servicing agreement, provided that payments on the B notes will be made by the related borrowers directly to the holder of the B note until the occurrence of a default under the related mortgage loan.
With respect to the A/B Mortgage Loans, in each case, the holder of the A note and the holder of the B note have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the B note, in accordance with notice and other requirements of the intercreditor agreement, the holder of the B note has the right to purchase the A note at a purchase price that includes outstanding principal and interest of the A note, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the holder of the B note to purchase the A note has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the holder of the B note. Except as described in the preceding sentence, modifications of the A/B
Mortgage Loans generally do not require the consent of the holder of the B note.
The holder of the B note will not have the right to enter into modifications of the B note without the consent of the holder of the A note.

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Brooklyn Place
Apartments, which loan represents 0.9% of the initial mortgage pool balance, the equity owner of one of the tenants-in-common borrowers pledged its ownership interest in the borrower to secure a mezzanine loan in the original principal amount of $3,600,000. The mezzanine loan matures on April 16, 2005, subject to one extension to June 15, 2005. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR7 certificates, (ii) the mezzanine lender will not exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR7 certificates or the mezzanine lender is an entity which meets certain financial and other tests under the intercreditor agreement and (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments, which represents approximately 4.0% of the initial mortgage pool balance, the pledge by the limited partners of the related borrower, or by the sole shareholder of the general partners of the related borrower, of their interests in the borrower or the general partners of the borrower, as the case may be, to
Citizens Bank of Massachusetts as collateral for certain lines of credit used by
Metropolitan Properties of America, Inc. and its affiliates is permitted. As of the origination date of this pooled mortgage loan, the limited partners of the related borrower and the sole shareholder of one of the general partners of the related borrower had pledged their ownership interests in the borrower and in the general partner of the borrower and other entities owned by them to secure a line of credit with a maximum outstanding

                                     S-102

principal balance of approximately $4,000,000 with Citizens Bank of
Massachusetts. No intercreditor agreement was required in connection with this pledge.

     In the case of the pooled multi-property mortgage loan secured by the mortgaged properties known as the Circle K Portfolio Pod I, which pooled mortgage loan represents 0.4% of the initial mortgage pool balance, the owner of the related borrower has incurred mezzanine debt in the amount of $19,488,590 to certain affiliates that is secured by the owner's interest in Borrower. An intercreditor agreement has been executed with the mezzanine lender that restricts, among other things, the assignment of the mezzanine loan without lender consent or a no downgrade confirmation from the applicable rating agencies.

     Under the terms of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Coral Reef
Village, Center City Apartment Portfolio, Old Marketplace and Downey Plaza
Shopping Center and representing 1.2%, 0.9%, 0.5% and 0.4%, respectively, of the initial mortgage pool balance, the equity owners of the related borrower are permitted to incur mezzanine debt subject to satisfaction of certain conditions, including that (i) the structure of such mezzanine debt must be acceptable to the mortgagee, (ii) the debt service coverage ratio based on the combined annualized debt service of the related pooled mortgage loan and the mezzanine debt (calculated as set forth in the related mortgage) must not be less than the ratio specified in the related mortgage loan documents, ranging from 1.00x to
1.25x, (iii) the outstanding principal balance of the related pooled mortgage loan plus the principal amount of the mezzanine debt must not exceed the percentage specified in the related loan documents, ranging from 75% to 90% of the related mortgaged property's fair market value as determined by an appraisal and (iv) the mezzanine lender must enter into an intercreditor agreement with the mortgagee, in form and substance acceptable to the mortgagee. With respect to the pooled mortgage loans secured by the mortgaged properties identified on
Appendix B as Old Marketplace and Downey Plaza Shopping Center, such mezzanine debt will not be permitted in the event that the mortgagee determines, in its sole and absolute discretion, that the mezzanine debt will result in a downgrade, qualification or withdrawal of the then outstanding ratings on the series 2005-PWR7 certificates. With respect to the pooled mortgage loans secured by the mortgaged properties identified on Appendix B as Coral Reef Village and
Center City Apartment Portfolio, the mortgagee must receive confirmation from each rating agency that the incurrence of the related mezzanine debt will not result in a downgrade, qualification or withdrawal of the then outstanding ratings on the series 2005-PWR7 certificates.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Imperial Plaza, which represents approximately 1.9% of the initial mortgage pool balance, permits the principals of the borrower to incur mezzanine financing secured by 100% of their equity interests in the borrower, at any time, provided that, among other conditions,
(i) the original principal balance of the mortgage loan plus the principal amount of the mezzanine loan does not exceed 80% of the mortgaged property's market value, (ii) the debt service coverage ratio based on the combined annualized debt service of the mortgage loan and the mezzanine loan must be equal to or greater than 1.10x and (iii) the holder of the mezzanine loan must execute a subordination and standstill agreement acceptable to the mortgagee in its sole discretion.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Mission Paseo, which represents approximately 0.8% of the initial mortgage pool balance, permits the principals of the borrower to incur mezzanine financing secured by 100% of their equity interests in the borrower, at any time, provided that, among other conditions,
(i) the original principal balance of the mortgage loan plus the principal amount of the mezzanine loan does not exceed 75% of the mortgaged property's market value, (ii) the debt service coverage ratio based on the combined annualized debt service of the mortgage loan and the mezzanine loan must be equal to or greater than 1.30x and (iii) the holder of the mezzanine loan must execute a subordination and standstill agreement acceptable to the mortgagee in its sole discretion.

     Under the terms of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Storage USA -
Blair Road and representing 0.6% of the initial mortgage pool balance, the equity owners of the borrower are permitted to incur mezzanine debt subject to satisfaction of certain conditions, including that (i) mezzanine debt must not exceed $100,000, (ii) the documentation and structure of the mezzanine debt are subject to the approval of the mortgagee in its sole discretion and (iii) the mezzanine lender must enter into an intercreditor agreement with the mortgagee that is acceptable to the mortgagee in its sole discretion.

                                     S-103

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring such additional debt. Such additional debt may be secured by other property owned by the borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Ayrsley Retail Center and representing 0.5% of the initial mortgage pool balance, the borrower has incurred unsecured debt from certain of its members in the original principal amount of $1,500,000. Pursuant to the terms of the borrower's organizational agreement, such debt is subject and subordinate to the pooled mortgage loan.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Downey Plaza Shopping Center and representing 0.4% of the initial mortgage pool balance permits the borrower to incur unsecured financing from its members in an amount of up to $400,000 for the sole purpose of paying for necessary capital improvements to the related mortgaged property and/or leasing costs. Conditions to incurring any such additional debt include, among other things, that the lender under the additional debt must execute a subordination and intercreditor agreement acceptable to the mortgagee.

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

     In addition, with respect to 36 of the pooled mortgage loans, representing
10.2% of the initial mortgage pool balance, the borrower is not a single purpose entity and is not restricted from incurring unsecured indebtedness.

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     Ninety-four (94) of the pooled mortgage loans, representing 80.2% of the initial mortgage pool balance, have the benefit of additional collateral in the form of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

                                     S-104

     Cash Management Agreements/Lockboxes.

     Thirty-five (35) of the pooled mortgage loans, representing 48.9% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

         In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

                                     S-105

         Hazard Insurance.

         See "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

         Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

         Tenant Matters.

         Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

         o    Twenty-eight (28) of the mortgaged properties securing the pooled mortgage loans, securing 7.7% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

         o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

         o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

         o    Certain of the multifamily rental properties receive rent
              subsidies from the United States Department of Housing and Urban
              Development under its Section 8 program or otherwise.

         o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

         o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the
              foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of
              foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of
              foreclosure.

                                     S-106

         o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is
              affiliated with the related borrower.

         o    Included in the office properties are two (2) medical office properties identified on Appendix B to this prospectus supplement as Visalia Medical Clinic and West Boca Medical Pavilion I, which secure approximately 0.7% and 0.5%, respectively of the initial mortgage pool balance. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii)
              reimbursements for patient fees from private or
              government-sponsored insurers. Issues related to reimbursement
              (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

         Appraisals.

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of the mortgaged property identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Thorncreek Crossing, representing security for 0.5% of the initial mortgage pool balance which are no more than 18 months old as of the cut-off date. See "Risk Factors--Appraisals
May Inaccurately Reflect the Value of the Mortgaged Properties" in this prospectus supplement.

         Environmental Assessments.

         Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of the mortgaged properties securing the Miller/WRI Portfolio Pooled
Mortgage Loans and the Circle K Portfolio Pod 1, Glacier View Mobile Home Park
and 1154 West 8th Street pooled mortgage loans, representing security for 0.5%,
0.4%, 0.4%, 0.3% and 0.1%, respectively, of the initial mortgage pool balance which are no more than 26 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

                                     S-107

         Property Condition Assessments.

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of the mortgaged properties securing the Miller/WRI Portfolio Pooled Mortgage Loans, representing security for 0.5% and 0.4%, respectively, of the initial mortgage pool balance which are no more than 22 months old as of the cut-off date. See
"Risk Factors--Property Inspections and Engineering Reports May Not Reflect All
Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process.

         In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading
(or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

         Zoning and Building Code Compliance.

         Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

         Environmental Insurance.

         Twenty-seven (27) mortgaged properties, securing 5.9% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In each such case, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property and was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2005-PWR7 certificates, will have been paid in full.

         In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

         o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify

                                     S-108

              the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the
              outstanding principal balance is paid; or

         o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

         o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the
              appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

         The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

         The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,668,750.

         There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

         In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

         Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR7 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix C to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under
"Legal Aspects of Mortgage Loans" in the accompanying prospectus.

                                     S-109

         For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

         (1)    References to "DSCR" are references to "Debt Service Coverage
                Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
                currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service
                coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in
                Appendix B and Appendix C, the "Debt Service Coverage Ratio" or
                "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. With respect to each of the 11 Penn Plaza
                Pooled Mortgage Loan, the Marquis Apartments Pooled Mortgage
                Loan and the Miller/WRI Portfolio Pooled Mortgage Loans, the
                debt service coverage ratio information in this prospectus supplement reflects the aggregate debt service payable under both that pooled mortgage loan and the related Non-Pooled Pari
                Passu Companion Loan(s) and the loan per square foot or net rentable unit information, as applicable, in this prospectus supplement reflects the aggregate indebtedness under both that pooled mortgage loan and the related Non-Pooled Pari Passu
                Companion Loan(s). The debt service coverage information in this prospectus supplement (as well as the loan per square foot or net rentable unit, as applicable, information) with respect to the Plaza La Cienega Pooled Mortgage Loan and the Garden State
                Pavilion Pooled Mortgage Loan reflects the debt service payable
                (and loan per square foot or net rentable unit, as applicable)
                on the Plaza La Cienega Pooled Mortgage Loan or the Garden State
                Pavilion Pooled Mortgage Loan, as applicable, but not the debt service payable on the related Non-Pooled Mortgage Loan, which is initially subordinate in right of payment to (but may
                subsequently become pari passu in right of payment with) the related pooled mortgage loan. The debt service coverage
                information in this prospectus supplement (as well as the loan per square foot or net rentable unit, as applicable,
                information) with respect to the A/B Mortgage Loans reflect the debt service payable (and loan per square foot or net rentable unit, as applicable) on the related pooled mortgage loans, but not the debt service payable on the related Non-Pooled Mortgage
                Loans, which are subordinate in right of payment to the related pooled mortgage loans.

                In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritten Net Cash Flow for a
                mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial
                information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the
                operating position of the mortgaged property of which the
                mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement
                reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or
                decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
                Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged
                properties with newly constructed improvements, mortgaged
                properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly
                acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow

                                     S-110

                were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
                borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the
                applicable mortgage loan seller in determining the presented operating information.

                The Debt Service Coverage Ratios are presented herein for
                illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the
                Debt Service Coverage Ratios accurately reflect that ability.

         (2)    References in the tables to "Cut-off Date LTV" are references to
                "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV"
                are references to "LTV Ratio at Maturity" and references to
                "Remaining Term" are references to "Stated Remaining Term to
                Maturity or ARD". For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Cut-off Date
                Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated
                Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the
                "Glossary of Terms" in this prospectus supplement. The
                loan-to-value information presented in this prospectus
                supplement with respect to each of the 11 Penn Plaza Pooled
                Mortgage Loan, the Marquis Apartments Pooled Mortgage Loan and
                the Miller/WRI Portfolio Pooled Mortgage Loans reflects the aggregate indebtedness under those Pooled Mortgage Loans and the related Non-Pooled Pari Passu Companion Loan(s). The
                loan-to-value information presented in this prospectus
                supplement with respect to the Plaza La Cienega Pooled Mortgage
                Loan and the Garden State Pavilion Pooled Mortgage Loan reflects the indebtedness under the Plaza La Cienega Pooled Mortgage Loan or the Garden State Pavilion Pooled Mortgage Loan, as
                applicable, but not the indebtedness under the related
                Non-Pooled Mortgage Loan, which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) the related pooled mortgage loan. The loan-to-value information presented in this prospectus
                supplement with respect to the A/B Mortgage Loans reflects the indebtedness under the related pooled mortgage loans but not the indebtedness under the related Non-Pooled Mortgage Loans, which are subordinate in right of payment to the related pooled
                mortgage loans.

                The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
                Value and Condition--Appraisals".

                No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3)    References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

         (4)    If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

         (5)    We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments,
                including balloon payments, will be distributed to investors in the respective months in which those payments are due.

         The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

                                     S-111

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

         A Current Report on Form 8-K will be filed, together with the series
2005-PWR7 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Wells Fargo Bank, National Association and Nationwide Life Insurance
Company on the Issue Date. See the table titled "Mortgage Loan Sellers" on
Appendix A to this prospectus supplement.

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of
PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark,
New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of
PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2005-PWR7 pooling and servicing agreement.

         Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York
corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179.

         Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling
and Servicing Agreement--The Initial Master Servicers, the Initial Special
Servicer and the Initial Primary Servicer--Wells Fargo Bank, National
Association" in this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund.
WFB is also one of the master servicers and the certificate administrator under the series 2005-PWR7 pooling and servicing agreement.

         Nationwide Life Insurance Company. Nationwide Life is a leading provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $117 billion as of December 31, 2004. Nationwide Financial's real estate investment department originated approximately $2.5 billion in commercial mortgage loans in
2004, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past four years and currently manages over $11.2 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that Nationwide Life is selling to us for deposit into the trust fund and Nationwide Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

                                     S-112

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

         On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to the 11 Penn Plaza Pooled
Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the related Non-Trust Servicing Agreement other than the original mortgage note, which will be delivered to the series 2005-PWR7 trustee.

         With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR7 pooling and servicing agreement.

         If--

         o      any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise
                defective, and

         o      that omission or defect materially and adversely affects the interests of the series 2005-PWR7 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR7 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR7 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2005-PWR7 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

         The series 2005-PWR7 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

                                     S-113

REPRESENTATIONS AND WARRANTIES

         As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

         o      The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus
                supplement, including--

                1.    the identification of the related mortgaged property,

                2.    the cut-off date principal balance of the mortgage loan,

                3.    the amount of the monthly debt service payment,

                4.    the mortgage interest rate, and

                5.    the maturity date and the original and remaining term to
                      stated maturity (or, in the case of an ARD Loan, the
                      anticipated repayment date and the original and remaining
                      term to that date).

         o      Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

         o      Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other
                Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than
                Permitted Encumbrances.

         o      The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and
                binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing
                agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in
                accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer,
                reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         o      The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

         o      There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow
                instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

                1.    Permitted Encumbrances, and

                2.    the discussion under "Certain Characteristics of the
                      Mortgage Pool--Pari Passu, Subordinate and Other
                      Financing" above.

                                     S-114

         o      The proceeds of the pooled mortgage loan have been fully
                disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

         o      If the related mortgage instrument is a deed of trust, a
                trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and
                applicable law.

         o      Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the
                related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and
                maintenance have been completed or are required to be
                completed).

         The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2005-PWR7 pooling and servicing agreement. If--

         o      there exists a breach of any of the above-described
                representations and warranties made by a mortgage loan seller,
                and

         o      that breach materially and adversely affects the interests of the series 2005-PWR7 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR7 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR7 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

         o      cure the material breach or the material document defect in all material respects; or

         o      repurchase the affected pooled mortgage loan at the applicable
                Purchase Price; or

         o      prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by
                Moody's and Fitch to the series 2005-PWR7 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

                1. has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

                                     S-115

                2. is acceptable to the series 2005-PWR7 controlling class representative.

         If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o      the Purchase Price, exceeds

         o      the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR7 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

         No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

         A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

         Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR7 POOLING AND
                              SERVICING AGREEMENT

GENERAL

         The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the 11 Penn Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans) will be governed by the series 2005-PWR7 pooling and servicing agreement. In this "Servicing of the
Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement"
section, we describe some of the provisions of the series 2005-PWR7 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and
Servicing Agreements", for additional important information regarding provisions of the series 2005-PWR7 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

         The 11 Penn Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio
Pooled Mortgage Loans, which are the Non-Trust-Serviced Pooled Mortgage Loans, are and will continue to be serviced and administered under their related
Non-Trust Servicing Agreement. See "Intercreditor and Servicing Arrangements
Regarding the Non-Trust-Serviced Pooled Mortgage Loans--11 Penn Plaza" and
"--Miller/WRI Portfolio" in this prospectus supplement. The Non-Trust Servicing
Agreements are similar, though not identical to, the series 2005-PWR7 pooling and servicing agreement.

         The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans and any related REO Property)
for which it is responsible, directly or through the primary servicer or sub-servicers, in accordance with the Servicing Standard.

                                     S-116

         In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

         o      all mortgage loans (other than the Non-Trust-Serviced Pooled
                Mortgage Loans) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

         o      all worked-out mortgage loans (other than the Non-Trust-Serviced
                Pooled Mortgage Loans) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

         The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to the Non-Trust-Serviced Pooled Mortgage Loans).

         The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loans or any
REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled
Mortgage Loans or any REO Property related thereto) as to which it is the applicable master servicer.

         None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR7 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

         In the case of the pooled mortgage loans sold by Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Nationwide Life as primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of that primary servicer or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2005-PWR7 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2005-PWR7 pooling and servicing agreement will be required to accept the performance by the primary servicer of the loan servicing duties for which the applicable master servicer is responsible under the series 2005-PWR7 pooling and servicing agreement.

         For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the Trust-Serviced Mortgage
Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR7 certificateholders and the holder of the related
Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

                                     S-117

         Although the Non-Trust-Serviced Pooled Mortgage Loans are not serviced under the series 2005-PWR7 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

         If the trustee is requested to take any loan-level action in its capacity as holder of any of the Non-Trust-Serviced Pooled Mortgage Loans under the related intercreditor agreement or the related Non-Trust Servicing
Agreement, or if the trustee receives actual notice of a default or event of default by any other party under the related Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series
2005-PWR7 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series
2005-PWR7 pooling and servicing agreement. In some circumstances, the trustee will also be prohibited from giving any consent under the Non-Trust Servicing
Agreements unless it receives written confirmation from each of Moody's and
Fitch to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates.
In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of either of the Non-Trust
Servicing Agreements, the 11 Penn Plaza Intercreditor Agreement and/or the
Miller/WRI Portfolio Intercreditor Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under either of the
Non-Trust Servicing Agreements, unless the trustee receives the consent of the applicable series 2005-PWR7 master servicer and the series 2005-PWR7 controlling class representative and a written confirmation from each of Moody's and Fitch.
Any such confirmation will be at the expense of the trust fund unless it is paid by another person.

         The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2005-PWR7 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICER

         General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund except that Prudential Asset Resources, Inc. will conduct master servicing activities with respect to the 11 Penn Plaza Pooled Mortgage Loan in its capacity as initial master servicer under the applicable Non-Trust Servicing
Agreement and will play a limited role in the servicing of the 11 Penn Plaza
Pooled Mortgage Loan in its capacity as master servicer under the series
2005-PWR7 pooling and servicing agreement. Wells Fargo Bank, National
Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc. and Nationwide Life
Insurance Company to us for deposit into the trust fund, except that Wells Fargo
Bank, National Association will conduct master servicing activities with respect to the Miller/WRI Portfolio Pooled Mortgage Loans in its capacity as initial master servicer under the applicable Non-Trust Servicing Agreement and will play a limited role in the servicing of the Miller/WRI Portfolio Pooled Mortgage
Loans in its capacity as master servicer under the series 2005-PWR7 pooling and servicing agreement. ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans other than the Miller/WRI Portfolio
Pooled Mortgage Loans, except that ARCap Servicing, Inc. will conduct special servicing activities with respect to the 11 Penn Plaza Pooled Mortgage Loan in its capacity as initial special servicer under the related Non-Trust Servicing
Agreement and will play a limited role in the special servicing of the 11 Penn
Plaza Pooled Mortgage Loan in its capacity as special servicer under the series
2005-PWR7 pooling and servicing agreement. The Miller/WRI Portfolio Pooled
Mortgage Loans will be special serviced under the applicable Non-Trust Servicing
Agreement by GMAC Commercial Mortgage Corporation. Nationwide Life Insurance
Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund. Each special servicer under the related Non-Trust
Servicing Agreement is subject to removal or replacement pursuant to the terms of the related Non-Trust Servicing Agreement.

         Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of December 31, 2004,
PAR was responsible for overseeing the servicing of approximately 6,400 commercial and multifamily loans, with an approximate total principal balance of
$44.4 billion.

                                     S-118

         Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105. As of December 31, 2004, WFB was responsible for servicing approximately
6,742 commercial and multifamily mortgage loans, totaling approximately $51.45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of
1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

         ARCap Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. ARCap CMBS Fund
II REIT, Inc., the entity that is anticipated to be the initial series 2005-PWR7 controlling class representative, is an affiliate of ARCap REIT, Inc. As of
January 30, 2005, ARCap was the named special servicer on 46 commercial mortgage-backed securities transactions encompassing 6,724 loans with a principal balance of $45.77 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

         Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

         The information set forth in this prospectus supplement concerning each of PAR, WFB, ARCap and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

         The master servicing fee:

         o      will be earned with respect to each and every pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans), including--

                1.    each such pooled mortgage loan, if any, that is a
                      specially serviced mortgage loan,

                2.    each such pooled mortgage loan, if any, as to which the
                      corresponding mortgaged property has become an REO
                      Property, and

                3.    each such pooled mortgage loan as to which defeasance has
                      occurred, and

         o      in the case of each such pooled mortgage loan (other than any
                Non-Trust-Serviced Pooled Mortgage Loan), will--

                1.    be calculated on the same interest accrual basis as that
                      pooled mortgage loan, which will be a 30/360 Basis or an
                      Actual/360 Basis, as applicable,

                2.    accrue at a master servicing fee rate, on a loan-by-loan
                      basis,

                3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

                4.    be payable monthly to the applicable master servicer from
                      amounts received with respect to interest on that pooled
                      mortgage loan.

                                     S-119

         Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

         With respect to the Non-Trust-Serviced Pooled Mortgage Loans, the party that serves as the master servicer under the applicable Non-Trust Servicing
Agreement will be entitled to similar fees. Those fees (which include any other administrative fees payable under the related Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate specified in Appendix B to this prospectus supplement. No master servicing or primary servicing fees are payable to any master servicer under the series
2005-PWR7 pooling and servicing agreement in connection with any
Non-Trust-Serviced Pooled Mortgage Loan.

         If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans, for which no servicing fees are payable under the series 2005-PWR7 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

         The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

         Prepayment Interest Shortfalls. The series 2005-PWR7 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest
Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR7 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the Non-Trust-Serviced Pooled Mortgage Loans, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR7 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o      the special servicing fee,

         o      the workout fee, and

         o      the liquidation fee.

                                     S-120

         Special Servicing Fee.  The special servicing fee:

         o      will be earned with respect to--

                1.    each specially serviced mortgage loan serviced by the
                      special servicer (other than, if applicable, the
                      Non-Trust-Serviced Pooled Mortgage Loans), if any, and

                2.    each mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
                      Mortgage Loans), if any, as to which the corresponding
                      mortgaged property has become an REO Property;

         o      in the case of each mortgage loan described in the foregoing bullet, will--

                1.    be calculated on the same interest accrual basis as that
                      mortgage loan, which will be a 30/360 Basis or an
                      Actual/360 Basis, as applicable,

                2.    accrue at a special servicing fee rate of 0.25% per annum,
                      and

                3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

o               except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
                Properties that are on deposit in the master servicers'
                collection accounts from time to time.

         Notwithstanding the foregoing, any special servicing fees earned with respect to the Marquis Apartments Loan Group, the Plaza La Cienega Loan Group or
the Garden State Pavilion Loan Group will, if and so long as the related
Non-Pooled Mortgage Loan is subordinate in right of payment to the related
Pooled Mortgage Loan, be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled
Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Notwithstanding the foregoing, any special servicing fees earned with respect to the A/B Mortgage Loans will be payable out of any collections on or with respect to the applicable Non-Pooled Subordinate Loans and/or the applicable Non-Pooled
Subordinate Noteholders' share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

         Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loans). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and
Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Any workout fees earned with respect to (if the Marquis Apartments Non-Pooled Mortgage Loan
has become subordinate in right of payment) the Marquis Apartments Pooled
Mortgage Loan, (if the Plaza La Cienega Non-Pooled Mortgage Loan has not become pari passu in right of payment) the Plaza La Cienega Pooled Mortgage Loan or (if the Garden State Pavilion Non-Pooled Mortgage Loan has not become pari passu in right of payment) the Garden State Pavilion Pooled Mortgage Loan, will be payable out of any collections on or with respect to the related Non-Pooled
Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of collection on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any workout fees earned with respect to the A/B Mortgage Loans will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loans and/or the related
Non-Pooled Subordinate Noteholders' share of collection on any related REO
Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loans. Any workout fees earned with respect to any Non-Pooled
Subordinate Loan will be payable solely out of collections on that Non-Pooled
Subordinate Loan.

                                     S-121

         The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

         If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR7 certificateholders.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loans) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loans or any related REO
Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of
1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

         In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2003-PWR2 controlling class representative or 2004-PWR6 controlling class representative pursuant to the exercise of the option described under "--Fair Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

         Any liquidation fees earned with respect to the Marquis Apartments Loan
Group, the Plaza La Cienega Loan Group or the Garden State Pavilion Loan Group,
if the related Non-Pooled Mortgage Loan is not pari passu in right of payment with the related pooled mortgage loan, will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of collections on any related REO
Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan. Any liquidation fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR7 certificateholders.

         Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2005-PWR7 pooling and servicing agreement:

         o      any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2005-PWR7 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

         o      any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

                                     S-122

         o      any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

         Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each of the master servicers and the special servicer --

         o      will be entitled to retain any interest or other income earned on those funds, and

         o      will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

         Neither the master servicer nor the special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR7 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR7 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR7 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

         Notwithstanding any provision of the series 2005-PWR7 pooling and servicing agreement described herein to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

         o      the special servicer must make (unless it determines such
                advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

         o      the special servicer may not make requests for servicing
                advances more frequently than once per calendar month.

         If a master servicer is required under the series 2005-PWR7 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

         o      if it has actual knowledge of the failure, to give the
                defaulting party notice of its failure; and

         o      if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

                                     S-123

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, prior to the date (if any) when the Plaza La Cienega Non-Pooled Mortgage Loan or the
Garden State Pavilion Non-Pooled Mortgage Loan, as applicable, becomes pari passu in right of payment with the related pooled mortgage loan, and after the date (if any) when the Marquis Apartments Non-Pooled Mortgage Loan becomes subordinate in right of payment with the related pooled mortgage loan, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to that loan group that it has so determined is not recoverable, except to the extent that amounts collected on or in respect of the related Non-Pooled Mortgage Loan are insufficient for that reimbursement. Notwithstanding the provision described in the second preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to the A/B Mortgage Loans that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Mortgage Loan that is an
A/B Mortgage Loan is insufficient for that reimbursement. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

         Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR7 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR7 certificates on that distribution date.

         Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection

                                     S-124

period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

         In general, none of the master servicers, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loans under the series
2005-PWR7 pooling and servicing agreement. Those advances will be made by the applicable master servicer, special servicer and/or another party under the related Non-Trust Servicing Agreement.

         The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property
(other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO
Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-PWR7 certificateholders (or, if a Trust-Serviced Mortgage Loan Group
is involved, the best interest of the series 2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole. If the servicing expense relates to the Marquis Apartments Loan Group and the Marquis
Apartments Non-Pooled Mortgage Loan has become subordinate in right of payment to the related pooled mortgage loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the related Non-Pooled Mortgage Loan are insufficient for that payment. In addition, if the servicing expense relates to the Plaza La Cienega
Loan Group or the Garden State Pavilion Loan Group and either the Plaza La
Cienega Non-Pooled Mortgage Loan or the Garden State Pavilion Non-Pooled
Mortgage Loan, as applicable, has not become pari passu in right of payment to the related pooled mortgage loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the related Non-Pooled Subordinate Loan are insufficient for that payment. In addition, if the servicing expense relates to the A/B Mortgage
Loans, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO
Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loans are insufficient for that payment.

         The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to the Marquis Apartments Loan Group, the Plaza
La Cienega Loan Group, the Garden State Pavilion Loan Group or the A/B Mortgage
Loans, to the maximum extent possible, out of collections on the related
Non-Pooled Mortgage Loan if such Non-Pooled Mortgage Loan is subordinate to the related pooled mortgage loan), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

         If any servicing advances are made with respect to the
Non-Trust-Serviced Pooled Mortgage Loans under the related Non-Trust Servicing
Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate specified above.

                                     S-125

THE SERIES 2005-PWR7 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2005-PWR7 certificateholders will be the holders of the most subordinate class of series 2005-PWR7 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR7 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR7 certificateholders will be the holders of the most subordinate class of series
2005-PWR7 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2005-PWR7 controlling class, the class A-1, A-2, A-AB and A-3 certificates will represent a single class.

         Appointment of Controlling Class Representative. The holders of series
2005-PWR7 certificates representing more than 50% of the total principal balance of the series 2005-PWR7 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR7 controlling class representative. The series 2005-PWR7 controlling class representative may resign at any time. ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer, is expected to be the initial series 2005-PWR7 controlling class representative.

         Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loans), the special servicer must, in general, deliver to the series 2005-PWR7 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

         o      a summary of the status of the subject specially serviced
                mortgage loan and any negotiations with the related borrower;

         o      a discussion of the general legal and environmental
                considerations reasonably known to the special servicer,
                consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2005-PWR7 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

         o      the most current rent roll and income or operating statement available for the related mortgaged property or properties;

         o      a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

         o      the appraised value of the related mortgaged property or
                properties, together with the assumptions used in the
                calculation thereof; and

         o      such other information as the special servicer deems relevant in light of the Servicing Standard.

         The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR7 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

                                     S-126

         The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR7 controlling class representative may reject the report if--

         o      the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR7 certificateholders or (if a
                Trust-Serviced Mortgage Loan Group is involved) the related
                Trust-Serviced Non-Pooled Noteholder, and

         o      it has made a reasonable effort to contact the series 2005-PWR7 controlling class representative.

         The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

         In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2005-PWR7 controlling class representative and the series 2005-PWR7 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action):

         o      any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

         o      any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD Additional Interest, has an unpaid principal balance of $2,500,000 or more;

         o      any acceptance of a discounted payoff with respect to any
                specially serviced mortgage loan;

         o      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any
                hazardous materials located at an REO Property;

         o      any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an
                outstanding principal balance of less than $2,500,000 and (B)
                the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object
                by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7
                controlling class representative);

         o      any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR7
                controlling class representative will not constitute a condition to the taking of or consent to such action by the special
                servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class
                representative);

         o      any releases of letters of credit, reserve funds or other
                collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan

                                     S-127

                and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series
                2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class
                representative);

         o      any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the
                special servicer must deliver notice of such action to the series 2005-PWR7 controlling class representative);

         o      any approval of the assignment of the mortgaged property
                securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a
                "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by)
                the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7
                controlling class representative); or

         o      any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is
                available for similar types of properties in the area in which the related mortgaged property is located or any other
                determination or exercise of discretion with respect to
                property-level insurance (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR7
                controlling class representative will not constitute a condition to the taking of or consent to such action by the special
                servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class
                representative).

         However, the special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR7 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-PWR7 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

         Furthermore, the series 2005-PWR7 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties
(other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO
Property) or as to which provision is otherwise made in the series 2005-PWR7 pooling and servicing agreement.

         The series 2005-PWR7 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loans. A particular group or class of securityholders in connection with another commercial securitization or its or their designee or representative will generally have substantially similar rights under the related Non-Trust Servicing Agreement with respect to the Non-Trust-Serviced Pooled Mortgage Loans as the series
2005-PWR7 controlling class representative has under the series 2005-PWR7 pooling and servicing agreement with respect to pooled mortgage loans other than the Non-Trust-Serviced Pooled Mortgage Loans. However, the series 2005-PWR7 controlling class representative will be entitled to exercise any consultation rights granted under the applicable intercreditor agreement for the
Non-Trust-Serviced Pooled Mortgage Loans in connection with special servicing actions proposed to be taken by the special servicer under the applicable
Non-Trust Servicing Agreement.

         After any date when the holder of the Marquis Apartments Non-Pooled
Mortgage Loan exercises its option in its sole discretion to subordinate the
Marquis Apartments Non-Pooled Mortgage Loan to the Marquis Apartments Pooled

                                     S-128

Mortgage Loan, the series 2005-PWR7 controlling class representative will not have the rights otherwise described above with respect to the Marquis Apartments
Loan Group unless a Marquis Apartments Change of Control Event is in effect. See
"--Trust-Serviced Non-Pooled Noteholders--Marquis Apartments Trust-Serviced
Non-Pooled Noteholder" below.

         Notwithstanding the provisions described above, the series 2005-PWR7 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

         o      require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2005-PWR7 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing
                Standard;

         o      result in an adverse tax consequence for the trust fund;

         o      expose the trust, the parties to the series 2005-PWR7 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

         o      materially expand the scope of a master servicer's or the
                special servicer's responsibilities under the series 2005-PWR7 pooling and servicing agreement.

         When reviewing the rest of this "Servicing Under the Series 2005-PWR7
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR7 controlling class representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series
2005-PWR7 controlling class representative are to be borne by the holders of the series 2005-PWR7 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR7 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

         Liability to the Trust Fund and Certificateholders. The series
2005-PWR7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-PWR7 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR7 certificates, does not have any duty to the holders of any class of series 2005-PWR7 certificates other than the controlling class of series 2005-PWR7 certificates and may take actions that favor the interests of the holders of the controlling class of series 2005-PWR7 certificates over those of other classes of series 2005-PWR7 certificates. It will have no liability to any other series 2005-PWR7 certificateholders for having acted as described above and those other series 2005-PWR7 certificateholders may not take any action against it for having acted as described above.

TRUST-SERVICED NON-POOLED NOTEHOLDERS

         Marquis Apartments Trust-Serviced Non-Pooled Noteholder. The
intercreditor agreement between the holder of the Marquis Apartments Pooled
Mortgage Loan and the holder of the Marquis Apartments Non-Pooled Mortgage Loan provides that for so long as either the Marquis Apartments Pooled Mortgage Loan or the Marquis Apartments Non-Pooled Mortgage Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Marquis Apartments Pooled Mortgage
Loan and the Marquis Apartments Non-Pooled Mortgage Loan consistent with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement.

         Prior to any date when the holder of the Marquis Apartments Non-Pooled
Mortgage Loan exercises its option in its sole discretion to subordinate such
Non-Pooled Mortgage Loan to the related pooled mortgage loan, such holder, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the 2005-PWR7

                                     S-129

securitization in respect of certain matters related to the Marquis Apartments
Loan Group and the Marquis Apartments Mortgaged Property. In that case, the holder of the Marquis Apartments Non-Pooled Mortgage Loan or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the Marquis Apartments Non-Pooled Mortgage Loan, or its representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action. However, neither the applicable master servicer nor the special servicer of the 2005-PWR7 securitization will be obligated to act upon the direction, advice or objection of the holder of the Marquis Apartments Non-Pooled Mortgage Loan, or its
representative, in connection with any such proposed action during such period.

         After any date when the holder of the Marquis Apartments Non-Pooled
Mortgage Loan exercises its option in its sole discretion to subordinate the
Marquis Apartments Non-Pooled Mortgage Loan to the related pooled mortgage loan, unless a Marquis Apartments Change of Control Event has occurred, the holder of the Marquis Apartments Non-Pooled Mortgage Loan will have the right to direct the applicable master servicer and the special servicer with respect to the servicing matters described under "--Series 2005-PWR7 Controlling Class
Representative--Rights and Powers of the Series 2005-PWR7 Controlling Class
Representative" that affect the Marquis Apartments Loan Group. In addition, the holder of the Marquis Apartments Non-Pooled Mortgage Loan will have the right
(i) to require the appointment of a subservicer for the special servicer in connection with any special servicing of the Marquis Apartments Loan Group if the special servicer is not replaced following the occurrence of an Event of
Default on the part of the special servicer that affects the Marquis Apartments
Loan Group in whole or in part and (ii) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period, except that such cure rights shall be limited to a maximum of six cure events during the term of the Marquis Apartments Loan
Group and no single cure event may exceed four consecutive months, and (iii) to purchase the Marquis Apartments Pooled Mortgage Loan (in whole but not in part)
if an event of default under the Marquis Apartments Loan Group has occurred at a price at least equal to the outstanding principal balance and accrued interest on the Marquis Apartments Pooled Mortgage Loan. See "Servicing of the Mortgage
Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Replacement of
the Special Servicer" in this prospectus supplement.

         Plaza La Cienega Trust-Serviced Non-Pooled Noteholder. The
intercreditor agreement between the holder of the Plaza La Cienega Pooled
Mortgage Loan and the holder of the Plaza La Cienega Non-Pooled Mortgage Loan provides that for so long as either the Plaza La Cienega Pooled Mortgage Loan or the Plaza La Cienega Non-Pooled Mortgage Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Plaza La Cienega Pooled Mortgage Loan and the Plaza
La Cienega Non-Pooled Mortgage Loan consistently with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement. The holder of the Plaza La Cienega Non-Pooled Mortgage Loan, or its
representative, has the right to consult with the special servicer of the
2005-PWR7 securitization in respect of certain matters related to the Plaza La
Cienega Loan Group and the Plaza La Cienega Mortgaged Property. The holder of the Plaza La Cienega Non-Pooled Mortgage Loan or its representative will have an opportunity to review any proposed action to be taken by the special servicer who is required to give the holder of the Plaza La Cienega Non-Pooled Mortgage
Loan, or its representative, prompt notice of any determination by the special servicer to take any such action. However, the special servicer of the series
2005-PWR7 securitization will not be obligated to act upon the direction, advice or objection of the holder of the Plaza La Cienega Non-Pooled Mortgage Loan, or its representative, in connection with any such proposed action.

         Garden State Pavilion Trust-Serviced Non-Pooled Noteholder. The
intercreditor agreement between the holder of the Garden State Pavilion Pooled
Mortgage Loan and the holder of the Garden State Pavilion Non-Pooled Mortgage
Loan provides that for so long as either the Garden State Pavilion Pooled
Mortgage Loan or the Garden State Pavilion Non-Pooled Mortgage Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Garden State Pavilion Pooled Mortgage
Loan and the Garden State Pavilion Non-Pooled Mortgage Loan consistently with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement. The holder of the Garden State Pavilion
Non-Pooled Mortgage Loan, or its representative, has the right to consult with the special servicer of the 2005-PWR7 securitization in respect of certain matters related to the Garden State Pavilion Loan Group and the Garden State
Pavilion Mortgaged Property. The holder of the Garden State Pavilion Non-Pooled
Mortgage Loan or its representative will have an opportunity to review any proposed action to be taken by the special servicer who is required to give the holder of the Garden State Pavilion Non-Pooled Mortgage Loan, or its
representative, prompt notice of any determination by the special servicer to take any such action. However, the special servicer of the series

                                     S-130

2005-PWR7 securitization will not be obligated to act upon the direction, advice or objection of the holder of the Garden State Pavilion Non-Pooled Mortgage
Loan, or its representative, in connection with any such proposed action.

         Trust-Serviced Non-Pooled Noteholders of the A/B Mortgage Loans. The
holders of the subordinate B notes related to the A/B Mortgage Loans will have limited consent rights described under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and
Other Financing--Split Loan Structures--A/B Split Loan Structures" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

         The series 2005-PWR7 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2005-PWR7 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR7 certificates. In addition, if the holder of the Marquis Apartments Non-Pooled Mortgage Loan has exercised its option to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the
Marquis Apartments Pooled Mortgage Loan, then such holder will be entitled to require the appointment of a subservicer for the special servicer in connection with any special servicing of the Marquis Apartments Loan Group if the special servicer is not replaced following the occurrence of an Event of Default on the part of the special servicer that affects the Marquis Apartments Loan Group in whole or in part.

MAINTENANCE OF INSURANCE

         In the case of each mortgage loan (excluding the Non-Trust-Serviced
Pooled Mortgage Loans), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

         o      a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the
                outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

         o      all other insurance coverage as is required, or (subject to the
                Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

         o      the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any
                mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan
                pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially
                reasonable rates); and

         o      except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the

                                     S-131

                applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such
                determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

         Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2005-PWR7 pooling and servicing agreement described above under
"--The Series 2005-PWR7 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

         With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to itself maintain, subject to the right of the special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance
(subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the
Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing
Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

         If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by Fitch, and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

         Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

                                     S-132

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loans), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Moody's and/or Fitch, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from Moody's and/or Fitch, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR7 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2005-PWR7 pooling and servicing agreement described above under "--The Series 2005-PWR7
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loans".

TRANSFERS OF INTERESTS IN BORROWERS

         Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

         o      the subject mortgage loan is a pooled mortgage loan that alone -
                or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal
                Balance); has a cut-off date principal balance in excess of
                $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

         o      the transfer is of an interest in the borrower of greater than
                49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR7 certificates. In addition, the series 2005-PWR7 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the
Non-Trust-Serviced Pooled Mortgage Loans, agree to:

         o      modify, waive or amend any term of any mortgage loan;

         o      extend the maturity of any mortgage loan;

         o      defer or forgive the payment of interest (including Default
                Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

                                     S-133

         o      defer or forgive the payment of late payment charges on any mortgage loan;

         o      defer or forgive Yield Maintenance Charges or Prepayment
                Premiums on any mortgage loan;

         o      permit the release, addition or substitution of collateral securing any mortgage loan; or

         o      permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR7 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

         o      Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD
                Additional Interest and (b) with respect to certain routine matters.

         o      With limited exceptions generally involving the waiver of
                Default Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

                1.    affect the amount or timing of any related payment of
                      principal, interest or other amount payable under the
                      mortgage loan, or

                2.    in the judgment of the special servicer, materially impair the security for the mortgage loan,

                unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is
                reasonably likely to produce an equal or a greater recovery to the series 2005-PWR7 certificateholders and, in the case of a
                Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled
                Noteholder, all as a collective whole, on a present value basis than would liquidation.

         o      As regards modifications, waivers and amendments of a
                Trust-Serviced Mortgage Loan Group:

                1.    following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan
                      Group, any payments on and proceeds of that Trust-Serviced
                      Mortgage Loan Group must be allocated and applied (as
                      among the mortgage loans in that Trust-Serviced Mortgage
                      Loan Group) in accordance with the allocation and payment
                      priorities set forth in the related Mortgage Loan Group
                      Intercreditor Agreement, such that none of the trust as
                      holder of the related pooled mortgage loan and the holder
                      of that Trust-Serviced Non-Pooled Mortgage Loan will gain
                      a priority over the other with respect to any payment,
                      which priority is not reflected in the related Mortgage
                      Loan Group Intercreditor Agreement; and

                2.    to the extent consistent with the Servicing Standard,
                      taking into account the extent to which the related
                      Non-Pooled Subordinate Loan, if any, is junior to the
                      related pooled mortgage loan,

                      (a)    no waiver, reduction or deferral of any amounts due
                             on the pooled mortgage loan will be effected prior
                             to the waiver, reduction or deferral of the entire
                             corresponding item in respect of the related
                             Non-Pooled Subordinate Loan, and

                                     S-134

                      (b)    no reduction of the mortgage rate (exclusive, if
                             applicable, of any portion thereof that represents
                             the rate at which Post-ARD Additional Interest is
                             calculated) of the related pooled mortgage loan
                             will be effected prior to the reduction of the
                             mortgage rate (exclusive, if applicable, of any
                             portion thereof that represents the rate at which
                             Post-ARD Additional Interest is calculated) of the
                             related Non-Pooled Subordinate Loan.

         o      Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

                1.    with certain exceptions, five years after the mortgage
                      loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

                2.    two years prior to the rated final distribution date, and

                3.    if the mortgage loan is secured by a lien solely or
                      primarily on the related borrower's leasehold interest in
                      the corresponding mortgaged property, 20 years or, to the
                      extent consistent with the Servicing Standard, giving due
                      consideration to the remaining term of the ground lease,
                      ten years, prior to the end of the then current term of
                      the related ground lease, plus any unilateral options to
                      extend.

         o      Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

                1.    cause any of REMIC I, REMIC II or REMIC III to fail to
                      qualify as a REMIC under the Internal Revenue Code,

                2.    result in the imposition of any tax on prohibited
                      transactions or contributions after the startup date of
                      any of REMIC I, REMIC II or REMIC III under the Internal
                      Revenue Code, or

                3.    adversely affect the status of any portion of the trust
                      fund that is intended to be a grantor trust under the
                      Internal Revenue Code.

         o      Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master
                servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

         o      The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first----

                1.    determined, based upon an environmental assessment
                      prepared by an independent person who regularly conducts
                      environmental assessments, at the expense of the borrower, that--

                      (a)    the additional or substitute collateral is in
                             compliance with applicable environmental laws and
                             regulations, and

                      (b)    there are no circumstances or conditions present
                             with respect to the new collateral relating to the
                             use, management or disposal of any hazardous
                             materials for which investigation, testing,
                             monitoring, containment, clean-up or remediation
                             would be required under any then applicable
                             environmental laws or regulations; and

                2.    received, at the expense of the related borrower to the
                      extent permitted to be charged by the holder of the
                      mortgage loan under the related mortgage loan documents,
                      confirmation from each of Moody's and Fitch that the
                      addition or substitution of real estate collateral will
                      not result in a qualification, downgrade or withdrawal of
                      any rating then assigned by that rating agency to a class
                      of series 2005-PWR7 certificates.

                                     S-135

         o      With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in
                accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2005-PWR7 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults
(other than financial covenants) or grant approvals and consents in connection with various routine matters.

         All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

         In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2005-PWR7 controlling class representative. If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

         Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR7 pooling and servicing agreement, unless--

         o      an appraisal had previously been obtained within the prior twelve months, and

         o      the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

         As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2005-PWR7 controlling class representative, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage
Loans), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series

                                     S-136

2005-PWR7 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o      any and all Servicing Transfer Events with respect to the
                mortgage loan have ceased, and

         o      no other Servicing Transfer Event or Appraisal Trigger Event has
                occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2005-PWR7 controlling class representative will have the right (exercisable not more frequently that once every six months) to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series
2005-PWR7 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

         Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

         Also notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the applicable Non-Trust-Servicing Agreement) with respect to the Non-Trust-Serviced Pooled Mortgage Loans will be determined in accordance with the applicable Non-Trust Servicing Agreement, which are both similar but not identical to the series 2005-PWR7 pooling and servicing agreement, based upon appraisals obtained under the applicable Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the related Non-Trust-Serviced Pooled Mortgage
Loan.

COLLECTION ACCOUNTS

         General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

         Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

         Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

         The series 2005-PWR7 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances

                                     S-137

described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

         If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loans) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the special servicer must notify the series 2005-PWR7 controlling class representative, the holder(s) of the series 2005-PWR7 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the Servicing
Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period) and report to those parties the Fair Value of the subject Specially Designated Defaulted Pooled
Mortgage Loan. The special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair
Value determination.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR7 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at
a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series
2005-PWR7 controlling class representative as described above; or (b) if no such
Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This "Purchase Option" will instead be exercisable by the special servicer for 30 days if the majority holder(s) of the series 2005-PWR7 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the special servicer or an assignee thereof does not so exercise the Purchase Option, the majority holder(s) of the series 2005-PWR7 controlling class will again become entitled to exercise the
Purchase Option. In addition, the Purchase Option with respect to any Specially
Designated Defaulted Pooled Mortgage Loan will be assignable by any holder of that option to any third party (other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series 2005-PWR7 pooling and servicing agreement.

         The series 2005-PWR7 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

         The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals.

         Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair
Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

                                     S-138

         We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loans) without regard to the related Purchase Option.

         If any person exercises the purchase option with respect to the Marquis
Apartments Pooled Mortgage Loan on any date when the holder of the Marquis
Apartments Non-Pooled Mortgage Loan has not exercised its right in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the
Marquis Apartments Pooled Mortgage Loan, it will be a condition to the purchase that such person also purchase the related Marquis Apartments Non-Pooled
Mortgage Loan at a similarly determined price. If any person exercises the purchase option with respect to the Plaza La Cienega Pooled Mortgage Loan or the
Garden State Pavilion Pooled Mortgage Loan after the date when the Plaza La
Cienega Non-Pooled Mortgage Loan or the Garden State Pavilion Non-Pooled
Mortgage Loan, as applicable, becomes pari passu in right of payment with the
Plaza La Cienega Pooled Mortgage Loan or the Garden State Pavilion Pooled
Mortgage Loan, as applicable, it will be a condition to the purchase that such person also purchase the related Non-Pooled Mortgage Loan at a similarly determined price.

         Notwithstanding the foregoing, the Purchase Option under the series
2005-PWR7 pooling and servicing agreement will not apply to the 11 Penn Plaza
Pooled Mortgage Loan or the Miller/WRI Portfolio Pooled Mortgage Loans. However,
both of the Non-Trust Servicing Agreements provide for a comparable fair value purchase option in respect of the 11 Penn Plaza Non-Pooled Pari Passu Companion
Loan and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans that are owned by the trust fund established under the applicable agreement and each requires that anyone exercising the right to purchase the related Non-Pooled
Pari Passu Companion Loans also purchase the related pooled mortgage loans from the series 2005-PWR7 trust fund at a price similarly determined under the applicable Non-Trust Servicing Agreement. See "Intercreditor and Servicing
Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loans) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

         If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2005-PWR7 pooling and servicing agreement.

         The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that

                                     S-139

property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the special servicer under the related
Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2005-PWR7 pooling and servicing agreement, will be remitted monthly to the master servicer under the related Non-Trust Servicing
Agreement for remittance to the applicable master servicer under the series
2005-PWR7 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

         If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR7 certificateholders entitled to not less than 25% of the series 2005-PWR7 voting rights, or, in the case of the special servicer, at the direction of the series 2005-PWR7 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2005-PWR7 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2005-PWR7 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicer"
above, the trustee must either:

         o      succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR7 pooling and servicing agreement; or

         o      appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR7 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR7 controlling class representative (solely in the case of an Event of Default involving the special servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Nationwide Life in its capacity as primary servicer and Nationwide Life in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

         Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

         The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Moody's and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR7 certificates.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR7 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default described in the first, second and last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR7 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of

                                     S-140

Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver.
Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series
2005-PWR7 pooling and servicing agreement.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                  THE NON-TRUST-SERVICED POOLED MORTGAGE LOANS

11 PENN PLAZA

         The 11 Penn Plaza Pooled Mortgage Loan, which mortgage loan has an unpaid principal balance as of the cut-off date equal to $94,668,822 and represents 8.4% of the initial mortgage pool balance, is part of a split loan structure comprised of two mortgage loans, whereby the subject pooled mortgage loan and the other mortgage loan that is not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged property and both of the loans in the split loan structure are pari passu with each other in right of payment.

         The trust as the holder of the 11 Penn Plaza Pooled Mortgage Loan and the holder of the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan are bound by the 11 Penn Plaza Intercreditor Agreement, which provides, among other things, that the 11 Penn Plaza Loan Group will be principally serviced and administered under the BSCMSI II Series 2004-PWR6 Pooling and Servicing
Agreement. Insofar as that agreement relates to the servicing and administration of the 11 Penn Plaza Loan Group, the master servicer under that agreement is
Prudential Asset Resources, Inc., the special servicer under that agreement is
ARCap Servicing, Inc. and the initial controlling class representative under that agreement is an affiliate of that special servicer. The 11 Penn Plaza
Non-Pooled Pari Passu Companion Loan is held as of the Issue Date by the trust established under the BSCMSI II Series 2004-PWR6 Pooling and Servicing
Agreement.

         The servicing arrangements under the BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR7 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

         In the case of the 11 Penn Plaza Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2005-PWR7 pooling and servicing agreement generally provide that:

         o      the mortgage loans that form the 11 Penn Plaza Loan Group are of equal priority with each other and neither of them will have priority or preference over the other;

         o      the applicable Non-Trust Servicing Agreement, which principally governs the servicing and administration of the 11 Penn Plaza
                Loan Group, provides that, subject to various servicing-related provisions of the 11 Penn Plaza Intercreditor Agreement, one or
                more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to the 11
                Penn Plaza Loan Group and none of the parties to that Non-Trust
                Servicing Agreement (in their capacities under such agreement)
                will have any right or duty to make advances of delinquent debt service payments on the 11 Penn Plaza Pooled Mortgage Loan;

         o      all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form the 11 Penn
                Plaza Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the
                trustee, the fiscal agent or similar parties under the related
                Non-Trust Servicing Agreement and the series 2005-PWR7 pooling and servicing agreement) will be applied to the 11 Penn Plaza
                Pooled Mortgage Loan and the related 11 Penn Plaza Non-Pooled
                Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances;

         o      the transfer of the ownership of the 11 Penn Plaza Pooled
                Mortgage Loan or the 11 Penn Plaza Non-Pooled Pari Passu
                Companion Loan to any person or entity - other than
                institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is generally
                prohibited;

                                     S-141

         o      the mortgage loans that form the 11 Penn Plaza Loan Group are to be serviced and administered under the related Non-Trust
                Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series
                2005-PWR7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective holders of those mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various
                servicing-related actions involving the 11 Penn Plaza Loan
                Group);

         o      the mortgage loans that form the 11 Penn Plaza Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing
                Transfer Events, in which case the party serving as the special servicer under the applicable Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 11 Penn
                Plaza Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series
                2005-PWR7 pooling and servicing agreement with respect to other pooled mortgage loans;

         o      any modification, extension, waiver or amendment of the payment terms of the 11 Penn Plaza Loan Group is required to be
                structured so as to be consistent with the allocation and
                payment priorities in the related mortgage loan documents and the 11 Penn Plaza Intercreditor Agreement, such that neither the trust as holder of the 11 Penn Plaza Pooled Mortgage Loan nor the holder of the 11 Penn Plaza Non-Pooled Pari Passu Companion
                Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the 11 Penn
                Plaza Intercreditor Agreement;

         o      the special servicer under the applicable Non-Trust Servicing
                Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the
                11 Penn Plaza Pooled Mortgage Loan (see "Servicing of the
                Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
                Agreement--The Series 2005-PWR7 Controlling Class
                Representative--Rights and Powers of Controlling Class
                Representative");

         o      in addition to the provisions described in the preceding bullet, the series 2005-PWR7 controlling class representative (on behalf of the trust as the holder of the 11 Penn Plaza Pooled Mortgage
                Loan) will have the right to consult with the party that serves as the special servicer of the 11 Penn Plaza Loan Group under the related Non-Trust Servicing Agreement regarding certain servicing matters related to the 11 Penn Plaza Loan Group and the 11 Penn Plaza Mortgaged Property and will have an
                opportunity to review any proposed servicing action to be taken by that party under the related Non-Trust Servicing Agreement
                (but the series 2005-PWR7 controlling class representative will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series 2005-PWR7 controlling class representative under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
                Servicing Agreement--The Series 2005-PWR7 Controlling Class
                Representative--Rights and Powers of Controlling Class
                Representative"), but without regard to limitations that exist if the principal balance of a loan is less than a specified amount; and the special servicer under the applicable Non-Trust
                Servicing Agreement will not be obligated to act upon the
                direction, advice or objection of the series 2005-PWR7
                controlling class representative in connection with any such proposed action;

         o      the majority holder of the controlling class under the
                applicable Non-Trust Servicing Agreement and the special
                servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans
                (including the 11 Penn Plaza Pooled Mortgage Loan) that form the
                11 Penn Plaza Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Fair Value
                Purchase Option"), if (and only if) those mortgage loans are specially serviced mortgage loans and are delinquent 120 days or more with respect to their balloon payments or 60 days or more with respect to any other monthly payment (in each case, without regard to any acceleration following default) or have been accelerated following any other material default;

                                     S-142

         o      the majority holder of the controlling class under the related
                Non-Trust Servicing Agreement has the right to replace the special servicer under the related Non-Trust Servicing Agreement without consulting the series 2005-PWR7 controlling class
                representative (on behalf of the trust as holder of the 11 Penn
                Plaza Pooled Mortgage Loan); and

         o      if the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan that is owned by the trust established under the related Non-Trust
                Servicing Agreement becomes no longer subject to that Non-Trust
                Servicing Agreement, then the 11 Penn Plaza Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the applicable Non-Trust Servicing Agreement and, if applicable, the special servicer under the related Non-Trust Servicing Agreement on terms substantially similar to those in the related Non-Trust
                Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the 11
                Penn Plaza Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the
                11 Penn Plaza Pooled Mortgage Loan unless the master servicer, the special servicer and the controlling class representative under the series 2005-PWR7 pooling and servicing agreement collectively agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon receipt from Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal,
                downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series
                2005-PWR7 certificates.

MILLER/WRI PORTFOLIO

         The Miller/WRI Portfolio Pooled Mortgage Loans, which mortgage loans are cross-collateralized and have an aggregate unpaid principal balance as of the cut-off date equal to $9,938,316 and represent 0.9% of the initial mortgage pool balance, are part of a split loan structure comprised of multiple mortgage loans, whereby the subject pooled mortgage loans and the other mortgage loans that are not included in the trust are together secured by mortgage instruments encumbering the subject mortgaged properties and all of the loans in the split loan structure are pari passu with each other in right of payment.

         The trust as the holder of the Miller/WRI Portfolio Pooled Mortgage
Loans and the holder of the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans are bound by the Miller/WRI Portfolio Intercreditor Agreement, which provides, among other things, that the Miller/WRI Portfolio Loan Group will be principally serviced and administered under the BSCMSI Series 2003-PWR2 Pooling and Servicing Agreement. Insofar as that agreement relates to the servicing and administration of the Miller/WRI Portfolio Loan Group, the master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is GMAC Commercial Mortgage Corporation and the initial controlling class representative under that agreement is an affiliate of that special servicer. The Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans
are held as of the Issue Date by the trust established under the BSCMSI Series
2003-PWR2 Pooling and Servicing Agreement.

         The servicing arrangements under the BSCMSI Series 2003-PWR2 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR7 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

         In the case of the Miller/WRI Portfolio Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2005-PWR7 pooling and servicing agreement generally provide that:

         o      the mortgage loans that form the Miller/WRI Portfolio Loan Group are of equal priority with each other and none of them will have priority or preference over the other;

         o      the applicable Non-Trust Servicing Agreement, which principally governs the servicing and administration of the Miller/WRI
                Portfolio Loan Group, provides that, subject to various
                servicing-related provisions of the Miller/WRI Portfolio
                Intercreditor Agreement, one or more parties to that Non-Trust
                Servicing Agreement will be responsible for making servicing advances with respect to the Miller/WRI Portfolio Loan Group and none of the parties to that Non-Trust Servicing Agreement will have any right or duty to make advances of delinquent debt service payments on the Miller/WRI Portfolio Pooled Mortgage
                Loans;

                                     S-143

         o      all payments, proceeds and other recoveries on or in respect of any of the mortgage loans that form the Miller/WRI Portfolio
                Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the related Non-Trust
                Servicing Agreement and the series 2005-PWR7 pooling and
                servicing agreement) will be applied to the Miller/WRI Portfolio
                Pooled Mortgage Loans and the related Miller/WRI Portfolio
                Non-Pooled Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances;

         o      the transfer of the ownership of the Miller/WRI Portfolio Pooled
                Mortgage Loans or the related Miller/WRI Portfolio Non-Pooled
                Pari Passu Companion Loans to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is generally
                prohibited;

         o      the mortgage loans that form the Miller/WRI Portfolio Loan Group are to be serviced and administered under the related Non-Trust
                Servicing Agreement under a general servicing standard that is similar (but not identical to) the Servicing Standard under the series 2005-PWR7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement
                (subject to any rights of the respective holders of those
                mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Miller/WRI Portfolio
                Loan Group);

         o      the mortgage loans that form the Miller/WRI Portfolio Loan Group will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to the Servicing Transfer Events, in which case the party serving as the special servicer under the applicable Non-Trust Servicing
                Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with
                respect to the Miller/WRI Portfolio Pooled Mortgage Loans that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-PWR7 pooling and servicing agreement with
                respect to other pooled mortgage loans;

         o      any modification, extension, waiver or amendment of the payment terms of the Miller/WRI Portfolio Loan Group are required to be structured so as to be consistent with the allocation and
                payment priorities in the related mortgage loan documents and the Miller/WRI Portfolio Intercreditor Agreement, such that neither the trust as holder of the Miller/WRI Portfolio Pooled
                Mortgage Loans nor the holder of the Miller/WRI Portfolio
                Non-Pooled Pari Passu Companion Loans gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the Miller/WRI Portfolio Intercreditor
                Agreement;

         o      the special servicer under the applicable Non-Trust Servicing
                Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the Miller/WRI
                Portfolio Pooled Mortgage Loans (see "Servicing of the Mortgage
                Loans Under the Series 2005-PWR7 Pooling and Servicing
                Agreement--The Series 2005-PWR7 Controlling Class
                Representative--Rights and Powers of Controlling Class
                Representative" in this prospectus supplement);

         o      in addition to the provisions described in the preceding bullet, the series 2005-PWR7 controlling class representative (on behalf of the trust as the holder of the Miller/WRI Portfolio Pooled
                Mortgage Loans) will have the right to consult with the party that serves as the special servicer of the Miller/WRI Portfolio
                Loan Group under the related Non-Trust Servicing Agreement regarding certain servicing matters related to the Miller/WRI
                Portfolio Loan Group and the Miller/WRI Portfolio Mortgaged
                Properties and will have an opportunity to review any proposed servicing action to be taken by that party under the related
                Non-Trust Servicing Agreement (but the series 2005-PWR7
                controlling class representative will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series 2005-PWR7 controlling class representative under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage
                Loans Under the Series 2005-PWR7 Pooling and Servicing
                Agreement--The Series 2005-PWR7 Controlling Class
                Representative--Rights and Powers of Controlling Class
                Representative" in this prospectus supplement), but without regard to limitations that exist if the principal balance of a loan is less than a specified amount; and the special servicer under the applicable Non-Trust Servicing Agreement will not be obligated

                                     S-144

                to act upon the direction, advice or objection of the series
                2005-PWR7 controlling class representative in connection with any such proposed action;

         o      the majority holder of the controlling class under the
                applicable Non-Trust Servicing Agreement and the special
                servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans
                (including the Miller/WRI Portfolio Pooled Mortgage Loans) that form the Miller/WRI Portfolio Loan Group for a fair value
                determined by that special servicer under provisions similar to those that apply to fair value determinations under the series
                2005-PWR7 pooling and servicing agreement (see "Servicing of the
                Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
                Agreement--Fair Value Purchase Option" in this prospectus
                supplement), if (and only if) those mortgage loans are specially serviced mortgage loans and are delinquent 120 days or more with respect to their balloon payments or 60 days or more with
                respect to any other monthly payment (in each case, without regard to any acceleration following default) or have been accelerated following any other material default;

         o      the majority holder of the controlling class under the related
                Non-Trust Servicing Agreement has the right to replace the special servicer under the related Non-Trust Servicing Agreement without consulting any holder of a mortgage loan in the
                Miller/WRI Portfolio Loan Group; and

         o      if the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
                Loans that are owned by the trust established under the related
                Non-Trust Servicing Agreement become no longer subject to that
                Non-Trust Servicing Agreement, then the Miller/WRI Portfolio
                Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the applicable Non-Trust Servicing Agreement and, if applicable, the special servicer under the related Non-Trust
                Servicing Agreement on terms substantially similar to those in the related Non-Trust Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Miller/WRI Portfolio Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the Miller/WRI Portfolio Pooled
                Mortgage Loans unless the master servicer, the special servicer and the controlling class representative under the series
                2005-PWR7 pooling and servicing agreement collectively agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon, among other things, receipt from Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal,
                downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series
                2005-PWR7 certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR7 pooling and servicing agreement, compliance with the Non-Trust Servicing Agreements and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

         The assets of REMIC I will generally include--

         o      the pooled mortgage loans,

         o      any REO Properties acquired on behalf of the series 2005-PWR7 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the related Non-Trust Servicing Agreement),

         o      the respective master servicers' collection accounts,

         o      the REO account maintained by the special servicer, and

                                     S-145

         o      the certificate administrator's distribution account and
                interest reserve account.

         However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

         For federal income tax purposes,

         o      the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
                REMIC II,

         o      the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of
                REMIC III,

         o      the class A-1, A-2, A-AB, A-3, X-2, A-J, X-1, B, C, D, E, F, G,
                H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

         o      the class R certificates will evidence the sole class of
                residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, we anticipate that the class
X-2 certificates will be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

         The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury
Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal
Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

         We anticipate that the offered certificates (other than the class X-2 certificates) will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

         When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, with respect to the series 2005-PWR7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

         o      the mortgage loans with anticipated repayment dates will be paid in full on those dates,

         o      no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         o      there will be no extension of maturity for any mortgage loan in the trust.

                                     S-146

         For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         o      a portion of that certificate may not represent ownership of
                "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue
                Code;

         o      a portion of that certificate may not represent ownership of
                "real estate assets" under section 856(c)(5)(B) of the Internal
                Revenue Code; and

         o      the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

           (1)    the borrower pledges substitute collateral that consist solely of Government Securities;

                                     S-147

           (2)    the mortgage loan documents allow that substitution;

           (3)    the lien is released to facilitate the disposition of the
                  property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC
                  offering with obligations that are not real estate mortgages;
                  and

           (4)    the release is not within two years of the startup day of the
                  REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

         See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

         Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicer, the special servicer, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loans or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR7 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other
Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and
Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section

                                     S-148

4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law
No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal
Revenue Code transactions relating to:

         o      the initial purchase, the holding, and the subsequent resale by
                Plans of certificates evidencing interests in pass-through trusts; and

         o      transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

         The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

         The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

         o      the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an
                arm's-length transaction with an unrelated party;

         o      the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or
                Fitch, Inc.;

         o      the trustee must not be an affiliate of any other member of the
                Restricted Group, other than an underwriter;

         o      the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for
                underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the
                special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR7 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o      the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

         A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

         Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the

                                     S-149

Underwriter Exemption and the other requirements set forth in the Underwriter
Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o      the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o      the Plan's investment in each class of series 2005-PWR7
                certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

         o      immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or
                serviced by the same entity;

         o      in connection with the acquisition of certificates in the
                initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

         o      the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the
Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and the special servicer that (1) such acquisition and holding is permissible under applicable law, satisfies the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, the special servicer or the primary servicer to any obligation in addition to those undertaken in the series 2005-PWR7 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class
Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                                     S-150

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

         Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

               UNDERWRITER                     CLASS A-1         CLASS A-2        CLASS A-AB         CLASS A-3         CLASS X-2
               -----------                     ---------         ---------        ----------         ---------         ---------

Bear, Stearns & Co. Inc.                    $    37,050,000   $    89,300,000  $    50,350,000    $   250,634,700  $   518,841,075
Morgan Stanley & Co. Incorporated           $    37,050,000   $    89,300,000  $    50,350,000    $   250,634,700  $   518,841,075
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                              $     3,900,000   $     9,400,000  $     5,300,000    $    26,382,600  $    54,614,850
                                            ---------------   ---------------  ---------------    ---------------  ---------------
TOTAL                                       $    78,000,000   $   188,000,000  $   106,000,000    $   527,652,000  $ 1,092,297,000

                                     S-151

                UNDERWRITER                     CLASS A-J          CLASS B           CLASS C           CLASS D
                -----------                     ---------          -------           -------           -------

Bear, Stearns & Co. Inc.                     $    40,730,300   $    16,025,075  $      4,006,150   $     7,344,925
Morgan Stanley & Co. Incorporated            $    40,730,300   $    16,025,075  $      4,006,150   $     7,344,925
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                               $     4,287,400   $     1,686,850  $       421,700    $       773,150
                                             ---------------   ---------------  ---------------    ---------------
TOTAL                                        $    85,748,000   $    33,737,000  $     8,434,000    $    15,463,000

         Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Merrill
Lynch, Pierce, Fenner & Smith Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers and Merrill Lynch, Pierce, Fenner &
Smith Incorporated will act as a co-manager.

         The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased. We expect to receive from this offering approximately $1,065,389,881 in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2005, before deducting expenses payable by us.

         The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 24, 2005.

         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of
Bear, Stearns & Co. Inc., one of the underwriters, and of Bear Stearns
Commercial Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     S-152

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

        CLASS                  MOODY'S               FITCH
        -----                  -------               -----
         A-1                     Aaa                  AAA
         A-2                     Aaa                  AAA
         A-AB                    Aaa                  AAA
         A-3                     Aaa                  AAA
         X-2                     Aaa                  AAA
         A-J                     Aaa                  AAA
          B                      Aa2                  AA
          C                      Aa3                  AA-
          D                      A2                    A

         The ratings on the offered certificates address the likelihood of--

         o      the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date,
                and

         o      except in the case of the class X-2 certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in
                February 2041, which is the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         o      the credit quality of the pooled mortgage loans,

         o      structural and legal aspects associated with the offered
                certificates, and

         o      the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and
                principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o      the tax attributes of the offered certificates or of the trust fund,

         o      whether or to what extent prepayments of principal may be
                received on the pooled mortgage loans,

         o      the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

         o      the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

         o      whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
                Aggregate Prepayment Interest Shortfalls or whether any
                compensating interest payments will be made, and

         o      whether and to what extent Default Interest or Post-ARD
                Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered

                                     S-153

certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-2 certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X-2 certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings assigned to the class X-2 certificates. The total notional amount of the class X-2 may be reduced in connection with each reduction in the total principal balance of any class of series 2005-PWR7 principal balance certificates that (in whole or in part) forms a part of the total notional amount of the class X-2 certificates, whether as a result of payments of principal or in connection with Realized Losses and
Additional Trust Fund Expenses. The ratings of the class X-2 certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or
Fitch.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                     S-154

                                    GLOSSARY

         "11 Penn Plaza Intercreditor Agreement" means the intercreditor agreement between the initial holders of the 11 Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan.

         "11 Penn Plaza Loan Group" means the 11 Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan, together.

         "11 Penn Plaza Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as 11 Penn Plaza.

         "11 Penn Plaza Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $125,000,000 that is secured by the same mortgage instrument encumbering the 11 Penn Plaza Mortgaged Property as the 11
Penn Plaza Pooled Mortgage Loan and is pari passu in right of payment with the
11 Penn Plaza Pooled Mortgage Loan. The 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "11 Penn Plaza Pooled Mortgage Loan" means the pooled mortgage loan secured by the 11 Penn Plaza Mortgaged Property.

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "A/B Mortgage Loans" means, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Washington Estates MHC and Forrest Brooke MHC.

         "ABN AMRO" means ABN AMRO Bank N.V.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

         o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

         o    is not included in the calculation of a Realized Loss,

         o    is not covered by a servicing advance or a corresponding
              collection from the related borrower, and

         o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR7 pooling and servicing agreement).

         We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

         "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for any
Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things)
the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the applicable Non-Trust Servicing Agreement, the series 2005-PWR7 pooling and servicing agreement and/or a combination thereof.

                                     S-155

         "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans and except as described below with respect to a Trust-Serviced Mortgage Loan Group) as to which an Appraisal
Trigger Event has occurred, an amount that:

         o    will be determined shortly following the later of--

              1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the Series 2005-PWR7 Pooling and Servicing
                   Agreement--Required Appraisals" in this prospectus
                   supplement; and

              2.   the date on which the relevant Appraisal Trigger Event
                   occurred; and

         o    will generally equal the excess, if any, of "x" over "y" where--

              1.   "x" is equal to the sum of:

                   (a)  the Stated Principal Balance of that mortgage loan;

                   (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the
                        fiscal agent, all unpaid interest, other than any
                        Default Interest and Post-ARD Additional Interest,
                        accrued on that mortgage loan through the most recent
                        due date prior to the date of determination;

                   (c)  all accrued but unpaid special servicing fees with
                        respect to that mortgage loan;

                   (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer,
                        the trustee or the fiscal agent with respect to that
                        mortgage loan, together with interest on those advances;

                   (e)  any other outstanding Additional Trust Fund Expenses
                        with respect to that mortgage loan; and

                   (f)  all currently due and unpaid real estate taxes and
                        assessments, insurance premiums and, if applicable,
                        ground rents with respect to the related mortgaged
                        property or REO Property, for which neither the
                        applicable master servicer nor the special servicer
                        holds any escrow funds or reserve funds; and

              2.   "y" is equal to the sum of:

                   (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                        Property, over the amount of any obligations secured by
                        liens on the property that are prior to the lien of that
                        mortgage loan;

                   (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer
                        with respect to the subject mortgage loan that--

                        o    are not required to be applied to pay real estate
                             taxes and assessments, insurance premiums or ground
                             rents,

                        o    are not otherwise scheduled to be applied (except
                             to pay debt service on the mortgage loan) within
                             the next 12 months, and

                        o    may be applied toward the reduction of the
                             principal balance of the mortgage loan; and

                   (c)  the amount of any letter of credit that constitutes
                        additional security for the mortgage loan that may be
                        used to reduce the principal balance of the subject
                        mortgage loan.

                                     S-156

         If, however--

         o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced
              Pooled Mortgage Loans),

         o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

         o    either--

              1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month
                   period prior to that Appraisal Trigger Event, or

              2.   there has been a material change in the circumstances
                   surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment,
                   materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

         Prior to the date (if any) when the holder of the Marquis Apartments
Non-Pooled Mortgage Loan exercises its right at its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan in right of payment to the Marquis Apartments Pooled Mortgage Loan, any Appraisal Reduction Amount
will generally be calculated in a manner that takes account of the indebtedness associated with both mortgage loans in the Marquis Apartments Loan Group, and allocated between those mortgage loans pro rata according to their outstanding principal balances. After the date (if any) when the holder of the Marquis
Apartments Non-Pooled Mortgage Loan exercises its right at its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan in right of payment to the Marquis Apartments Pooled Mortgage Loan, (i) for purposes of determining whether a Marquis Apartments Change of Control Event is in effect, any Appraisal Reduction Amount will be calculated in a manner that takes account of the aggregate indebtedness of the mortgage loans in the Marquis Apartments
Loan Group and allocated first to the Marquis Apartments Non-Pooled Mortgage
Loan, and then to the Marquis Apartments Pooled Mortgage Loan and (ii) for all
other purposes, an Appraisal Reduction Amount will be determined only with respect to the Marquis Apartments Pooled Mortgage Loan.

         Prior to the date (if any) when the Plaza La Cienega Non-Pooled
Mortgage Loan or the Garden State Pavilion Non-Pooled Mortgage Loan, as
applicable, becomes pari passu in right of payment with the Plaza La Cienega
Pooled Mortgage Loan or the Garden State Pavilion Pooled Mortgage Loan, as
applicable, any Appraisal Reduction Amount will be calculated only with respect to the related pooled mortgage loan. On and after the date (if any) when the
Plaza La Cienega Non-Pooled Mortgage Loan or the Garden State Pavilion
Non-Pooled Mortgage Loan, as applicable, becomes pari passu in right of payment with the Plaza La Cienega Pooled Mortgage Loan or the Garden State Pavilion
Pooled Mortgage Loan, as applicable, any Appraisal Reduction Amount will generally be calculated in a manner that takes account of the indebtedness associated with both mortgage loans in the Plaza La Cienega Loan Group or the
Garden State Pavilion Loan Group, as applicable, and allocated between those mortgage loans pro rata according to their outstanding principal balances.

         Any Appraisal Reduction Amount with regard to either A/B Mortgage Loan will be calculated only with respect to the related pooled mortgage loan.

         An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

                                     S-157

         Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loans for purposes of monthly debt service advances will be the amount calculated under the applicable Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the applicable Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans in a manner similar to, but not exactly the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

         "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans), any of the
following events:

         o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

              1.   materially affects the amount or timing of any payment of
                   principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with
                   respect to the mortgage loan;

              2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal
                   prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

              3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially
                   reduces the likelihood of timely payment of amounts due
                   thereon;

         o    the mortgaged property securing the mortgage loan becomes an REO
              Property;

         o    the related borrower becomes the subject of (1) voluntary
              bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
              undismissed for 60 days;

         o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing
              Transfer Event; and

         o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

         The "Appraisal Trigger Event" (or the equivalent) with respect to the
11 Penn Plaza Loan Group and the Miller/WRI Portfolio Loan Group is defined under the related Non-Trust Servicing Agreements and the relevant events are similar to, but may differ from, those specified above.

         "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as (or, in one case, in lieu of) an "as-is"
value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement only in cases where such events have occurred.

         "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

         "ARD" means anticipated repayment date.

         "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

                                     S-158

         "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

         1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
              "Description of the Offered Certificates--Distribution Account" in
              this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

              (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject
                   distribution date occurs,

              (b)  with limited exceptions involving the Non-Trust-Serviced
                   Pooled Mortgage Loans, payments and other collections
                   received by or on behalf of the trust fund after the end of the related collection period, and

              (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2005-PWR7
                   certificateholders in accordance with any of clauses 2
                   through 6 below;

         2.   to pay or reimburse one or more parties to the series 2005-PWR7 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any
              limitations on the source of funds that may be used to make such payment or reimbursement);

         3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR7 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs
              associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of
              Fair Value determinations);

         4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

         5.   to withdraw amounts deposited in the collection account in error;
              and

         6.   to clear and terminate the collection account upon the termination of the series 2005-PWR7 pooling and servicing agreement.

         "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

         1.   the amounts remitted by the two master servicers to the
              certificate administrator for such distribution date, as described under "Description of the Offered Certificates--Distribution
              Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

              o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR7 certificates as described in this prospectus supplement);

              o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates);
                   and

              o    any amounts that may be withdrawn from the certificate
                   administrator's distribution account, as described under
                   "Description of the Offered Certificates--Distribution
                   Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR7
                   certificates, including if such distribution date occurs
                   during January, other than a leap year, or February of any

                                     S-159

                   year subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                   certificate administrator's interest reserve account; plus

         2.   if such distribution date occurs during March of any year
              subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

         The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-PWR7 certificates on each distribution date.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMSI Series 2003-PWR2 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2003-PWR2.

         "BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage
Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-PWR6.

         "CBD" means, with respect to a particular jurisdiction, its central business district.

         "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

         o    two or more classes of the class A-1, A-2, A-AB and A-3
              certificates remain outstanding, and

         o    the total principal balance of the class A-J, B, C, D, E, F, G, H,
              J, K, L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered
              Certificates--Reductions of Certificate Principal Balances in
              Connection with Realized Losses and Additional Trust Fund
              Expenses" in this prospectus supplement.

         "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule
II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1 and A-2 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

                                     S-160

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than the Plaza La Cienega Pooled
              Mortgage Loan, the Garden State Pavilion Pooled Mortgage Loan and
              the A/B Mortgage Loans), the ratio of--

              1.   the principal balance of the subject pooled mortgage loan
                   and, in the case of the 11 Penn Plaza Pooled Mortgage Loan, the Marquis Apartments Pooled Mortgage Loan and the
                   Miller/WRI Portfolio Pooled Mortgage Loans, the principal
                   balance of the related Non-Pooled Pari Passu Companion
                   Loan(s), in each case as of the cut-off date, to

              2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

         o    with respect to any pooled mortgage loan that is
              cross-collateralized with one or more other pooled mortgage loans, the ratio of--

              1.   the principal balance of the subject pooled mortgage loan
                   (without regard to the principal balance of the mortgage
                   loan(s) with which it is cross-collateralized) as of the
                   cut-off date, to

              2.   the Appraised Value of the mortgaged property that
                   principally secures that pooled mortgage loan; and

         o    with respect to the Plaza La Cienega Pooled Mortgage Loan, the
              Garden State Pavilion Pooled Mortgage Loan and each A/B Mortgage
              Loan, the ratio of--

              1.   the principal balance of the Plaza La Cienega Pooled Mortgage
                   Loan, the Garden State Pavilion Pooled Mortgage Loan or the
                   applicable A/B Mortgage Loan, as applicable (but not the
                   principal balance of the related Non-Pooled Subordinate
                   Loan), to

              2.   the Appraised Value of the related mortgaged property.

         "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means:

         o    with respect to any pooled mortgage loan other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, other than the Plaza La Cienega Pooled
              Mortgage Loan, the Garden State Pavilion Pooled Mortgage Loan and
              the A/B Mortgage Loans the ratio of--

              1.   the Underwritten Net Cash Flow for all of the mortgaged
                   property or properties that secure the mortgage loan, to

              2.   twelve times the amount of the monthly debt service payment for the subject mortgage loan and, in the case of the 11 Penn
                   Plaza Pooled Mortgage Loan, the Marquis Apartments Pooled
                   Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage
                   Loans, the related Non-Pooled Pari Passu Companion Loans, due on its or their due date in March 2005 (or April 2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date;

         o    with respect to any pooled mortgage loan that is
              cross-collateralized with one or more other pooled mortgage loans, the ratio of--

              1.   the Underwritten Net Cash Flow for the mortgaged property
                   that principally secures the subject mortgage loan, to

              2.   twelve times the sum of the monthly debt service payments for the subject mortgage loan (without regard to debt service
                   under the pooled mortgage loans with which it is
                   cross-collateralized) due on its due date in March 2005 (or
                   April 2005, in the case of any mortgage loan that has its
                   first due date in

                                     S-161

                   that month), whether or not the mortgage loan has an
                   interest-only period that has not expired as of the cut-off date; and

         o    with respect to the Plaza La Cienega Pooled Mortgage Loan, the
              Garden State Pavilion Pooled Mortgage Loan and each A/B Mortgage
              Loan, the ratio of--

              1.   the total Underwritten Net Cash Flow for the related
                   mortgaged property, to

              2.   twelve times the total payment of principal and interest due on the Plaza La Cienega Pooled Mortgage Loan, the Garden
                   State Pavilion Pooled Mortgage Loan or the applicable A/B
                   Mortgage Loan, as applicable, on the related due date in
                   March 2005 (without regard to the payment of principal due on the related Non-Pooled Mortgage Loan).

         "Default Interest" means any interest that--

         o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

         o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

         "DOL" means the U.S. Department of Labor.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear" means The Euroclear System.

         "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

         "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR7 pooling and servicing agreement:

         o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

         o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2005-PWR7 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

         o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR7 pooling and servicing agreement, which

                                     S-162

              failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR7 pooling and servicing agreement or by series 2005-PWR7
              certificateholders entitled to not less than 25% of the series
              2005-PWR7 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
              2005-PWR7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-PWR7 certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR7 pooling and servicing agreement, by series
              2005-PWR7 certificateholders entitled to not less than 25% of the series 2005-PWR7 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial
              30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

         o    a master servicer or the special servicer receives actual
              knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or
              (B) placed one or more classes of certificates on "watch status"
              in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by
              Moody's within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

         o    a master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch.

         When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final two bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

         "Exemption-Favored Party" means any of the following--

         o    Bear, Stearns & Co. Inc.,

         o    Morgan Stanley & Co. Incorporated,

         o    Merrill Lynch, Pierce, Fenner & Smith Incorporated,

         o    any person directly or indirectly, through one or more
              intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated
              or Merrill Lynch, Pierce, Fenner & Smith Incorporated, and

                                     S-163

         o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

         "FF&E" means furniture, fixtures and equipment.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Fitch" means Fitch, Inc.

         "Garden State Pavilion Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Garden State Pavilion Pooled
Mortgage Loans and the Garden State Pavilion Non-Pooled Mortgage Loan.

         "Garden State Pavilion Loan Group" means the Garden State Pavilion
Pooled Mortgage Loan and the Garden State Pavilion Non-Pooled Mortgage Loan,
together.

         "Garden State Pavilion Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Garden State Pavilion.

         "Garden State Pavilion Non-Pooled Mortgage Loan" means the loan in the original principal amount of $5,000,000 that is secured, in part, by the same mortgage instrument encumbering the Garden State Pavilion Mortgaged Property as the Garden State Pavilion Pooled Mortgage Loan. The Garden State Pavilion
Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Garden State Pavilion Pooled Mortgage Loan" means the pooled mortgage loan secured by the Garden State Pavilion Mortgaged Property, together.

         "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Issue Date" means the date of initial issuance of the series 2005-PWR7 certificates.

          "LaSalle" means LaSalle Bank National Association.

         "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

         "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

         "LTV Ratio at Maturity" means:

         o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the Plaza La Cienega Pooled Mortgage Loan, the Garden State Pavilion Pooled Mortgage Loan and the A/B
              Mortgage Loans), the ratio of--

              1.   the principal balance of the subject pooled mortgage loan
                   and, in the case of the 11 Penn Plaza Pooled Mortgage Loan, the Marquis Apartments Pooled Mortgage Loan and the
                   Miller/WRI Portfolio Pooled

                                     S-164

                   Mortgage Loans, the principal balance of the related
                   Non-Pooled Pari Passu Companion Loans, in each case on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the
                   absence of any prepayments, defaults or extensions, to

              2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

         o    with respect to any pooled mortgage loan that is
              cross-collateralized with one or more other pooled mortgage loans, the ratio of--

              1.   the principal balance of the subject pooled mortgage loan
                   (without regard to the principal balance of the mortgage
                   loan(s) with which it is cross-collateralized) on the
                   scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the
                   absence of any prepayments, defaults or extensions, to

              2.   the Appraised Value of the mortgaged property that
                   principally secures that pooled mortgage loan; and

         o    with respect to the Plaza La Cienega Pooled Mortgage Loan, the
              Garden State Pavilion Pooled Mortgage Loan and each A/B Mortgage
              Loan, the ratio of--

              1.   the principal balance of the Plaza La Cienega Pooled Mortgage
                   Loan, the Garden State Pavilion Pooled Mortgage Loan or the
                   applicable A/B Mortgage Loan, as applicable (without regard to the principal balance of the related Non-Pooled
                   Subordinate Loan) on the scheduled maturity date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or
                   extensions, to

              2.   the Appraised Value of the related mortgaged property.

         "Marquis Apartments Change of Control Event" means, as of any date of determination following any date when the holder of the Marquis Apartments
Non-Pooled Mortgage Loan exercises its option in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the Marquis
Apartments Pooled Mortgage Loan, the initial principal balance for the Marquis
Apartment Non-Pooled Mortgage Loan minus the sum (without duplication) of (x)
all payments of principal (whether as principal prepayments or otherwise)
allocated to and received on such Non-Pooled Mortgage Loan, (y) all Appraisal
Reduction Amounts allocated to such Non-Pooled Mortgage Loan and (z) all realized losses allocated to such Non-Pooled Mortgage Loan, is less than 25% of the excess of (x) the initial principal balance of such Non-Pooled Mortgage
Loan, over (y) all payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such Non-Pooled Mortgage Loan.
Notwithstanding the foregoing, the holder of the Marquis Apartments Non-Pooled
Mortgage Loan will be entitled to cause the termination of a Marquis Apartments
Change of Control Event that would otherwise occur as described above, upon delivery to the applicable master servicer, on behalf of the trust fund as the holder of the Marquis Apartments Pooled Mortgage Loan, of cash collateral or an unconditional, irrevocable and transferable standby letter of credit in an amount that, when added to the Appraised Value of the Marquis Apartments
Mortgaged Property considered in the calculation of the related Appraisal
Reduction Amount would cause the Marquis Apartments Change of Control Event to cease to exist.

         "Marquis Apartments Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Marquis Apartments Pooled Mortgage
Loan and the Marquis Apartments Non-Pooled Mortgage Loan.

         "Marquis Apartments Loan Group" means the Marquis Apartments Pooled
Mortgage Loan and the Marquis Apartments Non-Pooled Mortgage Loan, together.

         "Marquis Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments.

         "Marquis Apartments Non-Pooled Mortgage Loan" means the loan in the original principal amount of $5,000,000 that is secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged Property as the Marquis
Apartments Pooled Mortgage Loan and is initially pari passu in right of payment with the Marquis Apartments Pooled

                                     S-165

Mortgage Loan but which may become subordinate in right of payment to the
Marquis Apartments Pooled Mortgage Loan at the sole discretion of the holder of the Marquis Apartments Non-Pooled Mortgage Loan. The Marquis Apartments
Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Marquis Apartments Pooled Mortgage Loan" means the pooled mortgage loan secured by the Marquis Apartments Mortgaged Property.

         "Miller/WRI Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Miller/WRI Portfolio Pooled
Mortgage Loans and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans.

         "Miller/WRI Portfolio Loan Group" means the Miller/WRI Portfolio Pooled
Mortgage Loans and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans, together.

         "Miller/WRI Portfolio Mortgaged Properties" means the mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI
Portfolio - Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing.

         "Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans" means the two loans in the original principal amounts of $8,000,000 and $19,300,000, respectively, that are secured by the same mortgage instrument encumbering the
Miller/WRI Portfolio Mortgaged Properties as the Miller/WRI Portfolio Pooled
Mortgage Loans and are pari passu in right of payment with the Miller/WRI
Portfolio Pooled Mortgage Loans. The Miller/WRI Portfolio Non-Pooled Pari Passu
Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

         "Miller/WRI Portfolio Pooled Mortgage Loans" means the pooled mortgage loans secured by the Miller/WRI Portfolio Mortgaged Properties, together.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Loan Group" means one or more of the 11 Penn Plaza Loan
Group, the Marquis Apartments Loan Group, the Plaza La Cienega Loan Group, the
Garden State Pavilion Loan Group and the Miller/WRI Portfolio Loan Group.

         "Mortgage Loan Group Intercreditor Agreement" means the 11 Penn Plaza
Intercreditor Agreement, the Marquis Apartments Intercreditor Agreement, the
Plaza La Cienega Intercreditor Agreement, the Garden State Pavilion
Intercreditor Agreement or the Miller/WRI Portfolio Intercreditor Agreement.

         "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

         o    in the case of a mortgage loan that accrues interest on a 30/360
              Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative
              Fee Rate for that mortgage loan.

         o    in the case of a mortgage loan that accrues interest on an
              Actual/360 Basis, twelve times a fraction, expressed as a
              percentage--

              1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                   equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated
                   Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the
                   related Administrative Fee Rate for that mortgage loan, and

              2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

                                     S-166

         Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         The Mortgage Pass-Through Rate of each pooled mortgage loan:

         o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

         o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

         "Nationwide Life" means Nationwide Life Insurance Company.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
              over

         o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

         "Non-Pooled Mortgage Loan" means any of the 11 Penn Plaza Non-Pooled
Pari Passu Companion Loan, the Marquis Apartments Non-Pooled Mortgage Loan, the
Plaza La Cienega Non-Pooled Mortgage Loan, the Garden State Pavilion Non-Pooled
Mortgage Loan, the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans
and the non-pooled, subordinate B notes related to the A/B Mortgage Loans.

         "Non-Pooled Pari Passu Companion Loan" means any of the 11 Penn Plaza
Non-Pooled Pari Passu Companion Loan, the Miller/WRI Portfolio Non-Pooled Pari
Passu Companion Loans, Marquis Apartments Non-Pooled Mortgage Loan (unless the
Marquis Apartments Non-Pooled Mortgage Loan becomes subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan as described in this prospectus supplement), and, if either the Plaza La Cienega Non-Pooled Mortgage
Loan or the Garden State Pavilion Non-Pooled Mortgage Loan becomes pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement, the Plaza La Cienega Non-Pooled Mortgage Loan or the
Garden State Pavilion Non-Pooled Mortgage Loan, as applicable.

         "Non-Pooled Subordinate Loan" means, the Marquis Apartments Non-Pooled
Mortgage Loan if it has become subordinate in right of payment to the Marquis
Apartments Pooled Mortgage Loan as described in this prospectus supplement, the
Plaza La Cienega Non-Pooled Mortgage Loan if it has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement, the Garden State Pavilion Non-Pooled Mortgage Loan if it
has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement or the Non-Pooled Mortgage Loans that are related to the A/B Mortgage Loans.

         "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Marquis Apartments Non-Pooled Mortgage Loan if the Marquis
Apartments Non-Pooled Mortgage Loan has become subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan as described in this prospectus supplement, the Plaza La Cienega Non-Pooled Mortgage Loan if the Plaza La
Cienega Non-Pooled Mortgage Loan has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement, the holder of the promissory note

                                     S-167

evidencing the Garden State Pavilion Non-Pooled Mortgage Loan if the Garden
State Pavilion Non-Pooled Mortgage Loan has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement or the holders of the promissory notes evidencing the Non-Pooled
Mortgage Loans which are related to the A/B Mortgage Loans.

         "Non-Trust-Serviced Pooled Mortgage Loans" means the 11 Penn Plaza
Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans.

         "Non-Trust Servicing Agreements" mean, with respect to the 11 Penn
Plaza Pooled Mortgage Loan, the servicing agreement (other than the series
2005-PWR7 pooling and servicing agreement) pursuant to which the 11 Penn Plaza
Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loan, and any related REO Property, are to be principally serviced and/or administered, which is the BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement and with respect to the Miller/WRI Portfolio Pooled Mortgage Loans, the servicing agreement (other than the series 2005-PWR7 pooling and servicing agreement)
pursuant to which the Miller/WRI Portfolio Pooled Mortgage Loans and the related
Non-Pooled Pari Passu Companion Loans, and any related REO Property, are to be principally serviced and/or administered, which is the BSCMSI Series 2003-PWR2
Pooling and Servicing Agreement.

         "NRA" means net rentable area.

         "NRSF" means net rentable square feet.

         "PAR" means Prudential Asset Resources, Inc.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

         "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

         o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

                                     S-168

         o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

         o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

         o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR7 pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

         "Plaza La Cienega Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Plaza La Cienega Pooled Mortgage
Loan and the Plaza La Cienega Non-Pooled Mortgage Loan.

         "Plaza La Cienega Loan Group" means the Plaza La Cienega Pooled
Mortgage Loan and the Plaza La Cienega Non-Pooled Mortgage Loan, together.

         "Plaza La Cienega Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Plaza La Cienega.

         "Plaza La Cienega Non-Pooled Mortgage Loan" means the loan in the original principal amount of $7,000,000 that is secured, in part, by the same mortgage instrument encumbering the Plaza La Cienega Mortgaged Property as the
Plaza La Cienega Pooled Mortgage Loan. The Plaza La Cienega Non-Pooled Mortgage
Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

          "Plaza La Cienega Pooled Mortgage Loan" means the pooled mortgage loan secured by the Plaza La Cienega Mortgaged Property, together.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loans) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR7 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loans, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the applicable Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD
Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

         "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loans) that was subject to a principal prepayment in full or in part made (or, if resulting from the

                                     S-169

application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR7 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loans, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the applicable Non-Trust Servicing
Agreement) and, further, net of any portion of that interest that represents
Default Interest, late payment charges or Post-ARD Additional Interest).

         "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

         "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

         1.   all payments of principal, including voluntary principal
              prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

         2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period,

         3.   all other collections, including liquidation proceeds,
              condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

         4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of
Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage
Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses") during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service

                                     S-170

advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

         For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         The Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans. Accordingly, any amounts applied to the principal of any of such loans will not constitute part of the Principal Distribution Amount for any distribution date.

         "PSF" means per square foot.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

         o    the outstanding principal balance of that mortgage loan;

         o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

         o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

         o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

         o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

         o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without
              limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

         "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loans, the applicable master servicer and/or the special servicer under the applicable Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under

                                     S-171

"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

         "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the holders of any related
Non-Pooled Mortgage Loan, and in the case of any mortgage property securing either A/B Mortgage Loan, also on behalf of the holder of the related B note)
through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing any of the Non-Trust-Serviced Pooled Mortgage Loans becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the related Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the applicable Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans. In the case of each Mortgage
Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR7 trust fund.

         "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A-" by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A-" by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

         "Restricted Group" means, collectively, the following persons and entities--

         o    the trustee,

         o    the Exemption-Favored Parties,

         o    us,

         o    the master servicers,

         o    the special servicer,

         o    the primary servicer,

         o    any sub-servicers,

         o    any person responsible for servicing a Non-Trust-Serviced Pooled
              Mortgage Loan or any related REO Property,

         o    the mortgage loan sellers,

                                     S-172

         o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o    any and all affiliates of any of the aforementioned persons.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2005-PWR7 pooling and servicing agreement:

         o    in the best interests and for the benefit of the series 2005-PWR7 certificateholders (or, in the case of a Trust-Serviced Mortgage
              Loan Group, for the benefit of the series 2005-PWR7
              certificateholders and the related Trust-Serviced Non-Pooled
              Noteholder) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

         o    in accordance with any and all applicable laws, the terms of the series 2005-PWR7 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
              Mortgage Loan Group, the terms of the related Mortgage Loan Group
              Intercreditor Agreement, and

         o    to the extent consistent with the foregoing, in accordance with the following standards:

         o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property
              management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
              2005-PWR7 pooling and servicing agreement;

              o    with a view to--

                   1.   in the case of the master servicers, the timely
                        collection of all scheduled payments of principal and
                        interest under those mortgage loans,

                   2.   in the case of the master servicers, the full collection
                        of all Yield Maintenance Charges and Prepayment Premiums
                        that may become payable under those mortgage loans, and

                   3.   in the case of the special servicer, if a mortgage loan
                        comes into and continues in default and, in the good
                        faith and reasonable judgment of the special servicer,
                        no satisfactory arrangements can be made for the
                        collection of the delinquent payments, including
                        payments of Yield Maintenance Charges, Prepayment
                        Premiums, Default Interest and late payment charges, or
                        the related mortgaged property becomes an REO Property,
                        the maximization of the recovery of principal and
                        interest on that defaulted mortgage loan to the series
                        2005-PWR7 certificateholders (or, in the case of a
                        Trust-Serviced Mortgage Loan Group, for the benefit of
                        the series 2005-PWR7 certificateholders and the related
                        Trust-Serviced Non-Pooled Noteholder), as a collective
                        whole, on a present value basis; and

                   without regard to--

                   1.   any known relationship that the applicable master
                        servicer or the special servicer, as the case may be, or
                        any of its affiliates may have with any of the
                        underlying borrowers, any of the mortgage loan sellers
                        or any other party to the series 2005-PWR7 pooling and
                        servicing agreement,

                                     S-173

                   2.   the ownership of any series 2005-PWR7 certificate or any
                        interest in any Non-Pooled Mortgage Loan by the
                        applicable master servicer or the special servicer, as
                        the case may be, or by any of its affiliates,

                   3.   the obligation of the applicable master servicer to make
                        advances or otherwise to incur servicing expenses with
                        respect to any mortgage loan or REO property serviced or
                        administered, respectively, under the series 2005-PWR7
                        pooling and servicing agreement,

                   4.   the obligation of the special servicer to make, or to
                        direct the applicable master servicer to make, servicing
                        advances or otherwise to incur servicing expenses with
                        respect to any mortgage loan or REO property serviced or
                        administered, respectively, under the series 2005-PWR7
                        pooling and servicing agreement,

                   5.   the right of the applicable master servicer or the
                        special servicer, as the case may be, or any of its
                        affiliates to receive reimbursement of costs, or the
                        sufficiency of any compensation payable to it, under the
                        series 2005-PWR7 pooling and servicing agreement or with
                        respect to any particular transaction,

                   6.   the ownership, servicing and/or management by the
                        applicable master servicer or the special servicer, as
                        the case may be, or any of its affiliates, of any other
                        mortgage loans or real property,

                   7.   the ownership by the applicable master servicer or the
                        special servicer, as the case may be, or any of its
                        affiliates of any other debt owed by, or secured by
                        ownership interests in, any of the borrowers or any
                        affiliate of a borrower, and

                   8.   the obligations of the applicable master servicer or the
                        special servicer, as the case may be, or any of its
                        affiliates to repurchase any pooled mortgage loan from
                        the trust fund, or to indemnify the trust fund, in any
                        event as a result of a material breach or a material
                        document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loans only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loans or any related REO
Property pursuant to the series 2005-PWR7 pooling and servicing agreement.

         "Servicing Transfer Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans) and a
Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

         1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

         2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

         3.   the applicable master servicer determines (in accordance with the
              Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing

                                     S-174

              commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines
              (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
              Certificates--Advances of Delinquent Monthly Debt Service
              Payments" in this prospectus supplement) prior to a refinancing or
              (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

         4.   the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the
              corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR7 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

         5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
              corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist, if and when:

         o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

         o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

         o    with respect to the circumstances described in clause 4
              immediately above in this definition, the default is cured in the judgment of the special servicer; and

         o    with respect to the circumstances described in clause 6
              immediately above in this definition, the proceedings are
              terminated.

         If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan
Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

         "SF" means square feet.

         "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan other than a Non-Trust-Serviced Pooled Mortgage Loan that both (A)
is a specially serviced pooled mortgage loan and (B) either (i) is delinquent
120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

                                     S-175

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

         o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
              Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
              Offered Certificates -- Reductions of Certificate Principal
              Balances in Connection with Realized Losses and Additional Trust
              Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

         "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR7 certificates and the mortgage loans in the trust fund:

         o    the mortgage loans have the characteristics set forth on Appendix
              B to this prospectus supplement;

         o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR7 certificates is as described in this prospectus supplement;

         o    the pass-through rate for each interest-bearing class of series
              2005-PWR7 certificates is as described in this prospectus
              supplement;

         o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any of the B notes related to either of the A/B Mortgage Loans);

         o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR7 pooling and servicing agreement or the Non-Trust Servicing Agreements and the only expenses of the trust consist of the trustee fees, the servicer report
              administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the
              Non-Trust-Serviced Pooled Mortgage Loans, the administrative fees payable with respect thereto under the Non-Trust Servicing
              Agreements;

         o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2005-PWR7 certificates remains in effect during the entire term of that mortgage loan;

         o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

         o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due as described in the immediately preceding bullet;

                                     S-176

         o    no involuntary prepayments are received as to any pooled mortgage loan at any time;

         o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or
              Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

         o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the A notes only in either of the A/B Mortgage Loans) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o    all prepayments on the mortgage loans are assumed to be
              accompanied by a full month's interest and no Prepayment Interest
              Shortfalls occur with respect to any mortgage loan;

         o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

         o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of the
              Series 2005-PWR7 Pooling and Servicing Agreement";

         o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the
              Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o    payments on the offered certificates are made on the 11th day of each month, commencing in April 2005; and

         o    the offered certificates are settled with investors on March 24,
              2005.

         "Trust-Serviced Mortgage Loan Group" means the Marquis Apartments Loan
Group, the Plaza La Cienega Loan Group or the Garden State Pavilion Loan Group.

         "Trust-Serviced Non-Pooled Mortgage Loan" means the Marquis Apartments
Non-Pooled Mortgage Loan, the Plaza La Cienega Non-Pooled Mortgage Loan, the
Garden State Pavilion Non-Pooled Mortgage Loan and the Non-Pooled Mortgage Loans
which are part of the A/B Mortgage Loans.

         "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

         "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc., PTE 90-24 issued to Morgan Stanley & Co. Incorporated or PTE 90-29 issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

         "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant

                                     S-177

improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

         "WFB" means Wells Fargo Bank, National Association.

         "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-178

                                   SCHEDULE I

                               IO REFERENCE RATES

INTEREST ACCRUAL PERIOD(1)            REFERENCE RATE (%)              INTEREST ACCRUAL PERIOD(1)         REFERENCE RATE (%)
--------------------------            ------------------              --------------------------         ------------------

March 2005                                 5.49093                    March 2009                              5.48916
April 2005                                 5.31343                    April 2009                              5.31171
May 2005                                   5.49085                    May 2009                                5.48911
June 2005                                  5.31335                    June 2009                               5.31165
July 2005                                  5.49076                    July 2009                               5.48905
August 2005                                5.49073                    August 2009                             5.48902
September 2005                             5.31323                    September 2009                          5.31157
October 2005                               5.49064                    October 2009                            5.48897
November 2005                              5.31315                    November 2009                           5.31151
December 2005                              5.31311                    December 2009                           5.31148
January 2006                               5.31307                    January 2010                            5.31146
February 2006                              5.31346                    February 2010                           5.31249
March 2006                                 5.49043                    March 2010                              5.48910
April 2006                                 5.31294                    April  2010                             5.31165
May 2006                                   5.49034                    May 2010                                5.48904
June 2006                                  5.31285                    June 2010                               5.31158
July 2006                                  5.49025                    July 2010                               5.48898
August 2006                                5.49021                    August 2010                             5.48895
September 2006                             5.31272                    September 2010                          5.31149
October 2006                               5.49012                    October 2010                            5.48889
November 2006                              5.31263                    November 2010                           5.31143
December 2006                              5.31258                    December  2010                          5.31139
January 2007                               5.31253                    January 2011                            5.31136
February 2007                              5.31301                    February 2011                           5.31217
March 2007                                 5.48989                    March 2011                              5.48871
April 2007                                 5.31241                    April 2011                              5.31126
May 2007                                   5.48981                    May 2011                                5.48864
June 2007                                  5.31234                    June 2011                               5.31119
July 2007                                  5.48973                    July 2011                               5.48857
August 2007                                5.48970                    August 2011                             5.48854
September 2007                             5.31223                    September 2011                          5.31108
October 2007                               5.48962                    October 2011                            5.48846
November 2007                              5.31215                    November 2011                           5.31101
December 2007                              5.48954                    December 2011                           5.50402
January 2008                               5.31208                    January 2012                            5.33957
February 2008                              5.31227                    February 2012                           5.34167
March 2008                                 5.48946                    March 2012                              5.52204
April 2008                                 5.31201                    April 2012                              5.34362
May  2008                                  5.48941                    May 2012                                5.52195
June 2008                                  5.31196                    June 2012                               5.34353
July 2008                                  5.48937                    July 2012                               5.52185
August 2008                                5.48934                    August 2012                             5.52181
September 2008                             5.31189                    September 2012                          5.34339
October 2008                               5.48929                    October 2012                            5.52171
November 2008                              5.31184                    November 2012                           5.34330
December 2008                              5.31181                    December 2012                           5.34325
January 2009                               5.31179                    January 2013                            5.34320
February 2009                              5.31249                    February 2013                           5.34416

(1)  Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the March 2005 interest accrual period relates to the April 2005 distribution date.

                                      I-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                         CLASS A-AB                                CLASS A-AB                                CLASS A-AB
                          PLANNED                                   PLANNED                                    PLANNED
DISTRIBUTION             PRINCIPAL           DISTRIBUTION          PRINCIPAL            DISTRIBUTION          PRINCIPAL
DATE                    BALANCE ($)          DATE                 BALANCE ($)           DATE                 BALANCE ($)
-----------------       -----------          -----------------    -----------           --------------       -----------

Closing Date           106,000,000.00        December 2008       106,000,000.00         September 2012        53,329,000.00
April 2005             106,000,000.00        January 2009        106,000,000.00         October 2012          51,736,000.00
May 2005               106,000,000.00        February 2009       106,000,000.00         November 2012         50,252,000.00
June 2005              106,000,000.00        March 2009          106,000,000.00         December 2012         48,645,000.00
July 2005              106,000,000.00        April 2009          106,000,000.00         January 2013          47,147,000.00
August 2005            106,000,000.00        May 2009            106,000,000.00         February 2013         45,642,000.00
September 2005         106,000,000.00        June 2009           106,000,000.00         March 2013            43,781,000.00
October 2005           106,000,000.00        July 2009           106,000,000.00         April 2013            42,260,000.00
November 2005          106,000,000.00        August 2009         106,000,000.00         May 2013              40,616,000.00
December 2005          106,000,000.00        September 2009      106,000,000.00         June 2013             39,081,000.00
January 2006           106,000,000.00        October 2009        106,000,000.00         July 2013             28,771,000.00
February 2006          106,000,000.00        November 2009       106,000,000.00         August 2013           27,236,000.00
March 2006             106,000,000.00        December 2009       106,000,000.00         September 2013        25,694,000.00
April 2006             106,000,000.00        January 2010        106,000,000.00         October 2013          24,031,000.00
May 2006               106,000,000.00        February 2010        104,230,074.53        November 2013         22,474,000.00
June 2006              106,000,000.00        March 2010           102,230,000.00        December 2013         20,796,000.00
July 2006              106,000,000.00        April 2010           100,679,000.00        January 2014          19,224,000.00
August 2006            106,000,000.00        May 2010              98,968,000.00        February 2014         17,644,000.00
September 2006         106,000,000.00        June 2010             97,402,000.00        March 2014            15,721,000.00
October 2006           106,000,000.00        July 2010             95,676,000.00        April 2014            14,124,000.00
November 2006          106,000,000.00        August 2010           94,094,000.00        May 2014              12,409,000.00
December 2006          106,000,000.00        September 2010        92,505,000.00        June 2014             10,797,000.00
January 2007           106,000,000.00        October 2010          90,758,000.00        July 2014              4,714,000.00
February 2007          106,000,000.00        November 2010         89,153,000.00        August 2014            3,095,000.00
March 2007             106,000,000.00        December 2010         87,390,000.00        September 2014         1,467,000.00
April 2007             106,000,000.00        January 2011          85,770,000.00        October 2014                   0.00
May 2007               106,000,000.00        February 2011         84,141,000.00
June 2007              106,000,000.00        March 2011            82,058,000.00
July 2007              106,000,000.00        April 2011            80,412,000.00
August 2007            106,000,000.00        May 2011              78,611,000.00
September 2007         106,000,000.00        June 2011             76,949,000.00
October 2007           106,000,000.00        July 2011             75,132,000.00
November 2007          106,000,000.00        August 2011           73,454,000.00
December 2007          106,000,000.00        September 2011        71,768,000.00
January 2008           106,000,000.00        October 2011          69,928,000.00
February 2008          106,000,000.00        November 2011         68,226,000.00
March 2008             106,000,000.00        December 2011         67,000,000.00
April 2008             106,000,000.00        January 2012          65,500,000.00
May 2008               106,000,000.00        February 2012         64,000,000.00
June 2008              106,000,000.00        March 2012            62,277,000.00
July 2008              106,000,000.00        April 2012            60,841,000.00
August 2008            106,000,000.00        May 2012              59,282,000.00
September 2008         106,000,000.00        June 2012             57,834,000.00
October 2008           106,000,000.00        July 2012             56,261,000.00
November 2008          106,000,000.00        August 2012           54,799,000.00

                                      II-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------

                                                                              PERCENT BY      WEIGHTED       WEIGHTED
                                                               AGGREGATE       AGGREGATE       AVERAGE        AVERAGE
                                           NUMBER OF        CUT-OFF DATE    CUT-OFF DATE      MORTGAGE      REMAINING
LOAN SELLER                             MORTGAGE LOANS        BALANCE ($)     BALANCE (%)      RATE (%)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding           38             389,456,300            34.6        5.3754            107
Bear Stearns Commercial Mortgage, Inc.        18             335,664,473            29.8        5.3480            120
Wells Fargo Bank, N.A.                        63             328,336,027            29.2        5.4523            114
Nationwide Life Insurance Co.                  5              71,108,852             6.3        5.3649            116
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      124          $1,124,565,652           100.0%       5.3890%           113
========================================================================================================================

----------------------------------------------------------------------------------

                                                       WEIGHTED          WEIGHTED
                                        WEIGHTED        AVERAGE           AVERAGE
                                         AVERAGE   CUT-OFF DATE           BALLOON
LOAN SELLER                              DSCR (X)        LTV (%)           LTV (%)
----------------------------------------------------------------------------------

Prudential Mortgage Capital Funding         1.61           66.8              56.0
Bear Stearns Commercial Mortgage, Inc.      1.64           74.5              62.6
Wells Fargo Bank, N.A.                      1.60           69.6              58.6
Nationwide Life Insurance Co.               1.63           70.1              59.3
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     1.62X          70.1%             58.9%
==================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------

                                                                              PERCENT BY      WEIGHTED       WEIGHTED
                                                               AGGREGATE       AGGREGATE       AVERAGE        AVERAGE
                                           NUMBER OF        CUT-OFF DATE    CUT-OFF DATE      MORTGAGE      REMAINING
CUT-OFF DATE BALANCE ($)                MORTGAGE LOANS        BALANCE ($)     BALANCE (%)      RATE (%)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

544,698 - 2,000,000                           16              24,966,090             2.2        5.7543            131
2,000,001 - 3,000,000                         20              50,094,257             4.5        5.5761            128
3,000,001 - 5,000,000                         26             101,920,880             9.1        5.4710            114
5,000,001 - 7,000,000                         21             121,685,937            10.8        5.4519            115
7,000,001 - 9,000,000                          7              58,353,032             5.2        5.6279            127
9,000,001 - 11,000,000                         9              90,883,280             8.1        5.4541            115
11,000,001 - 13,000,000                        6              72,816,941             6.5        5.3873            139
13,000,001 - 15,000,000                        2              27,400,000             2.4        5.2946            101
15,000,001 - 17,000,000                        2              33,477,360             3.0        5.5884            117
17,000,001 - 19,000,000                        3              54,456,581             4.8        5.4288            119
21,000,001 - 31,000,000                        6             146,933,344            13.1        5.3591            112
31,000,001 - 41,000,000                        1              36,909,127             3.3        5.2200            118
41,000,001 - 61,000,000                        3             146,000,000            13.0        5.2497            104
61,000,001 - 94,668,822                        2             158,668,822            14.1        5.2030             96
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      124          $1,124,565,652           100.0%       5.3890%           113
========================================================================================================================

-----------------------------------------------------------------------------------

                                                        WEIGHTED          WEIGHTED
                                         WEIGHTED        AVERAGE           AVERAGE
                                          AVERAGE   CUT-OFF DATE           BALLOON
CUT-OFF DATE BALANCE ($)                  DSCR (X)        LTV (%)           LTV (%)
-----------------------------------------------------------------------------------

544,698 - 2,000,000                          1.63           62.5              46.3
2,000,001 - 3,000,000                        1.64           63.9              49.3
3,000,001 - 5,000,000                        1.62           68.7              57.0
5,000,001 - 7,000,000                        1.62           66.2              55.4
7,000,001 - 9,000,000                        1.55           68.8              55.5
9,000,001 - 11,000,000                       1.49           72.0              60.2
11,000,001 - 13,000,000                      1.43           69.9              45.9
13,000,001 - 15,000,000                      1.77           78.2              68.8
15,000,001 - 17,000,000                      1.72           65.2              57.0
17,000,001 - 19,000,000                      1.70           70.4              60.7
21,000,001 - 31,000,000                      1.65           70.2              61.3
31,000,001 - 41,000,000                      1.58           73.8              61.4
41,000,001 - 61,000,000                      1.57           77.4              69.8
61,000,001 - 94,668,822                      1.73           68.7              59.8
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      1.62X          70.1%             58.9%
===================================================================================

Minimum: $544,698
Maximum: $94,668,822
Average: $9,069,078

(1) For purposes of the prospectus supplement and this Annex A, the $94,668,822
11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of
$124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $45,000,000
Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3) For purposes of the prospectus supplement and this Annex A, the $5,764,223
Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a
23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust. All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4) For purposes of the prospectus supplement and this Annex A, the $4,174,093
Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a 34.8%
portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-1

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

STATES

--------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY          WEIGHTED
                                                                           AGGREGATE       AGGREGATE           AVERAGE
                                               NUMBER OF                CUT-OFF DATE    CUT-OFF DATE          MORTGAGE
STATE                                    MORTGAGED PROPERTIES             BALANCE ($)     BALANCE (%)          RATE (%)
--------------------------------------------------------------------------------------------------------------------------

California                                        28                     207,831,474            18.5            5.3857
     Southern California                          18                    175,801,073             15.6            5.3569
     Northern California                          10                     32,030,401              2.8            5.5435
New York                                           8                     155,801,428            13.9            5.2362
Pennsylvania                                      29                     103,638,220             9.2            5.3380
Texas                                             11                      92,439,053             8.2            5.4537
Nevada                                             3                      71,269,429             6.3            5.3198
New Jersey                                         4                      68,350,000             6.1            5.3584
Massachusetts                                      1                      64,000,000             5.7            5.2075
Florida                                            5                      45,557,713             4.1            5.4503
Illinois                                           2                      44,333,344             3.9            5.5987
Alabama                                            1                      36,909,127             3.3            5.2200
Ohio                                               7                      30,338,707             2.7            5.6034
District of Columbia                               2                      23,142,736             2.1            5.5575
Washington                                         6                      22,809,612             2.0            5.4017
Arizona                                           16                      22,209,636             2.0            5.5913
Indiana                                            3                      16,126,920             1.4            5.1983
Iowa                                               2                      14,773,979             1.3            6.1100
US Virgin Islands                                  2                      12,826,410             1.1            5.6539
Colorado                                           3                      12,188,316             1.1            5.6932
South Carolina                                     2                      11,764,279             1.0            5.3014
Minnesota                                          3                      10,729,198             1.0            5.6233
Connecticut                                        1                      10,000,000             0.9            5.1700
Maryland                                           2                       8,525,480             0.8            5.2798
North Carolina                                     2                       8,470,000             0.8            5.4708
Utah                                               2                       6,205,467             0.6            5.7816
Michigan                                           1                       5,880,632             0.5            5.4800
Wisconsin                                          1                       5,040,481             0.4            5.3800
Oklahoma                                           1                       3,043,041             0.3            5.6700
Alaska                                             1                       2,990,558             0.3            5.7900
Louisiana                                          1                       2,600,000             0.2            5.6100
Virginia                                           1                       2,097,069             0.2            5.5300
Kentucky                                           1                       1,700,000             0.2            5.8400
Oregon                                             1                         973,343             0.1            6.4800
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          153                  $1,124,565,652           100.0%           5.3890%
==========================================================================================================================

-------------------------------------------------------------------------------------------------

                                           WEIGHTED                        WEIGHTED     WEIGHTED
                                            AVERAGE      WEIGHTED           AVERAGE      AVERAGE
                                          REMAINING       AVERAGE      CUT-OFF DATE      BALLOON
STATE                                    TERM (MOS.)      DSCR (X)           LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------------

California                                      119          1.60              67.3         56.8
     Southern California                        119          1.61              68.2         57.8
     Northern California                        122          1.55              62.4         50.8
New York                                        100          1.73              64.4         54.6
Pennsylvania                                    119          1.58              77.4         67.3
Texas                                           126          1.48              68.6         51.2
Nevada                                           89          1.57              78.0         71.2
New Jersey                                      117          1.72              72.8         63.7
Massachusetts                                   117          1.99              72.2         60.3
Florida                                         110          1.53              71.5         60.1
Illinois                                         98          1.36              76.5         66.8
Alabama                                         118          1.58              73.8         61.4
Ohio                                            128          1.48              67.3         52.2
District of Columbia                            119          1.95              53.3         44.7
Washington                                      118          1.52              65.0         52.6
Arizona                                         111          1.66              66.8         57.1
Indiana                                         112          1.55              63.9         51.5
Iowa                                            119          1.53              63.4         49.5
US Virgin Islands                               119          1.77              74.6         57.4
Colorado                                        104          1.59              71.2         60.1
South Carolina                                  117          1.41              79.0         65.9
Minnesota                                       119          1.27              71.7         59.4
Connecticut                                     117          1.84              78.7         68.4
Maryland                                        116          1.40              73.3         61.1
North Carolina                                  119          1.70              75.4         64.1
Utah                                            117          1.49              70.2         57.9
Michigan                                        118          1.32              74.4         57.0
Wisconsin                                       119          1.58              64.5         49.1
Oklahoma                                        118          1.34              74.2         62.6
Alaska                                          118          1.51              75.7         58.6
Louisiana                                       120          1.55              77.6         65.2
Virginia                                        119          1.43              63.5         53.3
Kentucky                                        120          1.45              71.6         60.6
Oregon                                          119          1.43              70.8         55.9
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         113          1.62X             70.1%        58.9%
=================================================================================================

(1) For purposes of the prospectus supplement and this Annex A, the $94,668,822
11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of
$124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $45,000,000
Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3) For purposes of the prospectus supplement and this Annex A, the $5,764,223
Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a
23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust. All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4) For purposes of the prospectus supplement and this Annex A, the $4,174,093
Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a 34.8%
portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                       A-2

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------

                                                                                    PERCENT BY          WEIGHTED
                                                                   AGGREGATE         AGGREGATE           AVERAGE
                                         NUMBER OF              CUT-OFF DATE      CUT-OFF DATE          MORTGAGE
PROPERTY TYPE                      MORTGAGED PROPERTIES           BALANCE ($)       BALANCE (%)          RATE (%)
--------------------------------------------------------------------------------------------------------------------

Retail                                      65                   545,547,194              48.5            5.4148
Office                                      18                   263,120,823              23.4            5.2905
Multifamily                                 36                   131,181,151              11.7            5.3235
Industrial                                  16                    90,030,991               8.0            5.4509
Hospitality                                  3                    31,251,339               2.8            5.8886
Self Storage                                 7                    29,967,882               2.7            5.4591
Manufactured Housing Community               5                    23,999,558               2.1            5.2632
Mixed Use                                    3                     9,466,713               0.8            5.4074
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    153                $1,124,565,652             100.0%           5.3890%
====================================================================================================================

----------------------------------------------------------------------------------------------

                                     WEIGHTED                      WEIGHTED          WEIGHTED
                                      AVERAGE      WEIGHTED         AVERAGE           AVERAGE
                                    REMAINING       AVERAGE    CUT-OFF DATE           BALLOON
PROPERTY TYPE                      TERM (MOS.)      DSCR (X)         LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------

Retail                                    118          1.52            72.3              59.7
Office                                    105          1.82            66.3              57.3
Multifamily                               113          1.59            73.5              63.9
Industrial                                109          1.54            66.7              55.4
Hospitality                               119          1.71            59.1              48.0
Self Storage                              119          1.88            64.4              52.2
Manufactured Housing Community            113          1.61            79.6              69.2
Mixed Use                                 117          1.73            67.8              56.5
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   113          1.62X           70.1%             58.9%
==============================================================================================

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------

                                                                                    PERCENT BY          WEIGHTED
                                                                   AGGREGATE         AGGREGATE           AVERAGE
                                         NUMBER OF              CUT-OFF DATE      CUT-OFF DATE          MORTGAGE
MORTGAGE RATE (%)                     MORTGAGE LOANS              BALANCE ($)       BALANCE (%)          RATE (%)
------------------------------------------------------------------------------------------------------------------

4.9200% - 5.2500%                            26                  479,128,355              42.6            5.1783
5.2501% - 5.5000%                            41                  370,696,700              33.0            5.4045
5.5001% - 5.7500%                            37                  184,943,185              16.4            5.6215
5.7501% - 6.0000%                            10                   48,408,635               4.3            5.8083
6.0001% - 6.2500%                             8                   39,870,736               3.5            6.1421
6.2501% - 6.5000%                             1                      973,343               0.1            6.4800
6.5001% - 6.8900%                             1                      544,698               0.0            6.8900
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     124               $1,124,565,652             100.0%           5.3890%
==================================================================================================================

-----------------------------------------------------------------------------------------------

                                      WEIGHTED                      WEIGHTED          WEIGHTED
                                       AVERAGE      WEIGHTED         AVERAGE           AVERAGE
                                     REMAINING       AVERAGE    CUT-OFF DATE           BALLOON
MORTGAGE RATE (%)                   TERM (MOS.)      DSCR (X)         LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------

4.9200% - 5.2500%                          104          1.72            70.6              61.8
5.2501% - 5.5000%                          117          1.53            71.3              59.1
5.5001% - 5.7500%                          125          1.59            67.7              53.3
5.7501% - 6.0000%                          117          1.37            74.0              60.8
6.0001% - 6.2500%                          130          1.59            60.8              47.3
6.2501% - 6.5000%                          119          1.43            70.8              55.9
6.5001% - 6.8900%                          115          1.97            33.8              23.3
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    113          1.62X           70.1%             58.9%
===============================================================================================

Minimum: 4.9200%
Maximum: 6.8900%
Weighted Average: 5.3890%

(1) For purposes of the prospectus supplement and this Annex A, the $94,668,822
11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of
$124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $45,000,000
Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3) For purposes of the prospectus supplement and this Annex A, the $5,764,223
Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a
23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust. All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4) For purposes of the prospectus supplement and this Annex A, the $4,174,093
Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a 34.8%
portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                       A-3

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY          WEIGHTED
                                                                           AGGREGATE                AGGREGATE           AVERAGE
                                                      NUMBER OF         CUT-OFF DATE             CUT-OFF DATE          MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS         BALANCE ($)              BALANCE (%)          RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------

59 - 60                                                   1                5,891,577                      0.5            5.3200
61 - 84                                                   7              207,609,365                     18.5            5.2343
85 - 120                                                108              864,067,684                     76.8            5.4140
121 - 239                                                 8               46,997,027                      4.2            5.6215
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 124           $1,124,565,652                    100.0%           5.3890%
===================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------

                                                   WEIGHTED                                    WEIGHTED          WEIGHTED
                                                    AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                  REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)         TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------------------------------

59 - 60                                                  59                1.51                    74.6              69.3
61 - 84                                                  82                1.57                    71.8              65.0
85 - 120                                                118                1.64                    70.2              59.3
121 - 239                                               178                1.45                    61.0              23.2
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 113                1.62X                   70.1%             58.9%
==========================================================================================================================

Minimum: 59 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY          WEIGHTED
                                                                           AGGREGATE                AGGREGATE           AVERAGE
                                                      NUMBER OF         CUT-OFF DATE             CUT-OFF DATE          MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                    MORTGAGE LOANS         BALANCE ($)              BALANCE (%)          RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

1.17 - 1.20                                               4               40,265,117                      3.6            5.7215
1.21 - 1.30                                               6               48,791,763                      4.3            5.3542
1.31 - 1.40                                              19              127,808,956                     11.4            5.4517
1.41 - 1.50                                              22              137,730,987                     12.2            5.4552
1.51 - 1.60                                              20              337,451,464                     30.0            5.3545
1.61 - 1.70                                              19              151,469,321                     13.5            5.3744
1.71 - 1.80                                              11               52,056,500                      4.6            5.3830
1.81 - 1.90                                               7               84,966,902                      7.6            5.4736
1.91 - 2.00                                               6               81,136,693                      7.2            5.2287
2.01 - 2.10                                               2                8,736,591                      0.8            5.6771
2.11 - 2.20                                               4               21,060,040                      1.9            5.3062
2.21 - 2.30                                               1                2,494,221                      0.2            5.5900
2.31 - 3.31                                               3               30,597,096                      2.7            5.0582
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 124           $1,124,565,652                    100.0%           5.3890%
====================================================================================================================================

-------------------------------------------------------------------------------------------------------------------------------

                                                        WEIGHTED                                    WEIGHTED          WEIGHTED
                                                         AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                       REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
DEBT SERVICE COVERAGE RATIO (X)                       TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1.17 - 1.20                                                  136                1.19                    76.8              52.6
1.21 - 1.30                                                  118                1.24                    72.8              60.2
1.31 - 1.40                                                  118                1.35                    75.9              62.4
1.41 - 1.50                                                  115                1.46                    68.0              54.0
1.51 - 1.60                                                  102                1.55                    72.0              63.0
1.61 - 1.70                                                  117                1.65                    72.6              61.6
1.71 - 1.80                                                  115                1.76                    70.6              58.7
1.81 - 1.90                                                  119                1.86                    62.4              53.6
1.91 - 2.00                                                  117                1.98                    70.7              59.1
2.01 - 2.10                                                  117                2.01                    56.4              47.0
2.11 - 2.20                                                  118                2.16                    59.3              50.1
2.21 - 2.30                                                  118                2.22                    42.6              35.9
2.31 - 3.31                                                  117                2.72                    42.4              41.2
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      113                1.62X                   70.1%             58.9%
===============================================================================================================================

Minimum: 1.17x
Maximum: 3.31x
Weighted Average: 1.62x

(1) For purposes of the prospectus supplement and this Annex A, the $94,668,822
11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of
$124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $45,000,000
Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3) For purposes of the prospectus supplement and this Annex A, the $5,764,223
Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a
23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust. All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4) For purposes of the prospectus supplement and this Annex A, the $4,174,093
Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a 34.8%
portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-4

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------------

                                                                                        PERCENT BY          WEIGHTED
                                                                AGGREGATE                AGGREGATE           AVERAGE
                                           NUMBER OF         CUT-OFF DATE             CUT-OFF DATE          MORTGAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS         BALANCE ($)              BALANCE (%)          RATE (%)
--------------------------------------------------------------------------------------------------------------------------------

33.8% - 40.0%                                  2                1,741,794                      0.2            5.8041
40.1% - 45.0%                                  5               36,585,751                      3.3            5.1563
45.1% - 50.0%                                  4               12,149,388                      1.1            5.3290
50.1% - 55.0%                                  4               23,897,299                      2.1            5.4180
55.1% - 60.0%                                 13               93,066,782                      8.3            5.6449
60.1% - 65.0%                                 17               84,016,368                      7.5            5.5433
65.1% - 70.0%                                 15              161,086,748                     14.3            5.2850
70.1% - 75.0%                                 33              333,976,844                     29.7            5.3889
75.1% - 80.5%                                 31              378,044,677                     33.6            5.3568
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      124           $1,124,565,652                    100.0%           5.3890%
================================================================================================================================

------------------------------------------------------------------------------------------------------------------

                                           WEIGHTED                                    WEIGHTED          WEIGHTED
                                            AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                          REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)     TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
------------------------------------------------------------------------------------------------------------------

33.8% - 40.0%                                   117                2.89                    33.8              26.7
40.1% - 45.0%                                   125                2.53                    42.9              38.5
45.1% - 50.0%                                   144                2.01                    47.3              29.7
50.1% - 55.0%                                   148                1.66                    52.6              20.5
55.1% - 60.0%                                   125                1.78                    57.2              46.9
60.1% - 65.0%                                   115                1.54                    62.8              51.8
65.1% - 70.0%                                    96                1.55                    67.1              58.2
70.1% - 75.0%                                   113                1.65                    72.9              61.9
75.1% - 80.5%                                   113                1.49                    78.4              66.6
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         113                1.62X                   70.1%             58.9%
==================================================================================================================

Minimum: 33.8%
Maximum: 80.5%
Weighted Average: 70.1%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------

                                                                                        PERCENT BY          WEIGHTED
                                                                AGGREGATE                AGGREGATE           AVERAGE
                                           NUMBER OF         CUT-OFF DATE             CUT-OFF DATE          MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS         BALANCE ($)              BALANCE (%)          RATE (%)
------------------------------------------------------------------------------------------------------------------------------

0.3% - 25.0%                                   5               17,819,761                      1.6            5.4355
25.1% - 30.0%                                  2               14,136,155                      1.3            5.6020
30.1% - 35.0%                                  3               15,522,905                      1.4            5.8715
35.1% - 40.0%                                  5               17,292,000                      1.5            5.4472
40.1% - 45.0%                                  5               42,761,860                      3.8            5.1932
45.1% - 50.0%                                 16               84,753,226                      7.5            5.6901
50.1% - 55.0%                                 15               84,181,639                      7.5            5.4717
55.1% - 60.0%                                 25              229,908,951                     20.4            5.3541
60.1% - 65.0%                                 22              248,413,273                     22.1            5.3059
65.1% - 70.0%                                 22              249,190,882                     22.2            5.4259
70.1% - 73.8%                                  4              120,585,000                     10.7            5.2485
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      124           $1,124,565,652                    100.0%           5.3890%
==============================================================================================================================

----------------------------------------------------------------------------------------------------------------------

                                               WEIGHTED                                    WEIGHTED          WEIGHTED
                                                AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                              REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------------------------

0.3% - 25.0%                                        191                1.58                    50.9               1.6
25.1% - 30.0%                                       173                1.35                    71.7              28.8
30.1% - 35.0%                                       162                1.91                    52.6              34.5
35.1% - 40.0%                                       118                1.90                    48.1              38.1
40.1% - 45.0%                                       118                2.26                    48.0              42.6
45.1% - 50.0%                                       118                1.66                    60.2              48.6
50.1% - 55.0%                                       115                1.68                    61.5              52.2
55.1% - 60.0%                                       103                1.53                    68.7              58.6
60.1% - 65.0%                                       116                1.64                    73.7              62.1
65.1% - 70.0%                                       113                1.53                    77.5              66.9
70.1% - 73.8%                                        96                1.57                    79.4              72.4
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             113                1.62X                   70.1%             58.9%
======================================================================================================================

Minimum: 0.3%
Maximum: 73.8%
Weighted Average: 58.9%

(1) For purposes of the prospectus supplement and this Annex A, the $94,668,822
11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of
$124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $45,000,000
Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3) For purposes of the prospectus supplement and this Annex A, the $5,764,223
Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a
23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust. All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4) For purposes of the prospectus supplement and this Annex A, the $4,174,093
Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a 34.8%
portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR7
APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

                                                                                                           % OF
                  CMSA            CMSA                                                                 INITIAL POOL         # OF
   ID           LOAN NO.      PROPERTY NO.   PROPERTY NAME (1)                                            BALANCE        PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------

    1              1             1-001       11 Penn Plaza                                                 8.4%              1
    2              2             2-001       Campus at Marlborough                                         5.7%              1
    3              3             3-001       Shops at Boca Park                                            5.2%              1
    4              4             4-001       Marquis Apartments                                            4.0%              1
    5              5             5-001       Plaza La Cienega                                              3.8%              1
------------------------------------------------------------------------------------------------------------------------------------
    6              6             6-001       Quintard Mall                                                 3.3%              1
    7              7             7-001       Garden State Pavilion                                         2.5%              1
    8              8             8-001       Plaza on Richmond                                             2.5%              1
    9              9             9-001       405 Park Avenue                                               2.2%              1
   10              10            10-001      Republic Windows and Doors                                    2.0%              1
------------------------------------------------------------------------------------------------------------------------------------
   11              11            11-001      Imperial Plaza                                                1.9%              1
   12              12            12-001      Broadview Village Square Shopping Center                      1.9%              1
   13              13            13-001      Plaza Del Norte Retail Center                                 1.7%              1
   14              14            14-001      Centre at Copperfield                                         1.6%              1
   15              15            15-001      750 College Road East                                         1.6%              1
------------------------------------------------------------------------------------------------------------------------------------
   16              16            16-001      Belmont Shopping Center                                       1.5%              1
   17              17            17-001      Courtyard Marriott DC                                         1.5%              1
   18              18            18-001      826 Newtown Yardley                                           1.2%              1
   19              19            19-001      Summerwalk Apartments                                         1.2%              1
   20              20            20-001      Coral Reef Village                                            1.2%              1
------------------------------------------------------------------------------------------------------------------------------------
   21              21            21-001      33 Route 304                                                  1.2%              1
   22              22            22-001      La Sierra Plaza                                               1.1%              1
   23              23            23-001      Sam Moon Center II                                            1.1%              1
   24              24            24-001      430-450 Commerce Boulevard                                    1.0%              1
   25              25            25-001      Tricorne Center                                               1.0%              1
------------------------------------------------------------------------------------------------------------------------------------
   26              26                        Center City Apartment Portfolio                               0.9%              21
  26-a                           26-001      Center City Apartment Portfolio - 2304-2308 Locust            0.1%
  26-b                           26-002      Center City Apartment Portfolio - 2015-2017 Locust            0.1%
  26-c                           26-003      Center City Apartment Portfolio - 532-534 Pine                0.1%
  26-d                           26-004      Center City Apartment Portfolio - 2019 Spruce                 0.1%
------------------------------------------------------------------------------------------------------------------------------------
  26-e                           26-005      Center City Apartment Portfolio - 2131-2133 Pine              0.1%
  26-f                           26-006      Center City Apartment Portfolio - 623-625 Pine                0.1%
  26-g                           26-007      Center City Apartment Portfolio - 614 S. 3rd                  0.1%
  26-h                           26-008      Center City Apartment Portfolio - 2122 Pine                   0.0%
  26-i                           26-009      Center City Apartment Portfolio - 325 Pine                    0.0%
------------------------------------------------------------------------------------------------------------------------------------
  26-j                           26-010      Center City Apartment Portfolio - 1009-1011 Spruce            0.0%
  26-k                           26-011      Center City Apartment Portfolio - 2219-21 Spring Garden       0.0%
  26-l                           26-012      Center City Apartment Portfolio - 2321 Spruce                 0.0%
  26-m                           26-013      Center City Apartment Portfolio - 718-722 S. 7th              0.0%
  26-n                           26-014      Center City Apartment Portfolio - 1127 Spruce                 0.0%
------------------------------------------------------------------------------------------------------------------------------------
  26-o                           26-015      Center City Apartment Portfolio - 128 S. 22nd                 0.0%
  26-p                           26-016      Center City Apartment Portfolio - 280 S. 23rd                 0.0%
  26-q                           26-017      Center City Apartment Portfolio - 2009 Mt. Vernon             0.0%
  26-r                           26-018      Center City Apartment Portfolio - 614 Pine                    0.0%
  26-s                           26-019      Center City Apartment Portfolio - 607-609 S. 3rd              0.0%
------------------------------------------------------------------------------------------------------------------------------------
  26-t                           26-020      Center City Apartment Portfolio - 735 Spruce                  0.0%
  26-u                           26-021      Center City Apartment Portfolio - 2034-2036 Pine              0.0%
   27              27            27-001      Bed Bath and Beyond Plaza                                     0.9%              1
   28              28            28-001      Preston Parkway Retail                                        0.9%              1
   29              29            29-001      Holiday Inn Council Bluffs                                    0.9%              1
------------------------------------------------------------------------------------------------------------------------------------
   30              30            30-001      Brooklyn Place Apartments                                     0.9%              1
   31              31            31-001      The Oaks Apartments                                           0.9%              1
   32              32            32-001      Fortress Self Storage                                         0.9%              1
   33              33            33-001      Miller/WRI Portfolio - Thorncreek Crossing                    0.5%              1
   34              34            34-001      Miller/WRI Portfolio - Lowry Town Center                      0.4%              1
------------------------------------------------------------------------------------------------------------------------------------
   35              35            35-001      1550 Magnolia Avenue Industrial                               0.9%              1
   36              36            36-001      Washington Estates MHC                                        0.8%              1
   37              37            37-001      Town and Country                                              0.8%              1
   38              38            38-001      The Shoppes at Penn Center East                               0.8%              1
   39              39            39-001      Mission Paseo                                                 0.8%              1
------------------------------------------------------------------------------------------------------------------------------------
   40              40            40-001      Best Buy Plaza                                                0.7%              1
   41              41            41-001      Visalia Medical Clinic                                        0.7%              1
   42              42            42-001      M.O.I. Depot                                                  0.7%              1
   43              43            43-001      Tipp City Plaza                                               0.7%              1
   44              44            44-001      Harris Teeter Grocery Store                                   0.6%              1
------------------------------------------------------------------------------------------------------------------------------------
   45              45            45-001      Storage USA - Blair Road                                      0.6%              1
   46              46            46-001      Vineyard Court Apartments                                     0.6%              1
   47              47            47-001      Sherman Plaza                                                 0.6%              1
   48              48            48-001      Livermore Industrial                                          0.6%              1
   49              49            49-001      Mainstream Apartments                                         0.5%              1
------------------------------------------------------------------------------------------------------------------------------------
   50              50            50-001      Northgate Shopping Center                                     0.5%              1
   51              51            51-001      110 Miller Ave.                                               0.5%              1
   52              52            52-001      Lacey Town Square                                             0.5%              1
   53              53            53-001      Old Marketplace                                               0.5%              1
   54              54            54-001      Northtown Crossings                                           0.5%              1
------------------------------------------------------------------------------------------------------------------------------------
   55              55            55-001      Schafer Park                                                  0.5%              1
   56              56            56-001      Piermont Commons                                              0.5%              1
   57              57            57-001      Cast Iron Building                                            0.5%              1
   58              58            58-001      Ayrsley Retail Center                                         0.5%              1
   59              59            59-001      Lexington Square                                              0.5%              1
------------------------------------------------------------------------------------------------------------------------------------
   60              60            60-001      Columbia Park Apartments                                      0.5%              1
   61              61            61-001      West Boca Medical Pavilion I                                  0.5%              1
   62              62            62-001      Crosseroads Shopping Center                                   0.4%              1
   63              63                        Circle K Portfolio Pod 1                                      0.4%              10
  63-a                           63-001      Circle K Portfolio Pod 1 - W Cactus Rd                        0.1%
------------------------------------------------------------------------------------------------------------------------------------
  63-b                           63-002      Circle K Portfolio Pod 1 - W Dunlap Ave                       0.1%
  63-c                           63-003      Circle K Portfolio Pod 1 - S Central Ave                      0.0%
  63-d                           63-004      Circle K Portfolio Pod 1 - W Deer Valley Rd                   0.0%
  63-e                           63-005      Circle K Portfolio Pod 1 - E Broadway Rd                      0.0%
  63-f                           63-006      Circle K Portfolio Pod 1 - N 19 Ave                           0.0%
------------------------------------------------------------------------------------------------------------------------------------
  63-g                           63-007      Circle K Portfolio Pod 1 - S 7th Ave                          0.0%
  63-h                           63-008      Circle K Portfolio Pod 1 - E Southern Ave                     0.0%
  63-i                           63-009      Circle K Portfolio Pod 1 - E Buckeye Rd                       0.0%
  63-j                           63-010      Circle K Portfolio Pod 1 - E Osborn Rd                        0.0%
   64              64            64-001      Widewater Square Shopping Center                              0.4%              1
------------------------------------------------------------------------------------------------------------------------------------
   65              65            65-001      Hampton Inn Council Bluffs                                    0.4%              1
   66              66            66-001      Airport Gardens                                               0.4%              1
   67              67            67-001      Columbia Gardens Apartments                                   0.4%              1
   68              68            68-001      Sunset Corner Retail Center                                   0.4%              1
   69              69            69-001      Cost Plus Germantown                                          0.4%              1
------------------------------------------------------------------------------------------------------------------------------------
   70              70            70-001      741-747 Calle Plano                                           0.4%              1
   71              71            71-001      Downey Plaza Shopping Center                                  0.4%              1
   72              72            72-001      Circuit City - Ridge Park Square                              0.4%              1
   73              73            73-001      Kerrville Country Club Plaza                                  0.4%              1
   74              74            74-001      Diamond Grove Estates MHC                                     0.4%              1
------------------------------------------------------------------------------------------------------------------------------------
   75              75            75-001      Bedrosian Tile Building - West Valley                         0.4%              1
   76              76            76-001      Walgreens Abingdon                                            0.4%              1
   77              77            77-001      Country Woods MHC                                             0.4%              1
   78              78            78-001      Bedrosian Tile Building - Pacific Street                      0.3%              1
   79              79            79-001      Bethlehem Self Storage                                        0.3%              1
------------------------------------------------------------------------------------------------------------------------------------
   80              80            80-001      High Desert Business Center                                   0.3%              1
   81              81            81-001      Plaza 45                                                      0.3%              1
   82              82            82-001      Forrest Brooke MHC                                            0.3%              1
   83              83            83-001      Concord Crossroads                                            0.3%              1
   84              84            84-001      Crossroads Office Park                                        0.3%              1
------------------------------------------------------------------------------------------------------------------------------------
   85              85            85-001      Diablo Office                                                 0.3%              1
   86              86            86-001      ATC Industrial                                                0.3%              1
   87              87            87-001      Northside Plaza                                               0.3%              1
   88              88            88-001      Allentown Self Storage                                        0.3%              1
   89              89            89-001      Glacier View Mobile Home Park                                 0.3%              1
------------------------------------------------------------------------------------------------------------------------------------
   90              90            90-001      Locksley Mini Storage                                         0.3%              1
   91              91            91-001      Oak Hill Court Apartments                                     0.3%              1
   92              92            92-001      Ocean Terrace Apartments                                      0.3%              1
   93              93            93-001      Soledad Oaks Industrial Business Park                         0.3%              1
   94              94            94-001      Mesa Executive Park                                           0.2%              1
------------------------------------------------------------------------------------------------------------------------------------
   95              95            95-001      Coventry Terrace Apartments                                   0.2%              1
   96              96            96-001      A A Val U Stor SS                                             0.2%              1
   97              97            97-001      Benson Business Park                                          0.2%              1
   98              98            98-001      Sabre Springs Shopping Center                                 0.2%              1
   99              99            99-001      Sav-On Drugs, Yuma                                            0.2%              1
------------------------------------------------------------------------------------------------------------------------------------
   100            100           100-001      433 & 435 New Karner Road                                     0.2%              1
   101            101           101-001      College Center                                                0.2%              1
   102            102           102-001      Harbour Pointe Plaza                                          0.2%              1
   103            103           103-001      Walgreens - Mariemont                                         0.2%              1
   104            104           104-001      NarrowsPointe Apartments                                      0.2%              1
------------------------------------------------------------------------------------------------------------------------------------
   105            105           105-001      Cheyenne Hills Retail Center                                  0.2%              1
   106            106           106-001      Lynxs Nafta Cargoport                                         0.2%              1
   107            107           107-001      201 King Street                                               0.2%              1
   108            108           108-001      The Homes of Kingsway                                         0.2%              1
   109            109           109-001      Walgreens - Santa Cruz                                        0.2%              1
------------------------------------------------------------------------------------------------------------------------------------
   110            110           110-001      Walgreen's - Kokomo, Indiana                                  0.2%              1
   111            111           111-001      Starbucks Retail Center                                       0.2%              1
   112            112           112-001      Northern Tool Retail Store                                    0.2%              1
   113            113           113-001      Newport Commercial Building                                   0.2%              1
   114            114           114-001      Lakeville Business Center II                                  0.2%              1
------------------------------------------------------------------------------------------------------------------------------------
   115            115           115-001      St. George Central Self Storage                               0.2%              1
   116            116           116-001      Cummins Cumberland Building                                   0.2%              1
   117            117           117-001      Rural Court A&B                                               0.2%              1
   118            118           118-001      Gibbons Commons Apts                                          0.1%              1
   119            119           119-001      Mechanics Bank Building                                       0.1%              1
------------------------------------------------------------------------------------------------------------------------------------
   120            120           120-001      Westridge Commerce Center, Bldg. A                            0.1%              1
   121            121           121-001      Lock It Up Self Storage                                       0.1%              1
   122            122           122-001      River View Office Complex - Fresno                            0.1%              1
   123            123           123-001      Galewood Office                                               0.1%              1
   124            124           124-001      1154 West 8th Street                                          0.0%              1
------------------------------------------------------------------------------------------------------------------------------------

          MORTGAGE                          CUT-OFF              BALANCE       GENERAL                           DETAILED
            LOAN          ORIGINAL            DATE           AT MATURITY       PROPERTY                          PROPERTY
  ID     SELLER (2)  BALANCE ($)(3)(4)  BALANCE ($)(3)(4)      OR ARD($)(3)(4) TYPE                              TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1        PMCF        95,000,000         94,668,822          84,603,463      Office                            Urban
   2        BSCMI       64,000,000         64,000,000          53,457,055      Office                            Suburban
   3         WFB        58,000,000         58,000,000          53,764,737      Retail                            Anchored
   4        BSCMI       45,000,000         45,000,000          40,160,555      Multifamily                       Mid-Rise
   5        BSCMI       43,000,000         43,000,000          37,579,689      Retail                            Anchored
------------------------------------------------------------------------------------------------------------------------------------
   6     Nationwide     37,000,000         36,909,127          30,695,477      Retail                            Anchored
   7        BSCMI       28,000,000         28,000,000          24,412,520      Retail                            Anchored
   8        BSCMI       28,000,000         28,000,000          23,405,117      Retail                            Anchored
   9        PMCF        25,000,000         25,000,000          25,000,000      Office                            Urban
  10        PMCF        23,000,000         22,923,042          20,576,692      Industrial                        Warehouse
------------------------------------------------------------------------------------------------------------------------------------
  11        BSCMI       21,600,000         21,600,000          18,090,023      Retail                            Anchored
  12        PMCF        21,500,000         21,410,302          18,151,155      Retail                            Anchored
  13     Nationwide     18,900,000         18,900,000          16,579,373      Retail                            Anchored
  14         WFB        18,000,000         17,956,581          14,984,556      Retail                            Big Box
  15        BSCMI       17,600,000         17,600,000          15,441,789      Office                            Suburban
------------------------------------------------------------------------------------------------------------------------------------
  16        BSCMI       17,000,000         17,000,000          15,234,316      Retail                            Anchored
  17         WFB        16,500,000         16,477,360          13,886,660      Hospitality                       Limited Service
  18        PMCF        14,000,000         14,000,000          11,866,696      Office                            Suburban
  19        PMCF        13,400,000         13,400,000          12,241,317      Multifamily                       Multifamily
  20        PMCF        13,000,000         12,967,385          10,740,451      Retail                            Unanchored
------------------------------------------------------------------------------------------------------------------------------------
  21        BSCMI       13,000,000         12,939,059           4,972,586      Retail                            Retail/Office
  22         WFB        12,250,000         12,250,000          10,150,546      Retail                            Anchored
  23        PMCF        12,000,000         11,910,498             226,431      Retail                            Anchored
  24        PMCF        11,500,000         11,500,000           9,874,084      Industrial                        Flex
  25        BSCMI       11,250,000         11,250,000          10,113,072      Retail                            Anchored
------------------------------------------------------------------------------------------------------------------------------------
  26        PMCF        10,600,000         10,574,970           8,859,851      Multifamily                       Multifamily
 26-a       PMCF           844,928            842,933             706,221      Multifamily                       Multifamily
 26-b       PMCF           829,565            827,606             693,380      Multifamily                       Multifamily
 26-c       PMCF           783,478            781,628             654,858      Multifamily                       Multifamily
 26-d       PMCF           768,116            766,302             642,018      Multifamily                       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 26-e       PMCF           675,942            674,346             564,976      Multifamily                       Multifamily
 26-f       PMCF           668,261            666,683             558,556      Multifamily                       Multifamily
 26-g       PMCF           591,449            590,053             494,354      Multifamily                       Multifamily
 26-h       PMCF           545,362            544,074             455,833      Multifamily                       Multifamily
 26-i       PMCF           506,957            505,760             423,732      Multifamily                       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 26-j       PMCF           499,275            498,096             417,312      Multifamily                       Multifamily
 26-k       PMCF           453,188            452,118             378,790      Multifamily                       Multifamily
 26-l       PMCF           437,826            436,792             365,950      Multifamily                       Multifamily
 26-m       PMCF           422,464            421,467             353,110      Multifamily                       Multifamily
 26-n       PMCF           384,058            383,151             321,009      Multifamily                       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 26-o       PMCF           353,333            352,499             295,328      Multifamily                       Multifamily
 26-p       PMCF           345,652            344,836             288,908      Multifamily                       Multifamily
 26-q       PMCF           307,246            306,521             256,807      Multifamily                       Multifamily
 26-r       PMCF           307,246            306,521             256,807      Multifamily                       Multifamily
 26-s       PMCF           299,565            298,858             250,387      Multifamily                       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 26-t       PMCF           299,565            298,858             250,387      Multifamily                       Multifamily
 26-u       PMCF           276,522            275,869             231,127      Multifamily                       Multifamily
  27         WFB        10,500,000         10,475,084           8,768,157      Retail                            Anchored
  28        PMCF        10,400,000         10,375,999           8,729,938      Retail                            Unanchored
  29        PMCF        10,200,000         10,182,066           7,948,960      Hospitality                       Full Service
------------------------------------------------------------------------------------------------------------------------------------
  30        PMCF        10,107,500         10,107,500           8,995,456      Multifamily                       Multifamily
  31         WFB        10,000,000         10,000,000           8,689,270      Multifamily                       Garden
  32        BSCMI       10,000,000          9,981,745           7,689,867      Self Storage                      Self Storage
  33        BSCMI        5,800,000          5,764,223           5,027,582      Retail                            Anchored
  34        BSCMI        4,200,000          4,174,093           3,640,663      Retail                            Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
  35         WFB         9,800,000          9,785,916           8,139,690      Industrial                        Warehouse
  36         WFB         9,400,000          9,400,000           8,180,314      Manufactured Housing Community    Manufactured
                                                                                                                   Housing Community
  37         WFB         9,000,000          9,000,000           7,589,708      Retail                            Anchored
  38     Nationwide      9,000,000          8,979,433           7,568,466      Retail                            Anchored
  39        BSCMI        8,700,000          8,679,873           7,299,605      Retail                            Unanchored
------------------------------------------------------------------------------------------------------------------------------------
  40         WFB         8,250,000          8,235,668           5,027,213      Retail                            Anchored
  41        PMCF         8,120,000          8,092,980           6,173,748      Office                            Medical
  42        PMCF         8,000,000          7,988,702           6,677,823      Industrial                        Warehouse
  43        PMCF         7,400,000          7,376,376           6,226,428      Retail                            Anchored
  44        PMCF         7,000,000          6,975,688           5,808,589      Retail                            Unanchored
------------------------------------------------------------------------------------------------------------------------------------
  45        PMCF         6,675,000          6,665,375           5,538,898      Self Storage                      Self Storage
  46         WFB         6,600,000          6,600,000           5,799,408      Multifamily                       Garden
  47         WFB         6,500,000          6,490,850           5,430,751      Retail                            Shadow Anchored
  48        PMCF         6,500,000          6,478,604           4,955,843      Industrial                        Warehouse
  49         WFB         6,000,000          6,000,000           5,286,960      Multifamily                       Garden
------------------------------------------------------------------------------------------------------------------------------------
  50         WFB         5,900,000          5,891,577           5,474,327      Retail                            Shadow Anchored
  51         WFB         5,900,000          5,880,632           4,501,506      Office                            Suburban
  52         WFB         5,800,000          5,786,549           4,864,185      Retail                            Shadow Anchored
  53        PMCF         5,800,000          5,786,214           4,841,867      Retail                            Anchored
  54         WFB         5,700,000          5,691,906           4,750,591      Multifamily                       Garden
------------------------------------------------------------------------------------------------------------------------------------
  55        PMCF         5,660,000          5,660,000           4,823,005      Retail                            Anchored
  56        BSCMI        5,650,000          5,650,000           4,808,389      Mixed Use                         Multifamily/Retail
  57         WFB         5,550,000          5,550,000           4,802,308      Office                            Urban
  58        PMCF         5,450,000          5,450,000           4,675,863      Retail                            Unanchored
  59         WFB         5,200,000          5,190,160           3,947,675      Retail                            Unanchored
------------------------------------------------------------------------------------------------------------------------------------
  60        PMCF         5,076,000          5,063,594           4,215,069      Multifamily                       Multifamily
  61         WFB         5,100,000          5,063,084           4,361,653      Office                            Medical
  62         WFB         5,050,000          5,040,481           3,839,171      Retail                            Shadow Anchored
  63         WFB         5,007,000          5,007,000           4,176,985      Retail                            Free-Standing
 63-a        WFB           608,000            608,000             507,212      Retail                            Free-Standing
------------------------------------------------------------------------------------------------------------------------------------
 63-b        WFB           564,000            564,000             470,506      Retail                            Free-Standing
 63-c        WFB           555,000            555,000             462,998      Retail                            Free-Standing
 63-d        WFB           515,000            515,000             429,628      Retail                            Free-Standing
 63-e        WFB           487,000            487,000             406,269      Retail                            Free-Standing
 63-f        WFB           487,000            487,000             406,269      Retail                            Free-Standing
------------------------------------------------------------------------------------------------------------------------------------
 63-g        WFB           473,000            473,000             394,591      Retail                            Free-Standing
 63-h        WFB           457,000            457,000             381,243      Retail                            Free-Standing
 63-i        WFB           439,000            439,000             366,226      Retail                            Free-Standing
 63-j        WFB           422,000            422,000             352,045      Retail                            Free-Standing
  64        PMCF         4,800,000          4,788,591           4,007,063      Retail                            Anchored
------------------------------------------------------------------------------------------------------------------------------------
  65        PMCF         4,600,000          4,591,912           3,584,825      Hospitality                       Limited Service
  66         WFB         4,600,000          4,589,557           3,872,983      Office                            Suburban
  67        BSCMI        4,500,000          4,500,000           3,812,355      Multifamily                       Garden
  68        PMCF         4,500,000          4,485,823           3,794,313      Retail                            Unanchored
  69        BSCMI        4,500,000          4,479,686           3,750,888      Retail                            Anchored
------------------------------------------------------------------------------------------------------------------------------------
  70        PMCF         4,400,000          4,400,000           3,644,747      Industrial                        Warehouse
  71        PMCF         4,400,000          4,384,775           3,653,419      Retail                            Anchored
  72     Nationwide      4,325,000          4,325,000           3,676,700      Retail                            Anchored
  73        PMCF         4,200,000          4,190,291           3,524,482      Retail                            Anchored
  74         WFB         4,185,000          4,185,000           3,875,359      Manufactured Housing Community    Manufactured
                                                                                                                   Housing Community
------------------------------------------------------------------------------------------------------------------------------------
  75        PMCF         4,125,000          4,115,756           2,899,874      Industrial                        Warehouse
  76        BSCMI        4,060,000          4,045,794           3,364,716      Retail                            Free-Standing
  77         WFB         4,024,000          4,024,000           3,501,871      Manufactured Housing Community    Manufactured
                                                                                                                   Housing Community
  78        PMCF         3,925,000          3,906,324           2,536,725      Industrial                        Warehouse
  79         WFB         3,735,000          3,729,591           3,095,384      Self Storage                      Self Storage
------------------------------------------------------------------------------------------------------------------------------------
  80         WFB         3,500,000          3,495,046           2,919,742      Industrial                        Light
  81        PMCF         3,500,000          3,488,984           2,698,916      Office                            Suburban
  82         WFB         3,400,000          3,400,000           2,969,656      Manufactured Housing Community    Manufactured
                                                                                                                   Housing Community
  83         WFB         3,300,000          3,292,983           2,811,288      Retail                            Unanchored
  84        PMCF         3,200,000          3,195,446           2,665,342      Office                            Suburban
------------------------------------------------------------------------------------------------------------------------------------
  85         WFB         3,075,000          3,064,959           2,577,928      Office                            Suburban
  86        PMCF         3,050,000          3,043,041           2,565,642      Industrial                        Warehouse
  87        PMCF         3,020,000          3,020,000           2,521,429      Retail                            Anchored
  88         WFB         3,008,550          3,004,226           2,498,843      Self Storage                      Self Storage
  89         WFB         3,000,000          2,990,558           2,313,357      Manufactured Housing Community    Manufactured
                                                                                                                   Housing Community
------------------------------------------------------------------------------------------------------------------------------------
  90         WFB         2,900,000          2,893,307           2,434,309      Self Storage                      Self Storage
  91        PMCF         2,900,000          2,887,237           1,737,281      Multifamily                       Multifamily
  92         WFB         2,850,000          2,844,664           2,171,952      Multifamily                       Garden
  93         WFB         2,815,000          2,815,000           2,350,273      Industrial                        Light
  94         WFB         2,700,000          2,691,315           2,070,699      Office                            Suburban
------------------------------------------------------------------------------------------------------------------------------------
  95        PMCF         2,600,000          2,600,000           2,184,856      Multifamily                       Multifamily
  96         WFB         2,500,000          2,496,541           2,098,974      Self Storage                      Self Storage
  97         WFB         2,500,000          2,496,462           2,085,530      Industrial                        Light
  98         WFB         2,500,000          2,494,221           2,097,907      Retail                            Unanchored
  99         WFB         2,500,000          2,494,106           2,090,229      Retail                            Anchored
------------------------------------------------------------------------------------------------------------------------------------
  100        WFB         2,478,000          2,473,594           1,923,466      Office                            Suburban
  101        WFB         2,420,000          2,414,415           2,031,389      Retail                            Unanchored
  102        WFB         2,400,000          2,396,562           1,995,269      Retail                            Unanchored
  103        WFB         2,283,000          2,277,115              61,049      Retail                            Shadow Anchored
  104        WFB         2,257,000          2,251,704           1,847,984      Multifamily                       Garden
------------------------------------------------------------------------------------------------------------------------------------
  105        WFB         2,250,000          2,250,000           1,714,477      Retail                            Anchored
  106        WFB         2,150,000          2,140,764           1,462,169      Industrial                        Warehouse
  107        WFB         2,100,000          2,097,069           1,758,858      Mixed Use                         Retail/Office
  108        WFB         2,092,500          2,089,623           1,760,023      Multifamily                       Low-Rise
  109        WFB         2,000,000          2,000,000           1,707,765      Retail                            Big Box
------------------------------------------------------------------------------------------------------------------------------------
  110        WFB         2,000,000          1,995,420              13,716      Retail                            Anchored
  111    Nationwide      2,000,000          1,995,293           1,672,697      Retail                            Unanchored
  112        WFB         1,900,000          1,893,822           1,453,154      Retail                            Shadow Anchored
  113       PMCF         1,800,000          1,800,000           1,392,066      Retail                            Single Tenant
  114        WFB         1,750,000          1,744,310           1,338,431      Industrial                        Light
------------------------------------------------------------------------------------------------------------------------------------
  115        WFB         1,725,000          1,719,644           1,334,674      Mixed Use                         Self Storage/
                                                                                                                   Industrial
  116        WFB         1,700,000          1,700,000           1,438,486      Industrial                        Light
  117        WFB         1,700,000          1,696,077           1,427,009      Office                            Urban
  118        WFB         1,575,000          1,569,953           1,324,420      Multifamily                       Garden
  119        WFB         1,550,000          1,546,382           1,298,327      Retail                            Unanchored
------------------------------------------------------------------------------------------------------------------------------------
  120        WFB         1,500,000          1,498,023           1,276,979      Industrial                        Flex
  121        WFB         1,200,000          1,197,096             998,347      Self Storage                      Self Storage
  122        WFB         1,100,000          1,092,030              22,382      Office                            Suburban
  123        WFB           975,000            973,343             769,017      Office                            Suburban
  124        WFB           550,000            544,698             374,853      Retail                            Free-Standing
------------------------------------------------------------------------------------------------------------------------------------

                                      INTEREST        ORIGINAL        STATED REMAINING     ORIGINAL       REMAINING        FIRST
        INTEREST    ADMINISTRATIVE     ACCRUAL     TERM TO MATURITY    TERM TO MATURITY   AMORTIZATION    AMORTIZATION     PAYMENT
  ID      RATE         FEE RATE         BASIS        OR ARD (MOS.)      OR ARD (MOS.)      TERM (MOS.)    TERM (MOS.)      DATE (4)
-----------------------------------------------------------------------------------------------------------------------------------

   1     5.2000%       0.03260%       Actual/360          84                  81               360            357          1/1/2005
   2     5.2075%       0.03260%       Actual/360          120                117               360            360          1/1/2005
   3     5.2500%       0.03260%       Actual/360          84                  82               360            360          2/1/2005
   4     5.3030%       0.03260%       Actual/360          120                119               360            360          3/1/2005
   5     5.1934%       0.03260%       Actual/360          120                118               336            336          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
   6     5.2200%       0.09260%       Actual/360          120                118               360            358          2/1/2005
   7     5.0860%       0.03260%       Actual/360          119                116               336            336          1/1/2005
   8     5.4380%       0.08260%       Actual/360          120                120               360            360          4/1/2005
   9     5.0300%       0.03260%       Actual/360          120                117                0              0           1/1/2005
  10     5.4200%       0.03260%       Actual/360          84                  81               360            357          1/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  11     5.5000%       0.03260%       Actual/360          120                120               360            360          4/1/2005
  12     5.7900%       0.03260%       Actual/360          120                116               360            356         12/1/2004
  13     5.4600%       0.08760%       Actual/360          120                120               360            360          4/1/2005
  14     5.3300%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  15     5.4960%       0.07260%       Actual/360          120                118               360            360          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  16     5.4900%       0.03260%       Actual/360          120                115               360            360         11/1/2004
  17     5.6900%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  18     5.5000%       0.03260%       Actual/360          120                120               348            348          4/1/2005
  19     5.0800%       0.03260%       Actual/360          84                  82               336            336          2/1/2005
  20     5.0900%       0.03260%       Actual/360          120                118               360            358          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  21     5.6290%       0.03260%       Actual/360          180                178               240            238          2/1/2005
  22     5.1600%       0.03260%       Actual/360          120                120               360            360          4/1/2005
  23     5.3000%       0.03260%       Actual/360          180                178               180            178          2/1/2005
  24     5.5200%       0.03260%       Actual/360          120                118               336            336          2/1/2005
  25     5.6560%       0.07260%       Actual/360          120                118               360            360          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  26     5.4600%       0.03260%       Actual/360          120                118               360            358          2/1/2005
 26-a
 26-b
 26-c
 26-d
-----------------------------------------------------------------------------------------------------------------------------------
 26-e
 26-f
 26-g
 26-h
 26-i
-----------------------------------------------------------------------------------------------------------------------------------
 26-j
 26-k
 26-l
 26-m
 26-n
-----------------------------------------------------------------------------------------------------------------------------------
 26-o
 26-p
 26-q
 26-r
 26-s
-----------------------------------------------------------------------------------------------------------------------------------
 26-t
 26-u
  27     5.4300%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  28     5.6000%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  29     6.1100%       0.03260%       Actual/360          120                119               300            299          3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  30     5.1500%       0.08260%       Actual/360          84                  84               360            360          4/1/2005
  31     5.1700%       0.03260%       Actual/360          120                117               360            360          1/1/2005
  32     5.7120%       0.03260%       Actual/360          120                119               300            299          3/1/2005
  33     5.7550%       0.03260%       Actual/360          106                100               360            354         10/1/2004
  34     5.7550%       0.03260%       Actual/360          106                100               360            354         10/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  35     5.2600%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  36     5.1600%       0.03260%       Actual/360          120                119               360            360          3/1/2005
  37     5.4500%       0.03260%       Actual/360          120                118               321            321          2/1/2005
  38     5.6600%       0.10760%       Actual/360          120                118               360            358          2/1/2005
  39     5.5850%       0.03260%       Actual/360          120                118               360            358          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  40     6.2400%       0.03260%       Actual/360          180                179               300            299          3/1/2005
  41     5.3800%       0.08260%       Actual/360          120                118               300            298          2/1/2005
  42     5.4200%       0.06260%       Actual/360          120                119               360            359          3/1/2005
  43     5.6700%       0.08260%       Actual/360          120                117               360            357          1/1/2005
  44     5.2200%       0.06260%       Actual/360          120                117               360            357          1/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  45     5.2300%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  46     5.5600%       0.03260%       Actual/360          120                118               360            360          2/1/2005
  47     5.4500%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  48     5.4600%       0.03260%       Actual/360          120                118               300            298          2/1/2005
  49     5.6800%       0.08260%       Actual/360          120                118               360            360          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  50     5.3200%       0.03260%       Actual/360          60                  59               360            359          3/1/2005
  51     5.4800%       0.03260%       Actual/360          120                118               300            298          2/1/2005
  52     5.5700%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  53     5.4200%       0.08260%       Actual/360          120                118               360            358          2/1/2005
  54     5.3700%       0.03260%       Actual/360          120                119               360            359          3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  55     5.2600%       0.08260%       Actual/360          132                130               360            360          2/1/2005
  56     5.2150%       0.03260%       Actual/360          120                116               360            360         12/1/2004
  57     4.9200%       0.03260%       Actual/360          120                117               360            360          1/1/2005
  58     5.5100%       0.03260%       Actual/360          120                118               360            360          2/1/2005
  59     5.3400%       0.08260%       Actual/360          120                119               300            299          3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  60     5.2500%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  61     6.2200%       0.03260%       Actual/360          120                112               360            352          8/1/2004
  62     5.3800%       0.03260%       Actual/360          120                119               300            299          3/1/2005
  63     6.0400%       0.05260%       Actual/360          120                115               300            300         11/1/2004
 63-a
-----------------------------------------------------------------------------------------------------------------------------------
 63-b
 63-c
 63-d
 63-e
 63-f
-----------------------------------------------------------------------------------------------------------------------------------
 63-g
 63-h
 63-i
 63-j
  64     5.4200%       0.03260%       Actual/360          120                118               360            358          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  65     6.1100%       0.03260%       Actual/360          120                119               300            299          3/1/2005
  66     5.7000%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  67     5.0540%       0.03260%       Actual/360          120                116               360            360         12/1/2004
  68     5.7400%       0.08260%       Actual/360          120                117               360            357          1/1/2005
  69     5.3700%       0.03260%       Actual/360          120                116               360            356         12/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  70     5.1500%       0.08260%       Actual/360          120                120               360            360          4/1/2005
  71     5.2400%       0.03260%       Actual/360          120                117               360            357          1/1/2005
  72     5.5200%       0.10760%       Actual/360          84                  84               300            300          4/1/2005
  73     5.5900%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  74     5.1800%       0.03260%       Actual/360          84                  83               360            360          3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  75     5.6000%       0.08260%       Actual/360          120                119               264            263          3/1/2005
  76     5.1800%       0.03260%       Actual/360          120                117               360            357          1/1/2005
  77     5.1600%       0.03260%       Actual/360          120                119               360            360          3/1/2005
  78     5.4900%       0.08260%       Actual/360          120                118               240            238          2/1/2005
  79     5.1900%       0.05260%       Actual/360          120                119               360            359          3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  80     5.4000%       0.05260%       Actual/360          120                119               360            359          3/1/2005
  81     5.7900%       0.08260%       Actual/360          120                118               300            298          2/1/2005
  82     5.3100%       0.03260%       Actual/360          120                119               360            360          3/1/2005
  83     6.1000%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  84     5.3500%       0.08260%       Actual/360          120                119               360            359          3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  85     5.5500%       0.05260%       Actual/360          120                117               360            357          1/1/2005
  86     5.6700%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  87     5.4000%       0.08260%       Actual/360          120                120               360            360          4/1/2005
  88     5.2600%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  89     5.7900%       0.03260%       Actual/360          120                118               300            298          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  90     5.6000%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  91     5.9200%       0.08260%       Actual/360          180                177               300            297          1/1/2005
  92     5.4500%       0.03260%       Actual/360          120                119               300            299          3/1/2005
  93     5.4000%       0.07260%       Actual/360          120                120               360            360          4/1/2005
  94     5.6300%       0.03260%       Actual/360          120                118               300            298          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  95     5.6100%       0.08260%       Actual/360          120                120               360            360          4/1/2005
  96     5.6100%       0.12260%       Actual/360          120                119               360            359          3/1/2005
  97     5.4000%       0.07260%       Actual/360          120                119               360            359          3/1/2005
  98     5.5900%       0.07260%       Actual/360          120                118               360            358          2/1/2005
  99     5.4700%       0.07260%       Actual/360          120                118               360            358          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  100    5.9900%       0.03260%       Actual/360          120                119               300            299          3/1/2005
  101    5.6000%       0.03260%       Actual/360          120                118               360            358          2/1/2005
  102    5.2900%       0.07260%       Actual/360          120                119               360            359          3/1/2005
  103    5.6100%       0.07260%       Actual/360          240                239               240            239          3/1/2005
  104    5.1400%       0.07260%         30/360            120                118               360            358          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  105    5.4200%       0.07260%       Actual/360          120                120               300            300          4/1/2005
  106    5.7000%       0.03260%       Actual/360          120                118               252            250          2/1/2005
  107    5.5300%       0.10260%       Actual/360          120                119               360            359          3/1/2005
  108    5.6700%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  109    6.1500%       0.10260%       Actual/360          120                120               360            360          4/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  110    5.5200%       0.10260%         30/360            240                239               240            239          3/1/2005
  111    5.4800%       0.10760%       Actual/360          120                118               360            358          2/1/2005
  112    5.5500%       0.10260%       Actual/360          120                118               300            298          2/1/2005
  113    5.8500%       0.03260%       Actual/360          120                120               300            300          4/1/2005
  114    5.5500%       0.10260%       Actual/360          120                118               300            298          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  115    5.8900%       0.03260%       Actual/360          120                118               300            298          2/1/2005
  116    5.8400%       0.15260%       Actual/360          120                120               360            360          4/1/2005
  117    5.6000%       0.20260%       Actual/360          120                118               360            358          2/1/2005
  118    5.6500%       0.03260%       Actual/360          120                117               360            357          1/1/2005
  119    5.5300%       0.15260%       Actual/360          120                118               360            358          2/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  120    6.0800%       0.03260%       Actual/360          120                119               360            359          3/1/2005
  121    5.3100%       0.20260%       Actual/360          120                118               360            358          2/1/2005
  122    5.6700%       0.03260%       Actual/360          180                178               180            178          2/1/2005
  123    6.4800%       0.20260%       Actual/360          120                119               300            299          3/1/2005
  124    6.8900%       0.20260%       Actual/360          120                115               240            235         11/1/2004
-----------------------------------------------------------------------------------------------------------------------------------

         MATURITY          ANNUAL           MONTHLY          REMAINING                                          ARD       CROSSED
           DATE             DEBT             DEBT          INTEREST ONLY                                       LOAN        WITH
  ID     OR ARD (4)   SERVICE ($)(3)(5)  SERVICE ($)(3)(5)  PERIOD (MOS.)      LOCKBOX    LOCKBOX TYPE         (Y/N)    OTHER LOANS
-----------------------------------------------------------------------------------------------------------------------------------

   1     12/1/2011        6,259,864        521,655.34                            Yes      Hard                  Yes         NAP
   2     12/1/2014        3,379,089        281,590.74            0               Yes      Hard                  No          NAP
   3      1/1/2012        3,087,292        257,274.31           22               Yes      Springing Hard        No          NAP
   4      2/1/2015        2,419,494        201,624.48           35               No       NAP                   No          NAP
   5      1/1/2015        2,264,178        188,681.51           34               Yes      Hard                  No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
   6      1/1/2015        2,443,541        203,628.40                            No       NAP                   No          NAP
   7     11/1/2014        1,443,859        120,321.57           32               Yes      Hard                  No          NAP
   8      3/1/2015        1,894,721        157,893.44                            Yes      Hard                  No          NAP
   9     12/1/2014        1,274,965        106,247.11           117              No       NAP                   No          NAP
  10     12/1/2011        1,553,272        129,439.37                            Yes      Hard                  Yes         NAP
-----------------------------------------------------------------------------------------------------------------------------------
  11      3/1/2015        1,471,709        122,642.42                            Yes      Hard                  No          NAP
  12     11/1/2014        1,512,180        126,015.02                            No       NAP                   No          NAP
  13      3/1/2015        1,046,273         87,189.38           24               No       NAP                   No          NAP
  14      1/1/2015        1,203,485        100,290.44                            Yes      Springing Hard        No          NAP
  15      1/1/2015          980,731         81,727.56           22               Yes      Hard                  No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  16     10/1/2014          946,263         78,855.21           31               Yes      Hard                  No          NAP
  17      2/1/2015        1,147,938         95,661.54                            Yes      Springing Hard        No          NAP
  18      3/1/2015          780,694         65,057.87           12               Yes      Springing Hard        Yes         NAP
  19      1/1/2012          690,174         57,514.54           22               No       NAP                   No          NAP
  20      1/1/2015          846,043         70,503.61                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  21      1/1/2020        1,084,502         90,375.16                            No       NAP                   No          NAP
  22      3/1/2015          803,565         66,963.71                            No       NAP                   No          NAP
  23      1/1/2020        1,161,373         96,781.10                            No       NAP                   No          NAP
  24      1/1/2015          643,617         53,634.72           22               No       NAP                   No          NAP
  25      1/1/2015          645,138         53,761.46           34               No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  26      1/1/2015          719,039         59,919.88                            No       NAP                   No          NAP
 26-a
 26-b
 26-c
 26-d
-----------------------------------------------------------------------------------------------------------------------------------
 26-e
 26-f
 26-g
 26-h
 26-i
-----------------------------------------------------------------------------------------------------------------------------------
 26-j
 26-k
 26-l
 26-m
 26-n
-----------------------------------------------------------------------------------------------------------------------------------
 26-o
 26-p
 26-q
 26-r
 26-s
-----------------------------------------------------------------------------------------------------------------------------------
 26-t
 26-u
  27      1/1/2015          709,890         59,157.51                            No       NAP                   No          NAP
  28      1/1/2015          716,451         59,704.21                            No       NAP                   No          NAP
  29      2/1/2015          796,876         66,406.30                            Yes      Hard                  No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  30      3/1/2012          662,275         55,189.60                            Yes      Springing Hard        Yes         NAP
  31     12/1/2014          524,181         43,681.71           20               No       NAP                   No          NAP
  32      2/1/2015          752,175         62,681.21                            No       NAP                   No          NAP
  33      7/1/2013          406,388         33,865.65                            Yes      Soft, Springing Hard  No           34
  34      7/1/2013          294,281         24,523.40                            Yes      Soft, Springing Hard  No           33
-----------------------------------------------------------------------------------------------------------------------------------
  35      2/1/2015          650,120         54,176.67                            No       NAP                   No          NAP
  36      2/1/2015          491,777         40,981.39           23               No       NAP                   No          NAP
  37      1/1/2015          497,313         41,442.71           22               Yes      Springing Hard        Yes         NAP
  38      1/1/2015          624,098         52,008.13                            No       NAP                   No          NAP
  39      1/1/2015          598,351         49,862.61                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  40      2/1/2020          652,461         54,371.74                            No       NAP                   No          NAP
  41      1/1/2015          591,404         49,283.68                            Yes      Springing Hard        Yes         NAP
  42      2/1/2015          540,269         45,022.39                            Yes      Hard                  Yes         NAP
  43     12/1/2014          513,709         42,809.05                            No       NAP                   No          NAP
  44     12/1/2014          462,291         38,524.29                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  45      2/1/2015          441,323         36,776.95                            No       NAP                   No          NAP
  46      1/1/2015          372,057         31,004.72           22               No       NAP                   No          NAP
  47      2/1/2015          440,432         36,702.63                            No       NAP                   No          NAP
  48      1/1/2015          477,127         39,760.57                            No       NAP                   No          NAP
  49      1/1/2015          345,533         28,794.44           22               No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  50      2/1/2010          394,035         32,836.29                            No       NAP                   No          NAP
  51      1/1/2015          433,929         36,160.73                            No       NAP                   No          NAP
  52      1/1/2015          398,243         33,186.94                            No       NAP                   No          NAP
  53      1/1/2015          391,695         32,641.23                            No       NAP                   No          NAP
  54      2/1/2015          382,807         31,900.60                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  55      1/1/2016          301,851         25,154.25           22               No       NAP                   No          NAP
  56     11/1/2014          298,740         24,894.99            8               No       NAP                   No          NAP
  57     12/1/2014          276,852         23,071.04           21               No       NAP                   No          NAP
  58      1/1/2015          304,466         25,372.15           10               No       NAP                   No          NAP
  59      2/1/2015          377,251         31,437.60                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  60      1/1/2015          336,358         28,029.86                            No       NAP                   No          NAP
  61      7/1/2014          375,626         31,302.14                            No       NAP                   No          NAP
  62      2/1/2015          367,807         30,650.56                            No       NAP                   No          NAP
  63     10/1/2014          306,623         25,551.93           19               Yes      Hard                  No          NAP
 63-a
-----------------------------------------------------------------------------------------------------------------------------------
 63-b
 63-c
 63-d
 63-e
 63-f
-----------------------------------------------------------------------------------------------------------------------------------
 63-g
 63-h
 63-i
 63-j
  64      1/1/2015          324,161         27,013.43                            Yes      Springing Hard        Yes         NAP
-----------------------------------------------------------------------------------------------------------------------------------
  65      2/1/2015          359,375         29,947.94                            Yes      Hard                  No          NAP
  66      1/1/2015          320,381         26,698.42                            No       NAP                   No          NAP
  67     11/1/2014          230,589         19,215.73            8               No       NAP                   No          NAP
  68     12/1/2014          314,786         26,232.20                            Yes      Springing Hard        Yes         NAP
  69     11/1/2014          302,216         25,184.68                            Yes      Hard                  Yes         NAP
-----------------------------------------------------------------------------------------------------------------------------------
  70      3/1/2015          288,302         24,025.15                            No       NAP                   No          NAP
  71     12/1/2014          291,237         24,269.72                            No       NAP                   No          NAP
  72      3/1/2012          319,332         26,610.97                            No       NAP                   No          NAP
  73      1/1/2015          289,018         24,084.84                            No       NAP                   No          NAP
  74      2/1/2012          219,794         18,316.16           23               No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  75      2/1/2015          326,523         27,210.24                            Yes      Springing Hard        Yes         NAP
  76     12/1/2014          266,925         22,243.77                            Yes      Hard                  Yes         NAP
  77      2/1/2015          210,522         17,543.52           23               No       NAP                   No          NAP
  78      1/1/2015          323,729         26,977.41                            Yes      Springing Hard        Yes         NAP
  79      2/1/2015          245,835         20,486.22                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  80      2/1/2015          235,843         19,653.58                            No       NAP                   No          NAP
  81      1/1/2015          265,241         22,103.40                            No       NAP                   No          NAP
  82      2/1/2015          183,048         15,253.96           23               No       NAP                   No          NAP
  83      1/1/2015          239,974         19,997.83                            No       NAP                   No          NAP
  84      2/1/2015          214,431         17,869.24                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  85     12/1/2014          210,673         17,556.10                            No       NAP                   No          NAP
  86      1/1/2015          211,731         17,644.27                            Yes      Hard                  Yes         NAP
  87      3/1/2015          203,499         16,958.23                            Yes      Springing Hard        Yes         NAP
  88      2/1/2015          199,584         16,631.96                            No       NAP                   No          NAP
  89      1/1/2015          227,349         18,945.77                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  90      1/1/2015          199,779         16,648.29                            No       NAP                   No          NAP
  91     12/1/2019          222,518         18,543.18                            No       NAP                   No          NAP
  92      2/1/2015          208,998         17,416.50                            No       NAP                   No          NAP
  93      3/1/2015          189,685         15,807.09                            No       NAP                   No          NAP
  94      1/1/2015          201,488         16,790.63                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  95      3/1/2015          179,309         14,942.45                            No       NAP                   No          NAP
  96      2/1/2015          172,413         14,367.74                            No       NAP                   No          NAP
  97      2/1/2015          168,459         14,038.27                            No       NAP                   No          NAP
  98      1/1/2015          172,035         14,336.21                            No       NAP                   No          NAP
  99      1/1/2015          169,773         14,147.71                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  100     2/1/2015          191,408         15,950.65                            No       NAP                   No          NAP
  101     1/1/2015          166,713         13,892.71                            No       NAP                   No          NAP
  102     2/1/2015          159,749         13,312.41                            No       NAP                   No          NAP
  103     2/1/2025          190,160         15,846.64                            Yes      Hard                  No          NAP
  104     1/1/2015          147,719         12,309.91                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  105     3/1/2015          164,516         13,709.68                            No       NAP                   No          NAP
  106     1/1/2015          175,814         14,651.17                            No       NAP                   No          NAP
  107     2/1/2015          143,557         11,963.12                            No       NAP                   No          NAP
  108     2/1/2015          145,262         12,105.13                            No       NAP                   No          NAP
  109     3/1/2015          146,215         12,184.56                            Yes      Hard                  No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  110     2/1/2025          165,364         13,780.35                            Yes      Hard                  No          NAP
  111     1/1/2015          135,968         11,330.70                            No       NAP                   No          NAP
  112     1/1/2015          140,694         11,724.46                            No       NAP                   No          NAP
  113     3/1/2015          137,195         11,432.94                            Yes      Springing Hard        Yes         NAP
  114     1/1/2015          129,586         10,798.85                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  115     1/1/2015          131,982         10,998.50                            No       NAP                   No          NAP
  116     3/1/2015          120,218         10,018.15                            Yes      Hard                  No          NAP
  117     1/1/2015          117,112          9,759.34                            No       NAP                   No          NAP
  118    12/1/2014          109,098          9,091.46                            No       NAP                   No          NAP
  119     1/1/2015          105,959          8,829.93                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  120     2/1/2015          108,847          9,070.55                            No       NAP                   No          NAP
  121     1/1/2015           80,053          6,671.11                            No       NAP                   No          NAP
  122     1/1/2020          109,050          9,087.46                            No       NAP                   No          NAP
  123     2/1/2015           78,853          6,571.09                            No       NAP                   No          NAP
  124    10/1/2014           50,735          4,227.91                            No       NAP                   No          NAP
-----------------------------------------------------------------------------------------------------------------------------------

                                           GRACE                 PAYMENT                         APPRAISED           APPRAISAL
  ID        DSCR (3)(4)(5)             PERIOD (DAYS)               DATE                        VALUE ($) (6)       AS-OF DATE (6)
-----------------------------------------------------------------------------------------------------------------------------------

   1            1.56                         0                     1st                         330,000,000           12/1/2004
   2            1.99                         0                     1st                          88,600,000           10/1/2004
   3            1.56                         5                     1st                          73,000,000           4/1/2005
   4            1.52                         5                     1st                          63,000,000          11/15/2004
   5            1.64                         5                     1st                          59,200,000           11/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
   6            1.58                         0                     1st                          50,000,000           11/1/2004
   7            1.65                         5                     1st                          36,800,000           9/7/2004
   8            1.42                         0                     1st                          39,500,000           12/9/2004
   9            2.67                         5                     1st                          58,000,000          10/18/2004
  10            1.50                         5                     1st                          31,000,000           9/28/2004
-----------------------------------------------------------------------------------------------------------------------------------
  11            1.36                         5                     1st                          27,000,000          10/15/2004
  12            1.20                         5                     1st                          27,000,000           8/11/2004
  13            1.88           5-Day period to cure Monetary
                               Default one time per loan year
                                    upon written notice.           1st                          32,990,000           1/6/2005
  14            1.34                         5                     1st                          22,500,000           12/6/2004
  15            1.86                         0                     1st                          23,500,000           12/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  16            1.59                         5                     1st                          22,750,000           8/6/2004
  17            1.86                         5                     1st                          29,800,000           11/3/2004
  18            1.79                         5                     1st                          18,000,000          11/26/2004
  19            1.75                         5                     1st                          17,050,000           6/1/2005
  20            1.26                         5                     1st                          16,700,000           11/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
  21            1.17                         5                     1st                          17,200,000          11/15/2004
  22            1.31                         5                     1st                          16,000,000          11/25/2004
  23            1.50                         5                     1st                          22,000,000           11/4/2004
  24            1.87                         5                     1st                          19,400,000           11/1/2004
  25            1.53                         5                     1st                          15,000,000          12/16/2004
-----------------------------------------------------------------------------------------------------------------------------------
  26            1.21                         5                     1st                          13,800,000           12/3/2004
 26-a                                                                                            1,100,000           12/3/2004
 26-b                                                                                            1,080,000           12/3/2004
 26-c                                                                                            1,020,000           12/3/2004
 26-d                                                                                            1,000,000           12/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-e                                                                                              880,000           12/3/2004
 26-f                                                                                              870,000           12/3/2004
 26-g                                                                                              770,000           12/3/2004
 26-h                                                                                              710,000           12/3/2004
 26-i                                                                                              660,000           12/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-j                                                                                              650,000           12/3/2004
 26-k                                                                                              590,000           12/3/2004
 26-l                                                                                              570,000           12/3/2004
 26-m                                                                                              550,000           12/3/2004
 26-n                                                                                              500,000           12/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-o                                                                                              460,000           12/3/2004
 26-p                                                                                              450,000           12/3/2004
 26-q                                                                                              400,000           12/3/2004
 26-r                                                                                              400,000           12/3/2004
 26-s                                                                                              390,000           12/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-t                                                                                              390,000           12/3/2004
 26-u                                                                                              360,000           12/3/2004
  27            1.46                         5                     1st                          15,500,000          10/19/2004
  28            1.36                         5                     1st                          13,700,000          10/15/2004
  29            1.51                         5                     1st                          16,100,000           6/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  30            1.49                         5                     1st                          16,600,000           11/4/2004
  31            1.84                         5                     1st                          12,700,000           11/1/2004
  32            1.67                         5                     1st                          13,200,000          10/19/2004
  33            1.62                         5                     1st                          34,000,000           12/1/2003
  34            1.62                         5                     1st                          16,600,000           4/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  35            1.25                         5                     1st                          14,000,000          10/14/2004
  36            1.66                         5                     1st                          11,700,000          11/24/2004
  37            1.63                         5                     1st                          11,400,000          11/15/2004
  38            1.40           5-Day period to cure Monetary
                               Default one time per loan year
                                    upon written notice.           1st                          11,350,000           9/27/2004
  39            1.60                         5                     1st                          12,000,000           10/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  40            1.52                         5                     1st                          14,400,000          12/31/2004
  41            1.87                         5                     1st                          15,900,000          10/25/2004
  42            1.42                         5                     1st                          12,800,000           1/24/2005
  43            1.40                         5                     1st                           9,250,000           9/8/2004
  44            1.35                         5                     1st                           8,900,000           10/6/2004
-----------------------------------------------------------------------------------------------------------------------------------
  45            2.18                         5                     1st                          13,800,000          11/11/2004
  46            1.45                         5                     1st                          10,800,000          11/12/2004
  47            1.65                         5                     1st                           9,200,000          11/24/2004
  48            1.24                         5                     1st                          10,000,000           11/1/2004
  49            2.17                         5                     1st                          10,600,000           8/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  50            1.51                         5                     1st                           7,900,000          11/19/2004
  51            1.32                         5                     1st                           7,900,000          10/22/2004
  52            1.53                         5                     1st                           9,160,000           11/2/2004
  53            1.36                         5                     1st                           8,200,000           12/1/2004
  54            1.26                         5                     1st                           8,400,000           12/2/2004
-----------------------------------------------------------------------------------------------------------------------------------
  55            1.56                         5                     1st                           8,750,000           11/9/2004
  56            1.92                         5                     1st                           8,400,000           9/14/2004
  57            2.14                         5                     1st                           8,000,000          10/19/2004
  58            1.79                         5                     1st                           7,390,000          10/19/2004
  59            1.35                         5                     1st                           9,100,000           12/1/2004
-----------------------------------------------------------------------------------------------------------------------------------
  60            1.52                         5                     1st                           6,600,000          11/23/2004
  61            1.65                         5                     1st                           8,900,000           10/1/2004
  62            1.58                         5                     1st                           7,820,000          12/15/2004
  63            2.01                         5                     1st                           9,050,000            Various
 63-a                                                                                            1,320,000           5/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
 63-b                                                                                            1,040,000           5/3/2004
 63-c                                                                                              960,000           4/29/2004
 63-d                                                                                            1,020,000           5/3/2004
 63-e                                                                                              840,000           4/29/2004
 63-f                                                                                              870,000           5/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
 63-g                                                                                              820,000           4/29/2004
 63-h                                                                                              740,000           4/29/2004
 63-i                                                                                              780,000           7/1/2004
 63-j                                                                                              660,000           7/1/2004
  64            1.49                         5                     1st                           6,000,000           9/15/2004
-----------------------------------------------------------------------------------------------------------------------------------
  65            1.59                         5                     1st                           7,200,000           6/1/2004
  66            1.70                         5                     1st                           6,600,000           8/6/2004
  67            1.95                         5                     1st                           6,300,000           9/11/2004
  68            1.49                         5                     1st                           6,550,000           9/13/2004
  69            1.45                         5                     1st                           6,475,000           1/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  70            2.81                         5                     1st                          10,800,000          12/18/2004
  71            1.59                         5                     1st                           7,500,000           8/17/2004
  72            1.63           5-Day period to cure Monetary
                               Default one time per loan year
                                    upon written notice.           1st                           6,000,000           10/1/2004
  73            1.95                         5                     1st                           6,875,000           4/7/2005
  74            1.65                         5                     1st                           5,250,000          11/29/2004
-----------------------------------------------------------------------------------------------------------------------------------
  75            1.20                         5                     1st                           5,800,000          11/11/2004
  76            1.34                         5                     1st                           5,200,000           9/28/2004
  77            1.62                         5                     1st                           5,000,000          11/30/2004
  78            1.32                         5                     1st                           6,000,000          10/28/2004
  79            2.02                         5                     1st                           6,450,000          10/29/2004
-----------------------------------------------------------------------------------------------------------------------------------
  80            1.71                         5                     1st                           5,450,000          11/17/2004
  81            1.43                         5                     1st                           5,600,000          10/14/2004
  82            1.50                         5                     1st                           4,250,000          11/23/2004
  83            1.26                         5                     1st                           4,400,000           3/1/2005
  84            1.35                         5                     1st                           5,400,000          11/29/2004
-----------------------------------------------------------------------------------------------------------------------------------
  85            1.67                         5                     1st                           4,600,000           5/10/2004
  86            1.34                         5                     1st                           4,100,000           12/8/2004
  87            1.53                         5                     1st                           3,850,000           1/6/2005
  88            1.72                         5                     1st                           4,200,000          10/29/2004
  89            1.51                         5                     1st                           3,950,000           9/23/2004
-----------------------------------------------------------------------------------------------------------------------------------
  90            1.36                         5                     1st                           3,900,000           11/9/2004
  91            1.63                         5                     1st                           5,000,000           11/1/2004
  92            2.12                         5                     1st                           4,000,000          11/16/2004
  93            1.74                         5                     1st                           4,400,000          12/21/2004
  94            1.47                         5                     1st                           3,670,000          10/27/2004
-----------------------------------------------------------------------------------------------------------------------------------
  95            1.55                         5                     1st                           3,350,000          11/30/2004
  96            1.76                         5                     1st                           3,700,000          12/20/2004
  97            1.57                         5                     1st                           4,250,000          11/19/2004
  98            2.22                         5                     1st                           5,850,000          11/19/2004
  99            1.50                         5                     1st                           3,650,000          11/12/2004
-----------------------------------------------------------------------------------------------------------------------------------
  100           1.31                         5                     1st                           3,500,000          10/27/2004
  101           1.78                         5                     1st                           5,500,000           11/3/2004
  102           1.88                         5                     1st                           5,200,000          11/27/2004
  103           1.65                         5                     1st                           5,100,000          11/19/2004
  104           1.92                         5                     1st                           3,700,000           11/8/2004
-----------------------------------------------------------------------------------------------------------------------------------
  105           1.46                         5                     1st                           3,450,000          11/22/2004
  106           1.32                         5                     1st                           2,865,000           2/12/2005
  107           1.43                         5                     1st                           3,300,000           12/2/2004
  108           1.49                         5                     1st                           2,900,000           12/9/2004
  109           1.70                         5                     1st                           3,870,000           6/7/2004
-----------------------------------------------------------------------------------------------------------------------------------
  110           1.75                         5                     1st                           4,400,000          10/27/2004
  111           1.38           5-Day period to cure Monetary
                               Default one time per loan year
                                    upon written notice.           1st                           2,500,000          10/26/2004
  112           1.75                         5                     1st                           3,680,000           10/8/2004
  113           1.20                         5                     1st                           2,500,000          11/15/2004
  114           1.31                         5                     1st                           2,220,000           1/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  115           1.49                         5                     1st                           2,300,000           9/29/2004
  116           1.45                         5                     1st                           2,375,000           12/7/2004
  117           1.64                         5                     1st                           2,700,000          11/15/2004
  118           1.45                         5                     1st                           2,200,000           9/15/2004
  119           1.69                         5                     1st                           2,575,000          12/14/2004
-----------------------------------------------------------------------------------------------------------------------------------
  120           1.46                         5                     1st                           2,200,000          12/10/2004
  121           3.31                         5                     1st                           3,540,000           11/4/2004
  122           1.72                         5                     1st                           2,310,000           9/3/2004
  123           1.43                         5                     1st                           1,375,000          10/15/2004
  124           1.97                         5                     1st                           1,610,000           5/3/2004
-----------------------------------------------------------------------------------------------------------------------------------

          CUT-OFF                 LTV
          DATE LTV              RATIO AT
  ID   RATIO (3)(4)(6)  MATURITY OR ARD (3)(4)(6)   ADDRESS                                  CITY                  STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

   1       66.4%                 59.4%              11 Penn Plaza                            New York               NY        10001
   2       72.2%                 60.3%              100, 250 & 350 Campus Drive              Marlborough            MA        01752
   3       79.5%                 73.7%              710, 740, 750 S. Rampart Boulevard       Las Vegas              NV        89117
   4       79.4%                 70.8%              251 West DeKalb Pike                     King of Prussia        PA        19406
   5       72.6%                 63.5%              1801-1833 S. La Cienega Boulevard        Los Angeles            CA        90035
------------------------------------------------------------------------------------------------------------------------------------
   6       73.8%                 61.4%              700 Quintard Drive                       Oxford                 AL        36203
   7       76.1%                 66.3%              2230 Route 70 West                       Cherry Hill            NJ        08002
   8       70.9%                 59.3%              5064 Richmond Avenue                     Houston                TX        77056
   9       43.1%                 43.1%              405 Park Avenue                          New York               NY        10022
  10       73.9%                 66.4%              930 West Evergreen                       Chicago                IL        60622
------------------------------------------------------------------------------------------------------------------------------------
  11       80.0%                 67.0%              SEC Imperial Hwy and Crenshaw            Inglewood              CA        90303
  12       79.3%                 67.2%              Cermack and 17th Street                  Broadview              IL        61055
  13       57.3%                 50.3%              1801 - 1991 E. Ventura Boulevard         Oxnard                 CA        93036
  14       79.8%                 66.6%              State Highway 6, Glen Chase Drive        Houston                TX        77095
  15       74.9%                 65.7%              750 College Road East                    Princeton              NJ        08540
------------------------------------------------------------------------------------------------------------------------------------
  16       74.7%                 67.0%              3200-3302 East Anaheim Street            Long Beach             CA        90804
  17       55.3%                 46.6%              1600 Rhode Island Avenue NW              Washington             DC        20036
  18       77.8%                 65.9%              826 Newtown Yardley Road                 Newtown                PA        18940
  19       78.6%                 71.8%              7000 University Boulevard                Winter Park            FL        32792
  20       77.6%                 64.3%              15401-15473 SW 137th Avenue              Miami                  FL        33177
------------------------------------------------------------------------------------------------------------------------------------
  21       75.2%                 28.9%              33 Route 304                             Nanuet                 NY        10954
  22       76.6%                 63.4%              3800-3870 La Sierra Avenue               Riverside              CA        92505
  23       54.1%                  1.0%              11826 Harry Hines Boulevard              Dallas                 TX        75234
  24       59.3%                 50.9%              430-450 Commerce Boulevard               Carlstadt              NJ        07072
  25       75.0%                 67.4%              2007 Highway 35                          Wall Township          NJ        07719
------------------------------------------------------------------------------------------------------------------------------------
  26       76.6%                 64.2%              Various                                  Philadelphia           PA       Various
 26-a                                               2304-2308 Locust  Street                 Philadelphia           PA        19103
 26-b                                               2015-2017 Locust Street                  Philadelphia           PA        19103
 26-c                                               532-534 Pine Street                      Philadelphia           PA        19106
 26-d                                               2019 Spruce Street                       Philadelphia           PA        19103
------------------------------------------------------------------------------------------------------------------------------------
 26-e                                               2131-2133 Pine Street                    Philadelphia           PA        19103
 26-f                                               623-625 Pine Street                      Philadelphia           PA        19016
 26-g                                               614 S. 3rd Street                        Philadelphia           PA        19147
 26-h                                               2122 Pine  Street                        Philadelphia           PA        19103
 26-i                                               325 Pine Street                          Philadelphia           PA        19106
------------------------------------------------------------------------------------------------------------------------------------
 26-j                                               1009-1011 Spruce Street                  Philadelphia           PA        19107
 26-k                                               2219-21 Spring Garden Street             Philadelphia           PA        19103
 26-l                                               2321 Spruce Street                       Philadelphia           PA        19103
 26-m                                               718-722 S. 7th Street                    Philadelphia           PA        19147
 26-n                                               1127 Spruce Street                       Philadelphia           PA        19107
------------------------------------------------------------------------------------------------------------------------------------
 26-o                                               128 S. 22nd Street                       Philadelphia           PA        19103
 26-p                                               280 S. 23rd Street                       Philadelphia           PA        19103
 26-q                                               2009 Mt. Vernon Street                   Philadelphia           PA        19130
 26-r                                               614 Pine Street                          Philadelphia           PA        19107
 26-s                                               607-609 S. 3rd Street                    Philadelphia           PA        19147
------------------------------------------------------------------------------------------------------------------------------------
 26-t                                               735 Spruce Street                        Philadelphia           PA        19106
 26-u                                               2034-2036 Pine Street                    Philadelphia           PA        19103
  27       67.6%                 56.6%              4020 - 4050 East Main St.                Ventura                CA        93003
  28       75.7%                 63.7%              1401 & 1501 Preston Rd; 5013 &
                                                      5017 Plano Parkway                     Plano                  TX        75093
  29       63.2%                 49.4%              2202 River Road                          Council Bluffs         IA        51501
------------------------------------------------------------------------------------------------------------------------------------
  30       60.9%                 54.2%              6830 Brooklyn Court                      Evansville             IN        47715
  31       78.7%                 68.4%              21-153 Tudor Lane                        Manchester             CT        06040
  32       75.6%                 58.3%              9160 Estate Thomas                       St. Thomas             VI        00802
  33       72.5%                 62.5%              Northeast Corner of 120th Avenue &
                                                      Washington Street                      Thornton               CO        80241
  34       72.5%                 62.5%              2nd Avenue at Quebec Street              Denver                 CO        80230
------------------------------------------------------------------------------------------------------------------------------------
  35       69.9%                 58.1%              1550 Magnolia Avenue                     Corona                 CA        92879
  36       80.3%                 69.9%              Route 18                                 Washington             PA        15301
  37       78.9%                 66.6%              313 Hamilton Street                      Geneva                 NY        14456
  38       79.1%                 66.7%              3480 William Penn Highway                Monroeville            PA        15235
  39       72.3%                 60.8%              6985 West Sahara Avenue                  Las Vegas              NV        89117
------------------------------------------------------------------------------------------------------------------------------------
  40       57.2%                 34.9%              1900 Evans Road                          Melbourne              FL        32904
  41       50.9%                 38.8%              5400 West Hillsdale Avenue               Visalia                CA        93291
  42       62.4%                 52.2%              4700 Mulhauser Road                      Cincinnati             OH        45011
  43       79.7%                 67.3%              W. Main Street & N. Tippecanoe Drive     Tipp City              OH        45371
  44       78.4%                 65.3%              290 East Bay Street                      Charleston             SC        29401
------------------------------------------------------------------------------------------------------------------------------------
  45       48.3%                 40.1%              6011 Blair Road Northwest                Washington             DC        20011
  46       61.1%                 53.7%              15400 Vineyard Boulevard                 Morgan Hill            CA        95037
  47       70.6%                 59.0%              20133 Sherman Way                        Canoga Park            CA        91306
  48       64.8%                 49.6%              151-203 Lawrence Drive                   Livermore              CA        94551
  49       56.6%                 49.9%              3000 Murworth                            Houston                TX        77025
------------------------------------------------------------------------------------------------------------------------------------
  50       74.6%                 69.3%              1874 North Wickham Road                  Melbourne              FL        32935
  51       74.4%                 57.0%              110 Miller Ave.                          Ann Arbor              MI        48104
  52       63.2%                 53.1%              4500 Lacey Blvd.                         Lacey                  WA        98503
  53       70.6%                 59.0%              1350 - 1420 West Highway 89A             Sedona                 AZ        86336
  54       67.8%                 56.6%              9144 University Avenue NW                Coon Rapids            MN        55448
------------------------------------------------------------------------------------------------------------------------------------
  55       64.7%                 55.1%              400-458 West Harder Road                 Hayward                CA        94544
  56       67.3%                 57.2%              I-10 Roundhouse Road and
                                                      200 Ash Street                         Piermont               NY        10968
  57       69.4%                 60.0%              718 Arch Street                          Philadelphia           PA        19106
  58       73.7%                 63.3%              2130, 2132, 2136 &
                                                      2215 Ayrsley Town Boulevard            Charlotte              NC        28273
  59       57.0%                 43.4%              16525 Lexington Boulevard                Sugar Land             TX        77479
------------------------------------------------------------------------------------------------------------------------------------
  60       76.7%                 63.9%              1682 Jadwin Avenue                       Richland               WA        99352
  61       56.9%                 49.0%              9960 S. Central Park Boulevard           Boca Raton             FL        33428
  62       64.5%                 49.1%              9348 State Highway 16                    Onalaska               WI        54650
  63       55.3%                 46.2%              Various                                  Phoenix                AZ       Various
 63-a                                               4301 W Cactus Rd                         Phoenix                AZ        85029
------------------------------------------------------------------------------------------------------------------------------------
 63-b                                               3443 W Dunlap                            Phoenix                AZ        85051
 63-c                                               9040 S Central Ave                       Phoenix                AZ        85042
 63-d                                               1910 W Deer Valley Rd                    Phoenix                AZ        85027
 63-e                                               1540 E Broadway Rd                       Phoenix                AZ        85040
 63-f                                               8955 N 19 Ave                            Phoenix                AZ        85021
------------------------------------------------------------------------------------------------------------------------------------
 63-g                                               4401 S 7th Ave                           Phoenix                AZ        85041
 63-h                                               2402 E Southern Ave                      Phoenix                AZ        85040
 63-i                                               10 E Buckeye Rd                          Phoenix                AZ        85004
 63-j                                               4402 E Osborn Rd                         Phoenix                AZ        85018
  64       79.8%                 66.8%              3315 Broad River Road                    Columbia               SC        29210
------------------------------------------------------------------------------------------------------------------------------------
  65       63.8%                 49.8%              2204 River Road                          Council Bluffs         IA        51501
  66       69.5%                 58.7%              1325 Airmotive Way                       Reno                   NV        89502
  67       71.4%                 60.5%              250 Columbia Street                      Cohoes                 NY        12047
  68       68.5%                 57.9%              1051 North Bluff Street                  St. George             UT        84770
  69       69.2%                 57.9%              20904 Frederick Road                     Germantown             MD        20876
------------------------------------------------------------------------------------------------------------------------------------
  70       40.7%                 33.7%              741-747 Calle Plano                      Camarillo              CA        93021
  71       58.5%                 48.7%              3501 E. South Street                     Long Beach             CA        90805
  72       72.1%                 61.3%              4832 Ridge Road                          Brooklyn               OH        44144
  73       60.9%                 51.3%              1301-1305 Sidney Baker Road              Kerrville              TX        78028
  74       79.7%                 73.8%              5151 N. Kain Avenue                      Tucson                 AZ        85705
------------------------------------------------------------------------------------------------------------------------------------
  75       71.0%                 50.0%              6837 South 190th Street                  Kent                   WA        98032
  76       77.8%                 64.7%              3005 Emmorton Road                       Abingdon               MD        21009
  77       80.5%                 70.0%              1102 S. Franklin Road                    Indianapolis           IN        46239
  78       65.1%                 42.3%              2176 North Pacific Street                Orange                 CA        92865
  79       57.8%                 48.0%              2178 Industrial Drive                    Bethlehem              PA        18017
------------------------------------------------------------------------------------------------------------------------------------
  80       64.1%                 53.6%              1817 East Avenue Q                       Palmdale               CA        93550
  81       62.3%                 48.2%              4500 Rockside Road                       Independence           OH        44131
  82       80.0%                 69.9%              7224 - 7266 West Market Street           Mercer                 PA        16137
  83       74.8%                 63.9%              9008-9072 Cahill Avenue                  Inver Grove Heights    MN        55076
  84       59.2%                 49.4%              15821 and 15831 Northeast 8th Street     Bellevue               WA        98008
------------------------------------------------------------------------------------------------------------------------------------
  85       66.6%                 56.0%              318 Diablo Road                          Danville               CA        94526
  86       74.2%                 62.6%              10001 NW 2nd Street                      Oklahoma City          OK        73127
  87       78.4%                 65.5%              1600 North Garnett Street                Henderson              NC        27536
  88       71.5%                 59.5%              299 Schantz Road                         Allentown              PA        18104
  89       75.7%                 58.6%              9950 Stephen Richards Memorial Drive     Juneau                 AK        99801
------------------------------------------------------------------------------------------------------------------------------------
  90       74.2%                 62.4%              12095 Locksley Lane                      Auburn                 CA        95602
  91       57.7%                 34.7%              1223 Oak Hill Court                      Toledo                 OH        43614
  92       71.1%                 54.3%              3009 Estate Orange Grove                 Christiansted          VI        00820
  93       64.0%                 53.4%              20732 Soledad Street and 26810 &
                                                      26818 Oak Avenue                       Santa Clarita          CA        91351
  94       73.3%                 56.4%              106, 110, 114 & 118 Mesa Park Drive
                                                      and 4687 N. Mesa Street                El Paso                TX        79912
------------------------------------------------------------------------------------------------------------------------------------
  95       77.6%                 65.2%              3030 July Street                         Baton Rouge            LA        70808
  96       67.5%                 56.7%              3090 South Avenue 3 E                    Yuma                   AZ        85365
  97       58.7%                 49.1%              687-779 North Benson Avenue              Upland                 CA        91786
  98       42.6%                 35.9%              11385-11395 Poway Road                   San Diego              CA        92128
  99       68.3%                 57.3%              2800 S. 4th Avenue                       Yuma                   AZ        85364
------------------------------------------------------------------------------------------------------------------------------------
  100      70.7%                 55.0%              433 & 435 New Karner Road                Albany                 NY        12205
  101      43.9%                 36.9%              663, 665 & 697 E. Foothill Blvd          Claremont              CA        91711
  102      46.1%                 38.4%              11811 Mukilteo Speedway                  Mukilteo               WA        98275
  103      44.6%                  1.2%              7398 Wooster Pike                        Mariemont              OH        45227
  104      60.9%                 49.9%              2545 North Narrows Drive                 Tacoma                 WA        98406
------------------------------------------------------------------------------------------------------------------------------------
  105      65.2%                 49.7%              425, 445, and 455
                                                      East Cheyenne Mountain Blvd.           Colorado Springs       CO        80906
  106      74.7%                 51.0%              5402 Bodenhamer Road                     Harlingen              TX        78550
  107      63.5%                 53.3%              201 King Street                          Alexandria             VA        22314
  108      72.1%                 60.7%              1026, 1032, 1102, 1107, 1235, 1537
                                                      Kings Highway and 847 Clinton Avenue   Dallas                 TX        75208
  109      51.7%                 44.1%              1718 Soquel Avenue                       Santa Cruz             CA        95062
------------------------------------------------------------------------------------------------------------------------------------
  110      45.4%                  0.3%              3608 South LaFountain Street             Kokomo                 IN        46902
  111      79.8%                 66.9%              9618-9648 Kenwood Road                   Blue Ash               OH        45242
  112      51.5%                 39.5%              13838 Northwest Freeway                  Houston                TX        77040
  113      72.0%                 55.7%              222 and 224 21st Street                  Newport Beach          CA        92663
  114      78.6%                 60.3%              21017 Heron                              Lakeville              MN        55044
------------------------------------------------------------------------------------------------------------------------------------
  115      74.8%                 58.0%              935-955 N 1300 West                      St. George             UT        84770
  116      71.6%                 60.6%              9820 Bluegrass Parkway                   Louisville             KY        40299
  117      62.8%                 52.9%              4450 S. Rural Rd                         Tempe                  AZ        85282
  118      71.4%                 60.2%              160 19th Avenue                          North Tonawanda        NY        14120
  119      60.1%                 50.4%              1801 Solano Avenue                       Berkeley               CA        94707
------------------------------------------------------------------------------------------------------------------------------------
  120      68.1%                 58.0%              402-420 Westridge Drive                  Watsonville            CA        95076
  121      33.8%                 28.2%              3570 Airway Drive                        Santa Rosa             CA        95403
  122      47.3%                  1.0%              9491 & 9499 North Fort Washington Road   Fresno                 CA        93720
  123      70.8%                 55.9%              4260 SW Galewood Street                  Lake Oswego            OR        97035
  124      33.8%                 23.3%              1154 West 8th Street                     Mesa                   AZ        85201
------------------------------------------------------------------------------------------------------------------------------------

                                                                      NET     UNITS     CUT-OFF DATE BALANCE PER NET
                  YEAR                       YEAR                RENTABLE       OF                     RENTABLE AREA
  ID              BUILT                    RENOVATED        AREA SF/UNITS    MEASURE              SF/UNITS ($)(3)(4)
---------------------------------------------------------------------------------------------------------------------

   1              1923                    1982 / 1991           1,029,554     Sq Ft                           212.94
   2              1999                                            530,895     Sq Ft                           120.55
   3              2003                                            277,472     Sq Ft                           209.03
   4            1965-1969                  1990-2004                  641     Units                        78,003.12
   5              1970                       2002                 305,961     Sq Ft                           140.54
---------------------------------------------------------------------------------------------------------------------
   6    1969 / 1985 / 1996 / 2000     1985 / 1996 / 2000          375,486     Sq Ft                            98.30
   7              1999                                            257,353     Sq Ft                           108.80
   8              1960                 1990 / 2004-2005           189,635     Sq Ft                           147.65
   9              1957                       1996                 156,614     Sq Ft                           159.63
  10              1998                                            348,411     Sq Ft                            65.79
---------------------------------------------------------------------------------------------------------------------
  11              1960                    1988 / 2005             223,565     Sq Ft                            96.62
  12              1994                                            158,274     Sq Ft                           135.27
  13              1989                                            211,755     Sq Ft                            89.25
  14              1988                       2003                 144,057     Sq Ft                           124.65
  15              2001                                             99,742     Sq Ft                           176.46
---------------------------------------------------------------------------------------------------------------------
  16              1965                     2002-2003              112,344     Sq Ft                           151.32
  17              1950                       1998                     158     Rooms                       104,287.09
  18              1967                       1999                 120,846     Sq Ft                           115.85
  19              1974                       2004                     304     Units                        44,078.95
  20              2000                                             55,621     Sq Ft                           233.14
---------------------------------------------------------------------------------------------------------------------
  21              1950                     2001-2004              120,292     Sq Ft                           107.56
  22              1979                                             94,734     Sq Ft                           129.31
  23              2003                                            126,355     Sq Ft                            94.26
  24              1983                       1995                 121,294     Sq Ft                            94.81
  25              1985                       2000                  75,873     Sq Ft                           148.27
---------------------------------------------------------------------------------------------------------------------
  26              1880                      Various                   179     Units                        59,078.04
 26-a             1880                      Various                    15     Units                        56,195.53
 26-b             1880                      Various                    17     Units                        48,682.72
 26-c             1880                      Various                    11     Units                        71,057.10
 26-d             1880                      Various                     8     Units                        95,787.79
---------------------------------------------------------------------------------------------------------------------
 26-e             1880                      Various                    10     Units                        67,434.60
 26-f             1880                      Various                    11     Units                        60,607.56
 26-g             1880                      Various                     6     Units                        98,342.08
 26-h             1880                      Various                     5     Units                       108,814.86
 26-i             1880                      Various                     6     Units                        84,293.33
---------------------------------------------------------------------------------------------------------------------
 26-j             1880                      Various                    12     Units                        41,508.01
 26-k             1880                      Various                    12     Units                        37,676.50
 26-l             1880                      Various                     6     Units                        72,798.70
 26-m             1880                      Various                     9     Units                        46,829.61
 26-n             1880                      Various                     8     Units                        47,893.90
---------------------------------------------------------------------------------------------------------------------
 26-o             1880                      Various                     8     Units                        44,062.34
 26-p             1880                      Various                     6     Units                        57,472.64
 26-q             1880                      Various                     5     Units                        61,304.11
 26-r             1880                      Various                     6     Units                        51,086.76
 26-s             1880                      Various                     6     Units                        49,809.61
---------------------------------------------------------------------------------------------------------------------
 26-t             1880                      Various                     6     Units                        49,809.61
 26-u             1880                      Various                     6     Units                        45,978.18
  27              1985                       2004                  61,846     Sq Ft                           169.37
  28              1994                                             62,289     Sq Ft                           166.58
  29              1997                       1999                     186     Rooms                        54,742.29
---------------------------------------------------------------------------------------------------------------------
  30              2003                                                204     Units                        49,546.57
  31              1969                     2001-2004                  200     Units                        50,000.00
  32              1991                    1995 / 2004                 894     Units                        11,165.26
  33              2002                                            212,020     Sq Ft                           126.98
  34              2002                                             76,739     Sq Ft                           126.98
---------------------------------------------------------------------------------------------------------------------
  35              2002                                            198,800     Sq Ft                            49.22
  36            1961-1991                                             411      Pads                        22,871.05
  37              1957                                            178,009     Sq Ft                            50.56
  38              1997                                             59,146     Sq Ft                           151.82
  39              1988                       1995                  60,941     Sq Ft                           142.43
---------------------------------------------------------------------------------------------------------------------
  40           1984 / 1994                                        108,616     Sq Ft                            75.82
  41              1974                       1994                  95,590     Sq Ft                            84.66
  42              1999                                            245,000     Sq Ft                            32.61
  43              1976                       2001                 113,919     Sq Ft                            64.75
  44              1980                       2002                  39,479     Sq Ft                           176.69
---------------------------------------------------------------------------------------------------------------------
  45              2000                                              1,199     Units                         5,559.11
  46              1999                                                 50     Units                       132,000.00
  47              1965                       1987                  42,323     Sq Ft                           153.36
  48              2000                                            113,070     Sq Ft                            57.30
  49              1977                                                325     Units                        18,461.54
---------------------------------------------------------------------------------------------------------------------
  50              1982                                            131,851     Sq Ft                            44.68
  51              1991                                             38,152     Sq Ft                           154.14
  52           1967 / 2001                   2003                  53,852     Sq Ft                           107.45
  53              1978                       2002                  35,258     Sq Ft                           164.11
  54              2004                                                 48     Units                       118,581.38
---------------------------------------------------------------------------------------------------------------------
  55              1958                       2001                  38,513     Sq Ft                           146.96
  56           1991 / 1995                                             28     Sq Ft                           127.82
  57     1881-1885 / 1895 / 1930           2001-2004              102,531     Sq Ft                            54.13
  58              2003                                             32,686     Sq Ft                           166.74
  59              2004                                             42,493     Sq Ft                           122.14
---------------------------------------------------------------------------------------------------------------------
  60              1952                       1989                     139     Units                        36,428.74
  61              1993                                             46,865     Sq Ft                           108.04
  62              1989                       2004                  68,196     Sq Ft                            73.91
  63             Various                                           30,429     Sq Ft                           164.55
 63-a             1982                                              3,453     Sq Ft                           176.08
---------------------------------------------------------------------------------------------------------------------
 63-b             1982                                              2,625     Sq Ft                           214.86
 63-c             1986                                              2,974     Sq Ft                           186.62
 63-d             1986                                              4,355     Sq Ft                           118.25
 63-e             1985                                              2,708     Sq Ft                           179.84
 63-f             1982                                              2,840     Sq Ft                           171.48
---------------------------------------------------------------------------------------------------------------------
 63-g             1986                                              2,712     Sq Ft                           174.41
 63-h             1984                                              2,680     Sq Ft                           170.52
 63-i             1986                                              2,700     Sq Ft                           162.59
 63-j             1977                                              3,382     Sq Ft                           124.78
  64              1976                                            106,457     Sq Ft                            44.98
---------------------------------------------------------------------------------------------------------------------
  65              2001                                                 98     Rooms                        46,856.25
  66              1980                       2004                  64,535     Sq Ft                            71.12
  67              1973                     2003-2004                  121     Units                        37,190.08
  68              2003                                             35,827     Sq Ft                           125.21
  69              1996                       2004                  16,619     Sq Ft                           269.55
---------------------------------------------------------------------------------------------------------------------
  70              1984                                            110,850     Sq Ft                            39.69
  71              1978                                             58,948     Sq Ft                            74.38
  72              2004                                             39,316     Sq Ft                           110.01
  73              1984                       1999                 116,353     Sq Ft                            36.01
  74              1973                                                153      Pads                        27,352.94
---------------------------------------------------------------------------------------------------------------------
  75              1974                                            100,000     Sq Ft                            41.16
  76              2003                                             13,650     Sq Ft                           296.40
  77              1958                                                199      Pads                        20,221.11
  78           1978 / 1984                   1999                  77,000     Sq Ft                            50.73
  79              1982                                                697     Units                         5,350.92
---------------------------------------------------------------------------------------------------------------------
  80              1989                                             83,174     Sq Ft                            42.02
  81              1975                       2002                  57,671     Sq Ft                            60.50
  82            1973-1982                    2000                     212      Pads                        16,037.74
  83              2004                                             17,355     Sq Ft                           189.74
  84              1979                                             42,834     Sq Ft                            74.60
---------------------------------------------------------------------------------------------------------------------
  85              1990                                             18,274     Sq Ft                           167.72
  86              1996                                            100,000     Sq Ft                            30.43
  87              1979                       1995                  66,588     Sq Ft                            45.35
  88              1986                                                607     Units                         4,949.30
  89            1962-1983                                             133      Pads                        22,485.40
---------------------------------------------------------------------------------------------------------------------
  90              1987                                                434     Units                         6,666.61
  91              1975                                                272     Units                        10,614.84
  92              1991                       2003                      52     Units                        54,705.08
  93           1980 / 1984                                         63,060     Sq Ft                            44.64
  94            2001-2004                                          34,190     Sq Ft                            78.72
---------------------------------------------------------------------------------------------------------------------
  95              1973                       1995                     108     Units                        24,074.07
  96            1999-2004                                             600     Units                         4,160.90
  97           1977 / 1980                                         62,400     Sq Ft                            40.01
  98              2004                                             15,038     Sq Ft                           165.86
  99              2000                                             15,251     Sq Ft                           163.54
---------------------------------------------------------------------------------------------------------------------
  100          1960 / 1986                                         42,004     Sq Ft                            58.89
  101           1985-1989                                          32,353     Sq Ft                            74.63
  102             1996                                             27,272     Sq Ft                            87.88
  103             2004                                             14,560     Sq Ft                           156.40
  104             1969                                                 90     Units                        25,018.93
---------------------------------------------------------------------------------------------------------------------
  105          1979 / 1990                   2003                  56,992     Sq Ft                            39.48
  106             2004                                             38,836     Sq Ft                            55.12
  107             1851                       2004                   7,729     Sq Ft                           271.32
  108           1920-1956                  2000-2002                   38     Units                        54,990.07
  109             1994                                             13,500     Sq Ft                           148.15
---------------------------------------------------------------------------------------------------------------------
  110             2002                                             14,490     Sq Ft                           137.71
  111             1996                                              9,956     Sq Ft                           200.41
  112             2004                                             26,211     Sq Ft                            72.25
  113             1935                       1987                   6,260     Sq Ft                           287.54
  114             2004                                             36,000     Sq Ft                            48.45
---------------------------------------------------------------------------------------------------------------------
  115             1986                                             71,593     Sq Ft                            24.02
  116             1971                                             34,700     Sq Ft                            48.99
  117             1988                                             14,915     Sq Ft                           113.72
  118             1987                                                 60     Units                        26,165.88
  119             1977                       1999                   6,465     Sq Ft                           239.19
---------------------------------------------------------------------------------------------------------------------
  120           1990-1991                                          16,272     Sq Ft                            92.06
  121             1986                       1995                     619     Units                         1,933.92
  122             2004                                             13,504     Sq Ft                            80.87
  123             1992                       2004                   6,358     Sq Ft                           153.09
  124             1995                                              2,880     Sq Ft                           189.13
---------------------------------------------------------------------------------------------------------------------

                    PREPAYMENT                   THIRD     THIRD MOST          SECOND    SECOND MOST                  MOST RECENT
                    PROVISIONS             MOST RECENT     RECENT NOI     MOST RECENT     RECENT NOI   MOST RECENT        NOI
  ID           (# OF PAYMENTS) (7)             NOI ($)       DATE             NOI ($)       DATE           NOI ($)        DATE
-----------------------------------------------------------------------------------------------------------------------------------

   1    LO(27)/Defeasance(53)/Open(4)      19,414,539     12/31/2002      21,517,327     12/31/2003    22,812,212      9/30/2004
   2    LO(24)/Gtr 1% or YM(94)/Open(2)                                    3,013,408     12/31/2003     3,628,815      12/31/2004
   3    LO(26)/Defeasance(54)/Open(4)                                                                   5,078,797      7/31/2004
   4    LO(25)/Defeasance(94)/Open(1)       3,370,807     12/31/2002       3,169,236     12/31/2003     3,600,527      9/30/2004
   5    LO(26)/Defeasance(93)/Open(1)       2,655,726     12/31/2002       3,532,112     12/31/2003     3,788,221      6/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
   6    LO(26)/Defeasance(90)/Open(4)       2,033,236     12/31/2001       2,200,662     12/31/2002     3,349,075      12/31/2003
   7    LO(27)/Defeasance(91)/Open(1)
   8    LO(24)/Flex(95)/Open(1)             2,034,192     12/31/2002       2,078,463     12/31/2003     1,618,118      10/31/2004
   9    LO(28)/Defeasance(88)/Open(4)       4,538,776     12/31/2002       3,466,468     12/31/2003     4,061,108      9/30/2004
  10    LO(28)/Defeasance(52)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
  11    LO(24)/Defeasance(94)/Open(2)                                      1,250,766     12/31/2003     1,149,435      12/31/2004
  12    LO(29)/Defeasance(87)/Open(4)                                      2,930,379     12/31/2002     1,641,894      12/31/2003
  13    LO(24)/Gtr 1% or YM(92)/Open(4)     2,809,564     12/31/2002       1,644,827     12/31/2003     2,123,041      9/30/2004
  14    LO(26)/Defeasance(92)/Open(2)                                                                     816,132      10/31/2004
  15    LO(24)/Gtr 1% or YM(94)/Open(2)     2,223,560     12/31/2002       2,273,933     12/31/2003     1,865,280      11/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  16    LO(29)/Defeasance(89)/Open(2)       1,413,779     12/31/2002       1,367,282     12/31/2003     1,484,484      7/31/2004
  17    LO(35)/Flex(82)/Open(3)             1,739,242     12/31/2002       1,786,992     12/31/2003     2,664,766      11/30/2004
  18    LO(25)/Defeasance(90)/Open(5)       1,197,328     12/31/2002       1,422,701     12/31/2003     1,545,054      10/31/2004
  19    LO(27)/Defeasance(53)/Open(4)       1,353,621     12/31/2002       1,277,222     12/31/2003     1,135,462      10/31/2004
  20    LO(27)/Defeasance(89)/Open(4)       1,037,489     12/31/2002       1,105,853     12/31/2003     1,032,662      10/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  21    LO(26)/Defeasance(153)/Open(1)
  22    LO(35)/Defeasance(81)/Open(4)       1,187,396     12/31/2002       1,165,950     12/31/2003     1,169,307      10/31/2004
  23    LO(47)/Gtr 1% or YM(120)/Open(13)                                                               2,089,232      9/30/2004
  24    LO(27)/Defeasance(89)/Open(4)         869,597     12/31/2002         974,140     12/31/2003       972,141      9/30/2004
  25    LO(26)/Defeasance(93)/Open(1)         834,216     12/31/2002         886,597     12/31/2003       855,067      11/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  26    LO(27)/Gtr 1% or YM(86)/Open(7)       832,704     12/31/2002       1,045,572     12/31/2003     1,016,351      10/31/2004
 26-a                                          66,375     12/31/2002          83,343     12/31/2003        81,014      10/31/2004
 26-b                                          65,168     12/31/2002          81,827     12/31/2003        79,540      10/31/2004
 26-c                                          61,548     12/31/2002          77,281     12/31/2003        75,122      10/31/2004
 26-d                                          60,341     12/31/2002          75,766     12/31/2003        73,649      10/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-e                                          53,100     12/31/2002          66,674     12/31/2003        64,811      10/31/2004
 26-f                                          52,497     12/31/2002          65,917     12/31/2003        64,074      10/31/2004
 26-g                                          46,462     12/31/2002          58,340     12/31/2003        56,709      10/31/2004
 26-h                                          42,842     12/31/2002          53,794     12/31/2003        52,290      10/31/2004
 26-i                                          39,825     12/31/2002          50,006     12/31/2003        48,608      10/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-j                                          39,222     12/31/2002          49,248     12/31/2003        47,872      10/31/2004
 26-k                                          35,601     12/31/2002          44,702     12/31/2003        43,453      10/31/2004
 26-l                                          34,394     12/31/2002          43,187     12/31/2003        41,980      10/31/2004
 26-m                                          33,188     12/31/2002          41,671     12/31/2003        40,507      10/31/2004
 26-n                                          30,170     12/31/2002          37,883     12/31/2003        36,824      10/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-o                                          27,757     12/31/2002          34,852     12/31/2003        33,878      10/31/2004
 26-p                                          27,153     12/31/2002          34,095     12/31/2003        33,142      10/31/2004
 26-q                                          24,136     12/31/2002          30,306     12/31/2003        29,459      10/31/2004
 26-r                                          24,136     12/31/2002          30,306     12/31/2003        29,459      10/31/2004
 26-s                                          23,533     12/31/2002          29,549     12/31/2003        28,723      10/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26-t                                          23,533     12/31/2002          29,549     12/31/2003        28,723      10/31/2004
 26-u                                          21,723     12/31/2002          27,276     12/31/2003        26,514      10/31/2004
  27    LO(35)/Defeasance(81)/Open(4)
  28    LO(47)/Gtr 1% or YM(69)/Open(4)                                    1,018,528     5/31/2003        985,609      5/31/2004
  29    LO(26)/Defeasance(90)/Open(4)       1,623,757     12/31/2002       1,584,863     12/31/2003     1,637,886      4/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  30    LO(25)/Defeasance(56)/Open(3)                                                                     517,712      12/31/2004
  31    LO(35)/Defeasance(83)/Open(2)         933,080     12/31/2002         934,142     12/31/2003     1,080,411      8/30/2004
  32    LO(25)/Defeasance(94)/Open(1)         753,951     12/31/2002         926,933     12/31/2003     1,078,407      7/31/2004
  33    LO(9)/Gtr 1% or YM(96)/Open(1)      1,005,454     12/31/2002       2,067,192     12/31/2003     2,893,560      11/30/2004
  34    LO(9)/Gtr 1% or YM(96)/Open(1)                                       851,553     12/31/2003     1,352,128      11/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  35    LO(35)/Defeasance(81)/Open(4)                                        494,084     12/31/2003       812,469      9/30/2004
  36    LO(35)/Defeasance(81)/Open(4)         789,631     12/31/2002         758,487     12/31/2003       783,695      9/30/2004
  37    LO(35)/Defeasance(83)/Open(2)
  38    LO(26)/Defeasance(90)/Open(4)       1,064,327     12/31/2001       1,029,826     12/31/2002     1,036,138      12/31/2003
  39    LO(26)/Defeasance(93)/Open(1)                                                                     832,328      9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  40    LO(35)/Defeasance(141)/Open(4)      1,127,187     12/31/2002       1,125,022     12/31/2003     1,132,812      11/30/2004
  41    LO(27)/Gtr 1% or YM(89)/Open(4)
  42    LO(26)/Defeasance(90)/Open(4)                                                                   1,261,176      9/30/2004
  43    LO(47)/Gtr 1% or YM(69)/Open(4)       496,138     12/31/2002         536,645     12/31/2003       613,398      8/31/2004
  44    LO(28)/Defeasance(88)/Open(4)         176,448     12/31/2002         211,725     12/31/2003       424,224      8/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
  45    LO(26)/Defeasance(90)/Open(4)                                        903,572     12/31/2003     1,003,916      10/31/2004
  46    LO(35)/Defeasance(83)/Open(2)         579,966     12/31/2002         513,893     12/31/2003       504,558      9/30/2004
  47    LO(35)/Defeasance(81)/Open(4)         810,644     12/31/2002         799,591     12/31/2003       741,347      9/30/2004
  48    LO(27)/Defeasance(89)/Open(4)         851,399      9/30/2002       1,021,342     9/30/2003        826,578      9/30/2004
  49    LO(35)/Defeasance(81)/Open(4)         842,938     12/31/2002         855,086     12/31/2003       791,342      11/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  50    LO(35)/Defeasance(21)/Open(4)         242,960     12/31/2002         390,452     12/31/2003       478,279      9/30/2004
  51    LO(35)/Defeasance(81)/Open(4)         702,097     12/31/2002         700,928     12/31/2003       743,137      8/31/2004
  52    LO(35)/Defeasance(81)/Open(4)                                                                     468,224      9/30/2004
  53    LO(27)/Defeasance(89)/Open(4)         283,106     12/31/2002         442,305     12/31/2003       507,217      9/30/2004
  54    LO(35)/Defeasance(81)/Open(4)                                                                     261,728      11/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  55    LO(27)/Defeasance(101)/Open(4)        301,104     12/31/2002         401,130     12/31/2003       430,191      8/31/2004
  56    LO(28)/Defeasance(91)/Open(1)         452,254     12/31/2002         567,404     12/31/2003       668,712      6/30/2004
  57    LO(35)/Defeasance(80)/Open(5)         669,355     12/31/2002         905,113     12/31/2003       806,075      8/31/2004
  58    LO(27)/Defeasance(89)/Open(4)                                         45,457     12/31/2003       350,784      8/31/2004
  59    LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
  60    LO(27)/Defeasance(89)/Open(4)         842,552     12/31/2002         789,830     12/31/2003       749,636      6/30/2004
  61    LO(35)/Defeasance(81)/Open(4)         859,749     12/31/2002         664,664     12/31/2003       632,190      9/30/2004
  62    LO(35)/Defeasance(81)/Open(4)         701,754     12/31/2002         697,656     12/31/2003       635,718      10/1/2004
  63    LO(36)/Defeasance(80)/Open(4)
 63-a
-----------------------------------------------------------------------------------------------------------------------------------
 63-b
 63-c
 63-d
 63-e
 63-f
-----------------------------------------------------------------------------------------------------------------------------------
 63-g
 63-h
 63-i
 63-j
  64    LO(27)/Defeasance(89)/Open(4)         510,533     12/31/2002         515,172     12/31/2002       511,396      12/31/2003
-----------------------------------------------------------------------------------------------------------------------------------
  65    LO(26)/Defeasance(90)/Open(4)         736,509     12/31/2002         755,304     12/31/2003       774,138      4/30/2004
  66    LO(35)/Defeasance(81)/Open(4)         635,311     12/31/2002         613,194     12/31/2003       612,786      9/30/2004
  67    LO(28)/Defeasance(91)/Open(1)         209,529     12/31/2002         399,473     12/31/2003       370,196      12/31/2004
  68    LO(28)/Defeasance(88)/Open(4)                                                                     343,102       9/1/2004
  69    LO(28)/Defeasance(91)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
  70    LO(25)/Defeasance(91)/Open(4)       1,005,428     12/31/2002         998,437     12/31/2003     1,056,382      11/30/2004
  71    LO(28)/Defeasance(88)/Open(4)         546,669     12/31/2002         568,710     12/31/2003       590,220      7/31/2004
  72    LO(24)/Defeasance(55)/Open(5)
  73    LO(27)/Defeasance(89)/Open(4)                                        240,382     12/31/2002       340,986      12/31/2003
  74    LO(35)/Defeasance(45)/Open(4)         344,309     12/31/2002         355,544     12/31/2003       339,788      9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  75    LO(26)/Defeasance(90)/Open(4)         468,204      6/30/2002         174,547     6/30/2003        (58,168)     6/30/2004
  76    LO(27)/Defeasance(92)/Open(1)                                                                     372,000      10/31/2004
  77    LO(35)/Defeasance(81)/Open(4)         310,223     12/31/2002         303,526     12/31/2003       336,033      9/30/2004
  78    LO(27)/Defeasance(89)/Open(4)
  79    LO(35)/Defeasance(83)/Open(2)         479,377     12/31/2002         549,889     12/31/2003       577,800      9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  80    LO(35)/Flex(81)/Open(4)                                                                           370,244      9/30/2004
  81    LO(27)/Defeasance(89)/Open(4)         507,180     12/31/2002         491,483     12/31/2003       505,991      9/30/2004
  82    LO(35)/Defeasance(81)/Open(4)         287,580     12/31/2002         329,208     8/31/2003        232,733      9/30/2004
  83    LO(35)/Defeasance(81)/Open(4)
  84    LO(47)/Gtr 1% or YM(69)/Open(4)       558,958     12/31/2002         121,367     12/31/2003       272,456      11/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  85    LO(35)/Defeasance(81)/Open(4)                                        482,045     12/31/2002       494,176      12/31/2003
  86    LO(27)/Defeasance(89)/Open(4)
  87    LO(25)/Defeasance(91)/Open(4)         331,783     12/31/2002         323,641     12/31/2003       345,646      11/30/2004
  88    LO(35)/Defeasance(83)/Open(2)         391,308     12/31/2002         402,190     12/31/2003       382,119      9/30/2004
  89    LO(35)/Defeasance(81)/Open(4)                                        238,895     12/31/2003       352,148      9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  90    LO(35)/Defeasance(83)/Open(2)                                        268,999     12/31/2003       280,137      9/30/2004
  91    LO(28)/Defeasance(148)/Open(4)        517,937     12/31/2002         601,064     12/31/2003       531,557      7/31/2004
  92    LO(35)/Defeasance(81)/Open(4)                                                                     596,295      11/30/2004
  93    LO(35)/Flex(81)/Open(4)                                              283,595     12/31/2003       381,622      12/31/2004
  94    LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
  95    LO(25)/Defeasance(91)/Open(4)         279,094     12/31/2002         244,620     12/31/2003       275,894      11/30/2004
  96    LO(35)/Flex(81)/Open(4)                91,970     12/31/2002         181,642     12/31/2003       348,943      12/31/2004
  97    LO(35)/Flex(81)/Open(4)                                                                           317,809      9/30/2004
  98    LO(35)/Flex(81)/Open(4)
  99    LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
  100   LO(35)/Defeasance(81)/Open(4)         294,981     12/31/2002         265,870     12/31/2003       253,104      7/31/2004
  101   LO(35)/Defeasance(81)/Open(4)         323,813     12/31/2002         342,184     12/31/2003       347,997      10/31/2004
  102   LO(35)/Flex(81)/Open(4)               265,921     12/31/2002         296,984     12/31/2003       332,772      10/31/2004
  103   LO(35)/Defeasance(201)/Open(4)
  104   LO(35)/Flex(81)/Open(4)               270,295     12/31/2002         262,749     12/31/2003       299,550      9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  105   LO(35)/Flex(81)/Open(4)               236,405     12/31/2002         255,421     12/31/2003       217,163      9/30/2004
  106   LO(35)/Flex(81)/Open(4)                                                                           152,635      10/31/2004
  107   LO(35)/Flex(81)/Open(4)               213,995     12/31/2002         261,451     12/31/2003       235,834      10/31/2004
  108   LO(35)/Flex(81)/Open(4)               164,446     12/31/2002         260,990     12/31/2003       249,410      10/31/2004
  109   LO(35)/Defeasance(81)/Open(4)         263,680     12/31/2002         262,960     12/31/2003       151,148      12/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
  110   LO(34)/Flex(202)/Open(4)
  111   LO(26)/Defeasance(90)/Open(4)
  112   LO(35)/Defeasance(81)/Open(4)
  113   LO(25)/Defeasance(91)/Open(4)
  114   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
  115   LO(35)/Defeasance(81)/Open(4)         185,930     12/31/2002         185,704     12/31/2003       211,759      9/30/2004
  116   LO(35)/Defeasance(83)/Open(2)
  117   LO(35)/Flex(81)/Open(4)               227,409     12/31/2002         226,020     12/31/2003       225,846      11/30/2004
  118   LO(35)/Defeasance(81)/Open(4)                                                                     183,895      5/31/2004
  119   LO(35)/Defeasance(81)/Open(4)         207,342     12/31/2002         220,432     12/31/2003       216,521      9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
  120   LO(35)/Defeasance(83)/Open(2)         184,779     12/31/2002         162,144     12/31/2003       193,062      12/31/2004
  121   LO(35)/Flex(83)/Open(2)               246,533     12/31/2002         260,984     12/31/2003       289,143      8/31/2004
  122   LO(35)/Defeasance(144)/Open(1)
  123   LO(35)/Flex(81)/Open(4)
  124   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------

          UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN        UNDERWRITTEN    UNDERWRITTEN
  ID           NOI ($)          EGI ($)    EXPENSES ($)   NET CASH FLOW ($)    RESERVES ($)   LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------------

   1       24,236,045       41,245,519      17,009,474          22,590,762         256,613    Federated Department Stores
   2        7,137,833       10,762,456       3,624,623           6,721,618          79,634    CYTYC
   3        5,170,970        6,315,804       1,144,834           4,823,539          41,621    Great Indoors
   4        4,235,655        7,761,865       3,526,210           4,075,405         160,250
   5        3,878,470        5,620,717       1,742,247           3,706,547          45,894    LA Fitness
-----------------------------------------------------------------------------------------------------------------------------
   6        4,100,411        6,038,004       1,937,593           3,857,358          56,323    JC Penney
   7        2,450,119        3,878,714       1,428,595           2,385,851          25,735    Shop Rite (Wakefern)
   8        2,845,431        4,533,350       1,687,919           2,691,222          28,445    TJ Maxx
   9        3,710,144        7,229,162       3,519,018           3,398,300          39,154    Allied Irish Banks, P.L.C.
  10        2,473,561        5,441,126       2,967,565           2,323,615          74,033    Republic Windows & Doors, LLC
-----------------------------------------------------------------------------------------------------------------------------
  11        2,142,856        3,421,910       1,279,054           2,004,638          33,535    Vons Companies
  12        1,918,391        3,157,404       1,239,013           1,817,881          23,741    The Sports Authority
  13        2,196,374        3,298,578       1,102,204           1,965,862          57,174    Sport Chalet
  14        1,700,730        2,506,489         805,760           1,613,365          21,609    Best Buy
  15        1,917,465        3,077,401       1,159,936           1,820,469          19,948    Teleglobe (ITXC) Corporation
-----------------------------------------------------------------------------------------------------------------------------
  16        1,535,324        2,113,260         577,936           1,503,824           8,330    Ralphs
  17        2,392,609        6,569,873       4,177,264           2,129,815         262,795
  18        1,545,139        2,442,618         897,479           1,399,378          38,386    Bio-Imaging Technologies
  19        1,315,047        2,579,380       1,264,333           1,208,647         106,400
  20        1,128,379        1,443,351         314,972           1,070,173           8,343    Olsen Tire Total Car Care
-----------------------------------------------------------------------------------------------------------------------------
  21        1,323,985        1,618,841         294,856           1,265,740          18,044    Bassett Furniture
  22        1,113,255        1,466,147         352,892           1,049,451          14,210    Vons Grocery Co.
  23        1,885,461        2,534,999         649,538           1,744,091          18,953    Sam Moon Trading
  24        1,330,093        1,694,981         364,888           1,206,694          30,324    Wachovia Bank
  25        1,010,139        1,438,038         427,899             985,421          11,381    A&P
-----------------------------------------------------------------------------------------------------------------------------
  26          929,014        1,581,701         652,687             870,839          58,175
 26-a          74,052          126,078          52,026              69,415           4,637
 26-b          72,705          123,785          51,080              68,153           4,553
 26-c          68,666          116,908          48,242              64,366           4,300
 26-d          67,320          114,616          47,296              63,104           4,216
-----------------------------------------------------------------------------------------------------------------------------
 26-e          59,241          100,862          41,621              55,532           3,710
 26-f          58,568           99,716          41,148              54,901           3,668
 26-g          51,836           88,254          36,418              48,590           3,246
 26-h          47,797           81,377          33,580              44,804           2,993
 26-i          44,431           75,647          31,215              41,649           2,782
-----------------------------------------------------------------------------------------------------------------------------
 26-j          43,758           74,500          30,742              41,018           2,740
 26-k          39,719           67,623          27,905              37,231           2,487
 26-l          38,372           65,331          26,959              35,969           2,403
 26-m          37,026           63,039          26,013              34,707           2,319
 26-n          33,660           57,308          23,648              31,552           2,108
-----------------------------------------------------------------------------------------------------------------------------
 26-o          30,967           52,723          21,756              29,028           1,939
 26-p          30,294           51,577          21,283              28,397           1,897
 26-q          26,928           45,846          18,918              25,242           1,686
 26-r          26,928           45,846          18,918              25,242           1,686
 26-s          26,255           44,700          18,445              24,611           1,644
-----------------------------------------------------------------------------------------------------------------------------
 26-t          26,255           44,700          18,445              24,611           1,644
 26-u          24,235           41,262          17,027              22,718           1,518
  27        1,083,366        1,364,269         280,903           1,037,895           9,277    Bed Bath & Beyond
  28        1,041,944        1,532,013         490,069             975,346           9,343    Ebby Halliday Realtors
  29        1,427,805        4,957,965       3,530,160           1,204,697         223,108
-----------------------------------------------------------------------------------------------------------------------------
  30        1,025,689        1,798,646         772,957             984,889          40,800
  31        1,022,852        1,919,009         896,156             966,852          56,000
  32        1,270,556        1,879,992         609,437           1,253,455          17,101
  33        2,828,025        3,964,417       1,136,391           2,696,567          31,803    Linens 'N Things
  34        1,562,330        2,176,601         614,271           1,486,205          11,511    Remax Town Center
-----------------------------------------------------------------------------------------------------------------------------
  35          871,357        1,165,618         294,261             813,088          19,880    Smittybilt Automotive Group
  36          837,971        1,362,510         524,539             817,421          20,550
  37          891,040        1,391,147         500,107             809,942          35,602    Peebles
  38          943,678        1,450,470         506,792             871,874           8,872    Comp USA
  39        1,017,856        1,299,456         281,600             957,789           9,141    Jasminie Hospitality Corp.
-----------------------------------------------------------------------------------------------------------------------------
  40        1,069,538        1,401,626         332,088             989,998          21,723    Best Buy
  41        1,200,148        1,926,110         725,962           1,103,972          28,677    Visalia Medical Clinic
  42          821,670        1,180,266         358,596             769,622          36,750    Office Depot
  43          795,648        1,020,838         225,190             718,202          23,452    Tipp City Food Town
  44          650,058          775,410         125,352             622,640           9,870    Harris Teeter
-----------------------------------------------------------------------------------------------------------------------------
  45          977,219        1,646,979         669,760             962,277          14,942
  46          551,353          885,776         334,423             538,853          12,500
  47          758,755          987,478         228,723             724,731           6,348    TJ Maxx
  48          653,817          887,731         233,914             590,058          16,928    Fabco
  49          838,013        1,877,648       1,039,635             749,613          88,400
-----------------------------------------------------------------------------------------------------------------------------
  50          615,562          943,028         327,466             593,546          19,778    Tegge Furnishings
  51          618,162        1,098,521         480,359             570,706           9,538    Smithgroup/JJR
  52          655,465          841,578         186,112             609,601           8,078    Harbor Freight
  53          567,673          892,010         324,335             531,787           5,641    New Frontiers Foods
  54          491,693          710,806         219,112             480,997          10,697
-----------------------------------------------------------------------------------------------------------------------------
  55          504,319          718,560         214,241             470,478           7,703    Grocery Outlet Inc.
  56          604,934          915,772         310,838             572,829          10,825    P.S.G Restaurant
  57          702,674        1,550,874         858,200             591,649          20,506    De Valley Comm Reinv
  58          568,628          721,984         153,356             543,919           4,906    Wild Wing Cafe
  59          548,008          794,375         246,367             508,263           6,374    3131 Properties
-----------------------------------------------------------------------------------------------------------------------------
  60          551,882        1,061,532         509,650             509,626          42,256
  61          695,303        1,026,861         319,110             619,603          12,448    Marc D Golden, D.O., P.A.
  62          632,510          829,247         196,737             580,923          18,413    MC Sports
  63          616,032          616,032                             616,032                    Circle K Stores, Inc.
 63-a          84,704           84,704                              84,704                    Circle K Stores, Inc.
-----------------------------------------------------------------------------------------------------------------------------
 63-b          69,304           69,304                              69,304                    Circle K Stores, Inc.
 63-c          68,448           68,448                              68,448                    Circle K Stores, Inc.
 63-d          63,314           63,314                              63,314                    Circle K Stores, Inc.
 63-e          59,892           59,892                              59,892                    Circle K Stores, Inc.
 63-f          59,892           59,892                              59,892                    Circle K Stores, Inc.
-----------------------------------------------------------------------------------------------------------------------------
 63-g          58,181           58,181                              58,181                    Circle K Stores, Inc.
 63-h          53,047           53,047                              53,047                    Circle K Stores, Inc.
 63-i          53,903           53,903                              53,903                    Circle K Stores, Inc.
 63-j          45,347           45,347                              45,347                    Circle K Stores, Inc.
  64          562,451          794,441         231,990             482,930          21,291    Bi-Lo
-----------------------------------------------------------------------------------------------------------------------------
  65          671,874        2,239,906       1,568,032             571,078         100,796
  66          633,197        1,152,770         519,572             545,122          38,076    Sutton Place Ltd
  67          479,914          967,971         488,057             449,914          30,000
  68          495,390          632,558         137,168             468,679           5,373    Westates
  69          447,158          460,987          13,830             439,372           2,493    Cost Plus
-----------------------------------------------------------------------------------------------------------------------------
  70          917,452        1,274,428         356,976             809,550          27,822    Vitesse Semiconductor Corp.
  71          511,453          808,343         296,890             461,940          15,326    Bally's (Albertson's)
  72          544,749          689,386         144,637             520,228           5,858    Circuit City
  73          635,957          874,558         238,601             564,682          17,453    Big Lots
  74          369,538          726,930         357,392             361,888           7,650
-----------------------------------------------------------------------------------------------------------------------------
  75          426,206          548,409         122,203             391,726          20,000    Paragon Industries
  76          357,474          442,000          84,526             357,474                    Walgreens
  77          350,883          541,585         190,701             340,933           9,950
  78          454,936          575,007         120,071             428,468          15,400    Bedrosian Tile & Marble
  79          515,830          806,400         290,570             496,030          19,799
-----------------------------------------------------------------------------------------------------------------------------
  80          458,853          627,671         168,817             402,982          20,794    Vision Engineering
  81          470,465          892,735         422,270             378,868          11,534    Javitch Black & Rathbone
  82          288,045          464,980         176,935             275,448          12,597
  83          317,722          443,173         125,452             302,025           2,603    Community First Bank
  84          339,481          579,760         240,279             290,008          12,850    Sun Gro of Canada
-----------------------------------------------------------------------------------------------------------------------------
  85          377,456          526,906         149,450             352,041           4,020    US Bank
  86          307,090          448,176         141,086             282,749          15,194    Autocraft Industries, Inc.
  87          344,740          461,944         117,204             312,130           9,988    Delhaize America, Inc. dba Food Lion
  88          359,981          584,652         224,671             343,924          16,057
  89          350,314          624,894         274,580             343,664           6,650
-----------------------------------------------------------------------------------------------------------------------------
  90          279,235          426,774         147,539             271,597           7,638
  91          444,371        1,216,919         772,548             362,771          81,600
  92          458,160          780,642         322,482             443,372          14,788
  93          359,241          511,708         152,467             329,569           9,459    VP Mfg.
  94          331,731          459,875         128,144             295,996           6,838    Blue Cross Blue Shield
-----------------------------------------------------------------------------------------------------------------------------
  95          310,932          638,777         327,845             278,532          32,400
  96          315,462          450,443         134,961             302,853          12,609
  97          298,233          403,933         105,700             264,571           9,360    Jack's Car Market
  98          402,624          520,416         117,792             382,147           2,256    SIPZ
  99          259,060          271,773          12,713             254,484           4,575    Sav-On Drugs
-----------------------------------------------------------------------------------------------------------------------------
  100         297,866          548,824         250,958             250,081          10,921    Foit-Albert Associates PC
  101         323,061          518,370         195,308             296,434           7,441    Kidz Playhouse
  102         326,786          453,157         126,371             300,668           9,000    Zip Fitness
  103         318,259          388,143          69,884             314,182           4,077    Walgreens
  104         306,162          603,762         297,600             283,662          22,500
-----------------------------------------------------------------------------------------------------------------------------
  105         274,845          409,489         134,644             240,379           8,834    Albertson's, Inc.
  106         247,555          320,696          73,141             232,112           3,884    BAX Global, Inc
  107         217,398          282,055          64,657             205,371           3,014    Comfort One Shoes
  108         226,295          322,758          96,463             216,795           9,500
  109         251,909          259,700           7,791             248,399           3,510    Walgreens
-----------------------------------------------------------------------------------------------------------------------------
  110         298,014          323,525          25,511             289,900           8,114    Walgreen Co.
  111         199,183          231,807          32,624             187,444           1,493    FedEx Kinko's
  112         264,489          386,562         122,074             246,215           3,932    Northern Tool
  113         170,465          213,793          43,328             164,079           1,565    Lyon Studio, A California Corporation
  114         186,529          300,343         113,814             169,767           5,400    Citizens Telecom Services
-----------------------------------------------------------------------------------------------------------------------------
  115         206,971          330,965         123,994             196,232          10,739    Tire Center LLC
  116         193,515          199,500           5,985             173,896          10,757    Cummins Cumberland
  117         211,717          317,425         105,708             192,642           8,949    Suburban Mortgage Inc.
  118         175,704          397,552         221,847             157,650          18,055
  119         189,289          244,904          55,615             179,178           2,909    Mechanics Bank
-----------------------------------------------------------------------------------------------------------------------------
  120         176,686          230,598          53,912             159,194           6,183    Applied motion
  121         279,210          481,400         202,190             265,179          14,031
  122         206,197          261,386          55,189             187,085           2,701    Guarantee Real Estate
  123         121,902          128,607           6,704             112,916           1,907    Capital Pacific, LLC
  124         100,105          100,105                             100,105                    Circle K Stores, Inc.
-----------------------------------------------------------------------------------------------------------------------------

                     LEASE                                                             LEASE
  ID         SF   EXPIRATION   2ND LARGEST TENANT                           SF      EXPIRATION   3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

   1    356,696    4/30/2015   Rainbow Media Holdings Inc.                121,900    5/31/2017   EMC Corporation
   2    216,218   12/31/2018   3COM                                       200,996   11/30/2006   Wellington Management Company
   3    139,320    3/31/2022   Linens n Things                             32,500    1/31/2013   Sunshine Flooring
   4
   5     65,000    1/31/2023   Toys R Us                                   61,965   11/29/2010   Circuit City
------------------------------------------------------------------------------------------------------------------------------------
   6    119,260    8/31/2009   AmStar                                      48,303   12/30/2020   Martin's
   7     71,676    1/31/2024   Ross Stores                                 30,076    1/15/2015   Old Navy
   8     29,273    1/31/2008   24 Hour Fitness, Inc.                       26,929    4/30/2009   Office Depot
   9     58,084   12/31/2010   The Wicks Group of Companies                 9,163    5/31/2012   Rubin, Bailin, Ortoli, Mayer &
                                                                                                   Baker LLP
  10    348,411   10/31/2019
------------------------------------------------------------------------------------------------------------------------------------
  11     31,152   12/31/2012   A.J. Wright                                 24,842   10/31/2014   Savon/American Drug Stores, I
  12     42,658    1/31/2015   Marshalls                                   29,869    1/31/2010   Petsmart
  13     36,360    7/23/2010   Marshalls                                   27,468    1/31/2006   $.99 Cents Only Store
  14     45,614    1/31/2015   Linens & Things                             31,611    1/31/2015   Barnes & Noble
  15     69,673    7/31/2011   Saul Ewing                                  23,531    6/30/2014   Invidi Technologies Corporation
------------------------------------------------------------------------------------------------------------------------------------
  16     50,690    5/31/2021   Rite Aid                                    18,603    5/31/2019   Factory 2-U
  17
  18     54,371    6/30/2010   Molnlycke Health Care                       17,050   10/31/2006   Pickering, Corts & Summer Inc.son,
  19
  20      6,450   12/31/2020   Lady of America                              5,265    4/30/2008   Hollywood Video
------------------------------------------------------------------------------------------------------------------------------------
  21     24,000    8/31/2017   Planet Fitness                              20,000   11/30/2014   La-Z-Boy Furniture
  22     36,800   12/31/2008   Don Jose's Mexican Restaurant                7,254    5/26/2030   Blockbuster Inc.
  23     27,732   10/31/2019   Sam Moon Luggage                            10,599   10/31/2019   Sam Moon Home Decor
  24     88,196    5/31/2010   The Paige Company Containers,Inc.           28,148    3/31/2009
  25     56,523    2/28/2022   Applebees                                    8,550   11/30/2021   AG Edwards
------------------------------------------------------------------------------------------------------------------------------------
  26
 26-a
 26-b
 26-c
 26-d
------------------------------------------------------------------------------------------------------------------------------------
 26-e
 26-f
 26-g
 26-h
 26-i
------------------------------------------------------------------------------------------------------------------------------------
 26-j
 26-k
 26-l
 26-m
 26-n
------------------------------------------------------------------------------------------------------------------------------------
 26-o
 26-p
 26-q
 26-r
 26-s
------------------------------------------------------------------------------------------------------------------------------------
 26-t
 26-u
  27     28,000    1/31/2020   Cal. National Bank                           4,380    10/1/2014   Eggs N Things
  28     10,000    4/30/2015   Hexter Fair Title Co.                        8,050   10/31/2008   Luna de Noche
  29
------------------------------------------------------------------------------------------------------------------------------------
  30
  31
  32
  33     31,303    1/31/2014   Barnes & Nobles                             24,323    4/30/2012   Michael's
  34      7,424    2/28/2009   Citywide Bank                                4,345   12/31/2012   Lowry Liquors
------------------------------------------------------------------------------------------------------------------------------------
  35    113,500    3/31/2011   Marjack Company, Inc.                       48,600    4/30/2010   Hawk Hockey, Inc.
  36
  37     50,000    1/31/2009   Value Home Center                           24,000    8/31/2007   Staples
  38     26,348    5/31/2012   John Harvard's Brew House                    8,356   12/31/2013   Applebee's International
  39     13,900   11/30/2008   Washington Mutual Bank                       5,700    9/30/2009   Goodyear Tire Co.
------------------------------------------------------------------------------------------------------------------------------------
  40     45,416    1/31/2010   Ross                                        28,611    1/31/2011   PETsMART
  41     95,590   12/31/2019
  42    245,000   11/30/2009
  43     26,182    7/31/2008   CVS Pharmacy                                10,125    1/31/2023   Family Dollar
  44     39,479    4/30/2029
------------------------------------------------------------------------------------------------------------------------------------
  45
  46
  47     25,600   10/31/2007   El Pollo Loco                                2,500    8/29/2008   Radio Shack
  48     56,800    9/30/2013   IDE Acquisition Corporation                 28,135   12/15/2005   Western Tool & Supply
  49
------------------------------------------------------------------------------------------------------------------------------------
  50     27,864   10/31/2005   Goodwill Industries                         21,519   12/31/2007   Save-A-lot
  51     29,142   12/31/2011   Bodman, Longley & Dahling                    9,010    8/31/2006
  52     13,496    7/31/2010   Rodda Paint Co                               5,876   11/30/2009   Deco Hearth, Inc.
  53     11,781   11/30/2008   Monsoon Restaurant                           4,400    8/30/2013   New York Bagel
  54
------------------------------------------------------------------------------------------------------------------------------------
  55     15,300   11/10/2015   Mountain Mike's Pizza                        2,500   12/31/2011   Street Beat (LAL Electronics)
  56      5,500    3/20/2009   Piermont Bike                                4,700    9/30/2013   Slattery's Landing Restaurant
  57     15,535    5/31/2011   Vision for Equality                         13,680    3/31/2010   Reinvestment Fund
  58      7,760   11/15/2013   Springboard Telecom                          3,485    1/5/2014    Moe's Southwest Grill
  59      4,520    9/30/2009   Skeeters                                     4,401    7/14/2014   Weaver, Davis & Jacob
------------------------------------------------------------------------------------------------------------------------------------
  60
  61      5,378    7/31/2011   Boca Raton Gastroenterology                  4,547    10/7/2008   SMP Properties, Inc.
  62     15,675   11/30/2014   Shepherd's Voice                             8,968    2/28/2013   Ciatti's Restaurant
  63     30,429    3/18/2019
 63-a     3,453    3/18/2019
------------------------------------------------------------------------------------------------------------------------------------
 63-b     2,625    3/18/2019
 63-c     2,974    3/18/2019
 63-d     4,355    3/18/2019
 63-e     2,708    3/18/2019
 63-f     2,840    3/18/2019
------------------------------------------------------------------------------------------------------------------------------------
 63-g     2,712    3/18/2019
 63-h     2,680    3/18/2019
 63-i     2,700    3/18/2019
 63-j     3,382    3/18/2019
  64     40,757    1/31/2011   Dollar General                               7,200    9/30/2006   New York High Style
------------------------------------------------------------------------------------------------------------------------------------
  65
  66      7,526    6/30/2005   Minerva Office Management, Inc.              4,447    3/31/2006   Tetra Tech EM, Inc.
  67
  68     27,220    6/18/2021   Bajio                                        2,600    8/31/2010   Panda Express
  69     16,619    1/31/2016
------------------------------------------------------------------------------------------------------------------------------------
  70    110,850    1/31/2009
  71     35,000    2/28/2008   United Video                                 2,300       MTM      Century 21 Coastling, Inc.
  72     34,116    1/31/2020
  73     31,617    1/31/2012   Tractor Supply Co.                          23,077    1/31/2010   Dollar Tree
  74
------------------------------------------------------------------------------------------------------------------------------------
  75     80,000    1/14/2020   NW Tactical, Inc.                           20,000    7/31/2009
  76     13,650    8/31/2078
  77
  78     77,000   11/14/2019
  79
------------------------------------------------------------------------------------------------------------------------------------
  80      9,352    7/31/2008   High Country Feed                            7,494    6/30/2009   LA County Sheriff
  81     11,839    4/30/2007   I.O.F.                                       5,370   12/31/2006   Parametic Technology
  82
  83      4,388    9/30/2014   Metro Dental                                 3,080    9/30/2014   Catch A Tan
  84     11,532    1/31/2008   Corporate Telecom                            7,690    3/31/2008   MacPherson Property Management
------------------------------------------------------------------------------------------------------------------------------------
  85      4,935    2/4/2005    Simkin Pohl and Miller                       3,046   12/31/2006   United Ca Brokers
  86    100,000   12/31/2019
  87     32,320    7/16/2017   CitiTrends, Inc dba Cititrends Fashions      8,450    9/30/2006   Dolgencorp Inc. dba Dollar General
                                                                                                   #2250
  88
  89
------------------------------------------------------------------------------------------------------------------------------------
  90
  91
  92
  93     12,084    2/28/2008   AMT Systems                                  7,562    5/31/2005   Service Masters
  94      8,480   11/30/2007   Met Life                                     7,390    1/31/2007   Spira
------------------------------------------------------------------------------------------------------------------------------------
  95
  96
  97      5,000    2/1/2005    Akbar Auto Service                           5,000    2/1/2006    Ben's Auto
  98      2,461    6/30/2014   7-Eleven                                     2,232    6/30/2014   Let's Play
  99     15,251    8/3/2020
------------------------------------------------------------------------------------------------------------------------------------
  100     5,580    6/30/2007   Retired Public Employees Association, Inc.   5,030   11/30/2006   R.F. Peck Co, Inc.
  101     7,700    8/1/2013    Iron Works Gym                               7,393    3/31/2009   All Brides
  102     9,010    2/28/2008   Azteca                                       3,889    4/1/2013    Pacific Kitchen
  103    14,560    7/31/2029
  104
------------------------------------------------------------------------------------------------------------------------------------
  105    45,103    3/31/2010   Grease Monkey International, Inc.            3,489    9/30/2015   Spanky's Grill
  106    18,030    3/15/2014   Menlo Worldwide Forwarding                  15,481    3/14/2009
  107     2,549    6/1/2009    Political C.F.O.'s, Inc.                       905   11/30/2006   Heath S. Bourne
  108
  109    13,500    5/31/2014
------------------------------------------------------------------------------------------------------------------------------------
  110    14,490   12/31/2076
  111     6,688    3/10/2012   Starbucks Corp.                              1,672    1/5/2007    Cold Stone Creamery
  112    26,211    7/31/2014
  113     6,260    1/14/2020
  114     9,000   12/31/2009   Peterson Machine & Manufacturing             6,000    9/30/2009   J. Campbell Construction, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  115     6,958    5/12/2006   Mountain Alarm                               3,500    8/1/2007    Southland Trading/Royal Impressions
  116    34,700   11/30/2014
  117     3,967   11/30/2005   Shinko Electric America, Inc.                3,348   11/30/2007   CTX Mortgage Company
  118
  119     6,465   10/31/2014
------------------------------------------------------------------------------------------------------------------------------------
  120     7,309   12/31/2011   Golden Sheaf                                 6,708    5/14/2008   True Focus
  121
  122     6,552    8/31/2011   Financial Title Co.                          4,385    3/31/2010   Brokers Assoc.
  123     3,694   12/31/2020   Northwest Realty Group                       2,664   12/31/2020
  124     2,880    3/18/2020
------------------------------------------------------------------------------------------------------------------------------------

                                                                        UPFRONT                ONGOING
                     LEASE        PERCENT          LEASED    ACTUAL REPLACEMENT     ACTUAL REPLACEMENT       UPFRONT      MONTHLY
  ID          SF   EXPIRATION      LEASED      AS-OF DATE           RESERVES ($)           RESERVES ($)     TI/LC ($)    TI/LC ($)
----------------------------------------------------------------------------------------------------------------------------------

   1      65,806   12/31/2008       96.7%       11/1/2004
   2      65,698   12/31/2013       98.0%       2/18/2005                 8,848                  8,848        37,500       37,500
   3      12,425   8/31/2012        97.9%        2/1/2005                                        3,467                     28,581
   4                                92.5%       1/31/2005                13,354                 13,354
   5      27,232   8/31/2007        97.8%       1/28/2005                 3,839                  3,839        10,417       10,417
----------------------------------------------------------------------------------------------------------------------------------
   6      16,580   8/31/2005        92.0%      12/23/2004                                        6,095
   7      25,287   4/30/2007        82.6%        9/1/2004                 2,145                  2,145         8,333        8,333
   8      17,566   2/28/2014        84.1%       1/28/2005                 2,370                  2,370         6,250        6,250
   9       8,395   6/30/2007        87.5%       12/1/2004
  10                               100.0%        9/2/2004                                        6,170
----------------------------------------------------------------------------------------------------------------------------------
  11      22,500   1/31/2010        96.0%        2/1/2005                 2,835                  2,835         8,333        8,333
  12      26,171   1/31/2015        98.2%       9/30/2004                                        1,980                      1,700
  13      25,000   1/31/2006        92.9%       1/31/2005                                        2,650       275,000
  14      25,012   4/30/2014       100.0%      11/16/2004
  15       5,742   6/30/2007        99.2%      11/29/2004                 1,662                  1,662         6,417        6,417
----------------------------------------------------------------------------------------------------------------------------------
  16      13,300   1/31/2011        99.0%      12/31/2004                   705                    705         1,875        1,875
  17                                73.1%      11/30/2004                                       21,900
  18      14,436   5/31/2010        87.1%      11/15/2004                                        3,199                      8,333
  19                                93.4%       1/11/2005                                        6,334
  20       5,000   8/29/2010        96.1%      10/31/2004            25,020 LOC                           85,000 LOC
----------------------------------------------------------------------------------------------------------------------------------
  21      19,060   11/30/2023       88.0%       12/1/2004                 1,504                  1,504         3,583        3,583
  22       7,000   11/30/2007       99.0%      11/10/2004                                        1,184       333,000
  23       7,593   10/31/2019       97.9%      11/18/2004
  24                                95.9%      10/13/2004
  25       7,350   9/30/2010       100.0%      12/17/2004                   948                    948
----------------------------------------------------------------------------------------------------------------------------------
  26                                97.8%       11/1/2004                                        4,475
 26-a                              100.0%       11/1/2004
 26-b                               94.1%       11/1/2004
 26-c                              100.0%       11/1/2004
 26-d                              100.0%       11/1/2004
----------------------------------------------------------------------------------------------------------------------------------
 26-e                               90.0%       11/1/2004
 26-f                              100.0%       11/1/2004
 26-g                              100.0%       11/1/2004
 26-h                              100.0%       11/1/2004
 26-i                              100.0%       11/1/2004
----------------------------------------------------------------------------------------------------------------------------------
 26-j                              100.0%       11/1/2004
 26-k                              100.0%       12/1/2004
 26-l                              100.0%       11/1/2004
 26-m                               88.9%       11/1/2004
 26-n                               87.5%       11/1/2004
----------------------------------------------------------------------------------------------------------------------------------
 26-o                              100.0%       11/1/2004
 26-p                              100.0%       11/1/2004
 26-q                              100.0%       11/1/2004
 26-r                              100.0%       11/1/2004
 26-s                              100.0%       11/1/2004
----------------------------------------------------------------------------------------------------------------------------------
 26-t                              100.0%       11/1/2004
 26-u                              100.0%       11/1/2004
  27       4,145   2/28/2005       100.0%       12/1/2004                                          773                      3,016
  28       5,001   12/31/2011       94.4%      11/10/2004                                          780                      4,584
  29                                75.8%       4/30/2004                                        8,059
----------------------------------------------------------------------------------------------------------------------------------
  30                                90.2%       1/20/2005                                        3,400
  31                                95.0%       11/2/2004                60,000                  4,167
  32                                75.7%       12/6/2004                 1,425                  1,425
  33      24,069   3/31/2012        97.2%      12/31/2004
  34       4,000   12/31/2012      100.0%      12/31/2004                                                    301,083
----------------------------------------------------------------------------------------------------------------------------------
  35      36,700   10/31/2009      100.0%      10/13/2004                                        1,657                      2,040
  36                                92.9%        1/7/2005                                        1,199
  37      22,411   2/28/2016        95.2%       12/1/2004                                        2,967                      9,500
  38       5,899   1/31/2007        99.4%       12/3/2004                                          739                      4,000
  39       5,600   6/30/2008        96.2%       10/4/2004                   762                    762         3,000        3,000
----------------------------------------------------------------------------------------------------------------------------------
  40      25,489   1/31/2011       100.0%      12/31/2004                                        1,810
  41                               100.0%      12/17/2004
  42                               100.0%       1/24/2005                                        3,063                        833
  43       9,663   12/31/2008       84.1%      11/23/2004                                        1,466                      4,750
  44                               100.0%       10/1/2004
----------------------------------------------------------------------------------------------------------------------------------
  45                                65.4%      11/17/2004                                        1,245
  46                                94.0%      10/27/2004                                        1,042
  47       1,804   3/31/2005       100.0%       10/1/2004                                          529
  48      28,135   10/15/2010      100.0%       11/9/2004                                        1,410                     10,000
  49                                86.5%      12/22/2004                                        7,367
----------------------------------------------------------------------------------------------------------------------------------
  50      14,786   1/31/2013        83.0%       11/1/2004               230,000                  1,648       410,000       21,500
  51                               100.0%      12/17/2004                                          795         3,364        3,364
  52       4,536   5/31/2014        91.1%      12/17/2004
  53       2,122   10/31/2014      100.0%      12/21/2004            25,000 LOC                           90,000 LOC
  54                                95.8%        1/3/2005
----------------------------------------------------------------------------------------------------------------------------------
  55       2,440   3/31/2012        93.7%       12/1/2004                                          642                      2,500
  56       3,500   3/31/2023       100.0%       1/31/2005                 1,008                  1,008         2,250        2,250
  57      13,145   7/31/2014       100.0%       8/31/2004               300,000
  58       2,650   11/12/2013       83.4%      12/14/2004                                          409                      2,045
  59       4,053   9/30/2009        69.2%       11/4/2004                                          531        45,000        2,780
----------------------------------------------------------------------------------------------------------------------------------
  60                                92.1%      12/31/2004                 3,523                  3,523
  61       4,459   6/30/2014        96.9%       1/19/2005                                        1,053                      6,633
  62       7,081   10/31/2006      100.0%      11/16/2004
  63                               100.0%       10/1/2004
 63-a                              100.0%       10/1/2004
----------------------------------------------------------------------------------------------------------------------------------
 63-b                              100.0%       10/1/2004
 63-c                              100.0%       10/1/2004
 63-d                              100.0%       10/1/2004
 63-e                              100.0%       10/1/2004
 63-f                              100.0%       10/1/2004
----------------------------------------------------------------------------------------------------------------------------------
 63-g                              100.0%       10/1/2004
 63-h                              100.0%       10/1/2004
 63-i                              100.0%       10/1/2004
 63-j                              100.0%       10/1/2004
  64       7,000   1/31/2009        96.5%      11/30/2004                                        1,775                      3,000
----------------------------------------------------------------------------------------------------------------------------------
  65                                79.4%       4/30/2004                                        3,881
  66       3,756   9/30/2005        90.9%      12/29/2004                                                    150,000
  67                                95.0%       10/8/2004                 2,500                  2,500
  68       2,175    3/6/2013       100.0%       11/3/2004                                          450
  69                               100.0%        3/1/2005                   208                    208           417          417
----------------------------------------------------------------------------------------------------------------------------------
  70                               100.0%      12/16/2004
  71       2,100      MTM           92.9%       1/24/2005                                        1,265       100,000
  72                                86.8%       2/15/2005                                          488        72,800
  73      12,000   4/30/2011        86.6%       12/1/2004                50,000
  74                                98.0%        1/5/2005                                          446
----------------------------------------------------------------------------------------------------------------------------------
  75                               100.0%       1/12/2005
  76                               100.0%       10/1/2004
  77                                85.4%        1/1/2005                                          581
  78                               100.0%      12/28/2004
  79                                94.0%        1/5/2005
----------------------------------------------------------------------------------------------------------------------------------
  80       5,900   6/30/2006        92.9%       10/1/2004
  81       5,140   12/31/2006       83.0%      12/21/2004
  82                                86.3%      11/12/2004                                          417
  83       2,782   9/30/2014       100.0%      11/29/2004                                          218
  84       3,910   3/28/2006        92.5%      10/31/2004                                          630                      4,500
----------------------------------------------------------------------------------------------------------------------------------
  85       2,954   6/14/2006       100.0%      10/29/2004
  86                               100.0%      11/20/2004
  87       7,244   1/31/2008        94.6%      11/12/2004                                          832        36,000        1,500
  88                                76.6%      12/31/2004                                          749
  89                               100.0%      11/13/2004                                          554
----------------------------------------------------------------------------------------------------------------------------------
  90                                86.6%       11/9/2004                                          637
  91                                93.4%       11/3/2004                                        6,233
  92                               100.0%      12/10/2004
  93       3,780   2/28/2006       100.0%        9/1/2004
  94       4,146   9/30/2009        80.6%      12/13/2004                                          570                      2,408
----------------------------------------------------------------------------------------------------------------------------------
  95                                94.4%      12/31/2004                                        2,700
  96                                91.8%      12/31/2004
  97       5,000    7/1/2005       100.0%       1/11/2005
  98       1,670   7/31/2009       100.0%      11/16/2004
  99                               100.0%      12/17/2004
----------------------------------------------------------------------------------------------------------------------------------
  100      3,938   10/31/2007       86.8%        1/4/2005                                          910                      3,123
  101      3,000   12/31/2008      100.0%      10/29/2004
  102      2,520   5/31/2009       100.0%        1/1/2005
  103                              100.0%       12/7/2004
  104                               97.8%      11/30/2004
----------------------------------------------------------------------------------------------------------------------------------
  105      2,361   5/31/2014       100.0%       1/13/2005
  106                               86.3%       7/26/2004                                          324       120,000          963
  107        854   1/31/2008       100.0%       1/31/2005                                          251       150,000
  108                               94.7%       12/1/2004                                          792
  109                              100.0%        1/3/2005
----------------------------------------------------------------------------------------------------------------------------------
  110                              100.0%      10/12/2004
  111      1,596   5/31/2009       100.0%      11/30/2004
  112                              100.0%       9/20/2004                                                    150,713
  113                              100.0%       1/15/2005
  114      6,000   7/14/2009       100.0%       12/5/2004                16,200
----------------------------------------------------------------------------------------------------------------------------------
  115      1,615      MTM           99.0%        9/3/2004                                          754
  116                              100.0%      10/25/2004
  117      3,102   8/31/2007       100.0%       12/7/2004                                                     93,000
  118                              100.0%      11/30/2004                                        1,505
  119                              100.0%      12/21/2004
----------------------------------------------------------------------------------------------------------------------------------
  120      2,255   3/31/2009       100.0%       1/17/2005                                                                     895
  121                               86.3%      10/25/2004
  122      2,567   1/31/2010       100.0%       12/9/2004                                                    264,555
  123                              100.0%       12/9/2004
  124                              100.0%        8/1/2004
----------------------------------------------------------------------------------------------------------------------------------

            MONTHLY TAX     MONTHLY INSURANCE  ENVIRONMENTAL   ENGINEERING
  ID         ESCROW ($)            ESCROW ($)   REPORT DATE    REPORT DATE   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

   1                                            10/28/2004      11/1/2004    Vornado Realty L.P.
   2            48,637                           10/5/2004      10/5/2004    Berwind Property Group, Ltd.
   3            21,215                 5,537     11/8/2004      11/5/2004    Triple Five National Development Corporation
   4            52,839                           12/8/2004      11/24/2004   Jeffrey Cohen
   5            32,719                          11/18/2004      11/15/2004   Rubin Pachulski Properties
------------------------------------------------------------------------------------------------------------------------------------
   6            18,934                11,922     12/6/2004      12/3/2004    Samuel P. Grimmer, Susan L. Grimmer, Rose J. Grimmer,
                                                                               Estate of James B. Grimmer
   7            60,610                           9/23/2004      9/22/2004    Rubin Pachulski Properties
   8            56,544                 7,490    12/16/2004      12/17/2004   Anwar Barbouti and Haidar Barbouti
   9                                            11/30/2004      11/1/2004    Ahmed Baker, Ben Saleh Trust, Joumana Trust II
  10            84,500                24,750     11/5/2004      8/24/2004    Ronald Spielman, Richard Gillman
------------------------------------------------------------------------------------------------------------------------------------
  11            28,542                 6,241    10/11/2004       2/4/2005    Gary Simons and Sean Baker
  12            35,058                 2,073    10/29/2004      8/27/2004    E. Thomas Collins, Jr., John E. Shaffer,
                                                                               Richard E. Hulina
  13                                             1/18/2005      1/18/2005    Donald E. Russell
  14            38,000                           12/3/2004      12/2/2004    Kimco Realty Corporation
  15            31,667                           12/3/2004      12/3/2004    Berwind Property Group, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
  16            10,496                 3,302     8/27/2004      8/11/2004    Westwood Financial Corp., Steven Fogel and
                                                                               Howard Banchik
  17            23,573                10,114    10/13/2004      10/14/2004   Bernstein Millbank Limited Partnership
  18            16,421                 2,202    12/22/2004      12/23/2004   Mark S. Green, Lee S. Goldmeier, Daniel J. Cohen
  19            16,250                 9,442    12/27/2004      12/27/2004   Gary S. Richman
  20                                             12/2/2004      11/22/2004   James A. Dorsy, Augustin Herran
------------------------------------------------------------------------------------------------------------------------------------
  21            14,170                           1/21/2005      12/29/2004   Patrick Magee and Mitchell Klein
  22             8,738                 1,559    12/10/2004      12/7/2004    Stephan Sperling, Rosette Cadry
  23                                            11/12/2004      11/12/2004   Samuel S. Moon
  24            15,029                          11/18/2004      11/1/2004    Lawrence Russo, Jr.
  25            17,925                 2,763     8/5/2004       11/22/2004   Wharton Realty Group, Inc., Daniel Massry and
                                                                               Solomon Dwek
------------------------------------------------------------------------------------------------------------------------------------
  26            13,106                 5,179     1/5/2005       12/10/2004   Nickolas W. Jekogian III
 26-a                               1/5/2005    12/10/2004
 26-b                               1/5/2005    12/10/2004
 26-c                               1/5/2005    12/10/2004
 26-d                               1/5/2005    12/10/2004
------------------------------------------------------------------------------------------------------------------------------------
 26-e                               1/5/2005    12/10/2004
 26-f                               1/5/2005    12/10/2004
 26-g                               1/5/2005    12/10/2004
 26-h                               1/5/2005    12/10/2004
 26-i                               1/5/2005    12/10/2004
------------------------------------------------------------------------------------------------------------------------------------
 26-j                               1/5/2005    12/10/2004
 26-k                               1/5/2005    12/10/2004
 26-l                               1/5/2005    12/10/2004
 26-m                               1/5/2005    12/10/2004
 26-n                               1/5/2005    12/10/2004
------------------------------------------------------------------------------------------------------------------------------------
 26-o                               1/5/2005    12/10/2004
 26-p                               1/5/2005    12/10/2004
 26-q                               1/5/2005    12/10/2004
 26-r                               1/5/2005    12/10/2004
 26-s                               1/5/2005    12/10/2004
------------------------------------------------------------------------------------------------------------------------------------
 26-t                               1/5/2005    12/10/2004
 26-u                               1/5/2005    12/10/2004
  27             8,750                          10/11/2004      10/11/2004   Dave Dollinger
  28            16,450                 1,313    10/27/2004      10/27/2004   Seymour Nevada, Inc.
  29            21,113                           5/25/2004      5/26/2004    Kinseth Hospitality Company, Kinseth Hotel Corporation,
                                                                               Les Kinseth, Bruce Kinseth, Linda Skinner,
                                                                               Gary Kinseth
------------------------------------------------------------------------------------------------------------------------------------
  30             2,116                 3,204     8/20/2004      11/3/2004    Russell Wilkinson, Wilkinson Corporation,
                                                                               Wilkinson 1031, LLC, Gary A. Fourer,
                                                                               Margaret C. Lange, Eric Hildebrand, Patrick Connolly,
                                                                               Ellen Connolly, Lynn R.L. Rivto, Marilyn S. Miller,
                                                                               Ronald E. Kautz, Judith F. Kautz, Sabrina L. Guthrie,
                                                                               Alan Loss, Marcia Loss, Jerome Frantz,
                                                                               Lynn G. Frantz, Janice Finke, Ernest M. Fine
  31            16,000                 4,800    10/15/2004      10/18/2004   Richard Belfonti
  32             5,800                10,753     9/30/2004      9/30/2004    Joel Tranum and Paul Hoffman
  33                                             5/5/2003        5/5/2003    Weingarten Realty Investors and Stewart A Miller
  34                                             5/5/2003        5/5/2003    Weingarten Realty Investors and Stewart A Miller
------------------------------------------------------------------------------------------------------------------------------------
  35             8,799                 8,110    10/15/2004      10/25/2004   Susan Rhodes Matijasevic, Gene Rhodes,
                                                                               Frank A. Rhodes Jr., June Causey
  36             1,800                 1,994     12/7/2004      12/7/2004    Continental Communities, LLC
  37            19,204                 5,798        NAP         11/22/2004   Frank Ferrari
  38                                            11/24/2004      11/15/2004   R. Damian Soffer
  39             6,446                 1,927    10/18/2004      10/18/2004   Jack Breslin and Jeff Susa
------------------------------------------------------------------------------------------------------------------------------------
  40            30,400                 7,944     8/16/2004      8/18/2004    Thomas J. Roche, Katherine A. Roche, Katherine A. Roche
                                                                               Marital Trust
  41                                            10/25/2004      10/27/2004   Visalia Medical Clinic, Inc.
  42            12,000                 4,997     1/3/2005        2/2/2005    Robert M. Bohlen
  43             4,500                 1,510     9/14/2004      9/13/2004    Ronald T. Reynolds, Johnny L. Eggleston
  44                                             10/7/2004      10/11/2004   Marcus R. Durlach, III
------------------------------------------------------------------------------------------------------------------------------------
  45             1,604                 1,722    12/13/2004      12/13/2004   Charles C. Wilkes
  46             7,716                          11/29/2004      11/30/2004   John Paul Kent
  47                                            11/22/2004      11/18/2004   Lawrence Field
  48            10,386                 2,304    11/12/2004      11/12/2004   Norman S. Bailey
  49            16,348                 4,521     9/13/2004      9/14/2004    Robin Reed
------------------------------------------------------------------------------------------------------------------------------------
  50             7,821                 4,709    11/24/2004      11/11/2004   George Ackerman, Michael Oesteich, Richard Lubkin
  51            17,723                   909     11/2/2004      11/1/2004    Michael Spears, Kathleen Ridley, Warushan Kchikian,
                                                                               Gerald Spears, Michael A. Spears Revocable
                                                                               Living Trust, Kathleen Ridley Revocable Trust
                                                                               Agreement, Warushan Kchikian Trust Agreement
  52                                            10/27/2004      10/29/2004   Jeffry J. Powell
  53             6,792                 1,338     11/3/2004      11/8/2004    John D. Miller, Edwin L. Buckmaster,
                                                                               Yoshiko Buckmaster, Edward F. Lambert
  54             6,750                 1,360     12/6/2004      12/8/2004    Kim A. Culp, Sheldon Z. Wert
------------------------------------------------------------------------------------------------------------------------------------
  55             2,951                 3,747    10/29/2004      10/28/2004   Robert J. Sasaki
  56            16,273                 3,063     8/5/2004       9/16/2004    Philip Griffin
  57             9,908                 2,330    10/26/2004      10/27/2004   Michael Corenzwit, Kenneth Balin
  58             3,133                   700     12/7/2004      12/7/2004    Charles T. Hodges, Eugene L. Bodycott
  59             1,605                 2,026     12/9/2004      12/10/2004   Scott W. Weaver, Nat H. Davis, Gerald Peter Jacob
------------------------------------------------------------------------------------------------------------------------------------
  60             5,197                 3,342     1/24/2005      1/24/2005    David Roberts
  61             8,350                 3,299     3/29/2004      3/31/2004    Michael E. Schultz
  62                                             12/9/2004      12/9/2004    Dwight Johnson, Bruce Lundgren, Bruce Peterson
  63                                             3/1/2003          NAP       Newcastle Investment Corp, Drawbridge Special
                                                                               Opportunities Fund LP
 63-a                                3/1/2003       NAP
------------------------------------------------------------------------------------------------------------------------------------
 63-b                                3/1/2003       NAP
 63-c                                3/1/2003       NAP
 63-d                                3/1/2003       NAP
 63-e                                3/1/2003       NAP
 63-f                                3/1/2003       NAP
------------------------------------------------------------------------------------------------------------------------------------
 63-g                                3/1/2003       NAP
 63-h                                3/1/2003       NAP
 63-i                                3/1/2003       NAP
 63-j                                3/1/2003       NAP
  64             8,403                   869     4/29/2004      11/22/2004   Michael C. McMillen Jr., Michael A. Klump
------------------------------------------------------------------------------------------------------------------------------------
  65            14,075                           5/25/2004      5/26/2004    Kinseth Hospitality Company, Kinseth Hotel Corporation,
                                                                               Les Kinseth, Bruce Kinseth, Linda Skinner,
                                                                               Gary Kinseth
  66             6,165                   716    10/30/2004      10/21/2004   Janice M. MacLean
  67            12,255                 2,730     9/15/2004      9/14/2004    Jeffrey Cole
  68             4,641                   263    10/18/2004      10/14/2004   Mansfield Jennings, Gilbert M. Jennings, Larry Gardner,
                                                                               Louise Zeenati, Alan Gardner
  69             3,157                           9/21/2004      9/17/2004    Donald Friend and Tad Taube
------------------------------------------------------------------------------------------------------------------------------------
  70                                             8/4/2004       12/27/2004   Michel & Co. LLC
  71             5,489                 1,236     7/8/2004        8/2/2004    Gregg Kirkpatrick
  72                                             5/6/2004        2/4/2005    Kenneth A. Zeisler
  73             8,177                 1,541    11/11/2004      11/8/2004    Ernest A. Kaplan, Fred Gindy as the executor of the
                                                                               Robert L. Gindy
  74             2,151                   635     12/3/2004      12/3/2004    Continental Communities, LLC
------------------------------------------------------------------------------------------------------------------------------------
  75                                            12/13/2004      1/10/2005    Larry E. Bedrosian, Joan Q. Bedrosian, Declarations of
                                                                               Trusts Larry E. Bedrosian and Joan Q. Bedrosian,
                                                                               Gary P. Bedrosian, Joyce A. Bedrosian, Declarations
                                                                               of trusts of Gary P. Bedrosian and Joyce A. Bedrosian
                                                                               U/D/T, Janice A. Bedrosian Trust
  76                                             10/1/2004      10/1/2004    Michael Duckor and Lewis Duckor
  77             1,033                   804     12/7/2004      12/3/2004    Continental Communities, LLC
  78                                            10/13/2004      10/13/2004   Larry E. Bedrosian and Joan Q. Bedrosian, Declarations
                                                                               of Trusts Larry E. Bedrosian and Joan Q. Bedrosian
                                                                               U/D/T dated 12/28/1990, Gary P. Bedrosian and
                                                                               Joyce A. Bedrosian, Declarations of trusts of
                                                                               Gary P. Bedrosian and Joyce A. Bedrosian U/D/T,
                                                                               Janice A. Bedrosian Trust
  79                                                NAP         11/5/2004    Thomas Dailey, Dwight Davis, Timothy Davis,
                                                                               William Shmicker, Robert J Dailey
------------------------------------------------------------------------------------------------------------------------------------
  80                                            11/20/2004      11/17/2004   Robert T Wolfenden
  81             5,305                           1/7/2005        1/4/2005    Donald M. King, Arnold L. King, Peter K. Garson
  82             1,005                 1,001     12/3/2004      12/3/2004    Continental Communities II, LLC
  83             1,862                   722        NAP         9/16/2004    Jerome Hertel, Jon Pope, Gary Janisch
  84             4,193                   841    12/15/2004      12/14/2004   Edward H. Mills, Marian A. Mills
------------------------------------------------------------------------------------------------------------------------------------
  85                                                NAP         3/17/2004    The Smith Family Trust, Jeha Family Trust,
                                                                               William F. Kartozian Living Trust
  86                                            12/15/2004      12/15/2004   S. Jack Williams, Jr.
  87             3,767                   870    12/22/2004      12/22/2004   Michael C. McMillen, Jr., Michael A. Klump
  88            12,835                   484        NAP         11/5/2004    Muir Station Associates, Thomas Dailey,
                                                                               Robert J Dailey, Raymond Matthews,
                                                                               David M. Greenberg, Phillip Jones, Clair L. Hotten,
                                                                               Terrence D. Ranahan
  89             2,863                   998     1/3/2003       9/23/2004    Myron W. Klein
------------------------------------------------------------------------------------------------------------------------------------
  90             2,628                   214        NAP         11/11/2004   Kenneth S. Hirsch, Rosemary T. Jensen
  91            15,344                 7,353     11/5/2004      11/5/2004    David E. Russell, Mary A. Russell
  92             2,494                11,167     11/1/2004      11/1/2004    Martin Rankin, Siegfrid Albrecht, Erik A. Schenk
  93                                            11/30/2004      12/17/2004   Alan Field, Benjamin Squire
  94                                                NAP         10/4/2004    Scot Holdings, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  95             1,098                 2,231     1/25/2005      1/26/2005    Seyda N. Sutas
  96             1,988                   376        NAP         12/17/2004   Michael Perry
  97                                             12/5/2004      11/17/2004   Robert T Wolfenden
  98                                                NAP         11/29/2004   Barbara W Hirth
  99                                                NAP         11/12/2004   David J. Saca
------------------------------------------------------------------------------------------------------------------------------------
  100            8,180                   758        NAP         11/5/2004    Brian R. Whitman
  101            5,025                 1,669        NAP         11/5/2004    William E. Huff
  102                                               NAP         12/1/2004    Doulgas T. Domoto, Marilyn D. Webb
  103                                           12/29/2004      11/29/2004   Loren Spiekermann
  104            2,253                 1,691        NAP         11/11/2004   Allan E. Hanson
------------------------------------------------------------------------------------------------------------------------------------
  105                                               NAP         12/6/2004    Stanley M. Felix
  106                                            9/17/2004       8/6/2004    Raymond J. Brimble
  107            2,368                   167        NAP         12/7/2004    Christopher R. Forrest, Thomas E. Vogt
  108            2,776                 1,237        NAP         11/30/2004   Richard P. Garza
  109                                               NAP         5/26/2004    Drew Gibson
------------------------------------------------------------------------------------------------------------------------------------
  110                                            11/9/2004      11/5/2004    Roslyn Millet
  111            1,627                   326    11/16/2004      12/1/2004    Gerard Tully, Sr.
  112                                               NAP         10/11/2004   Jerry Shluker, Brenda Keller
  113            2,276                   423    11/24/2004      11/26/2004   Curtis William Lyon, The Lyon Family 1998 Trust
  114              940                   531    10/26/2004      10/14/2004   Mark R. Herbert, Michael S. Dorn
------------------------------------------------------------------------------------------------------------------------------------
  115            1,819                   222        NAP         10/1/2004    Richard C Johns
  116                                               NAP         12/20/2004   John Nasser, Andrew Peceimer
  117                                               NAP         11/17/2004   Martin L. Chiechi
  118            4,448                 1,328        NAP         9/20/2004    Peter Gfroerer
  119                                            12/5/2004      12/8/2004    Thomas Coates
------------------------------------------------------------------------------------------------------------------------------------
  120            2,230                   339        NAP         12/20/2004   Gregg S. Walsh
  121                                               NAP         11/11/2004   MaryAnn Tarrant, Richard Tarrant, Edward Bell,
                                                                               Edward Tarrant
  122                                               NAP          9/1/2004    DeWayne Zinkin
  123                                               NAP         10/27/2004   Steven Y Wong, Michael Horwitz, Michael Anders,
                                                                               Scott B Fuller
  124                                            3/1/2003          NAP       Douglas A. Stewart, Betty L. Stewart
------------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR7

FOOTNOTES TO APPENDIX B
-----------------------

(1a) Fitch, Inc. and Moody's Investors Service, Inc. have confirmed that Loan
ID#9 (405 Park Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "A2" by Fitch,
Inc. and Moody's Investors Service, Inc., respectively. Fitch, Inc. and Moody's
Investors Service, Inc. have confirmed that Loan ID#23 (Sam Moon Center II) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA" / "Baa1" by Fitch, Inc. and Moody's
Investors Service, Inc., respectively. Fitch, Inc. and Moody's Investors
Service, Inc. have confirmed that Loan ID#41 (Visalia Medical Clinic) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-" / "Baa3" by Fitch, Inc. and Moody's
Investors Service, Inc., respectively.

(1b) Fitch, Inc. has confirmed that Loan ID#21 (33 Route 304) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" by Fitch, Inc.

(2) PMCF - Prudential Mortgage Capital Funding, LLC; BSCMI - Bear Stearns
Commercial Mortgage, Inc.; WFB - Wells Fargo Bank, National Association;
Nationwide - Nationwide Life Insurance Company

(3a) For Loan ID#1 (11 Penn Plaza), the $95,000,000 pooled mortgage loan represents an approximate 43.2% pari passu interest in a $220,000,000 mortgage loan secured by the 11 Penn Plaza Property. All LTV, DSCR and Cut-off Date
Balance per Net Rentable Area SF/Unit numbers presented are based on the entire first mortgage loan.

(3b) For Loan ID#4 (Marquis Apartments), the $45,000,000 pooled mortgage loan represents an approximate 90.0% pari passu interest in a $50,000,000 mortgage loan secured by the Marquis Apartments Property. All LTV, DSCR and Cut-off Date
Balance per Net Rentable Area SF/Unit numbers presented are based on the entire first mortgage loan.

(3c) For Loan ID#5 (Plaza La Cienega), the $43,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $50,000,000 first mortgage split into an
A-Note and a B-Note. The $7,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in the Prospectus
Supplement, the B-Note will become pari passu with the A-Note. All LTV, DSCR and
Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $43,000,000 A-Note financing. There is a $7,000,000 letter of credit which is used as additional collateral solely for the $7,000,000 B-Note.

(3d) For Loan ID#7 (Garden State Pavilion), the $28,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $33,000,000 first mortgage split into an A-Note and a B-Note. The $5,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in the
Prospectus Supplement, the B-Note will become pari passu with the A-Note. All
LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $28,000,000 A-Note financing. There is a $5,000,000 letter of credit which is used as additional collateral solely for the
$5,000,000 B-Note.

(3e) For Loan ID#33 (Miller/WRI Portfolio - Thorncreek Crossing), the $5,764,223
pooled mortgage loan represents a 23.4% pari passu interest in a $24,659,502 first mortgage loan.

(3f) For Loan ID#34 (Miller/WRI Portfolio - Lowry Town Center), the $4,174,093
pooled mortgage loan represents a 34.8% pari passu interest in a $12,006,333 first mortgage loan.

(3g) For Loan IDs#33 & 34 (Miller/WRI Portfolio - Thorncreek Crossing and
Miller/WRI Portfolio - Lowry Town Center), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. The pari passu notes for these two loans were also cross collateralized and cross defaulted. All LTV,
DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

(4) For Loan ID#7 (Garden State Pavilion), an initial loan amount of $26,400,000 was funded on 10/12/2004 with a first payment date of 12/01/2004. Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance was funded on 11/30/2004 in the amount of $1,600,000 bringing the loan's current balance as of that date to 28,000,000 with a first payment date of 01/01/2005. All loan terms in this appendix reflect the new loan amount of $28,000,000 with the first payment date of 01/01/2005.

(5) Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

(6a) For Loan ID#3 (Shops at Boca Park), the Appraised Value and LTV are based on the "Stabilized" value of $73,000,000 as of April 1, 2005. The stabilized value assumes the occupancy has stabilized. The "As-Is" value as of December 1,
2004 is $70,000,000. The subject was 97.9% occupied as of February 1, 2005.

(6b) For Loan ID#19 (Summerwalk Apartments), the Appraised Value and LTV are
based on the "Stabilized" value of $17.05 million as of June 1, 2005. The
"Stabilized" value assumes the occupancy has stabilized. The occupancy as of
January 11, 2005 was 93.4%.

(6c) For Loan ID#33 (Miller/WRI Portfolio - Thorncreek Crossing), the Appraised
Value and LTV are based on the "Stabilized" value of $34,000,000 as of December
1, 2003. The stabilized value assumes the completion of construction and stabilization of occupancy. The "As-Is" value as of August 31, 2003 is
$24,500,000. The subject was 97.2% occupied as of December 31, 2004.

(6d) For Loan ID#34 (Miller/WRI Portfolio - Lowry Town Center), the Appraised
Value and LTV are based on the "Stabilized" value of $16,600,000 as of April 1,
2004. The stabilized value assumes the stabilization of occupancy. The "As-Is"
value as of June 20, 2003 is $16,100,000. The subject was 100% occupied as of
December 31, 2004.

(6e) For Loan ID#54 (Northtown Crossings), the Appraised Value and LTV are based on the "Stabilized" value of $8,400,000 as of December 2, 2004. The "Stabilized"
value assumes an exposure and marketing time of less than six months. The subject property was 95.8% occupied as of January 3, 2005.

(6f) For Loan ID#61 (West Boca Medical Pavilion I), the Appraised Value and LTV
are based on the "Stabilized" value of $8,900,000 as of October 1, 2004. The
"Stabilized" value assumes the occupancy has stabilized. The subject property was 96.9% occupied as of January 19, 2005. The "As-Is" value as of April 1, 2004 is $8,550,000.

(6g) For Loan ID#69 (Cost Plus Germantown), the Appraised Value and LTV are
based on the "Stabilized" value of $6,475,000 as of January 1, 2005. The stabilized value assumes a stabilized operating level beginning in 2005. The subject property is a 100% leased to a single tenant Cost Plus, whose lease began in October 2004.

(6h) For Loan ID#72 (Circuit City - Ridge Park Square), the Appraised Value and
LTV are based on the "Stabilized" value of $6,000,000 as of October 1, 2004. The stabilized value assumes the completion of construction and stabilization of occupancy. Construction is complete and the subject property was 86.8% occupied as of February 15, 2005.

(6i) For Loan ID#73 (Kerrville Country Club Plaza), the Appraised Value and LTV
are based on the "Stabilized" value of $6.875 million as of April 7, 2005. The
"Stabilized" value assumes the construction and occupancy of the 7,000 square foot pad site building at the subject property. The occupancy as of December 1,
2004 was 86.6%. The construction is in process with completion scheduled in
April 2005. The Borrower has posted a cash reserve in the amount of $1.26 million to be released once construction is complete and the tenant on the lease is in occupancy.

(6j) For Loan ID#83 (Concord Crossroads), the Appraised Value and LTV are based on the "Stabilized" value of $4,400,000 as of March 1, 2005. The "Stabilized"
value assumes the occupancy has stabilized at 100%. The subject property was
100% occupied as of November 29, 2004. The "As-Is" value was $4,250,000 as of
September 7, 2004.

(6k) For Loan ID#106 (Lynxs Nafta Cargoport), the Appraised Value and LTV are
based on the "Stabilized" value of $2,865,000 as of February 12, 2005. The
"Stabilized" value assumes the occupancy has stabilized at 95%. The subject property was 86.3% leased as of July 26, 2004. The "As-Is" value is $2,790,000 as of August 12, 2004.

(6l) For Loan ID#114 (Lakeville Business Center II), the Appraised Value and LTV
are based on the "Stabilized" value of $2,220,000 as of January 1, 2005. The
"Stabilized" value assumes the occupancy has reached stabilization. The subject property was 100% occupied as of December 5, 2004.

(7a) For Loan ID#1 (11 Penn Plaza), the Prepayment Provisions are as follow:
After an initial period of the earlier of (a) three years from the origination date or (b) two years from the date of the last securitization of any portion of the 11 Penn Plaza Non-Pooled Companion Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.
The 11 Penn Plaza pooled mortgage loan is freely prepayable on and after the payment date that is three months prior to its anticipated repayment date.

(7b) For Loan ID#4 (Marquis Apartments), the Prepayment Provisions are as
follow: After an initial period of the earlier of (a) January 31, 2008 or (b)
two years from the date of the last securitization of any portion of the Marquis
Apartments Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

(7c) For Loan ID#5 (Plaza La Cienega), the Prepayment Provisions are as follow:
After an initial period of the earlier of (a) four years from the first payment date or (b) two years from the date of the last securitization of any portion of the Plaza La Cienega Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

(7d) For Loan ID#7 (Garden State Pavilion), the Prepayment Provisions are as
follow: After an initial period of the earlier of (a) four years from the first payment date or (b) two years from the date of the last securitization of any portion of the Garden State Pavilion Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

(7e) For Loan IDs#29 & 65 (Holiday Inn Council Bluffs and Hampton Inn Council
Bluffs), the Prepayment Provisions are as follows: The pooled mortgage loans permit the related borrower to prepay the related pooled mortgage loan in full prior to the related lockout period, subject to payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 2% of the amount prepaid, in the event that the underlying ground lessor exercises a purchase option to purchase the related borrower's leasehold interest.

                                   APPENDIX C

                       MORTGAGE LOAN NO. 1 - 11 PENN PLAZA

--------------------------------------------------------------------------------

                           INSERT 11 PENN PLAZA PHOTOS

--------------------------------------------------------------------------------

                                      C-1

--------------------------------------------------------------------------------

                            INSERT 11 PENN PLAZA MAP

--------------------------------------------------------------------------------

                                      C-2

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - 11 PENN PLAZA
--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:(1)             $95,000,000

CUT-OFF DATE BALANCE:(1)         $94,668,822

FIRST PAYMENT DATE:              01/01/2005

INTEREST RATE:                   5.20000%

AMORTIZATION TERM:               360 months

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      12/01/2011

MATURITY DATE:                   12/01/2034

EXPECTED BALANCE AT ARD:(1)      $84,603,463

SPONSOR:                         Vornado Realty L.P.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 24-payment lockout from the
                                 date of securitization of the
                                 last pari-passu note, with U.S.
                                 Treasury defeasance for the
                                 payments thereafter until the
                                 payment date occurring three
                                 months prior to the Anticipated
                                 Repayment Date.

CUT-OFF DATE BALANCE PER SF:(1)  $212.94

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Taxes:        Springing (2)
                                 Insurance:       Springing (2)

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
                     PROPERTY INFORMATION
 -------------------------------------------------------------------------------
 SHADOW RATING:              NAP

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Office

 PROPERTY SUB-TYPE:          Urban

 LOCATION:                   New York, NY

 YEAR BUILT/RENOVATED:       1923 / 1982 and 1991

 PERCENT LEASED (AS OF):     96.7% (11/01/2004)

 NET RENTABLE AREA:          1,029,554

 THE COLLATERAL:             A 23-story office building with
                             ground floor retail within the
                             New York City central business
                             district.

 OWNERSHIP INTEREST:         Fee

                                                  LEASE
                                                  -----
 MAJOR TENANTS                % NRA   RENT PSF  EXPIRATION
 -------------                -----   --------  ----------
 Federated Department         34.6%    $37.60    04/30/2015 (3)
 Stores

 Rainbow Media Holdings       11.8%    $57.32   05/31/2017

 EMC Corporation              6.4%     $41.34   12/31/2008

 PROPERTY MANAGEMENT:         Vornado Office Management LLC

 U/W NET CASH FLOW:           $22,590,762

 APPRAISED VALUE (AS OF):     $330,000,000 (12/01/2004)

 CUT-OFF DATE LTV RATIO:(1)   66.4%

 LTV RATIO AT ARD:(1)         59.4%

 U/W DSCR:(1)                 1.56x
 -------------------------------------------------------------------------------

(1)  The $95,000,000 mortgage loan represents a 43.2% pari passu portion of a
     $220,000,000 first mortgage split into two pari passu notes. The other note is not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the total $220,000,000 financing.

(2)  Borrower is required to deposit 1/12 of the amount of the annual real estate taxes and 1/12 of the annual insurance premiums into a reserve account monthly. In lieu of making monthly deposits, the borrower is permitted to deliver a letter of credit or to cause the sponsor to deliver a guaranty of such amounts (which guaranty option will be permitted for so long as the sponsor is rated BBB- or better by S&P). If, prior to the
     Anticipated Repayment Date, the sponsor is downgraded to below a BBB-
     credit rating by S&P, the borrower must either deposit cash into the reserve account or deliver a letter of credit in lieu of making a deposit.

(3)  Federated Department Stores has month-to-month free rent on 1,662 square feet of storage space.

(4)  Rainbow Media Holdings Inc. directly leases 121,900 square feet (11.8% of
     NRA) expiring in May 2017. Rainbow subleases an additional 37,404 square feet from Vornado Realty Trust through a sublease with Thomson Media Inc.
     for $16.11psf, expiring in February 2006.

THE 11 PENN PLAZA LOAN.

     THE LOAN. The largest loan (the "11 Penn Plaza Loan") is a $95,000,000 pari passu note that is part of a $220,000,000 first mortgage loan, secured by the borrower's fee simple interest in the property known as 11 Penn Plaza in New
York, New York.

     THE BORROWER. The borrower, Vornado Eleven Penn Plaza LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower's board of directors has two independent directors and a non-consolidation opinion was delivered at closing. The borrower is ultimately controlled by Vornado Realty Trust (rated BBB+/Baa2/BBB by S/M/F), a diversified equity REIT with a total market capitalization of approximately
$9.2 billion as of November 16, 2004. According to its website, Vornado Realty
Trust currently owns and/or manages approximately 87 million square feet of real estate. Vornado Realty Trust trades on the New York Stock Exchange under the symbol "VNO."

     THE PROPERTY. 11 Penn Plaza is a 23-story office building with ground floor retail space containing approximately 1,029,554 rentable square feet. The property was constructed in 1923 and was renovated in 1982 and 1991. The property is located across the street from New York Penn Station and Madison
Square Garden, occupying the east side of 7th Avenue between 31st and 32nd
Streets. This location provides direct access to several major transportation systems including Amtrak, New Jersey Transit,

                                      C-3

Long Island Railroad and several New York City subway lines. Additionally, this is a highly traveled area with heavy foot traffic providing additional draw to both its office and retail spaces.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of November 1, 2004, the property was approximately 96.7% leased.

     Federated Department Stores ("Federated") (rated BBB+/Baa1/BBB+ by S/M/F)
leases 356,696 sq.ft. (34.6% of the NRA) for $37.60psf expiring in April 2015.
Federated is a leading department store chain in the United States operating under such flagship names as Bloomingdale's and Macy's. Federated has a market capitalization of approximately $9.6 billion as of November 16, 2004. Federated operates 459 department stores in 34 states, Puerto Rico and Guam.

     Rainbow Media Holdings Inc. ("Rainbow") (rated BB/Ba2/NR by S/M/F) directly leases a total of 121,900 sq.ft. (11.8% of the NRA) for $57.32psf expiring in
May 2017. Additionally, Rainbow subleases approximately 37,404 sq.ft. from
Thomson Media Inc. (expiring in February 2006), occupying a total of approximately 159,304 sq.ft. (15.5% of the NRA). Rainbow creates and manages a variety of cable channels including AMC, Fuse, IFC, and Mag Rock. Rainbow Media
Holdings Inc. is a subsidiary of Cablevision Systems Corp.

      EMC Corporation ("EMC") (rated BBB/NR/NR by S/M/F) leases 65,806 sq.ft.
(6.4% of the NRA) for $41.34psf expiring in December 2008. EMC and its subsidiaries design, manufacture, market and support a range of hardware and software products and provide services for the storage, management, protection and sharing of electronic information.

-----------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------
                    # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
        YEAR         EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
----------------- --------------- ------------------ -------------- ---------------- ----------------

            MTM          13             32,468             3.2%            32,468            3.2%
           2004           4              6,212             0.6%            38,680            3.8%
           2005           8             24,138             2.3%            62,818            6.1%
           2006          19            101,909             9.9%           164,727           16.0%
           2007           5             11,281             1.1%           176,008           17.1%
           2008          11             80,631             7.8%           256,369           24.9%
           2009           4             95,980             9.3%           352,619           34.2%
           2010           8             83,863             8.1%           436,482           42.4%
           2011           1              4,387             0.4%           440,869           42.8%
           2012           2             55,276             5.4%           496,145           48.2%
           2013           1             16,068             1.6%           512,213           49.8%
     THEREAFTER          24            483,594            47.0%           995,807           96.7%
         VACANT         NAP             33,747             3.3%         1,029,554          100.0%
----------------- ---------------- ------------------ -------------- ---------------- ---------------
          TOTAL         100          1,029,554           100.0%         1,029,554         100.0%
-----------------------------------------------------------------------------------------------------

(1) The above table represents the rollover at the subject property through year-end 2014 as of the November 1, 2004 rent roll. Years in which there are no lease expirations have been excluded.

PROPERTY MANAGEMENT. Vornado Office Management LLC, an affiliate of the borrower.

ADDITIONAL INDEBTEDNESS. Not Allowed.

GROUND LEASE. None.

RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-4

                  MORTGAGE LOAN NO. 2 -- CAMPUS AT MARLBOROUGH

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-5

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-6

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2 -- CAMPUS AT MARLBOROUGH
--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           BSCMI

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $64,000,000

CUT-OFF DATE BALANCE:           $64,000,000

FIRST PAYMENT DATE:             01/01/2005

INTEREST RATE:                  5.20750%

AMORTIZATION TERM:              Months 1-3: Interest Only
                                Months 4-120: 360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  12/01/2014

EXPECTED MATURITY BALANCE:      $53,457,055

SPONSOR:                        Berwind Property Group, Ltd.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                24-payment lockout from date
                                of origination, subject to
                                prepayment with a premium
                                equal to the greater of 1% and
                                yield maintenance for the
                                following 94 payments and open
                                to prepayment without premium
                                thereafter until loan maturity.

CUT-OFF DATE BALANCE PER SF:    $120.55

UP-FRONT RESERVES:              RE Taxes:     $97,274

                                Replacement:  $8,848

                                TI/LC:(1)     $37,500

                                Other:(2)     $5,305,040

ONGOING RESERVES:               RE Taxes:     $48,637/month

                                Replacement:  $8,848/month

                                TI/LC:(1)     $37,500/month

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Suburban

LOCATION:                 Marlborough, MA

YEAR BUILT/RENOVATED:     1999/NAP

PERCENT LEASED (AS OF):   98.0% (02/18/2005)

NET RENTABLE AREA:        530,895

THE COLLATERAL:           A Class A office complex located
                          in Marlborough, Massachusetts, a
                          suburb of Boston.

OWNERSHIP INTEREST:       Fee

                                                    LEASE
MAJOR TENANTS               % NRA     RENT PSF    EXPIRATION
-------------               -----     --------    ----------
CYTYC                       40.7%      $16.63     12/31/2018

3COM                        37.9%      $21.14    11/30/2006 &
                                                  07/31/2010

Wellington Management       12.4%      $23.75     12/31/2013
Company

PROPERTY MANAGEMENT:      LPC Commercial Services, Inc.

U/W NET CASH FLOW:        $6,721,618

APPRAISED VALUE (AS OF):  $88,600,000 (10/01/2004)

CUT-OFF DATE LTV RATIO:   72.2%

LTV RATIO AT MATURITY:    60.3%

U/W DSCR: (3)             1.99x
--------------------------------------------------------------------------------

(1)  Capped at $1,350,000.

(2)  The $5,305,040 reserves consist of: 1) $5,000,000 tenant security deposit in the form of a Letter of Credit for the CYTYC tenant and 2) $305,040 for tenant improvement obligations that the borrower has to Wellington
     Management Company. At closing, borrower pledged to lender the Letter of
     Credit in the initial amount of $5,000,000 which is a tenant security deposit for the CYTYC lease. Lender acknowledged that pursuant to the lease with CYTYC, it is anticipated that the Letter of Credit will be reduced to
     $3,200,000 in February 2005, and further reduced to $500,000 in August 2006 subject to the terms of the CYTYC lease and in accordance to the phasing in of the rent for the tenant.

(3)  The DSCR is based on the interest only period. The DSCR would be 1.59x, based on the principal and interest payments commencing April 1, 2005
     (after the interest only period).

THE CAMPUS AT MARLBOROUGH LOAN.

     THE LOAN. The second largest loan (the "Campus at Marlborough Loan") is a
$64,000,000 first mortgage loan secured by the borrower's fee simple interest in a 4-building Class A office complex (condominium ownership structure) located in
Marlborough, a suburban office sub-market of Boston, Massachusetts.

     THE BORROWER. The borrower, Marlborough Campus Limited Partnership, owns no material assets other than the mortgaged property and related interests. The borrower is a single purpose entity whose managing member has one independent director. A non-consolidation opinion was delivered at closing. The sponsor,
Berwind Property Group, Ltd., is a privately held real estate firm based in
Philadelphia, PA that owns a real estate portfolio of over 30 million square feet.

     THE PROPERTY. Originally built in 1999 as the corporate headquarters for
3COM, Campus at Marlborough is a 530,895 sq.ft., Class A office complex in
Marlborough, Massachusetts. Since 2002, the borrower has invested approximately
$1,250,000 in

                                      C-7

capital improvements. CYTYC recently executed its lease at this property and intends to make this its new headquarters and invest over $7,000,000 to remodel its own space. This Class A office complex has an amenity package that includes a gym, cafeteria, video conferencing, conference center and landscaped outdoor space. Marlborough is located approximately 30 miles from Logan International
Airport and approximately 25 miles from downtown Boston.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of February 18, 2005, the property was 98.0% leased by 4 tenants.

     CYTYC (Nasdaq: CYTC) leases 216,218 sq.ft. (40.7% of the NRA) under leases for $16.63psf expiring in December 2018 with two 5-year extension options. CYTYC is a medical device company that designs, develops, manufactures, and markets products primarily focused on women's health. CYTYC employs over 700 people and was recently ranked #5 on Forbes Magazine's 2004 list of the 200 Best Small
Companies (companies with sales ranging from $5 million to $750 million).

     3COM (Nasdaq: COMS) leases 200,996 sq.ft. (37.9% of the NRA) under leases for $21.14psf expiring in November 2006 (with two 3-year extension options) and
July 2010. 3COM was founded in 1979 and provides broad-based networking systems and services that connect people and organizations to information across both local area networks and wide area networks, including the Internet.

     Wellington Management Company leases 65,698 sq.ft. (12.4% of the NRA) under leases for $23.75psf expiring in December 2013 with two 5-year extension options. Founded in 1928, Wellington Management Company is an investment management firm with over $470 billion in assets under management.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                2006           1            168,315            31.7%           168,315          31.7%
                2010           4             70,052            13.2%           238,367          44.9%
                2013           4             65,698            12.4%           304,065          57.3%
          THEREAFTER           4            216,218            40.7%           520,283          98.0%
              VACANT         NAP             10,612             2.0%           530,895         100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          13            530,895          100.0%            530,895         100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by LPC Commercial Services,
Inc. LPC Commercial Services, Inc. is a subsidiary of Lincoln Property Company, a real estate firm that develops, owns and manages commercial and residential real estate in the United States and Europe.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not Allowed.

                                      C-8

                    MORTGAGE LOAN NO. 3 -- SHOPS AT BOCA PARK

--------------------------------------------------------------------------------

                        INSERT SHOPS AT BOCA PARK PHOTOS

--------------------------------------------------------------------------------

                                      C-9

--------------------------------------------------------------------------------

                          INSERT SHOPS AT BOCA PARK MAP

--------------------------------------------------------------------------------

                                      C-10

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 -- SHOPS AT BOCA PARK
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $58,000,000

CUT-OFF DATE BALANCE:            $58,000,000

FIRST PAYMENT DATE:              02/01/2005

INTEREST RATE:                   5.250%

AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-84: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   01/01/2012

EXPECTED MATURITY BALANCE:       $53,764,737

SPONSOR:                         Triple Five Nevada Development
                                 Corporation

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25 - payment lockout from the
                                 date of securitization, with
                                 U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty after
                                 October 1,  2011.

CUT-OFF DATE BALANCE PER SF:     $209.03

UP-FRONT RESERVES:               Taxes:           $42,430

                                 Insurance:       $5,537

                                 Rental Income
                                 Achievement
                                 Holdback:        $1,000,000

ONGOING RESERVES:                Taxes:           $21,215/month

                                 Insurance:       $5,537/month

                                 TI/LC:           $28,581/month

                                 Replacement:     $3,467/month

LOCKBOX:                         Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Las Vegas, NV

YEAR BUILT/RENOVATED:       2003 / NAP

PERCENT LEASED:             97.9% (02/01/2005)

NET RENTABLE AREA:          277,472

THE COLLATERAL:             A 277,472 SF lifestyle center
                            in Las Vegas, Nevada.

OWNERSHIP INTEREST:         Fee

                                                  LEASE
MAJOR TENANTS                % NRA   RENT PSF   EXPIRATION
-------------                -----   --------   ----------
Great Indoors                50.2%    $3.23     03/31/2022

Linens n Things              11.7%    $15.00    01/31/2013

Sunshine Flooring            4.5%     $30.72   08/31/2012 &
                                                05/31/2008

PROPERTY MANAGEMENT:        Triple Five Nevada Development
                            Corporation

U/W NET CASH FLOW:          $4,823,539

APPRAISED VALUE (AS OF):    $73,000,000  (04/01/2005)

CUT-OFF DATE LTV RATIO:     79.5%

LTV RATIO AT MATURITY:      73.7%

U/W DSCR:                   1.56x(1)
--------------------------------------------------------------------------------
(1)  The DSCR is based on the interest only period. The DSCR would be 1.26x, based on the principal and interest payments commencing February 1, 2007
     (after the interest only period).

SHOPS AT BOCA PARK.

     THE LOAN. The third largest loan (the "Shops at Boca Park Loan") is a
$58,000,000 first mortgage secured by the borrower's fee simple interest in the property known as the Shops at Boca Park located in Las Vegas, Nevada.

     THE BORROWER. The borrower is Boca Fashion Village, LLC, a Nevada limited liability company, which is owned 1% by Boca Fashion Village, Inc. and 99% by
Triple Five Nevada Development Corporation. The borrower is a single purpose, bankruptcy-remote entity.

     THE PROPERTY. The Shops at Boca Park is a 277,472 sq.ft. anchored retail lifestyle center in Las Vegas, NV. The property was completed in 2003 and represents phase II of a three-phase project. The property is composed of three one-story buildings located in the community of Summerlin at the northeast corner of West Charleston Boulevard and South Rampart Boulevard. According to

                                      C-11

the demographic profile in the appraisal, the 2003 average household income within a 3 mile radius area was estimated at $86,868; with 6.9% of the household incomes in excess of $500,000, and 26.1% having household incomes in excess of
$100,000.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of February 1, 2005, the property is 97.9% leased.

     Great Indoors, a wholly owned subsidiary of Sears, Roebuck and Co.
(BBB/Baa2 by S/M) leases 139,320 sq.ft. of space (50.2% of the NRA) under a lease for $3.23psf expiring March 31, 2022. The Great Indoors specializes in home decoration and remodeling.

     Linens N Things leases 32,500 sq.ft. of space (11.7% of the NRA) under a lease for $15.00psf expiring January, 31, 2013. Linens N Things specializes in broad assortment of home textiles, housewares, and home accessories, carrying both national brands and private label goods.

     Sunshine Flooring leases 12,425 sq.ft. of space (4.5% of the NRA) under two leases for a weighted average rent of $30.72psf expiring on August 31, 2012 and
May 31, 2008.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                        # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
            YEAR          EXPIRING         EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                2007           1              6,050            2.18%             6,050           2.18%
                2008          14             37,104           13.37%            43,154          15.55%
                2009           7             13,782            4.97%            56,936          20.52%
                2010           4             15,421            5.56%            72,357          26.08%
                2012           2             10,187            3.67%            82,544          29.75%
                2013           2             39,880           14.37%           122,424          44.12%
          THEREAFTER           2            149,170           53.76%           271,594          97.88%
              VACANT         NAP              5,878            2.12%           277,472         100.00%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          32            277,472          100.00%           277,472        100.00%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2013. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Triple Five Nevada
Development Corporation, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  None.

                                      C-12

                    MORTGAGE LOAN NO. 4 -- MARQUIS APARTMENTS

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                                      C-13

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                                      C-14

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                    MORTGAGE LOAN NO. 4 -- MARQUIS APARTMENTS
------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               BSCMI

LOAN PURPOSE:                       Refinance

ORIGINAL BALANCE:(1)                $45,000,000

CUT-OFF DATE BALANCE:(1)            $45,000,000

FIRST PAYMENT DATE:                 03/01/2005

INTEREST RATE:                      5.30300%

AMORTIZATION TERM:                  Months 1-36: Interest Only
                                    Months 37-120: 360 months

ARD:                                No

ANTICIPATED REPAYMENT DATE:         NAP

MATURITY DATE:                      02/01/2015

EXPECTED MATURITY BALANCE:(1)       $40,160,555

SPONSOR:                            Jeffrey Cohen

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout to the earlier of three years
                                    after January 31, 2005 or 24 months after
                                    securitization of the Non-Pooled Note, with
                                    U.S. Treasury defeasance for the following
                                    payments and open to prepayment without
                                    premium at maturity.

CUT-OFF DATE BALANCE PER UNIT:(1)   $78,003

UP-FRONT RESERVES:                  RE Taxes:       $172,502

                                    Replacement:    $13,354

                                    Environmental:  $93,750

ONGOING RESERVES:                   RE Taxes:       $52,839/month

                                    Replacement:    $13,354/month

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                NAP

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Multifamily

PROPERTY SUB-TYPE:            Mid-rise

LOCATION:                     King of Prussia, PA

YEAR BUILT/RENOVATED:         1965-1969 / 1990-2004

PERCENT LEASED (AS OF):       92.51% (01/31/2005)

UNITS:                        641

THE COLLATERAL:               A 641-unit apartment building
                              located in King of Prussia,
                              Pennsylvania.

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Metropolitan Properties, Inc.

U/W NET CASH FLOW:            $4,075,405

APPRAISED VALUE (AS of):      $63,000,000 (11/15/2004)

CUT-OFF DATE LTV RATIO:       79.4%
(1)
LTV RATIO AT MATURITY:(1)     70.8%

U/W DSCR:(1)(2)               1.52x
--------------------------------------------------------------------------------

(1)  The $45,000,000 mortgage loan represents a 90.0% pari passu portion of a
     $50,000,000 first mortgage loan (the "First Mortgage") split into 2 notes which will initially be pari passu. The non-pooled loan may at any time become subordinate to the pooled mortgage loan in the sole discretion of the holder of the non-pooled loan. All aggregate LTV, DSCR and loan per unit numbers in this table are based on the total $50,000,000 First
     Mortgage.

(2)  The DSCR is based on the interest only period. The DSCR would be 1.22x, based on the principal and interest payments commencing March 1, 2008
     (after the interest only period).

THE MARQUIS APARTMENTS LOAN.

     THE LOAN. The fourth largest loan (the "Marquis Apartments Loan") is a
$45,000,000 first mortgage loan secured by the borrower's fee simple interest in the Marquis Apartments located in King of Prussia, Pennsylvania.

     THE BORROWER. The borrower, Marquis Associates Limited Partnership, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower's managing general partner has an independent director, and a non-consolidation opinion was delivered at closing.
The sponsor, Jeffrey Cohen, is the founder and CEO of Metropolitan Properties of
America, a real estate firm that currently owns and manages over 6 million square feet of residential and commercial property throughout the United States.

     THE PROPERTY. The Marquis Apartments is a 641-unit mid-rise apartment complex located approximately 15 miles northwest of Center City Philadelphia on
US 202, next to the Pennsylvania Turnpike and within walking distance of the 2.9 million square foot King of Prussia Mall. The improvements are comprised of one
8-story building, three 9-story buildings and one 12-story building, with 3,082 square feet of commercial space. The property offers a full range of amenities including a gated entrance, an outdoor Olympic-sized pool, an indoor heated pool, full-service fitness center, on-site restaurant and an indoor parking garage. The unit mix

                                      C-15

consists of 58 studio units, 264 one-bedroom units, 280 two-bedroom units, and
39 three-bedroom units. According to Reis, Inc., the 2004 4th quarter vacancy for the upper/lower Merion submarket, where the Marquis Apartments is located, is 4.1% and the average asking rent is $1,035/month.

                                          AVERAGE ASKING
      UNIT TYPE             COUNT         RENT ($/MONTH)
---------------------- ---------------- ------------------
              Studio          58                767
         One Bedroom         264                935
         Two Bedroom         280              1,123
       Three Bedroom          39              1,419
---------------------- ---------------- ------------------
  TOTAL/WTD. AVERAGE         641              1,031

     PROPERTY MANAGEMENT.  Metropolitan Properties, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The pledge by the limited partners of the related borrower or by the sole shareholder of the general partners of the related borrower of their interests in the borrower or the general partners of borrower, as the case may be, to Citizens Bank of Massachusetts as collateral for certain lines of credit used by Metropolitan Properties of America, Inc. and its affiliates is permitted. As of the origination date of the Marquis Apartments loan, the limited partners of the related borrower and the sole shareholder of one of the general partners of the related borrower had pledged their ownership interests in the borrower and their ownership interest in the general partner of the borrower and other entities owned by them to secure a line of credit with a maximum outstanding principal balance of approximately $4,000,000 with Citizens
Bank of Massachusetts. No intercreditor agreement was required in connection with this pledge.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-16

                     MORTGAGE LOAN NO. 5 -- PLAZA LA CIENEGA

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                         INSERT PLAZA LA CIENEGA PHOTOS

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                                      C-17

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-------------------------------------------------------------------------------

                                      C-18

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 -- PLAZA LA CIENEGA
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:(1)           $43,000,000

CUT-OFF DATE BALANCE:(1)       $43,000,000

FIRST PAYMENT DATE:            02/01/2005

INTEREST RATE:                 5.19340%

AMORTIZATION TERM:             Months 1-36: Interest Only
                               Months 37-120: 336 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 01/01/2015

EXPECTED MATURITY BALANCE:     $37,579,689

SPONSOR:                       Rubin Pachulski Properties

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout to the earlier of four
                               years after the first payment
                               date or 24 months after the
                               securitization of the B-Note,
                               with U.S. Treasury defeasance
                               for the following payments and
                               open to prepayment without
                               premium at maturity.

CUT-OFF DATE BALANCE PER SF:   $140.54

UP-FRONT RESERVES:             RE Taxes:       $130,875

                               Replacement:    $3,839

                               TI/LC:          $10,417

                               Deferred
                               Maintenance:    $46,906

                               Other:(2)       $15,200,000

ONGOING RESERVES:              RE Taxes:       $32,719/month

                               Replacement:    $3,839/month

                               TI/LC:          $10,417/month

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Los Angeles, CA

YEAR BUILT/RENOVATED:            1970/2002

PERCENT LEASED (AS OF):          97.8% (01/28/2005)

NET RENTABLE AREA:               305,961

THE COLLATERAL:                  A community shopping center located
                                 in Los Angeles, California.

OWNERSHIP INTEREST:              Leasehold

                                                            LEASE
MAJOR TENANTS                      % NRA     RENT PSF     EXPIRATION
-------------                      -----     --------     ----------
LA Fitness                         21.2%      $13.71      01/31/2023

Toys R Us                          20.3%      $7.46       11/29/2010

Circuit City                       8.9%       $10.36      08/31/2007

PROPERTY MANAGEMENT:             Rubin Pachulski Properties 36, LLC

U/W NET CASH FLOW:               $3,706,547

APPRAISED VALUE (AS OF):         $59,200,000 (11/01/2004)

CUT-OFF DATE LTV RATIO: (3)      72.6%

LTV RATIO AT MATURITY: (3)       63.5%

U/W DSCR: (4)                    1.64x
--------------------------------------------------------------------------------

(1)  The $43,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $50,000,000 first mortgage ("First Mortgage") which is split into an A-Note and a B-Note. The $7,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in "Additional
     Indebtedness" below, the B-Note will become pari passu with the A-Note. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the $43,000,000 A-Note financing.

(2)  There is a $7,000,000 letter of credit which is used as additional collateral solely for the $7,000,000 B-Note. See "Additional Indebtedness"
     below for the terms of the release. There is a $7,600,000 reserve to be used for the defeasance of the $6,200,000 fee mortgage on the property which may occur no sooner than June 1, 2006 as described under "Additional
     Indebtedness" below. There is a $550,000 debt service interest reserve and a $50,000 one-month ground rent reserve in the form of a $600,000 letter of credit.

(3)  The Cut-off Date LTV Ratio based on the First Mortgage is 84.5%. The LTV
     Ratio at Maturity based on the First Mortgage is 73.8%.

(4)  The DSCR is based solely on the A-Note portion and during the interest only period. The DSCR solely on the A-Note portion would be 1.27x, based on the principal and interest payments commencing February 1, 2008 (after the interest only period). The DSCR based on the First Mortgage during the interest only period is 1.41x. The DSCR based on the First Mortgage would be 1.09x, based on the principal and interest payments commencing February
     1, 2008 (after the interest only period).

     THE PLAZA LA CIENEGA LOAN.

     THE LOAN. The fifth largest loan (the "Plaza La Cienega Loan") is a
$43,000,000 first mortgage loan secured by the borrower's leasehold interest in an anchored community shopping center on a 14.93-acre site located in Los
Angeles, California.

     THE BORROWER. The borrower, La Cienega-Sawyer, Ltd., owns no material assets other than the mortgaged property and related interests. The borrower is a single purpose entity whose managing member has two independent directors. A non-consolidation opinion was delivered at closing. The sponsor, Rubin Pachulski
Properties ("RPP"), was founded in 1992 by A. Stuart Rubin, Richard Pachulski,
Nathan Rubin and Isaac Pachulski. Their current portfolio is comprised of more than 15 properties including several limited

                                      C-19

service hotel, retail, office, apartment, and parking facilities valued at over
$300 million. BSCMI has made prior loans to borrowers with RPP as the sponsor.

      THE PROPERTY. Plaza La Cienega is a 305,961 sq.ft. community shopping center in Los Angeles, CA. The property is located approximately nine miles west of the Los Angeles central business district in the West Los Angeles submarket.
The property was completed in 1970 and was significantly renovated in 2002.
Within a 3-mile and 5-mile radius of the property, the 2003 population was
335,046 and 980,898, respectively, and the average household income was $70,630 and $64,952, respectively.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of January 28, 2005, the property was 97.8% leased by approximately 40 tenants. Approximately 21% of the net rentable area is leased to investment-grade rated tenants.

     LA Fitness leases 65,000 sq.ft. (21.2% of the NRA) under a lease for
$13.71psf expiring in January 2023. LA Fitness is a national chain of fitness/sports clubs that has over 115 locations in eleven states throughout the
United States.

     Toys R Us leases 61,965 sq.ft. (20.3% of the NRA) under a lease for
$7.46psf expiring in November 2010. Toys R Us, Inc. is a specialty retailer of toys, baby products and children's apparel. As of January 31, 2004, the company operated 1,501 stores worldwide. Toys R Us' 2003 annual revenue and net income were $11.6 billion and $88 million, respectively. Toys R Us reported 2003 sales of $189psf and a 2003 occupancy cost of 6.5% at the mortgaged property.

     Circuit City leases 27,232 sq.ft. (8.9% of the NRA) under a lease for
$10.36psf expiring in August 2007 with two 5-year extension options. Circuit
City is a national retailer of brand-name consumer electronics, personal computers (PCs) and entertainment software. As of November 30, 2004, the company operated 627 stores throughout the United States. Circuit City's 2003 annual revenue was $9.7 billion.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                         # OF LEASES         TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
             YEAR          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM           5              4,785             1.6%             4,785           1.6%
                2005           3              3,200             1.0%             7,985           2.6%
                2006           9             29,912             9.8%            37,897          12.4%
                2007           7             41,560            13.6%            79,457          26.0%
                2009           6             12,718             4.2%            92,175          30.1%
                2010           5             90,023            29.4%           182,198          59.5%
                2011           4             28,011             9.2%           210,209          68.7%
                2013           1             14,510             4.7%           224,719          73.4%
                2014           1              2,315             0.8%           227,034          74.2%
                2015           1              2,378             0.8%           229,412          75.0%
          THEREAFTER           2             69,727            22.8%           299,139          97.8%
              VACANT         NAP              6,822             2.2%           305,961         100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          44            305,961           100.0%           305,961         100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Rubin Pachulski Properties 36, LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. There is a $7,000,000 subordinate B-Note secured by the mortgaged property and additionally secured by a letter of credit in the amount of $7,000,000. Upon request of borrower made not later than 23 months from closing the loan, lender is required to release all or a portion of the letter of credit subject to satisfaction of the following conditions: (1) no event of default under the loan documents has occurred; (2) the loan to value ratio of the First Mortgage must not exceed 79.9% at the time of the release of the letter of credit based upon a reappraisal of the mortgaged property and the debt service coverage ratio of the First Mortgage, as determined by lender, must not be less than 1.25x; and (3) if the mortgage on the fee interests of the mortgaged property is still outstanding, the letter of credit may not be reduced by more than $3,000,000. After the letter of credit has been released in its entirety, the B-Note will become pari passu with, and no longer subordinate to, the Plaza La Cienega Loan. On the date that is 24 months from the origination of the Plaza La Cienega Loan, all amounts remaining outstanding under the letter of credit will be applied to prepay the B-Note. Any remaining indebtedness under the B-Note will at that time become pari passu with the A-Note.

     Additionally, the fee interest of the Plaza La Cienega Loan secures an outstanding mortgage loan of approximately $6,200,000 as of the date of origination of the Plaza La Cienega Loan. The fee interest is owned by an affiliate of the borrower. The borrower under the ground lease has been paying a ground rent equal to the principal and interest payments due under the fee mortgage instead of the contracted ground lease rent. The contracted ground lease rent is estimated to be approximately $600,000 annually. At origination of the Plaza La Cienega Loan, the lender took a reserve in the amount of
$7,600,000, which is the estimated cost of defeasing the fee mortgage. The borrower may release the $7,600,000 letter of credit by defeasing the fee mortgage at the expiration of the lockout period under the fee mortgage which is
June 1, 2006. At that time, the borrower is required to either (1) spread the lien of the mortgage to cover the fee interest and extinguish the ground lease or (2) modify the ground lease rent payments to $1 annually and fully subordinate the ground lease and spread the lien of the mortgage to cover the fee interest.

     GROUND LEASE. The borrower owns a leasehold interest in the property pursuant to a ground lease with an affiliate of the borrower. The ground lease expires on March 31, 2041 with one 29-year extension option exercisable by the lessee.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-20

                      MORTGAGE LOAN NO. 6 -- QUINTARD MALL

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                                      C-21

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                                      C-22

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                      MORTGAGE LOAN NO. 6 -- QUINTARD MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           Nationwide Life Insurance Company

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $37,000,000

CUT-OFF DATE BALANCE:           $36,909,127

FIRST PAYMENT DATE:             02/01/2005

INTEREST RATE:                  5.220%

AMORTIZATION TERM:              360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  01/01/2015

EXPECTED MATURITY BALANCE:      $30,695,477

SPONSORS:                       Samuel P. Grimmer, Susan L.
                                Grimmer, Rose J. Grimmer, Estate
                                of James B. Grimmer

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                The earlier of two years after the
                                "startup day" of a REMIC or four years
                                after the date of the first monthly
                                payment due under the note, with U.S.
                                Treasury defeasance for the payments
                                thereafter until the payment date
                                occurring three months from maturity
                                date.

CUT-OFF DATE BALANCE PER SF:    $98.30

UP-FRONT RESERVES:              RE Taxes:        $37,869

                                Insurance:       $35,766

ONGOING RESERVES:               RE Taxes:        $18,934/month

                                Insurance:       $11,922/month

                                Replacement:(1)  $6,095/month

                                TI/LC:(2)        Springing

LOCKBOX:                        NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Oxford, AL

YEAR BUILT/RENOVATED:            1969/1985, 1996, 2000

PERCENT LEASED (AS OF):          92.0% (12/23/2004)

NET RENTABLE AREA:               375,486

THE COLLATERAL:                  A 375,486-square foot regional
                                 mall located in Oxford, Alabama.

OWNERSHIP INTEREST:              Fee

                                                          LEASE
MAJOR TENANTS                      % NRA     RENT PSF   EXPIRATION
-------------                      -----     --------   ----------
JC Penney (3)                      31.8%       $1.15    08/31/2009

AmStar Theaters                    12.9%      $12.50    12/30/2020

Martin's                            4.4%       $4.08     8/31/2005

PROPERTY MANAGEMENT:             Grimmer Realty Co., Inc.

U/W NET CASH FLOW:               $3,857,358

APPRAISED VALUE (AS OF):         $50,000,000 (11/01/2004)

CUT-OFF DATE LTV RATIO:          73.8%

LTV RATIO AT MATURITY:           61.4%

U/W DSCR:                        1.58x
--------------------------------------------------------------------------------

(1)  Replacement Reserve is capped at $146,270.88.

(2)  If at any time during the term of the loan, tenant occupancy falls below
     85%, the borrower must deposit $21,000 per month into a TI/LC reserve. If at any time the amount of funds in the TI/LC reserve equal or exceeds
     $250,000, borrower shall be excused from making further deposits.

(3)  JC Penney has three five-year options at their current base rent.

QUINTARD MALL LOAN.

     THE LOAN. The sixth largest loan (the "Quintard Mall Loan") is a
$37,000,000 first mortgage loan secured by the borrower's fee simple interest in a regional mall on a 35.20-acre site located in Oxford, Alabama.

     THE BORROWER. The borrower is Quintard Mall, Ltd., an Alabama limited liability partnership, which consists of sponsors including Samuel P. Grimmer,
Susan L. Grimmer, Rose J. Grimmer and Estate of James B. Grimmer. Grimmer Realty
Co., Inc. was the original developer of Quintard Mall and has owned the property since 1983. Quintard Mall, Ltd., owns no material assets other than Quintard
Mall and related interests. The borrower is a single purpose entity and has 1 independent director. A non-consolidation opinion was delivered at closing.

     THE PROPERTY. Quintard Mall is a 375,486-square foot regional mall located in Oxford, Alabama. The property was originally developed in 1969 and underwent renovations and expansions in 1985, 1996, and 2000. Quintard Mall is located on the northeast corner of U.S. Highway 78 and Quintard Drive (U.S. Highway 431),
approximately 59 miles east of Birmingham and 90 miles west of

                                      C-23

Atlanta. The subject property serves a 50 mile radius and draws from a population of over 800,000 individuals. The closest competing retail center is located 55 miles west of the subject property in Birmingham, Alabama.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of December 23, 2004, the property was 92.0% leased by approximately 68 tenants.

     JC Penney leases 119,260 sq. ft. (31.8% of the NRA) under a lease for $1.15 psf expiring in August 2009, with three 5-year extension options at their current base rent. JC Penney is one of America's largest department stores, catalog and e-commerce retailers, offering fashion and basic apparel, accessories and home furnishings. JC Penny reported 2002, 2003, and 2004 sales of $170/SF, $178/SF, and $197/SF, respectively, and 2003 and 2004 occupancy cost of 1.3% and 1.2%, respectively, at the subject property.

     AmStar Theaters leases 48,303 sq. ft. (12.9% of the NRA) under a lease for
$12.50 psf expiring in December 2020, with four 5-year extension options. AmStar
Theaters is operated by AmStar Entertainment, LLC, which was organized in 1998.
AmStar Entertainment, LLC operates five theaters in Alabama, Florida, Georgia,
South Carolina and North Carolina. AmStar reported 2002, 2003, and 2004 sales per screen of $268,187, $281,693, and $296,613, respectively, and 2003 and 2004 occupancy cost of 17.9% and 17.0%, respectively, at the subject property.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
YEAR                   # OF LEASES      TOTAL SF           %  OF   TOTAL  CUMULATIVE       CUMULATIVE    %
                       EXPIRING         EXPIRING           SF EXPIRING    TOTAL SF         OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

MTM                           4               6,547             1.7%             6,547           1.7%
2005                          4              29,377             7.8%            35,924           9.6%
2006                          6               8,373             2.2%            44,297          11.8%
2007                          5               4,661             1.2%            48,958          13.0%
2008                          6              20,442             5.4%            69,400          18.5%
2009                          3             127,832            34.0%           197,232          52.5%
2010                         13              39,007            10.4%           236,239          62.9%
2011                         17              38,933            10.4%           275,172          73.3%
2012                          3              11,498             3.1%           286,670          76.3%
2013                          1               3,515             0.9%           290,185          77.3%
2014                          2               3,807             1.0%           293,992          78.3%
THEREAFTER                    2              51,543            13.7%           345,535          92.0%
VACANT                      NAP              29,951             8.0%           375,486         100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
TOTAL                        66             375,486          100.0%            375,486         100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Grimmer Realty Co., Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower is permitted to obtain secured secondary financing, provided that the combined debt service coverage ratio is equal to or greater than 1.35x and the aggregate loan to value ratio does not exceed 75.0% in addition to other conditions and provisions set forth in the loan documents. The proceeds from the secondary debt will be used with respect to the Hardee's Restaurant outparcel, to allow the borrower to convert the existing use from a Hardee's Restaurant to a drugstore or a use that would be acceptable to a prudent institutional lender and still in accordance with the general use of the subject property.

     GROUND LEASE.  None.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not allowed.

                                      C-24

                  MORTGAGE LOAN NO. 7 -- GARDEN STATE PAVILION

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-25

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-26

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 -- GARDEN STATE PAVILION
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:(1)           $28,000,000

CUT-OFF DATE BALANCE:(1)       $28,000,000

FIRST PAYMENT DATE:            01/01/2005

INTEREST RATE:                 5.08600%

AMORTIZATION TERM:             Months 1-35: Interest Only
                               Months 36-119: 336 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 11/01/2014

EXPECTED MATURITY BALANCE:     $24,412,520

SPONSORS:                      Rubin Pachulski Properties

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout to the earlier of
                               four years after the first
                               paymentdate or 24 months after
                               the securitization of the
                               B-Note, with U.S.
                               Treasury defeasance for the
                               following payments and open
                               to prepayment without premium
                               at maturity.

CUT-OFF DATE BALANCE PER SF:   $108.80

UP-FRONT RESERVES:             Replacement:   $2,145

                               TI/LC:         $8,333

                               Other:(2)      $6,400,000

ONGOING RESERVES:              RE Taxes:      $60,610/month

                               Replacement:   $2,145/month

                               TI/LC:         $8,333/month

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                     NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Cherry Hill, NJ

YEAR BUILT/RENOVATED:              1999 / NAP

PERCENT LEASED (AS OF):            82.6% (09/01/2004)

NET RENTABLE AREA:                 257,353

THE COLLATERAL:                    A grocery anchored retail shopping
                                   center in Cherry Hill, New Jersey.

OWNERSHIP INTEREST:                Fee

                                                             LEASE
MAJOR TENANTS                        % NRA    RENT PSF     EXPIRATION
-------------                        -----    --------     ----------
Shop Rite                            27.9%     $13.00      01/31/2024

Ross Stores                          11.7%     $13.50      01/15/2015

Old Navy                             9.8%      $12.25      04/30/2007

PROPERTY MANAGEMENT:               Rubin Pachulski Properties 36, LLC

U/W NET CASH FLOW:                 $2,385,851

APPRAISED VALUE (AS OF):           $36,800,000 (09/07/2004)

CUT-OFF DATE LTV RATIO:(3)         76.1%

LTV RATIO AT MATURITY:(3)          66.3%

U/W DSCR:(4)                       1.65x
--------------------------------------------------------------------------------

(1)  The $28,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $33,000,000 first mortgage ("First Mortgage") which is split into an A-Note and a B-Note. The $5,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in "Additional
     Indebtedness" below, the B-Note will become pari passu with the A-Note. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the $28,000,000 A-Note financing.

(2)  There is a $5,000,000 letter of credit which is used as additional collateral solely for the $5,000,000 B-Note. See "Additional Indebtedness"
     below for the terms of the release. There is a $1,400,000 reserve to be held until Old Navy begins paying full rent.

(3)  The Cut-off Date LTV Ratio based on the First Mortgage is 89.7%. The LTV
     Ratio at Maturity based on the First Mortgage is 78.2%.

(4)  The DSCR is based solely on the A-Note portion and during the interest only period. The DSCR solely on the A-Note portion would be 1.27x, based on the principal and interest payments commencing December 1, 2007 (after the interest only period). The DSCR based on the First Mortgage during the interest only period is 1.40x. The DSCR based on the First Mortgage would be 1.08x, based on the principal and interest payments commencing December
     1, 2007 (after the interest only period).

THE GARDEN STATE PAVILION LOAN.

     THE LOAN. The seventh largest loan (the "Garden State Pavilion Loan") is a
$28,000,000 first mortgage loan that is secured by the borrower's fee simple interest in the property known as Garden State Pavilion in Cherry Hill, New
Jersey.

     THE BORROWERS. The borrowers, Cherry Hill Properties 1, LLC, Cherry Hill
Properties 2, LLC and Cherry Hill Properties 3, LLC, are each a single purpose entity that owns no material assets other than its interest in the mortgaged property and related interests. A non-consolidation opinion was delivered at closing. The sponsor, Rubin Pachulski Properties ("RPP"), was founded in 1992 by
A. Stuart Rubin, Richard Pachulski, Nathan Rubin and Isaac Pachulski. Their
current portfolio is comprised of more than 15 properties including several limited service hotel, retail, office, apartment, and parking facilities valued at over $300 million. BSCMI has made prior loans to borrowers with RPP as the sponsor.

     THE PROPERTY. Garden State Pavilion is a 257,353 sq.ft. anchored retail shopping center in Cherry Hill, NJ. The property is located adjacent to the town's commuter rail station near the Cherry Hill Mall on Route 70, west of the
I-295. According to the

                                      C-27

appraisal, within a 3-mile and 5-mile radius of the property, the 2004 population was 151,443 and 311,234, respectively, and the average household income was $66,240 and $63,922, respectively.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of September 1, 2004, the property was 82.6% leased by 14 tenants.
Approximately 31% of the net rentable area is leased to investment-grade rated tenants including Ross Stores (BBB/NR/NR by S/M/F), Old Navy (BBB-/Ba1/BBB- by
S/M/F) and Staples (BBB-/Baa2/BBB by S/M/F). The center is shadow anchored by a
132,031 sq.ft. Home Depot (AA/Aa3/AA by S/M/F) and has several other nationally recognized tenants. Home Depot is not part of the collateral. Average sales for the tenants that reported sales for 2004 were $444psf with an occupancy cost of
4.1%.

     Shop Rite leases 71,676 sq.ft. (27.9% of the NRA) under a lease for
$13.00psf expiring in January 2024 with five 5-year extension options. Shop Rite is owned by Wakefern Food Corporation, a supermarket cooperative and wholesaler in the United States. Shop Rite is one of the largest employers in New Jersey and has over 190 stores throughout New Jersey, New York, Pennsylvania,
Connecticut and Delaware. Shop Rite reported 2004 sales of $612psf and a 2004 occupancy cost of 2.9% at the mortgaged property.

     Ross Stores (Nasdaq: ROST, rated BBB/NR/NR by S/M/F) leases 30,076 sq.ft.
(11.7% of the NRA) under a lease for $13.50psf expiring in January 2015 with four 5-year extension options. Ross Stores began in 1982 with six stores in the
San Francisco Bay Area. At the end of fiscal 2003, there were 568 Ross `Dress
For Less' Stores in 25 states. The average new store features approximately
30,000 gross square feet in a self-service format. Ross Stores reported that net sales for year 2003 were $3.9 billion, an increase of 11.0% over 2002 sales of
$3.5 billion. Ross Stores reported that net income for year 2003 was $228.1 million, an increase of 13.4% over 2002 net income of $201.2 million.

     Old Navy leases 25,287 sq.ft. (9.8% of the NRA) under a lease for $12.25psf expiring in April 2007 with one 3-year and two 5-year extension options. Old
Navy is a subsidiary of The Gap, Inc. (NYSE: GPS; BBB-/Ba1/BBB- by S/M/F). Old
Navy is a national clothing store with approximately 887 stores throughout the
United States and Canada as of October 31, 2004. As of January 31, 2004, The
Gap, Inc. reported sales of $15.9 billion and net income of $1.0 billion. Old
Navy reported 2004 sales of $248psf and a 2004 occupancy cost of 7.0% at the mortgaged property.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                2007           4             44,698            17.4%            44,698          17.4%
                2009           2              3,500             1.4%            48,198          18.7%
                2010           1              8,750             3.4%            56,948          22.1%
                2013           3             39,266            15.3%            96,214          37.4%
                2015           1             30,076            11.7%           126,290          49.1%
          THEREAFTER           3             82,276            33.5%           212,566          82.6%
              VACANT         NAP             44,787            17.4%           257,353         100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          14            257,353           100.0%           257,353         100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Rubin Pachulski Properties 36, LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. There is a $5,000,000 subordinate B-Note secured by the mortgaged property and additionally secured by a letter of credit in the amount of $5,000,000. Upon request of borrower made not later than 23 months from closing the loan, lender is required to release all or a portion of the letter of credit subject to satisfaction of the following conditions: (1) no event of default under the loan documents shall have occurred; and (2) the loan to value ratio of the First Mortgage must not exceed 80% at the time of the release of the letter of credit based upon a reappraisal of the mortgaged property and the debt service coverage ratio of the First Mortgage, as determined by lender, must not be less than 1.30x. After the letter of credit has been released in its entirety, the B-Note will become pari passu with, and no longer subordinate to, the Garden State Pavilion Loan. On the date that is 24 months from the origination of the Garden State Pavilion Loan, all amounts remaining outstanding under the letter of credit will be applied to prepay the B
Note. Any remaining indebtedness under the B Note will at that time become pari passu with the A Note.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-28

                    MORTGAGE LOAN NO. 8 -- PLAZA ON RICHMOND

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                                      C-29

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-30

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 -- PLAZA ON RICHMOND
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $28,000,000

CUT-OFF DATE BALANCE:          $28,000,000

FIRST PAYMENT DATE:            04/01/2005

INTEREST RATE:                 5.43800%

AMORTIZATION TERM:             360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 03/01/2015

EXPECTED MATURITY BALANCE:     $23,405,117

SPONSORS:                      Anwar Barbouti and Haidar
                               Barbouti

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from date
                               of securitization, with U.S.
                               Treasury defeasance or subject
                               to prepayment with a premium
                               equal to the greater of 1% and
                               yield maintenance for the
                               following 95 payments, and
                               open to prepayment without
                               premium thereafter until the
                               maturity date.

CUT-OFF DATE BALANCE PER SF:   $147.65

UP-FRONT RESERVES:             RE Taxes:       $113,088

                               Insurance:      $44,943

                               Replacement:    $2,370

                               TI/LC           $6,250

                               Deferred
                               Maintenance:(1) $1,187,630

                               Other:(2)       $2,528,263

ONGOING RESERVES:              RE Taxes:       $56,544/month

                               Insurance:      $7,490/month

                               Replacement:(3) $2,370/month

                               TI/LC:(4)       $6,250/month

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Houston, TX

YEAR BUILT/RENOVATED:          1960/1990 & 2004-2005
PERCENT LEASED (AS OF):        84.1% (01/28/2005)

NET RENTABLE AREA:             189,635

THE COLLATERAL:                An anchored retail center located
                               in Houston, Texas.

OWNERSHIP INTEREST:            Fee

                                                          LEASE
MAJOR TENANTS                    % NRA     RENT PSF     EXPIRATION
-------------                    -----     --------     ----------
TJ Maxx                          15.4%      $9.00      01/31/2008

24 Hour Fitness, Inc.            14.2%      $25.00     04/30/2009

Office Depot                     9.3%       $16.23     02/28/2014

PROPERTY MANAGEMENT:           Fairfax Management, Inc.

U/W NET CASH FLOW:             $2,691,222

APPRAISED VALUE (AS OF):       $39,500,000 (12/09/2004)

CUT-OFF DATE LTV RATIO:        70.9%

LTV RATIO AT MATURITY:         59.3%

U/W DSCR:                      1.42x
--------------------------------------------------------------------------------

(1)  Deferred maintenance consists of 110% of the contractual construction costs for the renovation of 20,852 sq.ft. at the property.

(2)  Other escrow consists of a $1,653,479 initial tenant holdback which is two years of rent and reimbursements for three tenants who have signed leases but have not taken occupancy and a $874,785 TI/LC / free rent holdback for four tenants (including the three tenants mentioned above) to cover contractual free rent and unpaid tenant improvements and leasing commissions.

(3)  Capped at $100,000.

(4)  Capped at $300,000.

THE PLAZA ON RICHMOND LOAN.

     THE LOAN. The eighth largest loan (the "Plaza on Richmond Loan") is a
$28,000,000 first mortgage loan secured by the borrower's fee simple interest in an anchored retail center located in Houston, Texas.

     THE BORROWER. The borrower, POR LP, is a single-purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower's managing member has one independent director. A non-consolidation opinion was delivered at closing. The property was acquired by the sponsors in
1990 and they have spent approximately $7.3 million in capital improvements at the property.

                                      C-31

     THE PROPERTY. The Plaza on Richmond is a recently renovated, 189,635 square foot anchored retail community shopping center located in Houston, Texas. The property was constructed in 1960 and renovated in 1990 and 2004-2005. The property is located in a densely populated infill location less than one mile south of The Galleria and approximately 7 miles west of the Houston CBD.
According to the appraisal, within a 3-mile and 5-mile radius of the property, the 2003 population was 185,243 and 450,676, respectively, and the average household income was $95,341 and $85,973, respectively. According to Reis, Inc., the 4th quarter of 2004 vacancy rate for the Westwood/Bellaire submarket was
9.1% and average asking rents were $21.12psf.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of January 28, 2005, the property was approximately 84.1% leased to approximately 18 tenants. Included in the property vacancy is approximately
20,852 sq.ft. of second story space that is currently being renovated.
Approximately 28% of the net rentable area and approximately 20% of the gross potential rent is from leases to investment grade rated tenants.

     TJ Maxx leases 29,273 sq.ft. of space (15.4% of the total NRA) under a lease expiring in January 2008 with one 5-year extension option. TJ Maxx, an affiliate of TJX Companies, Inc. (NYSE: TJX; rated A/A3/NR by S/M/F), was founded in 1976 and is an off-price retailer of apparel and home fashions in the
United States, operating 745 stores in 47 states at the end of 2003. TJ Maxx reported 2003 sales of $343psf and a 2003 occupancy cost of 5.3% at the mortgaged property.

     24 Hour Fitness, Inc. leases 26,929 sq.ft. of space (14.2% of the total
NRA) under a lease expiring in April 2009 with one 5-year extension option. 24
Hour Fitness, Inc. is a privately owned and operated fitness center chain offering fitness around the world with clubs in the US, Asia and Europe. While it began as a one-club operation in 1983, the company now has more than 2.7 million members and over 300 clubs.

     Office Depot (NYSE: ODP, rated BBB-/Baa3/NR by S/M/F), leases 17,566 sq.ft.
(9.3% of total NRA) under a lease expiring in February 2014 with two 5-year extension options. Office Depot sells a variety of office supplies, computer hardware, computer software, and some office services. Founded in 1986 and headquartered in Delray Beach, Florida, the company conducts business in 23 countries and employs nearly 50,000 people worldwide. Office Depot had 2003 sales of approximately $12.4 billion and net income of approximately $276 million.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                        # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
           YEAR           EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                2007          4                                 10.2%          19,382           10.2%
                                              19,382

                2008          2               32,446            17.1%          51,828           27.3%

                2009          2               32,509            17.1%          84,337           44.5%

                2010          4               12,411             6.5%          96,748           51.0%

                2011          1                3,000             1.6%          99,748           52.6%

                2014          2               21,050            11.1%         120,798           63.7%
                2015
                              3               38,703            20.4%         159,501           84.1%
              VACANT
                             NAP              30,134            15.9%         189,635          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL         18              189,635           100.0%         189,635          100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Fairfax Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-32

                     MORTGAGE LOAN NO. 9 -- 405 PARK AVENUE

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-33

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                      C-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 -- 405 PARK AVENUE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $25,000,000

CUT-OFF DATE BALANCE:           $25,000,000

FIRST PAYMENT DATE:             01/01/2005

INTEREST RATE:                  5.03000%

AMORTIZATION TERM:              Interest Only

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  12/01/2014

EXPECTED MATURITY BALANCE:      $25,000,000

SPONSORS:                       Ahmed Baker, Ben Saleh Trust,
                                Joumana Trust II

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                25-payment lockout from date of
                                securitization, with U.S.
                                Treasury defeasance for the
                                following 88 payments, and open
                                to prepayment without premium
                                thereafter until the maturity
                                date.

CUT-OFF DATE BALANCE PER SF:    $159.63

UP-FRONT RESERVES:              NAP

ONGOING RESERVES:               NAP

LOCKBOX:                        NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (F/M):(1)                A/A2

SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Office

PROPERTY SUB-TYPE:                     Urban

LOCATION:                              New York, NY

YEAR BUILT/RENOVATED:                  1957/1996

PERCENT LEASED (AS OF):                87.5% (12/01/2004)

NET RENTABLE AREA:                     156,614

THE COLLATERAL:                        A Class A office building with
                                       ground floor retail located in
                                       New York, New York.

OWNERSHIP INTEREST:                    Fee

                                                             LEASE
MAJOR TENANTS                           % NRA   RENT PSF   EXPIRATION
-------------                           -----   --------   ----------
Allied Irish Banks, P.L.C.              37.1%    $43.52    12/31/2010

The Wicks Group of                      5.9%     $45.00    05/31/2012
Companies

Rubin, Bailin, Ortoli,                  5.4%     $44.57    06/30/2007
Mayer & Baker LLP

PROPERTY MANAGEMENT:                   Colliers ABR, Inc.

U/W NET CASH FLOW:                     $3,398,300

APPRAISED VALUE (AS OF):               $58,000,000 (10/18/2004)

CUT-OFF DATE LTV RATIO:                43.1%

LTV RATIO AT MATURITY:                 43.1%

U/W DSCR:                              2.67x
--------------------------------------------------------------------------------

(1)  Fitch, Inc. and Moody's Investors Service, Inc. have confirmed that the 405
     Park Avenue loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "A2" by
     Fitch, Inc. and Moody's Investors Service, Inc., respectively.

THE 405 PARK AVENUE LOAN.

     THE LOAN. The ninth largest loan (the "405 Park Avenue Loan") is a
$25,000,000 first mortgage loan secured by the borrower's fee simple interest in a Class A multi-tenant office building located in New York, New York.

     THE BORROWER. The borrower, Donerail Corporation, N.V., is a Netherlands
Antilles corporation that currently owns no material assets other than the mortgaged property and related interests. The borrower is not a single-purpose entity and is permitted to own other assets. The borrower is owned by Ahmed
Baker, Ben Saleh Trust and Joumana Trust II. Mr. Baker and Mr. Saleh equally own, through various ownership entities, two other office buildings in the
United States totaling approximately 575,000 sq.ft. The Joumana Trust II holds the stock of Mr. Josef Baker (deceased). Abdulla Saleh and Ahmed Baker act as trust protectors under this trust and have full authority to direct the trustee.

     THE PROPERTY. 405 Park Avenue is a 16-story Class A office building with ground floor retail space containing a total of 156,614 rentable sq.ft. The property was constructed in 1957 and was renovated in 1996. The improvements are located in Midtown Manhattan at the corner of Park Avenue and East 54th Street.
This location is proximate to several New York City subway lines.

                                      C-35

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of December 1, 2004, the property is 87.5% leased.

     Allied Irish Banks P.L.C. ("AIB") (rated A/Aa3/AA- by S/M/F) leases 58,084
sq.ft. of space (37.1% of the total NRA) under a lease for $43.52psf expiring
December 31, 2010, with two five-year extension options. AIB offers lending, investment banking, securities brokerage, asset management and treasury services. It operates principally in Ireland, Britain, Poland and the USA, and employs more than 24,000 individuals worldwide in more than 800 offices.

     The Wicks Group of Companies leases 9,163 sq.ft. of space (5.9% of the total NRA) under a lease for $45.00psf expiring May 31, 2012. The Wicks Group of
Companies, founded in 1989, is a private equity firm that seeks to acquire and develop companies in selected segments of the communications, information and media industries.

     Rubin, Bailin, Ortoli, Mayer & Baker LLP leases 8,395 sq.ft. of space (5.4%
of the total NRA) under a lease for $44.57psf expiring June 30, 2007. The tenant is a law firm that practices corporate and commercial law, including mergers and acquisitions, corporate strategic planning, media and entertainment, real estate, and tax law. The space leased in the subject property is the sole office of the firm.

-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM           0                  0             0.0%                 0            0.0%
                2004           1              2,290             1.5%             2,290            1.5%
                2005           6              7,591             4.9%             9,881            6.3%
                2006           3              7,355             4.7%            17,236           11.0%
                2007           6             15,052             9.6%            32,288           20.6%
                2008           2              8,267             5.3%            40,555           25.9%
                2009           1              1,270             0.8%            41,825           26.7%
                2010           6             61,317            39.2%           103,142           65.9%
                2011           1              6,111             3.9%           109,253           69.8%
                2012           2              9,163             5.9%           118,416           75.6%
                2013           1              8,300             5.3%           126,716           80.9%
                2014           3             10,049             6.4%           136,765           87.3%
          THEREAFTER           1                336             0.2%           137,101           87.5%
              VACANT         NAP             19,513            12.5%           156,614          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          33            156,614           100.0%           156,614          100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2014, as of the December 1, 2004 rent roll.

     PROPERTY MANAGEMENT.  The property is managed by Colliers ABR, Inc.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not Allowed.

                                      C-36

                MORTGAGE LOAN NO. 10 - REPUBLIC WINDOWS AND DOORS

--------------------------------------------------------------------------------

                    INSERT REPUBLIC WINDOWS AND DOORS PHOTOS

--------------------------------------------------------------------------------

                                      C-37

--------------------------------------------------------------------------------

                      INSERT REPUBLIC WINDOWS AND DOORS MAP

--------------------------------------------------------------------------------

                                      C-38

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - REPUBLIC WINDOWS AND DOORS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $23,000,000

CUT-OFF DATE BALANCE:            $22,923,042

FIRST PAYMENT DATE:              01/01/2005

INTEREST RATE:                   5.42000%

AMORTIZATION TERM:               360 months

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      12/01/2011

MATURITY DATE:                   12/01/2034

EXPECTED BALANCE AT ARD:         $20,576,692

SPONSORS:                        Ronald Spielman and Richard Gillman

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25-payment lockout from date of
                                 securitization, with U.S.
                                 Treasury defeasance for the
                                 following 52 payments, and open
                                 to prepayment without premium
                                 thereafter until the maturity
                                 date.

CUT-OFF DATE BALANCE PER SF:     $65.79

UP-FRONT RESERVES:               RE Taxes:        $338,000

                                 Insurance:       $273,000

                                 Other:(1)        $2,553,272

ONGOING RESERVES:                RE Taxes:        $84,500/month

                                 Insurance:       $24,750/month

                                 Replacement:     $6,170/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Industrial

PROPERTY SUB-TYPE:                  Warehouse

LOCATION:                           Chicago, IL

YEAR BUILT/RENOVATED:               1998

PERCENT LEASED (AS OF):             100% (09/02/2004)

NET RENTABLE AREA:                  348,411

THE COLLATERAL:                     A one- and three-story Class
                                    A, owner occupied industrial
                                    building located in Chicago,
                                    Illinois.

OWNERSHIP INTEREST:                 Fee

                                                   LEASE
MAJOR TENANTS                       % NRA         RENT PSF      EXPIRATION
-------------                       -----         --------      ----------
Republic Windows & Doors, LLC        100%           $9.04       10/31/2019

PROPERTY MANAGEMENT:                         Owner-Managed

U/W NET CASH FLOW:                  $2,323,615

APPRAISED VALUE (AS OF):            $31,000,000 (09/28/2004)

CUT-OFF DATE LTV RATIO:             73.9%

LTV RATIO AT ARD:                   66.4%

U/W DSCR:                           1.50x
--------------------------------------------------------------------------------

(1)  The borrower deposited $2,553,272.44 into a reserve account to be held as additional security for the debt until conditions set forth in the mortgage have been satisfied. $1,000,000 of this reserve will be released when an existing credit facility in favor of the parent is renewed for at least 12 months or is replaced with a comparable credit facility. The remaining
     $1,553,272 will be released when a specified financial test is satisfied.

THE REPUBLIC WINDOWS AND DOORS LOAN.

     THE LOAN. The tenth largest loan (the "Republic Windows and Doors Loan") is a $23,000,000 first mortgage loan secured by the borrower's fee simple interest in a Class A industrial building with office located in Chicago, Illinois.

     THE BORROWER. The borrower, RWD Properties, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at closing. The subject site was purchased by Republic Windows and Doors in 1996 and was developed for its own use. Ronald Spielman and Richard Gillman, as President and Vice
President, respectively, each has over 30 years' experience in developing and/or operating Republic Windows and Doors facilities.

     THE PROPERTY. Republic Windows and Doors is a single-story industrial building with an attached 3-story office component containing a total of 348,411 rentable sq.ft. The property was constructed in 1998 and serves as the headquarters of the owner-user, Republic Windows and Doors. The building contains 261,389 sq.ft. (75%) of industrial space that is used for fabrication, warehousing and distribution, and 87,022 sq.ft. (25%) of office space.

                                      C-39

     SIGNIFICANT TENANT. Based on the rent roll provided by the borrower dated as of September 2, 2004, the property was 100% leased.

     Republic Windows & Doors, LLC leases 348,411 sq.ft. of space (100% of the
NRA) under a lease for $9.04psf expiring October 31, 2019. The tenant manufactures custom-crafted vinyl windows for new construction homebuilders, home improvement dealers and direct commercial accounts throughout the United
States. The company was founded in 1965 and the property serves as its headquarters.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                2019           1            348,411           100.0%           348,311         100.0%
              VACANT         NAP                  0             0.0%                 0         100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL           1            348,411           100.0%           348,411         100.0%
-----------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT.  Owner managed.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not Allowed.

                                      C-40

--------------------------------------------------------------------------------

[BEAR STEARNS LOGO]              March 10, 2005            [MORGAN STANLEY LOGO]

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,043,034,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

                   ------------------------------------------

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
                 INITIAL
               CERTIFICATE     APPROXIMATE                                           WEIGHTED
               BALANCE OR        INITIAL                                              AVERAGE     PRINCIPAL    ASSUMED FINAL
                NOTIONAL       PASS-THROUGH        RATINGS         SUBORDINATION       LIFE       WINDOW        DISTRIBUTION
   CLASS      AMOUNT(1)(3)        RATE        (MOODY'S/FITCH)         LEVELS         (YRS.)(2)    (MOS.) (2)      DATE(2)
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------

    A-1          $78,000,000      4.386%          Aaa / AAA            20.000%          2.86         1-59          2/11/10
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
    A-2         $188,000,000      4.945%          Aaa / AAA            20.000%          6.76        81-84          3/11/12
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
   A-AB         $106,000,000      4.980%          Aaa / AAA            20.000%          7.36        59-115        10/11/14
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
    A-3         $527,652,000      5.116%          Aaa / AAA            20.000%          9.76       115-119         2/11/15
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
    X-2       $1,092,297,000      0.439%          Aaa / AAA              --              --           --           3/11/13
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
    A-J          $85,748,000      5.172%          Aaa / AAA            12.375%          9.88       119-119         2/11/15
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
     B           $33,737,000      5.214%           Aa2 / AA             9.375%          9.93       119-120         3/11/15
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
     C            $8,434,000      5.235%          Aa3 / AA-             8.625%          9.96       120-120         3/11/15
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------
     D           $15,463,000      5.304%            A2 / A              7.250%          9.96       120-120         3/11/15
------------ ---------------- --------------- ------------------- ---------------- -------------- ----------- -----------------

(1)  Subject to a permitted variance of plus or minus 5%.
(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.
(3)  Notional amount for the X-2 class.

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

                               MERRILL LYNCH & CO.
                                   CO-MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-1

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

TRANSACTION FEATURES
--------------------

>> Sellers:

     ----------------------------------------------- --------- ------------------- -----------
                                                     NO. OF       CUT-OFF DATE
                        SELLERS                       LOANS       BALANCE ($)       % OF POOL
     ----------------------------------------------- --------- ------------------- -----------

     Prudential Mortgage Capital Funding, LLC            38         389,456,300        34.6
     Bear Stearns Commercial Mortgage, Inc.              18         335,664,473        29.8
     Wells Fargo Bank, National Association              63         328,336,027        29.2
     Nationwide Life Insurance Company                    5          71,108,852         6.3
     ----------------------------------------------- --------- ------------------- -----------
     TOTAL:                                             124       1,124,565,652       100.0
     ----------------------------------------------- --------- ------------------- -----------

>> Loan Pool:
     o    Average Cut-off Date Balance: $9,069,078
     o    Largest Mortgage Loan by Cut-off Date Balance: $94,668,822
     o    Five largest and ten largest loans: 27.1% and 39.6% of pool, respectively

>>       Credit Statistics:
     o    Weighted average underwritten debt service coverage ratio of 1.62x
     o    Weighted average cut-off date loan-to-value ratio of 70.1%; weighted average balloon loan-to-value ratio of 58.9%
>> Property Types:

                                [GRAPH OMITTED]

                              Manufactured Housing
                                   Community
                                      2.1%

                                   Mixed Use
                                      0.8%

                                     Retail
                                     48.5%

                                     Office
                                     23.4%

                                  Multifamily
                                     11.7%

                                   Industrial
                                      8.0%

                                  Hospitality
                                      2.8%

                                  Self Storage
                                      2.7%

>> Call Protection:
     o    78.7% of the pool (96 loans) has a lockout period ranging from 24 to
          36 payments from origination, then defeasance provisions.
     o    14.4% of the pool (11 loans) has a lockout period of 9 to 47 payments from origination, then the greater of a prepayment premium or yield maintenance.
     o    6.9% of the pool (17 loans) has a lockout period of 24 to 35 payments from origination, then either yield maintenance or defeasance.
>> Bond Information: Cash flows are expected to be modeled by TREPP,
   CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-2

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

OFFERED CERTIFICATES
--------------------

---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
               INITIAL
             CERTIFICATE                                                WEIGHTED                                     APPROXIMATE
             BALANCE OR                                                  AVERAGE      PRINCIPAL    ASSUMED FINAL       INITIAL
              NOTIONAL       SUBORDINATION           RATINGS              LIFE          WINDOW      DISTRIBUTION    PASS-THROUGH
  CLASS     AMOUNT(1)(6)        LEVELS           (MOODY'S/FITCH)        (YRS.)(2)     (MOS.)(2)       DATE(2)          RATE(3)
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------

A-1           $78,000,000       20.000%             Aaa / AAA              2.86            1-59       2/11/10          4.386%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
A-2          $188,000,000       20.000%             Aaa / AAA              6.76           81-84       3/11/12          4.945%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
A-AB         $106,000,000       20.000%             Aaa / AAA              7.36          59-115      10/11/14          4.980%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
A-3          $527,652,000       20.000%             Aaa / AAA              9.76         115-119       2/11/15          5.116%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
X-2        $1,092,297,000           ---             Aaa / AAA              ---             ---        3/11/13          0.439%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
A-J           $85,748,000       12.375%             Aaa / AAA              9.88         119-119       2/11/15          5.172%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
B             $33,737,000        9.375%             Aa2 / AA               9.93         119-120       3/11/15          5.214%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
C              $8,434,000        8.625%             Aa3 / AA-              9.96         120-120       3/11/15          5.235%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------
D             $15,463,000        7.250%              A2 / A                9.96         120-120       3/11/15          5.304%
---------- ---------------- ---------------- ------------------------ -------------- ------------- --------------- ----------------

PRIVATE CERTIFICATES (4)
------------------------

---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
               INITIAL
             CERTIFICATE                                                  WEIGHTED                                  APPROXIMATE
             BALANCE OR                                                    AVERAGE     PRINCIPAL    ASSUMED FINAL     INITIAL
              NOTIONAL       SUBORDINATION            RATINGS               LIFE         WINDOW     DISTRIBUTION    PASS-THROUGH
  CLASS     AMOUNT(1) (5)       LEVELS            (MOODY'S/FITCH)         (YRS.)(2)    (MOS.) (2)      DATE(2)        RATE(3)
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------

X-1        $1,124,565,652           ---              Aaa / AAA               ---          ---          2/11/25         0.049%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
E             $11,246,000        6.250%               A3 / A-               9.96        120-120        3/11/15         5.501%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
F             $11,245,000        5.250%             Baa1 / BBB+             9.96        120-120        3/11/15         5.521%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
G              $9,840,000        4.375%              Baa2 / BBB             9.96        120-120        3/11/15         5.521%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
H             $12,652,000        3.250%             Baa3 / BBB-             9.96        120-120        3/11/15         5.521%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
J              $4,217,000        2.875%              Ba1 / BB+              9.96        120-120        3/11/15         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
K              $4,217,000        2.500%               Ba2 / BB             10.18        120-130        1/11/16         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
L              $5,623,000        2.000%              Ba3 / BB-             10.83        130-135        6/11/16         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
M              $4,217,000        1.625%               B1 / B+              12.12        135-156        3/11/18         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
N              $1,406,000        1.500%                B2 / B              13.27        156-163       10/11/18         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
P              $2,811,000        1.250%               B3 / B-              14.08        163-176       11/11/19         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------
Q             $14,057,652        0.000%               NR / NR              15.13        176-239        2/11/25         4.963%
---------- ---------------- ---------------- --------------------------- ------------ ------------- -------------- ---------------

Notes:   (1)  Subject to a permitted variance of plus or minus 5%.
         (2)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
         (3)  The Class A-1, A-2 and A-AB Certificates will each accrue interest at a fixed rate; the Class A-3, A-J, B, C, D, J, K, L, M, N, P and
              Q Certificates will accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate; the Class E
              Certificates will accrue interest at a rate equal to the weighted average net mortgage rate minus 0.020%. The Class F, G and H
              Certificates will accrue interest at a rate equal to the weighted average net mortgage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. Initial Pass-Through Rates shown herein for the Class E, F, G, H, X-1 and X-2 Certificates are approximate.
         (4)  To be offered privately pursuant to Rule 144A.
         (5)  The Class X-1 Notional Amount is equal to the sum of all
              Certificate Balances outstanding from time to time.
         (6)  The Class X-2 Notional Amount is as described herein.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-3

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

I.  ISSUE CHARACTERISTICS
    ---------------------

    Issue Type:                 Public: Classes A-1, A-2, A-AB, A-3, X-2, A-J,
                                B, C, and D (the "Offered Certificates").
                                Private (Rule 144A): Classes X-1, E, F, G, H, J,
                                K, L, M, N, P and Q.

    Securities Offered:         $1,043,034,000 monthly pay, multi-class,
                                commercial mortgage REMIC Pass-Through
                                Certificates, including eight principal and
                                interest classes (Classes A-1, A-2, A-AB, A-3,
                                A-J, B, C and D) and one interest only class
                                (Class X-2).

    Mortgage Loan Sellers:      Prudential Mortgage Capital Funding, LLC
                                ("PMCF"); Bear Stearns Commercial Mortgage, Inc.
                                ("BSCMI"); Wells Fargo Bank, National
                                Association ("WFB"); and Nationwide Life
                                Insurance Company ("NLIC");

    Co-lead Bookrunning         Bear, Stearns & Co. Inc. and Morgan Stanley &
    Managers:                   Co. Incorporated

    Co-Manager:                 Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated

    Master Servicers: (1)       Prudential Asset Resources, Inc. (with respect
                                to the mortgage loans sold by PMCF) Wells Fargo
                                Bank, National Association (with respect to the
                                mortgage loans sold by BSCMI, WFB and NLIC)

    Special Servicer: (1)       ARCap Servicing, Inc.

    Certificate Administrator:  Wells Fargo Bank, National Association

    Trustee:                    LaSalle Bank National Association

    Fiscal Agent:               ABN AMRO Bank N.V.

    Cut-Off Date:               March 1, 2005 (2)

    Expected Closing Date:      On or about March 24, 2005.

    Distribution Dates:         The 11th of each month, commencing in April 2005
                                (or if the 11th is not a business day, the next
                                succeeding business day).

    Minimum Denominations:      $25,000 for the Class A-1, A-2, A-AB, A-3, and
                                A-J, $100,000 for the Class B, C, and D and
                                notional amounts of $250,000 for the Class X-2,
                                with investments in excess of the minimum
                                denominations made in multiples of $1.

    Delivery:                   DTC, Euroclear and Clearstream.

    ERISA/SMMEA Status:         Classes A-1, A-2, A-AB, A-3, X-2, A-J, B, C, and
                                D are expected to be ERISA eligible. No Class of
                                Certificates is SMMEA eligible.

    Rating Agencies:            The Offered Certificates will be rated by
                                Moody's Investors Service, Inc. and Fitch, Inc.

    Risk Factors:               THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT
                                AND THE "RISK FACTORS" SECTION OF THE
                                PROSPECTUS.

(1) The 11 Penn Plaza, Miller/WRI Portfolio - Thorncreek Crossing and Miller/WRI
    Portfolio - Lowry Town Center loans are each principally serviced and administered under a separate pooling and servicing agreement relating to the BSCMSI 2004-PWR6, BSCMSI 2003-PWR2 and BSCMSI 2003-PWR2 trusts, respectively. See "Summary of Split Loan Structures" below.

(2) The cut-off date with respect to each Mortgage Loan is the due date for the monthly debt service payment that is due in March 2005 (or, in the case of any mortgage loan that has its first due date in April 2005, the date that would have been its due date in March 2005 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-4

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2 and A-AB Certificates will each accrue interest at a fixed rate; the Class A-3, A-J, B, C, D, J, K, L, M, N, P and Q Certificates will accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate; the Class E Certificates will accrue interest at a rate equal to the weighted average net mortgage rate minus 0.020%. The Class F, G, and H
Certificates will accrue interest at a rate equal to the weighted average net mortgage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. Initial Pass-Through Rates shown herein for the Class E, F, G, H, X-1 and
X-2 Certificates are approximate.

IO STRUCTURE:
-------------

                                [GRAPHIC OMITTED]

                             Month  0  12  24  36  48  60  72  84  96  Maturity

Class A-1       Aaa/AAA         4.386%                                  $78.0MM

Class A-2       Aaa/AAA         4.945%                                 $188.0MM

Class A-AB      Aaa/AAA         4.980%                                 $106.0MM

Class A-3       Aaa/AAA         5.116%                                 $527.7MM

Class A-J       Aaa/AAA         5.172%                                  $85.7MM

Class B         Aa2/AA          5.214%                                  $33.7MM

Class C         Aa3/AA-         5.235%                                   $8.4MM

Class D         A2/A            5.304%                                  $15.5MM

Class E         A3/A-           5.501%                                  $11.2MM

Class F         Baa1/BBB+       5.521%                                  $11.2MM

Class G         Baa2/BBB        5.521%                                   $9.8MM

Class H         Baa3/BBB-       5.521%                                  $12.7MM

Class J         Ba1/BB+         4.963%                                   $4.2MM

Class K         Ba2/BB          4.963%                                   $4.2MM

Class L         Ba3/BB-         4.963%                                   $5.6MM

Classes M-Q     B1/B+ to NR     4.963%                                  $22.5MM

[X] X-1 + X-2 IO Strip   [ ] X-1 Notional   [ ] X-2 Notional

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-5

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

                      CLASS X-1 AND X-2 NOTIONAL BALANCES:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o     during the period from the Closing Date through and including the
      Distribution Date occurring in March 2006, the sum of (a) the lesser of
      $68,223,000 and the Certificate Balance of the Class A-1 Certificates
      outstanding from time to time and (b) the aggregate of the Certificate
      Balances of the Class A-2 Class A-3, Class A-AB, Class A-J, Class B, Class
      C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and
      Class L Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2006 through and including the Distribution Date occurring in March 2007, the sum of (a) the lesser of $16,950,000 and the Certificate Balance of the
      Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class
      A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
      J, Class K, and Class L Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2007 through and including the Distribution Date occurring in March 2008, the sum of (a) the lesser of $150,785,000 and the Certificate Balance of the
      Class A-2 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-J, Class
      B, Class C, Class D, Class E, Class F, and Class G Certificates
      outstanding from time to time, and (c) the lesser of $5,570,000 and the
      Certificate Balance of the Class H Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2008 through and including the Distribution Date occurring in March 2009, the sum of (a) the lesser of $98,300,000 and the Certificate Balance of the
      Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-J, Class B,
      Class C, Class D, and Class E Certificates outstanding from time to time and (c) the lesser of $6,219,000 and the Certificate Balance of the Class
      F Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2009 through and including the Distribution Date occurring in March 2010, the sum of (a) the lesser of $46,130,000 and the Certificate Balance of the
      Class A-2 Certificates outstanding from time to time, (b) the lesser of
      $104,230,000 and the Certificate Balance of the Class A-AB Certificates
      outstanding from time to time (c) the aggregate of the Certificate
      Balances of the Class A-3, Class A-J, Class B, and Class C Certificates
      outstanding from time to time and (d) the lesser of $14,008,000 and the
      Certificate Balance of the Class D Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2010 through and including the Distribution Date occurring in March 2011, the sum of (a) the lesser of $19,592,000 and the Certificate Balance of the
      Class A-2 Certificates outstanding from time to time, (b) the lesser of
      $84,141,000 and the Certificate Balance of the Class A-AB Certificates
      outstanding from time to time, (c) the aggregate of the Certificate
      Balances of the Class A-3, Class A-J, and Class B Certificates outstanding from time to time, and (d) the lesser of $5,054,000 and the Certificate
      Balance of the Class C Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2011 through and including the Distribution Date occurring in March 2012, the sum of (a) the lesser of $457,389,000 and the Certificate Balance of the
      Class A-3 Certificates outstanding from time to time, (b) the Certificate
      Balance of the Class A-J Certificates outstanding from time to time and
      (c) the lesser of $23,102,000 and the Certificate Balance of the Class B
      Certificates outstanding from time to time;

o     during the period following the Distribution Date occurring in March 2012 through and including the Distribution Date occurring in March 2013, the sum of (a) the lesser of $423,489,000 and the Certificate Balance of the
      Class A-3 Certificates outstanding from time to time, (b) the Certificate
      Balance of the Class A-J Certificates outstanding from time to time and
      (c) the lesser of $11,058,000 and the Certificate Balance of the Class B
      Certificates outstanding from time to time; and

o     following the Distribution Date occurring in March 2013, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-6

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

III. COLLATERAL CHARACTERISTICS
     --------------------------

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE     CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)    POOL
---------------------------------------------------------------
544,698 - 2,000,000            16        24,966,090      2.2
2,000,001 - 3,000,000          20        50,094,257      4.5
3,000,001 - 5,000,000          26       101,920,880      9.1
5,000,001 - 7,000,000          21       121,685,937     10.8
7,000,001 - 9,000,000           7        58,353,032      5.2
9,000,001 - 11,000,000          9        90,883,280      8.1
11,000,001 - 13,000,000         6        72,816,941      6.5
13,000,001 - 15,000,000         2        27,400,000      2.4
15,000,001 - 17,000,000         2        33,477,360      3.0
17,000,001 - 19,000,000         3        54,456,581      4.8
21,000,001 - 31,000,000         6       146,933,344     13.1
31,000,001 - 41,000,000         1        36,909,127      3.3
41,000,001 - 61,000,000         3       146,000,000     13.0
61,000,001 - 94,668,822         2       158,668,822     14.1
---------------------------------------------------------------
TOTAL:                        124     1,124,565,652    100.0
---------------------------------------------------------------
Min: 544,698      Max: 94,668,822        Average: 9,069,078
---------------------------------------------------------------

STATE
--------------------------------------------------------------
                           NO. OF       AGGREGATE
                        MORTGAGED    CUT-OFF DATE      % OF
                       PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------
California                   28       207,831,474      18.5
     Southern
California                   18       175,801,073      15.6
     Northern
California                   10        32,030,401       2.8
New York                      8       155,801,428      13.9
Pennsylvania                 29       103,638,220       9.2
Texas                        11        92,439,053       8.2
Nevada                        3        71,269,429       6.3
New Jersey                    4        68,350,000       6.1
Massachusetts                 1        64,000,000       5.7
Florida                       5        45,557,713       4.1
Illinois                      2        44,333,344       3.9
Alabama                       1        36,909,127       3.3
Other                        61       234,435,863      20.8
--------------------------------------------------------------
 TOTAL:                     153     1,124,565,652     100.0
--------------------------------------------------------------

PROPERTY TYPE
-------------------------------------------------------------
                            NO. OF        AGGREGATE
                         MORTGAGED     CUT-OFF DATE   % OF
                        PROPERTIES      BALANCE ($)   POOL
-------------------------------------------------------------
Retail                       65       545,547,194     48.5
Office                       18       263,120,823     23.4
Multifamily                  36       131,181,151     11.7
Industrial                   16        90,030,991      8.0
Hospitality                   3        31,251,339      2.8
Self Storage                  7        29,967,882      2.7
Manufactured Housing
Community                     5        23,999,558      2.1
Mixed Use                     3         9,466,713      0.8
-------------------------------------------------------------
TOTAL:                      153     1,124,565,652    100.0
-------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                        NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE       % OF
                         LOANS     BALANCE ($)       POOL
------------------------------------------------------------
  4.9200% - 5.2500%       26       479,128,355       42.6
  5.2501% - 5.5000%       41       370,696,700       33.0
  5.5001% - 5.7500%       37       184,943,185       16.4
  5.7501% - 6.0000%       10        48,408,635        4.3
  6.0001% - 6.2500%        8        39,870,736        3.5
  6.2501% - 6.5000%        1           973,343        0.1
  6.5001% - 6.8900%        1           544,698        0.0
------------------------------------------------------------
TOTAL:                   124     1,124,565,652      100.0
------------------------------------------------------------

  Min: 4.9200     Max: 6.8900          Wtd Avg: 5.3890
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------
                          NO. OF      AGGREGATE
                        MORTGAGE     CUT-OFF DATE    % OF
                           LOANS     BALANCE ($)     POOL
------------------------------------------------------------
60                           1         5,891,577      0.5
61 - 84                      7       207,609,365     18.5
85 - 120                   108       864,067,684     76.8
121 - 240                    8        46,997,027      4.2
------------------------------------------------------------
TOTAL:                     124     1,124,565,652    100.0
------------------------------------------------------------
  Min: 60         Max: 240             Wtd Avg: 115
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
59 - 60                       1        5,891,577       0.5
61 - 84                       7      207,609,365      18.5
85 - 120                    108      864,067,684      76.8
121 - 239                     8       46,997,027       4.2
-------------------------------------------------------------
 TOTAL:                     124    1,124,565,652     100.0
-------------------------------------------------------------
  Min: 59         Max: 239             Wtd Avg: 113
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------
                     NO. OF       AGGREGATE
                   MORTGAGE    CUT-OFF DATE     % OF
                      LOANS     BALANCE ($)     POOL
-------------------------------------------------------
   33.8 - 40.0         2          1,741,794      0.2
   40.1 - 45.0         5         36,585,751      3.3
   45.1 - 50.0         4         12,149,388      1.1
   50.1 - 55.0         4         23,897,299      2.1
   55.1 - 60.0        13         93,066,782      8.3
   60.1 - 65.0        17         84,016,368      7.5
   65.1 - 70.0        15        161,086,748     14.3
   70.1 - 75.0        33        333,976,844     29.7
   75.1 - 80.5        31        378,044,677     33.6
-------------------------------------------------------
TOTAL:               124      1,124,565,652    100.0
-------------------------------------------------------
  Min: 33.8       Max: 80.5         Wtd Avg: 70.1
-------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE     % OF
                     LOANS     BALANCE ($)     POOL
------------------------------------------------------
   0.3 - 25.0         5         17,819,761      1.6
  25.1 - 30.0         2         14,136,155      1.3
  30.1 - 35.0         3         15,522,905      1.4
  35.1 - 40.0         5         17,292,000      1.5
  40.1 - 45.0         5         42,761,860      3.8
  45.1 - 50.0        16         84,753,226      7.5
  50.1 - 55.0        15         84,181,639      7.5
  55.1 - 60.0        25        229,908,951     20.4
  60.1 - 65.0        22        248,413,273     22.1
  65.1 - 70.0        22        249,190,882     22.2
  70.1 - 73.8         4        120,585,000     10.7
------------------------------------------------------
TOTAL:              124      1,124,565,652    100.0
------------------------------------------------------
  Min: 0.3        Max: 73.8         Wtd Avg: 58.9
------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
------------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE    %  OF
                     LOANS     BALANCE ($)     POOL
------------------------------------------------------
  1.17 - 1.20         4         40,265,117     3.6
  1.21 - 1.30         6         48,791,763      4.3
  1.31 - 1.40        19        127,808,956     11.4
  1.41 - 1.50        22        137,730,987     12.2
  1.51 - 1.60        20        337,451,464     30.0
  1.61 - 1.70        19        151,469,321     13.5
  1.71 - 1.80        11         52,056,500      4.6
  1.81 - 1.90         7         84,966,902      7.6
  1.91 - 2.00         6         81,136,693      7.2
  2.01 - 2.10         2          8,736,591      0.8
  2.11 - 2.20         4         21,060,040      1.9
  2.21 - 2.30         1          2,494,221      0.2
  2.31 - 3.31         3         30,597,096      2.7
------------------------------------------------------
TOTAL:              124      1,124,565,652    100.0
------------------------------------------------------

  Min: 1.17       Max: 3.31           Wtd Avg: 1.62
------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled pari passu companion loans are calculated in a manner that reflects the aggregate indebtedness evidenced by that mortgage loan and those related non-pooled pari passu companion loans collectively. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-7

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

IV.   LARGE LOAN DESCRIPTION
      ----------------------

                                TEN LARGEST LOANS
                                -----------------

---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
                                                              PROPERTY    CUT-OFF DATE  % OF       UNITS/     LOAN PER    U/W
 NO.             PROPERTY NAME             CITY        STATE    TYPE        BALANCE       POOL       SF       UNIT/ SF     DSCR
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------

 1.  11 Penn Plaza (1)               New York            NY    Office      $94,668,822     8.4%   1,029,554      $212.94  1.56x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 2.  Campus at Marlborough (2)       Marlborough         MA    Office      $64,000,000     5.7%     530,895      $120.55  1.99x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 3.  Shops at Boca Park (3)          Las Vegas           NV    Retail      $58,000,000     5.2%     277,472      $209.03  1.56x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 4.  Marquis Apartments (4)(5)       King of Prussia     PA  Multifamily   $45,000,000     4.0%         641   $78,003.12  1.52x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 5.  Plaza La Cienega (6)            Los Angeles         CA    Retail      $43,000,000     3.8%     305,961      $140.54  1.64x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 6.  Quintard Mall                   Oxford              AL    Retail      $36,909,127     3.3%     375,486       $98.30  1.58x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 7.  Garden State Pavilion (7)       Cherry Hill         NJ    Retail      $28,000,000     2.5%     257,353      $108.80  1.65x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 8.  Plaza on Richmond               Houston             TX    Retail      $28,000,000     2.5%     189,635      $147.65  1.42x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
 9.  405 Park Avenue                 New York            NY    Office      $25,000,000     2.2%     156,614      $159.63  2.67x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
10.  Republic Windows and Doors      Chicago             IL  Industrial    $22,923,042     2.0%     348,411       $65.79  1.50x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------
            TOTAL/WEIGHTED AVERAGE                                        $445,500,991    39.6%                           1.68x
---- ------------------------------- ---------------- ------ ----------- -------------- -------- ----------- ------------ ------

---- ------------------------------- ------ ------------- -----------
                                     U/W    CUT-OFF DATE  BALLOON/ARD
 NO.             PROPERTY NAME        DSCR      LTV           LTV
---- ------------------------------- ------ ------------- -----------

 1.  11 Penn Plaza (1)               1.56x     66.4%         59.4%
---- ------------------------------- ------ ------------- -----------
 2.  Campus at Marlborough (2)       1.99x     72.2%         60.3%
---- ------------------------------- ------ ------------- -----------
 3.  Shops at Boca Park (3)          1.56x     79.5%         73.7%
---- ------------------------------- ------ ------------- -----------
 4.  Marquis Apartments (4)(5)       1.52x     79.4%         70.8%
---- ------------------------------- ------ ------------- -----------
 5.  Plaza La Cienega (6)            1.64x     72.6%         63.5%
---- ------------------------------- ------ ------------- -----------
 6.  Quintard Mall                   1.58x     73.8%         61.4%
---- ------------------------------- ------ ------------- -----------
 7.  Garden State Pavilion (7)       1.65x     76.1%         66.3%
---- ------------------------------- ------ ------------- -----------
 8.  Plaza on Richmond               1.42x     70.9%         59.3%
---- ------------------------------- ------ ------------- -----------
 9.  405 Park Avenue                 2.67x     43.1%         43.1%
---- ------------------------------- ------ ------------- -----------
10.  Republic Windows and Doors      1.50x     73.9%         66.4%
---- ------------------------------- ------ ------------- -----------
            TOTAL/WEIGHTED AVERAGE   1.68x     71.4%         63.0%
---- ------------------------------- ------ ------------- -----------

(1)  The $94,668,822 loan represents a 43.2% pari passu portion of a
     $219,233,063 first mortgage loan. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based on the entire first mortgage loan.

(2)  The loan is interest only for the initial 3 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(3)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(4)  The $45,000,000 loan represents a 90.0% pari passu portion of a $50,000,000 first mortgage loan. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based on the entire first mortgage loan.

(5)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization. There is a $5,000,000 pari passu portion that may become subordinate. See Appendix C in the
     Prospectus Supplement for further details. All Loan per Unit/SF, DSCR and
     LTV numbers presented in the table are based on the entire first mortgage loan.

(6)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 336-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization. There is a $7,000,000 subordinate portion that may become pari passu. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based solely on the A-Note portion.

(7)  The loan is interest only for the initial 35 months of the loan term and thereafter is scheduled to amortize based upon a 336-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization. There is a $5,000,000 subordinate portion that may become pari passu. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based solely on the A-Note portion.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-8

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

V.  SUMMARY OF INITIAL SPLIT LOAN STRUCTURES
    ----------------------------------------

----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------
     PROPERTY NAME         RELATED NOTES IN LOAN       WHETHER NOTE IS HELD BY         HOLDER OF NOTE         WHETHER NOTE IS LEAD
                         GROUP (ORIGINAL BALANCE)    SERIES 2005-PWR7 TRUST FUND                                SERVICER FOR THE
                                                                                                              ENTIRE LOAN GROUP (1)
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------

11 Penn Plaza           Senior A Notes (pari passu with each other)
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                               $125,000,000                      No               BSCMSI Series 2004 - PWR6            Yes

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $95,000,000                      Yes              BSCMSI Series 2005 - PWR7            No

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                        Subordinate B Note
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                   None                          N/A                         N/A                       N/A
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------
Marquis Apartments      Senior A Notes (pari passu with each other)
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $45,000,000                      Yes              BSCMSI Series 2005 - PWR7            Yes

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                               $5,000,000(4)                   N/A (5)                     N/A (5)                   N/A (5)
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                        Subordinate B Note
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                   None                          N/A                         N/A                       N/A
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------
Plaza La Cienega        Senior A Notes (pari passu with each other)
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $43,000,000                      Yes              BSCMSI Series 2005 - PWR7            Yes

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                        Subordinate B Note
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                               $7,000,000(4)                   N/A (5)                     N/A (5)                   N/A (5)
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------
Garden State Pavilion   Senior A Notes (pari passu with each other)
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $28,000,000                      Yes              BSCMSI Series 2005 - PWR7            Yes

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                        Subordinate B Note
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                               $5,000,000(4)                   N/A (5)                     N/A (5)                   N/A (5)
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------
Miller/WRI Portfolio -  Senior A Notes (pari passu with each other)
Thorncreek Crossing
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $19,300,000                      No               BSCMSI Series 2003 - PWR2            Yes

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $5,800,000                       Yes              BSCMSI Series 2005 - PWR7            No

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                        Subordinate B Note
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                   None                          N/A                         N/A                       N/A
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------
Miller/WRI Portfolio -  Senior A Notes (pari passu with each other) Lowry Town
Center
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $8,000,000                       No               BSCMSI Series 2003 - PWR2            Yes

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                $4,200,000                       Yes              BSCMSI Series 2005 - PWR7            No

                        ---------------------------- ---------------------------- -------------------------- -----------------------
                        Subordinate B Note
                        ---------------------------- ---------------------------- -------------------------- -----------------------
                                   None                          N/A                         N/A                       N/A
----------------------- ---------------------------- ---------------------------- -------------------------- -----------------------

----------------------- ------------------------------ ----------------------------
     PROPERTY NAME       CURRENT MASTER SERVICER FOR    CURRENT SPECIAL SERVICER
                            SECURITIZED NOTE (2)        FOR SECURITIZED NOTE (3)

----------------------- ------------------------------ ----------------------------

11 Penn Plaza
                        ------------------------------ ----------------------------
                         Prudential Asset Resources,      ARCap Servicing, Inc.
                                    Inc.
                        ------------------------------ ----------------------------
                         Prudential Asset Resources,      ARCap Servicing, Inc.
                                    Inc.
                        ------------------------------ ----------------------------

                        ------------------------------ ----------------------------
                                     N/A                           N/A
----------------------- ------------------------------ ----------------------------
Marquis Apartments
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National       ARCap Servicing, Inc.
                                 Association
                        ------------------------------ ----------------------------
                                   N/A (5)                       N/A (5)
                        ------------------------------ ----------------------------

                        ------------------------------ ----------------------------
                                     N/A                           N/A
----------------------- ------------------------------ ----------------------------
Plaza La Cienega
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National       ARCap Servicing, Inc.
                                 Association
                        ------------------------------ ----------------------------

                        ------------------------------ ----------------------------
                                   N/A (5)                       N/A (5)
----------------------- ------------------------------ ----------------------------
Garden State Pavilion
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National       ARCap Servicing, Inc.
                                 Association
                        ------------------------------ ----------------------------

                        ------------------------------ ----------------------------
                                   N/A (5)                       N/A (5)
----------------------- ------------------------------ ----------------------------
Miller/WRI Portfolio -
Thorncreek Crossing
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National     GMAC Commercial Mortgage
                                 Association                   Corporation
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National       ARCap Servicing, Inc.
                                 Association
                        ------------------------------ ----------------------------

                        ------------------------------ ----------------------------
                                     N/A                           N/A
----------------------- ------------------------------ ----------------------------
Miller/WRI Portfolio -
Center
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National     GMAC Commercial Mortgage
                                 Association                   Corporation
                        ------------------------------ ----------------------------
                          Well Fargo Bank, National       ARCap Servicing, Inc.
                                 Association
                        ------------------------------ ----------------------------

                        ------------------------------ ----------------------------
                                     N/A                           N/A
----------------------- ------------------------------ ----------------------------

(1)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(2)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(3)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(4)  See each respective loan in Appendix C in the Prospectus Supplement for further details.
(5)  Not yet securitized.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                       D-9

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered series 2005-PWR7
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-AB, A-3, X-2,
A-J, B, C and D will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o    borrowing the book-entry certificates in the United States from a
              DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

         1.   from a non-U.S. holder that is classified as a corporation for
              U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3.   from a non-U.S. holder that is classified as a partnership for
              U.S. federal income tax purposes, a duly completed and executed
              IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations)
              required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

              (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                   Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                   (i)     stating the name, permanent residence address and
                           qualified intermediary employer identification number
                           of the qualified intermediary and the country under
                           the laws of which the qualified intermediary is
                           created, incorporated or governed,

                   (ii)    certifying that the qualified intermediary has
                           provided, or will provide, a withholding statement as
                           required under section 1.1441-1(e)(5)(v) of the U.S.
                           Treasury Regulations,

                   (iii)   certifying that, with respect to accounts it
                           identifies on its withholding statement, the
                           qualified intermediary is not acting for its own
                           account but is acting as a qualified intermediary,
                           and

                                       E-3

                   (iv)    providing any other information, certifications, or
                           statements that may be required by the IRS Form
                           W-8IMY or accompanying instructions in addition to,
                           or in lieu of, the information and certifications
                           described in section 1.1441-1(e)(3)(ii) or
                           1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                           or

              (b)  if the intermediary is not a qualified intermediary (a
                   "nonqualified intermediary"), a duly completed and executed
                   IRS Form W-8IMY (or any successor or substitute form)--

                   (i)     stating the name and permanent residence address of
                           the nonqualified intermediary and the country under
                           the laws of which the nonqualified intermediary is
                           created, incorporated or governed,

                   (ii)    certifying that the nonqualified intermediary is not
                           acting for its own account,

                   (iii)   certifying that the nonqualified intermediary has
                           provided, or will provide, a withholding statement
                           that is associated with the appropriate IRS Forms W-8
                           and W-9 required to substantiate exemptions from
                           withholding on behalf of such nonqualified
                           intermediary's beneficial owners, and

                   (iv)    providing any other information, certifications or
                           statements that may be required by the IRS Form
                           W-8IMY or accompanying instructions in addition to,
                           or in lieu of, the information, certifications, and
                           statements described in section 1.1441-1(e)(3)(iii)
                           or (iv) of the U.S. Treasury Regulations; or

         5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
              W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

         o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
              non-U.S. holder;

         o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g.,
              a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is March 2, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                                       iii

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES................   Commercial/Multifamily Mortgage Pass-Through Certificates,
                                        issuable in series.

DEPOSITOR............................   Bear Stearns Commercial Mortgage Securities Inc., a Delaware
                                        corporation. Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS...........................   Thecertificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or
                                        multifamily mortgage loans, or mortgage-backed securities
                                        that evidence interests in, or that are secured by
                                        commercial or multifamily mortgage loans. Each class or
                                        certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating
                                        agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                        (1)  the name of the servicer and special servicer, the
                                             circumstances when a special servicer will be
                                             appointed and their respective obligations (if
                                             any) to make advances to cover delinquent payments
                                             on the assets of the trust fund, taxes,
                                             assessments or insurance premiums;

                                        (2)  the assets in the trust fund, including a
                                             description of the pool of mortgage loans or
                                             mortgage-backed securities;

                                        (3)  the identity and attributes of each class within a
                                             series of certificates, including whether (and to
                                             what extent) any credit enhancement benefits any
                                             class of a series of certificates;

                                        (4)  the tax status of certificates; and

                                        (5)  whether the certificates will be eligible to be
                                             purchased by investors subject to ERISA or will be
                                             mortgage related securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                       2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                       3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                       4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                       5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                       6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                       7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                       8

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                       9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

          a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortga ge loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                                       59

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

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mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

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United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

                                       72

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b)  the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

                                       89

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

                                       90

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

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portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

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     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      100

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                      105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      110

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation